   As filed with the Securities and Exchange Commission on January 10, 2003
                                                     Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               -----------------
                                 Form S-4/F-4

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                               -----------------
                             CARNIVAL CORPORATION
                           P&O PRINCESS CRUISES PLC
            (Exact name of Registrant as specified in its charter)

   Republic of Panama                4600                     59-156976
    England and Wales                4600                       None
     (State or other           (Primary Standard          (I.R.S. Employer
     jurisdiction of              Industrial             Identification No.)
    incorporation or          Classification Code
      organization)                 Number)

                               -----------------
               Carnival Corporation     P&O Princess Cruises plc
              3655 N.W. 87/th/ Avenue    11-12 Charles II Street
             Miami, Florida 33178-2428   London, England SW1 4QU
                  (305) 599-2600          +44 (0) 20 7805 1200

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                Arnaldo Perez, Esq.       Mona Ehrenreich, Esq.
                  General Counsel          c/o Princess Cruise
               Carnival Corporation            Lines, Ltd.
              3655 N.W. 87/th/ Avenue    24305 Town Center Drive
             Miami, Florida 33178-2428   Santa Clarita, CA 91355
                  (305) 599-2600             (661) 753-0000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

               Mark S. Bergman, Esq.    Duncan C. McCurrach, Esq.
               Paul, Weiss, Rifkind,     Sullivan & Cromwell LLP
              Wharton & Garrison LLP      125 Broad Street New
              Alder Castle, 10 Noble         York, NY 10004
                      Street                 (212) 558-4000
                  London EC2V 7JU
               +44 (0) 20 7367 1600
                               -----------------
Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                                    Proposed maximum
               Title of each class                   Amount to be  offering price per       Proposed maximum
          of securities to be registered              registered         share        aggregate offering price (3)
-------------------------------------------------------------------------------------------------------------------
Carnival Corporation, Common Stock, par value $0.01  41,671,300(1)      $7.06314              $979,794,353
--------------------------------------------------- -------------- ------------------ ----------------------------
P&O Princess Cruises plc, Ordinary Shares of $0.50
 each                                               138,719,373(2)      $7.06314              $979,794,353
--------------------------------------------------- -------------- ------------------ ----------------------------

--------------------------------------------------------------------

               Title of each class                     Amount of
          of securities to be registered            registration fee
--------------------------------------------------------------------
Carnival Corporation, Common Stock, par value $0.01     $90,142
--------------------------------------------------- ----------------
P&O Princess Cruises plc, Ordinary Shares of $0.50
 each                                                      N/A (4)
--------------------------------------------------- ----------------

(1)Represents the maximum number of shares of common stock, par value $0.01 per share, of Carnival Corporation estimated to be issuable in the Partial Share Offer in exchange for up to, in aggregate, a maximum of 20% of the issued share capital of P&O Princess Cruises plc based on an exchange ratio of
   0.3004 shares of Carnival Corporation common stock for each ordinary share of P&O Princess Cruises plc.
(2)Represents the number of P&O Princess Cruises plc ordinary shares estimated to be held by shareholders resident in the United States, together with an additional number of shares that could reasonably be expected to flowback to the United States. P&O Princess ordinary shares are not being registered for purposes of offers and sales outside the United States and P&O Princess Cruises plc is not registering any ordinary shares held by persons outside the United States.
(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and (3) and Rule 457(c) of the Securities Act, based on the product of (i) $7.06314, the average of the high and low trading prices of the P&O Princess Cruises plc ordinary shares on the London Stock Exchange on January 6, 2003, translated into U.S. dollars at the noon buying rate on such date of $1.6080 per pound sterling, and (ii) 138,719,373, the estimated maximum number of P&O Princess Cruises plc ordinary shares to be received by Carnival Corporation in the Partial Share Offer or the number of ordinary shares of P&O Princess Cruises plc to be registered under this Registration Statement, as the case may be.
(4)Covered by the filing fee paid in respect of the Partial Share Offer as offers and sales are made to the same individuals in respect of the same shares.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                               EXPLANATORY NOTE

This registration statement comprises (i) a filing on Form S-4 by Carnival Corporation ("Carnival") with respect to the shares of common stock, par value $0.01, of Carnival offered to shareholders of P&O Princess Cruises plc ("P&O Princess") in exchange for up to 20 per cent. of the issued share capital of P&O Princess, and (ii) a filing on Form F-4 by P&O Princess with respect to the ordinary shares of 50 cents each of P&O Princess (including the ordinary shares underlying the American Depositary Shares of P&O Princess) deemed offered to shareholders of P&O Princess by virtue of the shareholder vote at the P&O Princess extraordinary general meeting to approve the dual listed company transaction described in this registration statement.

SUBJECT TO COMPLETION, DATED 10 JANUARY 2003

The information contained in this document is not complete and may be changed. Carnival may not sell the Carnival shares offered in connection with the Partial Share Offer until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This document is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted.

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the Partial Share Offer, the DLC transaction or the action you should take, you are recommended to seek your own financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorised, in the United Kingdom, under the Financial Services and Markets Act 2000. This document should be read in conjunction with the accompanying Form of Acceptance or Letter of Transmittal (as appropriate).

If you have sold or otherwise transferred all your P&O Princess shares or P&O Princess ADSs, please send this document, the Form of Acceptance or the Letter of Transmittal (as appropriate) and any accompanying documents, as soon as possible, to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee.

Application will be made for the Carnival shares offered in connection with the Partial Share Offer to be listed on the NYSE, where they will trade together with the currently outstanding Carnival shares under the symbol "CCL".

--------------------------------------------------------------------------------

                              Partial Share Offer

                                      by

                             Carnival Corporation

         to acquire up to 20 per cent. of the issued share capital of

                           P&O Princess Cruises plc

--------------------------------------------------------------------------------

Merrill Lynch International and UBS Warburg Ltd., a subsidiary of UBS AG, are acting as joint financial advisers and joint corporate brokers exclusively to Carnival and no-one else in connection with the DLC transaction and the Partial Share Offer and will not be responsible to anyone other than Carnival for providing the protections afforded to clients respectively of Merrill Lynch International and UBS Warburg Ltd., as the case may be, or for providing advice in relation to the DLC transaction and the Partial Share Offer.

Schroder Salomon Smith Barney is acting as sole financial adviser for P&O Princess and no one else in connection with the DLC transaction and will not be responsible to anyone other than P&O Princess for providing the protections afforded to clients of Schroder Salomon Smith Barney, or for providing advice in relation to the DLC transaction.

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS SET OUT ON PAGES 26 TO 32 OF THIS DOCUMENT.

THE PROCEDURE FOR ACCEPTANCE OF THE PARTIAL SHARE OFFER IS SET OUT ON PAGES [.] TO [.] OF THIS DOCUMENT AND IN THE ACCOMPANYING FORM OF ACCEPTANCE AND LETTER OF TRANSMITTAL.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THE DISCLOSURES IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IF YOU HOLD P&O PRINCESS SHARES IN CERTIFICATED FORM THEN, TO ACCEPT THE PARTIAL SHARE OFFER, THE FORM OF ACCEPTANCE MUST BE COMPLETED AND RETURNED AS SOON AS POSSIBLE AND, IN ANY EVENT, SO AS TO BE RECEIVED BY COMPUTERSHARE INVESTOR SERVICES PLC AT PO BOX 859, THE PAVILIONS, BRIDGWATER ROAD, BRISTOL, BS13 8FB, OR BY HAND ONLY TO 7/TH/ FLOOR, JUPITER HOUSE, TRITON COURT, 14 FINSBURY SQUARE, LONDON, EC2A 1BR, NO LATER THAN 5:00 P.M. (LONDON TIME) ON . 2003 OR BY HAND ONLY TO REPRESENTATIVES OF COMPUTERSHARE INVESTOR SERVICES PLC AT THE P&O PRINCESS EGM TO BE HELD AT . ON . 2003.

IF YOU HOLD P&O PRINCESS SHARES IN UNCERTIFICATED FORM THEN, TO ACCEPT THE PARTIAL SHARE OFFER, YOU SHOULD COMPLY WITH THE PROCEDURE FOR ACCEPTANCE SET OUT IN PAGES . TO . OF THIS DOCUMENT AND ENSURE THAT AN ELECTRONIC ACCEPTANCE IS MADE WHICH SETTLES NO LATER THAN 5:00 P.M. (LONDON TIME ) ON . 2003.

IF YOU HOLD P&O PRINCESS ADSs THEN, TO ACCEPT THE PARTIAL SHARE OFFER, YOU SHOULD COMPLY WITH THE PROCEDURE FOR ACCEPTANCE SET OUT IN PAGES . TO . OF THIS DOCUMENT AND, IF YOU HOLD YOUR P&O PRINCESS ADSs IN CERTIFICATED FORM, ENSURE THAT A COMPLETED LETTER OF TRANSMITTAL IS RECEIVED BY THE U.S. EXCHANGE AGENT AT COMPUTERSHARE TRUST COMPANY OF NEW YORK, 88 PINE STREET, 19/TH/ FLOOR, NEW YORK, NEW YORK 10005, NO LATER THAN 12:00 NOON (NEW YORK CITY TIME) ON . 2003.

IF YOU HOLD YOUR P&O PRINCESS ADSs IN BOOK ENTRY FORM THROUGH YOUR BROKER OR OTHERWISE AND WISH TO ACCEPT THE PARTIAL SHARE OFFER, YOU SHOULD COMPLETE THE INSTRUCTION FORM SENT TO YOU BY YOUR INSTITUTION AND RETURN IT TO YOUR INSTITUTION NO LATER THAN 12:00 NOON (NEW YORK CITY TIME) ON . 2003.

The Partial Share Offer is not being, and will not be, made, directly or indirectly, in or into, or by the use of the mails or any means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or any facilities of a national securities exchange of Canada, Australia or Japan and the Partial Share Offer should not be accepted by any such use, means, instrumentality or facility or from within Canada, Australia or Japan. Doing so may render invalid any purported acceptance. Accordingly, neither this document nor the accompanying Form of Acceptance or Letter of Transmittal are being, nor may they be, mailed or otherwise forwarded, distributed or sent in, into or from (whether by use of the mails or any means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or any facilities of a national securities exchange) of Canada, Australia or Japan. All P&O Princess shareholders (including, without limitation, nominees, trustees or custodians) who would, or otherwise intend to or who may have a contractual or legal obligation to, forward this document and/or the accompanying Form of Acceptance and Letter of Transmittal to any jurisdiction other than the United Kingdom or the United States, should read the further details in this regard which are contained in paragraph 7 of Part B of Appendix I of this document and the relevant provisions of the Form of Acceptance and Letter of Transmittal before taking any action. The Carnival shares to be issued pursuant to the Partial Share Offer have not been, and will not be, registered under the relevant securities laws of Japan and the relevant clearances have not been, and will not be, obtained from the securities commission of any province of Canada. No prospectus in relation to the Carnival shares has been, or will be, lodged with, or registered by, the Australian Securities and Investments Commission. Accordingly, the Carnival shares to be issued pursuant to the Partial Share Offer are not being, and may not be, offered, sold, resold, delivered or distributed, directly or indirectly, in or into Canada, Australia or Japan (except pursuant to an exemption, if available, from any applicable registration requirements or otherwise in compliance with all applicable laws).

                                   CONTENTS

EXPECTED TIMETABLE OF EVENTS FOR THE PARTIAL SHARE OFFER AND THE DLC
  TRANSACTION                                                                      1
SHAREHOLDER HELPLINE                                                               1
IMPORTANT INFORMATION                                                              2

PART I       SUMMARY                                                               5

             Section A These materials                                             5

             Section B Summary information on the Combined Group, Carnival and
                       P&O Princess                                                6

             Section C Summary of the terms of the Partial Share Offer             7

             Section D Summary of the DLC transaction                             12

             Section E Carnival selected historical financial and operating data  18

             Section F P&O Princess selected historical financial data            20

             Section G Selected unaudited pro forma financial data                22

             Section H Comparative per share data and stock prices                24

PART II      RISK FACTORS                                                         26
PART III     INFORMATION ON THE COMBINED GROUP                                    33

             Section A Description of the Combined Group                          33

             Section B Unaudited pro forma financial information of the Combined
                       Group                                                      46

             Section C Where you can find additional information about the
                       Combined Group and the DLC transaction                     71

PART IV      INFORMATION ON CARNIVAL                                              72

PART V       INFORMATION ON P&O PRINCESS                                          73

PART VI      THE PARTIAL SHARE OFFER                                              74

             Section A The Partial Share Offer                                    74

             Section B Form of Acceptance                                         84

Appendix I   CONDITIONS AND FURTHER TERMS OF THE PARTIAL SHARE OFFER              89

             Part A    Conditions of the Partial Share Offer                      90

             Part B    Further terms of the Partial Share Offer                   91

             Part C    Procedures for tendering P&O Princess ordinary shares     101

             Part D    Procedures for tendering P&O Princess ADSs                106

Appendix II  DETAILS OF THE DLC TRANSACTION                                      111

             Part A    Background to the DLC Transaction and Partial Share Offer 111

             Part B    Advice of P&O Princess' Financial Adviser                 115

Appendix III MATERIAL DIFFERENCES AMONG THE EXISTING RIGHTS OF HOLDERS
             OF P&O PRINCESS SHARES, THE RIGHTS OF HOLDERS OF CARNIVAL
             SHARES FOLLOWING IMPLEMENTATION OF THE DLC STRUCTURE
             AND THE RIGHTS OF HOLDERS OF P&O PRINCESS SHARES
             FOLLOWING IMPLEMENTATION OF THE DLC STRUCTURE                       119

Appendix IV  ADDITIONAL INFORMATION ON CARNIVAL AND P&O PRINCESS                 144

Definitions                                                                      151

           EXPECTED TIMETABLE OF EVENTS FOR THE PARTIAL SHARE OFFER
                            AND THE DLC TRANSACTION

Posting of this document                                                                                          [.] 2003
Carnival Special Meeting                                                         [.] a.m. (New York City time) on [.] 2003
P&O Princess EGM                                                                      11:00 a.m. (London time) on [.] 2003
Expected closing date of the Partial Share Offer                                            5:00 p.m. (London time) . 2003
Completion of the DLC transaction                                                                                 [.] 2003
Settlement                                                                                                        [.] 2003

These expected dates and times are indicative only and may be subject to change.

                             SHAREHOLDER HELPLINE

If you have any queries in relation to the DLC transaction and/or the Partial Share Offer, you may call the UK freephone helpline from within the UK on 0800 953 0083 between 9:00 a.m. and 5:30 p.m. (London time) on any business day until completion of the DLC transaction. If you are calling from the U.S., the helpline number is . If you are calling from anywhere else, the helpline number is +44 870 889 3147 (calls will be charged at the applicable rate). For legal reasons, the helpline will only be able to assist you with information contained in this document and the helpline cannot provide advice on the merits of the proposals or give any financial advice. Calls may be monitored for quality control purposes.

                             IMPORTANT INFORMATION

Certain definitions

Certain words and terms used in this document are defined in the section headed "Definitions" on pages . to . of this document.

Cautionary note concerning factors that may affect future results

Certain statements contained in this document are "forward-looking statements" that involve risks, uncertainties and assumptions with respect to P&O Princess and Carnival and their respective subsidiaries and the Combined Group, including certain statements concerning the transactions described in this document, future results, plans and goals and other events which have not yet occurred. These statements are intended to qualify for the safe harbours from liability provided by Section 27A of the Securities Act and Section 21E of the Exchange Act. You can find many (but not all) of these statements by looking for words like "will", "may", "believes", "expects", "anticipates", "forecast", "future", "intends", "plans" and "estimates" and for similar expressions.

Because forward-looking statements involve risks and uncertainties, there are many factors that could cause the transactions described in this document not to occur and/or each of P&O Princess', Carnival's and the Combined Group's actual results, performance or achievements to differ materially from those expressed or implied in this document. These factors include, but are not limited to:

..   regulatory and shareholder approvals of the DLC transaction;

..   achievement of expected benefits from the DLC transaction;

..   risks associated with the combination of Carnival's and P&O Princess'
    businesses by means of the DLC structure;

..   liquidity and index inclusion as a result of the implementation of the DLC structure, including a possible mandatory exchange;

..   risks associated with the uncertainty of the tax status of the DLC structure;

..   general economic and business conditions which may impact levels of disposable income of consumers and the net revenue yields for the cruise brands of Carnival, P&O Princess and the Combined Group;

..   conditions in the cruise and land-based vacation industries, including competition from other cruise ship operators and other vacation alternatives and increases in capacity offered by cruise ship and land-based vacation alternative capacities;

..   the impact of operating internationally;

..   the international political and economic climate, armed conflict, terrorist attacks and other world events and negative media publicity and their impact on the demand for cruises;

..   accidents and other incidents at sea affecting the health, safety and security of passengers;

..   the ability of Carnival, P&O Princess and the Combined Group to implement their shipbuilding programmes and brand strategies and to continue to expand their businesses worldwide;

..   the ability of Carnival, P&O Princess and the Combined Group to attract and retain shipboard crew;

..   the ability to obtain financing on terms that are favourable or consistent with Carnival's, P&O Princess' and the Combined Group's expectations;

..   the impact of changes in operating and financing costs, including changes in foreign currency and interest rates and security, fuel, food and insurance costs;

..   changes in the tax, environmental and other regulatory regimes under which each company operates; and

..   the ability of a small group of shareholders effectively to control the outcome of shareholder voting.

These risks and other risks are detailed in the section entitled "Risk factors" in Part II of this document and in Carnival's and P&O Princess' SEC reports. That section and those reports contain important cautionary statements and a discussion of many of the factors that could materially affect the accuracy of each company's forward-looking statements and/or adversely affect their respective businesses, results of operations and financial positions, which statements and factors are incorporated in this document by reference.

Carnival and P&O Princess caution the reader that these risks may not be exhaustive. Carnival and P&O Princess operate in a continually changing business environment, and new risks emerge from time to time. Neither Carnival nor P&O Princess can predict such risks nor can they assess the impact, if any, of such risks on their businesses or the extent to which any risk, or combination of risks, may cause actual results to differ from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant listing rules, Carnival and P&O Princess expressly disclaim any obligation to disseminate, after the date of this document, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Shareholder disclosure obligations

Any person who, alone or acting together with any other person(s) pursuant to an agreement or understanding (whether formal or informal) to acquire or control securities of Carnival or P&O Princess, owns or controls, or becomes the owner or controller, directly or indirectly, of one per cent. or more of any class of securities of Carnival or P&O Princess is generally required under the provisions of Rule 8 of the Takeover Code to disclose to a Regulatory Information Service and the Panel every dealing in such securities during the period from 16 December 2001, the date of Carnival's announcement of its original offer for P&O Princess, until the completion of the DLC transaction. Dealings by Carnival or P&O Princess or by their respective "associates" (within the definitions set out in the Takeover Code) in any class of securities of Carnival or P&O Princess must also be disclosed. Please consult your financial adviser immediately if you believe this rule may be applicable to you.

Disclosure should be made on an appropriate form before 12 noon (London time) on the business day following the date of the dealing transaction. These disclosures should be registered with a Regulatory Information Service (e.g. the Company Announcements Office of the London Stock Exchange (fax number: +44 20 7588 6057)) and to the Panel (fax number: +44 20 7256 9386).

Rules prohibiting tendering borrowed stock

Under applicable U.S. securities laws, you must have a "net long position" in P&O Princess shares at least equal to the number of shares you tender both at the time of tender and at completion of the Partial Share Offer. Your net long position is equal to the excess, if any, of your long position in P&O Princess shares over your short position in P&O Princess shares, in each case as defined in the applicable regulations. For the purposes of these rules, borrowed shares will count towards both your long position and your short position in P&O Princess shares. Accordingly, borrowing shares will not increase your net long position. The effect of these rules is to restrict your ability to tender borrowed shares in the Partial Share Offer. The application of these rules can be complex. If you have any questions regarding whether you will have a net long position in P&O Princess shares upon participating in the Partial Share Offer, you should contact your legal or financial advisers prior to tendering your shares.

Financial information

The extracts from the consolidated financial statements of, and the other financial information about, Carnival and P&O Princess appearing or incorporated by reference in this document are presented in U.S. dollars. Carnival's historical financial statements are prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, and P&O Princess' historical financial statements are prepared in accordance with UK generally accepted accounting principles, or UK GAAP. U.S. GAAP and UK GAAP differ from one another in some significant respects. A description of the principal differences between U.S. GAAP and UK GAAP as they relate to P&O Princess is contained in Part C of Section B of Part III of this document and in the notes to the P&O Princess consolidated financial statements, which are included in its Annual Report on Form 20-F for the year ended 31 December 2001 and are incorporated by reference in this document.

Unaudited pro forma financial information of the Combined Group that gives effect to the DLC transaction and that has been prepared in accordance with U.S. GAAP is contained in Part A of Section B of Part III of this document. Unaudited pro forma financial information on the Combined Group that gives effect to the DLC transaction and that has been prepared in accordance with UK GAAP is contained in Part B of Section B of Part III of this document.

Incorporation of documents by reference

Carnival and P&O Princess have filed a registration statement on Form S-4/F-4 to register with the SEC:

..   the Carnival shares to be delivered to P&O Princess shareholders in exchange for their P&O Princess shares and P&O Princess ADSs pursuant to the Partial Share Offer; and

..   the P&O Princess shares deemed to be exchanged as a result of the DLC transaction.

This document is a part of that registration statement and constitutes a prospectus of Carnival and a prospectus of P&O Princess as well as Carnival's offer to exchange. In addition, Carnival has filed with the SEC a Tender Offer Statement on Schedule TO under the Exchange Act to furnish certain information about the Partial Share Offer.

This document incorporates important business and financial information about Carnival and P&O Princess, and about the DLC transaction and the Combined Group, by reference to documents that Carnival and P&O Princess have previously filed with the SEC and that are not included in or delivered with this document. This means that:

..   incorporated documents are considered part of this document;

..   Carnival and P&O Princess can disclose important information to you by referring you to those documents;

..   information in this document automatically updates and supersedes information in earlier documents that are incorporated by reference in this document;

..   information in a document incorporated by reference in this document automatically updates and supersedes information in earlier documents that are incorporated by reference in this document; and

..   information that Carnival and P&O Princess file with the SEC after the date of this document that is incorporated by reference in this document automatically updates and supersedes information in this document.

In connection with the P&O Princess EGM to approve the implementation of the DLC structure, P&O Princess has prepared a shareholder circular which is being distributed to you separately. That circular has been furnished to the SEC under cover of a Form 6-K, and certain portions of that circular are incorporated in this document by reference.

You may obtain copies of the Form S-4/F-4 and the Schedule TO (and any amendments or supplements to those documents) and copies of documents filed by Carnival with the SEC that are incorporated by reference in this document from Carnival as set forth in "Where you can find additional information about Carnival" in Part IV of this document and copies of the Form S-4/F-4 (and any amendments or supplements to that document) and copies of documents filed with, or furnished to, the SEC by P&O Princess that are incorporated by reference in this document from P&O Princess as set forth in "Where you can find additional information about P&O" in Part V of this document. As allowed by SEC rules, this document does not contain all the information you can find in the registration statement on Form S-4/F-4 or the exhibits to the registration statement.

You may also contact ., the U.S. information agent, at: [address]. Bankers and brokers can call the U.S. information agent collect at ., and all others can call the U.S. information agent toll-free at .. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY . 2003.

Applicable disclosure requirements

Investors should be aware that this document has been prepared to comply with both English and U.S. securities laws, regulations and requirements and accordingly may not be in the standard format and style for a document of this type.

                                    PART I

                                    SUMMARY

This summary highlights selected information from this document in question and answer format and does not contain all of the information that is important to you. To understand the DLC proposal fully, you should read this document and the other documents to which you are referred.

Section A.  These materials

Why am I receiving these materials?

On 24 October 2002, Carnival announced the terms of a pre-conditional offer to enter into the DLC transaction with P&O Princess and make the Partial Share Offer for up to, in aggregate, a maximum of 20 per cent. of the issued share capital of P&O Princess. On 8 January 2003, P&O Princess and Carnival announced that the P&O Princess board had accepted and recommended Carnival's offer to enter into the DLC transaction with P&O Princess.

As a P&O Princess shareholder, you are entitled to vote on whether to approve the implementation of the DLC structure and to participate in the Partial Share Offer. The purpose of this document is to explain the terms and conditions of the Partial Share Offer and DLC transaction. See Section C below for questions and answers concerning the Partial Share Offer and Section D below for questions and answers concerning the DLC transaction.

You do not need to participate in the Partial Share Offer in order to participate as a shareholder in the Combined Group. If you would prefer to continue to hold P&O Princess shares and do not want to hold Carnival shares listed on the NYSE, you should not accept the Partial Share Offer. However, the board of P&O Princess urges you to exercise your voting rights to approve the DLC transaction.

If the DLC transaction is not completed due to lack of shareholder approval or for any other reason, the Partial Share Offer will not be completed.

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Section B.  Summary information on the Combined Group, Carnival and P&O Princess

The Combined Group

The Combined Group, which reflects the businesses of Carnival and P&O Princess that will be managed and operated as if they were a single economic enterprise, will be the largest cruise vacation group in the world, based on revenues, passengers carried and available capacity. It will have a wide portfolio of complementary brands, both by geography and product offering, and will include some of the best known cruise brands globally. The Combined Group will have a combined fleet of 65 cruise ships offering 99,964 lower berths, with 18 additional cruise ships with 42,260 lower berths scheduled to be added over the next three and a half years, and will be a leading provider of cruises to all major cruise destinations outside the Far East. Carnival and P&O Princess together carried approximately 4.7 million passengers in fiscal 2002.

Carnival

Carnival is a global cruise vacation and leisure travel company. Carnival offers a broad range of cruise brands serving the vacation market through Carnival Cruise Lines, Holland America Line, Costa Cruises, Cunard Line, Seabourn Cruise Line and Windstar Cruises. Carnival's various brands operate 45 cruise ships, offering a total of 67,264 lower berths, in Alaska, Australia, Bahamas, Bermuda, Canada, the Caribbean, Europe, the Hawaiian Islands, the Mexican Riviera, the Mediterranean, New England, the Panama Canal, South America and other exotic destinations worldwide. Carnival has 13 additional cruise ships on order, which will offer a further 30,580 lower berths. These ships are expected to enter service over the next three and a half years. In addition to its cruise operations, Carnival operates a tour business through Holland America Tours, which markets sightseeing tours both separately and as a part of its cruise/tour packages. Holland America Tours operates 13 hotels in Alaska and the Yukon, two luxury dayboats and a fleet of motorcoaches and rail cars. Carnival's business strategy is to use this wide, diverse range of vacation options to attract passengers from other land-based vacation choices.

Carnival was incorporated under the laws of the Republic of Panama in November 1974 and is listed on the NYSE. Its shares trade under the symbol "CCL". The address of Carnival's principal executive offices is 3655 N.W 87/th/ Avenue, Miami, Florida 33178-2428, and its telephone number is +1 305 599 2600.

P&O Princess

P&O Princess is a global cruise vacation company operating under the following brand names: Princess Cruises in North America; P&O Cruises, Ocean Village and Swan Hellenic in the UK; AIDA and A'ROSA in Germany; and P&O Cruises in Australia. P&O Princess provides cruises to Alaska, the Caribbean, Europe, the Mediterranean, the Panama Canal and other exotic destinations. The P&O Princess group expects to have a fleet of 20 ocean cruise ships and two river boats offering a total of 33,100 lower berths as at 31 January 2003, with five additional ocean cruise ships and two river boats on order as of that date, offering a further 12,080 lower berths. The new ships are expected to be delivered over the next two years. P&O Princess' tour division, Princess Tours, is a tour operator in Alaska with five riverside lodges, a fleet of motorcoaches and Midnight Sun Express rail cars.

P&O Princess was incorporated and registered in England and Wales in July 2000 and P&O Princess shares are listed on the London Stock Exchange and P&O Princess ADSs are listed on the NYSE. Both P&O Princess shares and P&O Princess ADSs trade under the symbol "POC" on their respective exchanges. The address of P&O Princess' principal executive office is 11-12 Charles II Street, London SW1Y 4QU, England, and its telephone number is +44 20 7805 1200.

Where can I find more information about Carnival and P&O Princess?

You can find more information about Carnival and P&O Princess from various sources described in the sections entitled "Where you can find additional information about Carnival" and "Where you can find additional information about P&O Princess" in Parts IV and V of this document.

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Section C.  Summary of the terms of the Partial Share Offer

If you want to continue to hold your P&O Princess shares, you should not accept the Partial Share Offer, and the information in this Section C will not be relevant to you. Please see Section D for a discussion of the DLC transaction.

What is the Partial Share Offer?

In connection with the DLC transaction, Carnival is making an offer to P&O Princess shareholders to exchange all or part of their P&O Princess shares for Carnival shares, subject to an aggregate maximum of 20 per cent. of P&O Princess' issued share capital. This offer is referred to in this document as the "Partial Share Offer." Whether or not you accept the Partial Share Offer will not influence whether or not the DLC transaction will proceed. If the DLC transaction is not completed due to lack of shareholder approval or for any other reason, the Partial Share Offer will not be completed. If the DLC transaction is completed, then your participation in the Partial Share Offer will only affect how you participate in the Combined Group, whether through ownership of Carnival shares, P&O Princess shares or both. The Partial Share Offer is open to all shareholders of P&O Princess, whether you hold P&O Princess shares directly or in the form of P&O Princess ADSs. Please see "The Partial Share Offer" in Section A of Part VI of this document.

Why is Carnival making the Partial Share Offer?

The Partial Share Offer is designed to allow those P&O Princess shareholders who would prefer to hold their interest in the Combined Group through Carnival shares listed on the NYSE to exchange P&O Princess shares for Carnival shares if the DLC transaction is completed. The extent to which a P&O Princess shareholder will be able to do this will depend on how many shares are tendered into the Partial Share Offer.

What would I receive in exchange for my P&O Princess shares?

Under the terms of the Partial Share Offer, Carnival will issue 0.3004 Carnival shares for each P&O Princess share and 1.2016 Carnival shares for each P&O Princess ADS tendered. P&O Princess shareholders may elect to accept the Partial Share Offer in respect of all or a portion of their P&O Princess shareholdings. If more than 20 per cent. of the issued P&O Princess shares are tendered into the Partial Share Offer, then the proration procedures described in paragraph 4 of Section A of Part VI of this document will apply.

If the Partial Share Offer is oversubscribed, how will the scaling down work?

P&O Princess shareholders who tender at least 20 per cent. of the P&O Princess shares they hold will have at least 20 per cent. accepted. The extent to which tenders in excess of 20 per cent. are accepted will depend on how many P&O Princess shares each individual shareholder tenders and how many P&O Princess shares all P&O Princess shareholders tender. If less than 20 per cent. of the issued share capital of P&O Princess is tendered, all shares tendered by tendering P&O Princess shareholders will be accepted. If more than 20 per cent. is tendered, each tendering shareholder will have its 20 per cent. accepted. The remaining amount tendered will be accepted pro rata for each shareholder based on the proportion of the number of shares available once acceptances of up to 20 per cent. have been satisfied to the total number of shares tendered in excess of 20 per cent. See paragraph 4 of Section A of Part VI.

How will fractional P&O Princess shares and P&O Princess ADSs be treated in the Partial Share Offer?

Fractional entitlements to Carnival shares arising under the Partial Share Offer will be aggregated and sold in the market and the proceeds (converted into pounds sterling at the prevailing exchange rate) remitted to the persons entitled to them, except that individual entitlements of less than (Pounds)3 will be retained for the benefit of the Combined Group.

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Does the P&O Princess board recommend the Partial Share Offer?

No. The P&O Princess board is not making any recommendation as to whether you should tender or refrain from tendering your P&O Princess shares. To the best of the knowledge of P&O Princess, the directors and executive officers of P&O Princess intend .. The P&O Princess board is not making any recommendation because, once the DLC structure has been implemented, both P&O Princess shares and Carnival shares will represent an investment with respect to the Combined Group and the decision by each P&O Princess shareholder about which type of shares he or she should hold will depend upon the individual shareholder's particular preferences and circumstances. You must decide whether you want to receive Carnival shares and, if so, how many P&O Princess shares to tender. If you are in any doubt about the Partial Share Offer or the action you should take, you should seek your own financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorised, in the UK, under the Financial Services and Markets Act 2000.

P&O Princess shareholders should be aware of certain factors that could influence whether they wish to accept the Partial Share Offer:

   . Listing and indexation - P&O Princess shares will continue to be listed on the London Stock Exchange and are expected to remain included in the FTSE series of indices, while the Carnival shares issued to those accepting the Partial Share Offer will be listed on the NYSE and are expected to remain included in the S&P 500;

   . Relative market prices - the relative market prices of the shares of P&O Princess and Carnival may not exactly reflect the equalisation ratio and P&O Princess shares could therefore trade at either a premium or discount to the Carnival shares. This is because although the economic interests of the shares of the two companies will be contractually aligned in accordance with the equalisation ratio, the shares of the two companies will remain outstanding, will not be exchangeable for each other at the option of the shareholder and will primarily trade in separate markets with different characteristics and in different currencies;

   . Liquidity - the liquidity and aggregate market value of P&O Princess shares could decrease following the completion of the DLC transaction and the Partial Share Offer, and could be further reduced by any future repurchase or buy-backs of P&O Princess shares. However, under the terms of the DLC transaction, other than with the approval of both companies' shareholders, voting separately, neither Carnival nor P&O Princess may buy-back P&O Princess shares in the two-year period following the date on which the DLC structure is implemented and, after the end of this initial two-year period, neither Carnival nor P&O Princess may buy-back P&O Princess shares in excess of 5 per cent. of the then issued P&O Princess shares in each of the subsequent three years.

       The liquidity of the market for the P&O Princess shares could also be adversely affected if they were to cease to be eligible for inclusion in the FTSE series of indices, including the FTSE 100; and

   . Taxation - the tax consequences of accepting the Partial Share Offer may differ according to the tax positions of different shareholders. See paragraphs 2 and 3 of Appendix IV, although if in doubt shareholders should seek their own advice in this regard.

Will any vote by Carnival shareholders be required to approve the issuance of the Carnival shares?

No. Carnival shareholders will not be required to approve the proposed issuance of the Carnival shares in the Partial Share Offer.

How long do I have to decide whether to accept the Partial Share Offer?

You initially will have until 5:00 p.m., London time, 12:00 noon, New York City time, on . 2003, to decide whether to accept the Partial Share Offer (at which time the Partial Share Offer will be declared unconditional), unless the Partial Share Offer is extended by Carnival. However, if you cannot deliver everything that is required in order to make a valid tender of P&O Princess ADSs by that time, you may be able to use a guaranteed delivery procedure, which is described in paragraph (h) of Part D of Appendix I to this document. It is expected that . 2003 will be the date of the P&O Princess EGM, and that there will be no need to extend the Partial Share Offer. In the event that the Partial Share Offer is extended, it is likely to be for a period of less than 14 days.

Can the Partial Share Offer be extended and under what circumstances?

Yes. If all of the conditions to the Partial Share Offer (including the completion of the DLC transaction) have not been either satisfied, fulfilled or, to the extent permitted, waived by Carnival by 5:00 p.m., London time, 12:00 noon, New York City time, on . 2003, Carnival will extend the period for acceptances for an additional period by making an announcement on a Regulatory Information Service. However, in no event will Carnival extend the Partial Share Offer after it is declared unconditional. See paragraph 3 of Part B of Appendix I to this document.

How do I participate in the Partial Share Offer?

If you hold P&O Princess shares in certificated form (that is, you hold a share certificate) and wish to accept the Partial Share Offer you must deliver the certificate(s) representing the P&O Princess shares you wish to tender, together with a completed Form of Acceptance, to Computershare Investor Services PLC, the UK Receiving Agent, as soon as possible and, in any event, so as to be received by no later than the time the Partial Share Offer expires. See paragraph 3(a) of Section A of Part VI of this document and the Form of Acceptance.

If you hold P&O Princess shares in uncertificated form (that is, in CREST) and wish to accept the Partial Share Offer you must send (or, if you are a CREST sponsored member, procure that your CREST sponsor sends) a TTE instruction in accordance with the procedure set out in paragraph 3(b) of Section A of Part VI of this document, as soon as possible and, in any event, so as to be received by no later than the time the Partial Share Offer expires.

If you hold P&O Princess ADSs in book-entry form through your broker or otherwise and wish to accept the Partial Share Offer, you should contact the institution promptly and instruct it to accept the Partial Share Offer on your behalf not later than the time the Partial Share Offer expires. If you hold P&O Princess ADRs evidencing P&O Princess ADSs that are registered in your name and wish to accept the Partial Share Offer, you must complete and deliver the Letter of Transmittal to Computershare Trust Company of New York, the U.S. Exchange Agent, no later than the time the Partial Share Offer expires. See paragraph 3(c) of Section A of Part VI of this document.

Do not send your share certificate(s), P&O Princess ADRs, Forms of Acceptance or Letters of Transmittal to Carnival or P&O Princess. See Part VI and Parts B, C and D of Appendix I to this document.

If you wish to have your Carnival shares credited to an existing U.S. brokerage account rather than receiving a share certificate, you may do so provided that you have an existing U.S. brokerage account and validly complete and timely return the Brokerage Account Election Form.

If I accept the Partial Share Offer, can I still vote on the DLC transaction?

Yes. You are entitled to vote all of your P&O Princess shares in the vote on the DLC transaction, regardless of whether you tender any or all of your shares in the Partial Share Offer.

Until what time can I withdraw my acceptance of the Partial Share Offer?

You can withdraw your acceptance at any time until the Partial Share Offer is declared unconditional. See paragraph 5 of Section A of Part VI and paragraph 4 of Part B of Appendix I to this document.

How do I withdraw my acceptance of the Partial Share Offer?

To withdraw your acceptance and P&O Princess shares or P&O Princess ADSs tendered, you must deliver a written notice of withdrawal with the required information to the UK Receiving Agent or the U.S. Exchange Agent while you still have the right to withdraw the P&O Princess shares or P&O Princess ADSs. See paragraph 4 of Part B of Appendix I to this document.

When will I receive my Carnival shares?

Assuming that the Partial Share Offer is declared unconditional, Carnival will provide the consideration for the P&O Princess shares taken up in the Partial Share Offer within 14 calendar days of the Partial Share Offer being declared unconditional. If proration is required, Carnival will determine the proration factor as soon as practicable following the Partial Share Offer becoming unconditional.

In what form will I receive my Carnival shares?

Unless you have an existing U.S. brokerage account and complete and return a Brokerage Account Election Form, you will receive a share certificate evidencing your Carnival shares. If you have an established U.S. brokerage account and validly complete and timely return a Brokerage Account Election Form, your Carnival shares will be credited to your U.S. brokerage account.

Does the closing of the Partial Share Offer require any regulatory approvals?

No. The closing of the Partial Share Offer does not require any regulatory approvals.

Can I tender borrowed stock?

Under applicable U.S. securities laws, you must have a "net long position" in P&O Princess shares at least equal to the number of shares you tender both at the time of tender and at completion of the Partial Share Offer. Your net long position is equal to the excess, if any, of your long position in P&O Princess shares over your short position in P&O Princess shares, in each case as defined by the applicable regulations. For the purposes of these rules, borrowed shares will count towards both your long position and your short position in P&O Princess shares. Accordingly, borrowing shares will not increase your net long position. The effect of these rules is to restrict your ability to tender borrowed shares in the Partial Share Offer. The application of these rules can be complex. If you have any questions regarding whether you will have a net long position in P&O Princess shares upon participating in the Partial Share Offer, you should contact your legal or financial advisers prior to tendering your shares.

Do I have any appraisal rights with respect to P&O Princess shares?

Under English law, shareholders do not generally have appraisal rights as that concept is understood under U.S. corporate law. In many U.S. jurisdictions, shareholders who are disappointed with the consideration being offered for their shares in connection with a merger or sale of the company have the option to seek appraisal rights and have a court determine the fair value of their shares. As is common to UK companies, P&O Princess' articles of association do not contain any such rights.

Will I have to pay any fees or commissions?

If you are the registered or record owner of your P&O Princess shares and/or P&O Princess ADSs and you accept the Partial Share Offer, you will not have to pay brokerage fees or similar expenses. If you own your P&O Princess shares and/or P&O Princess ADSs through a broker or other nominee, and your broker accepts the Partial Share Offer on your behalf, your broker or nominee may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

If I accept the Partial Share Offer, will this be a taxable transaction to me for UK or U.S. tax purposes?

The tax implications of the Partial Share Offer on P&O Princess shareholders will depend on each shareholder's particular circumstances. Holders of P&O Princess shares and P&O Princess ADSs should consult their independent professional advisers in the light of their particular circumstances as to the UK tax and U.S. federal income tax consequences of the DLC transaction, the P&O Princess share reorganisation and the Partial Share Offer, as well as to the effect of any state, local or applicable foreign tax law.

UK tax

UK P&O Princess shareholders who accept the Partial Share Offer will make a taxable disposal or part disposal of their P&O Princess shares taken up by Carnival in the Partial Share Offer for the purposes of UK tax on chargeable gains. This disposal or part disposal may give rise to a liability to UK tax on chargeable gains depending on the shareholder's circumstances (including the availability of exemptions or allowable losses). Acceptance of the Partial Share Offer will give rise to the exchange of P&O Princess shares for shares issued by Carnival, and any future dividends received will therefore be Carnival dividends, which are taxed differently from P&O Princess dividends received by shareholders who are resident or ordinarily resident in the UK.

General information on the application of current UK tax law and Inland Revenue practice applicable to P&O Princess shareholders in respect of the Partial Share Offer is set out in paragraph 2 of Appendix IV.

U.S. federal income taxation

The exchange of P&O Princess shares or P&O Princess ADSs for Carnival shares pursuant to the Partial Share Offer will likely be a taxable transaction for U.S. federal income tax purposes in which U.S. P&O Princess shareholders recognise gain or, subject to the possible application of the "wash sale" rule as described below, loss in an amount equal to the difference between the fair market value of such Carnival shares received and the shareholder's adjusted tax basis in the P&O Princess shares or P&O Princess ADSs, as the case may be. If the P&O Princess shares or P&O Princess ADSs are deemed to be "substantially identical", for the purposes of the wash sale rule of the Internal Revenue Code and applicable Treasury Regulations, to the Carnival shares received by a U.S. holder pursuant to the Partial Share Offer, such holder will not be able to recognize a loss on such exchange. Any loss that is disallowed through the application of the wash sale rule would not be eliminated but would rather be deferred and a U.S. holder's holding period and tax basis in their P&O Princess shares exchanged pursuant to the Partial Share Offer would carry over to the Carnival shares received pursuant to such exchange. See paragraph 3 of Appendix IV to this document.

If I accept the Partial Share Offer, how will my rights as a Carnival shareholder differ from my rights as a P&O Princess shareholder?

P&O Princess is a company organised under the laws of England and Wales, while Carnival is a company organised under the laws of the Republic of Panama. Since the Partial Share Offer is conditional on approval of the DLC transaction, the rights accompanying the Carnival shares you receive will change to give effect to the DLC transaction. A summary of the material differences between the existing rights of P&O Princess shareholders and the rights of Carnival shareholders following implementation of the DLC structure is contained in Appendix III to this document.

What is the timing of the votes on the DLC transaction relative to the Partial Share Offer?

The vote of Carnival shareholders on the DLC transaction is scheduled for . 2003, and the vote of P&O Princess shareholders on the DLC transaction is scheduled for . 2003. The Partial Share Offer will be declared unconditional (that is, it will expire) at 5:00 p.m. (London time) on the date of the P&O Princess EGM, unless the Partial Share Offer is extended as described above.

Who can answer questions I might have about the Partial Share Offer?

If you have any queries in relation to the DLC transaction and/or the Partial Share Offer, you may call the UK freephone helpline from within the UK on 0800 953 0083 between 9:00 a.m. and 5:30 p.m. (London time) on any business day until completion of the DLC transaction. If you are calling from the U.S., the helpline number is . (calls will be toll-free within the U.S.). If you are calling from anywhere else, the helpline number is +44 870 889 3147 (calls will be charged at the applicable rate). For legal reasons, the helpline will only be able to assist you with information contained in this document and the helpline cannot provide advice on the merits of the proposals or give any financial advice. Calls may be monitored for quality control purposes.

If I am a shareholder resident outside the UK or the U.S., what do I need to do?

P&O Princess shareholders that are citizens or residents of jurisdictions outside the UK or the U.S., or who are nominees of, or custodians or trustees for, such persons, or who intend to forward this document to any jurisdiction outside the UK or the U.S., should refer to paragraph 7 of Part B of Appendix I and the relevant provisions of the Form of Acceptance and Letter of Transmittal.

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Section D.  Summary of the DLC transaction

This summary of the DLC transaction highlights selected information in question and answer format and does not contain all of the information that is important to you. To understand the DLC transaction fully, you should read the shareholder circular for the P&O Princess EGM and the other documents to which you are referred.

What is the DLC transaction?

The DLC transaction is a means of enabling P&O Princess and Carnival to combine their management and operations as if they were a single economic enterprise, while retaining their separate legal identities. This will be accomplished through contractual arrangements and amendments to each company's constitutional documents. In addition, the constitutional documents of the two companies will be harmonised, to the extent practicable and permitted by law, to ensure their corporate procedures are substantially similar. As part of the DLC transaction, P&O Princess intends to change its name to Carnival (UK) plc at the P&O Princess EGM. You will receive a shareholder circular in connection with the P&O Princess EGM to approve the implementation of the DLC structure, which describes the DLC transaction in greater detail.

What is the premium implied by the DLC transaction?

The "look through" value per P&O Princess share under the DLC transaction, based on the closing price of $26.00 per Carnival share on 23 October 2002, the last business day prior to the announcement of the DLC transaction, is 504 pence. This represents a premium of 59.1 per cent. to the closing middle-market price of 317 pence per P&O Princess share on 19 November 2001, the last business day prior to the announcement of the Royal Caribbean DLC transaction, a premium of 40.1 per cent. to the closing middle-market price of 360 pence per P&O Princess share on 14 December 2001, the last business day prior to the announcement of Carnival's first pre-conditional offer for P&O Princess and a premium of 10.8 per cent. to the closing middle-market price of 455 pence per P&O Princess share on 23 October 2002. The look through value is, however, based upon the closing price of Carnival shares on 23 October 2002, and P&O Princess shares may trade at a discount to Carnival shares.

What votes are required to approve the DLC transaction?

The DLC transaction must be approved by the shareholders of both P&O Princess and Carnival. P&O Princess shareholders must approve the resolution required to implement the DLC structure by not less than three-quarters of the votes that are cast at the P&O Princess EGM. Carnival shareholders must approve the resolutions required to implement the DLC structure by the affirmative vote of a majority of all outstanding Carnival shares entitled to vote at the Carnival Special Meeting. Micky Arison, other members of the Arison family and trusts for their benefit have entered into undertakings under which they will be required to cause shares beneficially owned by them representing approximately 47 per cent. of the voting power of Carnival to vote in favour of the resolutions to implement the DLC structure at the Carnival Special Meeting. These undertakings are irrevocable except in circumstances where the DLC proposal is withdrawn or lapses.

Does the P&O Princess board recommend the approval of the DLC transaction?

Yes. The P&O Princess directors consider the DLC transaction to be in the best interests of the P&O Princess shareholders as a whole and unanimously (other than Horst Rahe, who excused himself from the vote due to a potential conflict of interest) recommend that you vote in favour of the resolution to be proposed at the P&O Princess EGM. As at the date of this document, the directors and executive officers of P&O Princess and their affiliates beneficially hold an aggregate of . P&O Princess shares, which represent . per cent. of P&O Princess' existing issued ordinary share capital. Such directors and executive officers intend to vote their beneficial holdings in favour of the resolution.

Does the Carnival board recommend the approval of the DLC transaction?

Yes. The Carnival board of directors has unanimously approved the DLC transaction and has recommended to its shareholders that they vote for the resolutions set out in its notice of the Carnival

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

Special Meeting. As of the date of this document, the directors and executive officers of Carnival and their affiliates beneficially hold an aggregate of 234,376,872 Carnival shares, which represent 39.9 per cent. of Carnival's outstanding shares entitled to vote. Such directors and executive officers intend to vote their beneficial holdings in favour of these resolutions.

What will happen to my P&O Princess shares?

Except to the extent that you elect to exchange P&O Princess shares for Carnival shares in the Partial Share Offer described above, following the completion of the DLC transaction you will continue to own your P&O Princess shares. P&O Princess shares will continue to have a primary listing on the London Stock Exchange and it is currently intended that P&O Princess ADSs will continue to be listed on the NYSE for the foreseeable future. The existing full index participation of P&O Princess in the FTSE 100 index is expected to be retained. However, the rights accompanying your P&O Princess shares will change to give effect to the DLC transaction described below.

The economic and voting interests represented by an individual share in each company will be equalised based on an "equalisation ratio". Initially, the equalisation ratio will be one P&O Princess share for each 0.3004 Carnival shares, which is the same as the exchange ratio in Carnival's pre-conditional share exchange offer of 7 February 2002. On completion of the DLC transaction, P&O Princess will reorganise and consolidate its share capital so that the equalisation ratio will adjust to 1:1. This will be achieved by consolidating each 3.3289 existing P&O Princess shares of $0.50 into one reorganised P&O Princess share of $1.66 each. If you hold fewer than four P&O Princess shares, you will not receive any P&O Princess shares under the reorganisation. Instead, you will receive a cash sum reflecting the market value of your P&O Princess shares sold into the market. After this reorganisation one Carnival share will have the same rights to distributions of income and capital and the same voting rights as one P&O Princess share. Following the reorganisation of P&O Princess shares, the equalisation ratio will be subject to adjustment only in a limited number of circumstances. In no event will the take-up of the Partial Share Offer affect the equalisation ratio.

Why is the number of P&O Princess shares I hold reducing?

The number of P&O Princess shares in issue will be reduced as a result of the P&O Princess share reorganisation. This share reorganisation will not result in any change in your ownership percentage of P&O Princess shares. To enable the economic and voting rights of each share in P&O Princess to be equal to the economic and voting rights of each share in Carnival, P&O Princess' share capital is being reorganised on completion of the DLC transaction. This will be achieved by consolidating each 3.3289 existing P&O Princess shares of $0.50 into one reorganised P&O Princess share of $1.66 each. If you hold fewer than four P&O Princess shares, you will not receive any P&O Princess shares under the reorganisation. Instead, you will receive a cash sum reflecting the market value of your P&O Princess shares sold into the market. In addition, any entitlement to fractions of P&O Princess shares arising out of the reorganisation will be aggregated, consolidated and sold into the market and the net proceeds distributed to the relevant P&O Princess shareholders.

The current P&O Princess shareholders will hold approximately 26 per cent. of the equity in the Combined Group in the form of P&O Princess shares or, to the extent that they participate in the Partial Share Offer, Carnival shares.

What are P&O Princess ADSs?

In the U.S., P&O Princess shares trade on the NYSE in the form of P&O Princess ADSs. Each P&O Princess ADS currently represents four P&O Princess shares. Simultaneously with the reorganisation of P&O Princess shares, the ratio of P&O Princess shares to P&O Princess ADSs will also be adjusted to 1:1 in order to have a 1:1 ratio with Carnival shares.

What will happen to my future dividends?

After the completion of the DLC transaction, P&O Princess shareholders will continue to receive dividends declared by P&O Princess and Carnival shareholders will continue to receive dividends declared by Carnival. However, no dividend or other distribution may be made by either company in respect of its shares unless an equivalent per share dividend or other distribution (before taxes and other deductions) is made by the other company. Dividends and other distributions will be equalised on a per share basis in accordance with the equalisation ratio. The payment of dividends by P&O Princess in the future will depend on business conditions, its financial condition and earnings and the financial condition and earnings of the Combined Group, the ability of Carnival to pay an equivalent dividend and other factors. It is intended that the first dividend to be paid by the Combined Group will be declared in April 2003, with a record date in May 2003 and a payment date in June 2003.

What will happen to Carnival shares?

Carnival shareholders will continue to hold their Carnival shares. In addition, Carnival shareholders will be receiving trust shares of beneficial interest in a trust that Carnival will form, the trustee of which will hold a "special voting share" issued by P&O Princess. Through the special voting share, the votes of Carnival shareholders at Carnival shareholder meetings will be reflected at P&O Princess shareholder meetings on joint electorate actions and class rights actions. These voting rights are described below under "Will my voting rights change?" The trust shares will be paired with the Carnival shares and will be listed and traded on the New York Stock Exchange together with the Carnival shares.

Will P&O Princess shareholders also receive trust shares?

No. Carnival will issue a special voting share through which the votes of P&O Princess shareholders at P&O Princess shareholder meetings will be reflected at Carnival shareholder meetings, but it will be held by a special voting corporation rather than the trustee of a trust. However, the absence of these trust shares in respect of the Carnival "special voting share" will in no way affect the operation of the special voting share or the ability of P&O Princess shareholders to have their votes reflected at Carnival shareholder meetings for purposes of joint electorate actions and class rights actions.

Will my voting rights change?

Yes. On most matters that affect all of the shareholders of the Combined Group, the shareholders of P&O Princess and Carnival will effectively vote together as a single decision-making body on matters requiring the approval of shareholders of either company. These matters will be specified in the constitutional documents of each company as "joint electorate actions". Combined voting will be accomplished through a special voting share that will be issued by each company. Certain matters where the interests of the two shareholder bodies may diverge will be specified in the constitutional documents of each company as "class rights actions". These class rights actions will be voted on separately by the shareholders of each company. If both groups of shareholders of each company do not approve a class rights action, that action cannot be taken by either company.

What impact will the implementation of the DLC structure have on me for UK or U.S. tax purposes?

The tax consequences of the DLC transaction, the P&O Princess share reorganisation and the Partial Share Offer on P&O Princess shareholders will depend upon each shareholder's particular circumstances. Holders of P&O Princess shares and P&O Princess ADSs should consult their independent professional advisers in the light of their particular circumstances as to the UK tax and U.S. federal income tax consequences of the DLC transaction, the P&O Princess share reorganisation and the Partial Share Offer, as well as to the effect of any state, local or applicable foreign tax consequences.

UK P&O Princess shareholders

Under current UK tax law, UK P&O Princess shareholders who do not accept the Partial Share Offer will not be treated as having disposed of their P&O Princess shares for UK capital gains tax purposes by virtue of either the implementation of the DLC structure or the P&O Princess share reorganisation. UK P&O Princess shareholders who continue to hold P&O Princess shares after completion of the

DLC transaction will be taxed on dividends received in respect of their P&O Princess shares on the same basis as that in effect prior to the DLC transaction.

UK P&O Princess shareholders who accept the Partial Share Offer will make a taxable disposal or part disposal of their P&O Princess shares for the purposes of UK tax on chargeable gains.

General information on the application of current UK tax law and Inland Revenue practice applicable to P&O Princess shareholders in respect of the DLC transaction, the P&O Princess share reorganisation and the Partial Share Offer is set out in paragraph 2 of Appendix IV.

U.S. P&O Princess shareholders

Although there is no U.S. federal income tax authority addressing the tax consequences of a dual listed company transaction, the DLC transaction should not give rise to taxable income or gain for U.S. P&O Princess shareholders for U.S. federal income tax purposes. However, the Internal Revenue Service may assert that U.S. P&O Princess shareholders received taxable income as a result of the various voting and equalisation provisions necessary to implement the DLC structure. Such voting and other rights, if any, received by shareholders are expected to have only nominal value and, therefore, the receipt of such rights by U.S. P&O Princess shareholders would only result in a nominal amount of income. It is possible, however, that the Internal Revenue Service may disagree with this conclusion.

The P&O Princess share reorganisation should not give rise to taxable gain or income to U.S. P&O Princess shareholders except with respect to gain, if any, upon the disposition of fractional shares. U.S. P&O Princess shareholders who dispose of fractional shares under the P&O Princess share reorganisation will recognize gain or loss in an amount equal to the difference between the cash received and the shareholder's adjusted tax basis in his/her P&O Princess shares or P&O Princess ADSs allocable to the fractional share, as the case may be.

U.S. P&O Princess shareholders will be taxed on dividends received in respect of their P&O Princess shares or P&O Princess ADSs after completion of the DLC transaction on the same basis as they were prior to the DLC transaction.

General information on the application of current U.S. tax laws applicable to U.S. P&O Princess shareholders in respect of the DLC transaction, the P&O Princess share reorganisation and the Partial Share Offer, if accepted, is set out in paragraph 3 of Appendix IV.

What percentage of the Combined Group will be controlled by existing P&O Princess shareholders?

If the DLC transaction is approved, existing P&O Princess shareholders will hold 26 per cent. of the equity of the Combined Group following its implementation. This percentage will not be affected by the take up of the Partial Share Offer. However, depending on the extent that P&O Princess shares are exchanged for Carnival shares under the Partial Share Offer, part of the interest in the Combined Group held by existing P&O Princess shareholders will be in the form of Carnival shares rather than P&O Princess shares. If the Partial Share Offer is taken up in full, approximately 21 per cent. of the equity of the Combined Group will be held through P&O Princess shares and the balance of the equity in the Combined Group will be held through Carnival shares.

Will P&O Princess become a subsidiary of Carnival?

No. P&O Princess will continue to exist as a separate publicly quoted company. However, the economic interests of Carnival and P&O Princess will be aligned under the DLC structure and they will pursue common objectives. The boards of Carnival and P&O Princess will be identical and the Combined Group will be managed by a single senior executive management team.

Will there be any transfer of assets between P&O Princess and Carnival in connection with the DLC transaction?

The implementation of the DLC structure will not result in the transfer of any assets between P&O Princess and Carnival. Following completion of the DLC transaction, management of the Combined

Group will determine whether assets will be owned by Carnival or P&O Princess as is most efficient and appropriate under the then prevailing circumstances. The Combined Group will comprise all of the assets held by P&O Princess and Carnival immediately prior to the implementation of the DLC transaction. No transfer of assets between the two companies will affect the equalisation ratio or the relative economic interests of P&O Princess shareholders and Carnival shareholders in the Combined Group.

What accounting treatment and reporting requirements will be applicable to the Combined Group?

It is expected that under U.S. GAAP the DLC transaction will be accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 "Business Combinations". In accordance with the purchase method of accounting, the P&O Princess U.S. GAAP accounting policies will be conformed to Carnival's accounting policies upon completion of the DLC transaction.

Following the completion of the DLC transaction, P&O Princess will change its financial year end from 31 December to 30 November so that it will be the same as Carnival's current fiscal year end. The Combined Group intends to publish combined financial statements denominated in U.S. dollars and prepared in accordance with U.S. GAAP. It is envisaged that these combined financial statements will be included in a combined annual report. P&O Princess also expects to include summary balance sheet information and summary income statement information prepared in accordance with UK GAAP, without notes, in the annual report. P&O Princess shareholders will be able to request an additional document containing P&O Princess financial statements prepared in accordance with UK GAAP, which together with the other published information would constitute the full annual report and financial statements.

In addition, Carnival and P&O Princess will file periodic and current reports with the SEC on a joint basis in accordance with the rules applicable to U.S. domestic reporting companies. The financial statements presented in the periodic reports will consist of combined financial statements of the Combined Group prepared in accordance with U.S. GAAP.

Who will be the directors and senior executive management team of the Combined Group?

Carnival and P&O Princess will be managed and operated as if they were a single economic enterprise. Although each of Carnival and P&O Princess will continue to exist as a separate company with its own board of directors and senior executive management, the boards and senior executive management of each company will be identical. The proposed directors of each of Carnival and P&O Princess following implementation of the DLC structure are set out in paragraph 8 of Section A of Part III. In addition to their normal fiduciary duties to the company and obligation to have regard to the interests of its shareholders, the directors of each company will be entitled to have regard to the interests of the other company and its shareholders. Micky Arison, the Chairman and Chief Executive Officer of Carnival, will be Chairman and Chief Executive Officer of both Carnival and P&O Princess and Howard S. Frank, the Vice-Chairman and the Chief Operating Officer of Carnival, will be the Vice-Chairman and Chief Operating Officer of both Carnival and P&O Princess. The headquarters of the Combined Group will be in Miami with a corporate office in London.

How will the directors of Carnival and P&O Princess be elected?

Resolutions relating to the appointment, removal and re-election of directors will be considered as a joint electorate action and voted upon by the shareholders of each company effectively voting together as a single decision-making body. No person may be a member of the board of directors of Carnival or P&O Princess without also being a member of the board of directors of the other company.

When will we elect the new directors of Carnival and P&O Princess?

Not later than 30 July 2003, Carnival and P&O Princess will hold annual meetings at which the re- election of all of the directors will be considered as a joint electorate action.

What corporate governance requirements will apply to the Combined Group?

Carnival and P&O Princess comply with, and the Combined Group will comply with, the applicable corporate governance requirements of the U.S. Sarbanes-Oxley Act of 2002 and the NYSE. These are the corporate governance rules applicable to U.S. public companies. P&O Princess will also continue to comply with the rules of the UK Listing Authority and the London Stock Exchange.

When do you expect to complete the DLC transaction?

P&O Princess and Carnival are working to complete the DLC transaction as soon as possible. P&O Princess and Carnival hope to complete the DLC transaction as soon as practicable after the P&O Princess EGM and the Carnival Special Meeting if the required shareholder approvals are obtained at those meetings. In addition to shareholder approvals, the companies must obtain any necessary regulatory consents and satisfy all of the other closing conditions specified in the Implementation Agreement. Subject to these conditions, the completion of the DLC transaction is expected to take place early in the second quarter of 2003.

Section E.  Carnival selected historical financial and operating data

The selected consolidated financial data presented below for fiscal 1997 through 2001 and as of the end of each such fiscal year are derived from Carnival's audited consolidated financial statements, and should be read in conjunction with the audited consolidated financial statements and the related notes, including those incorporated in this document by reference to Carnival's Annual Report on Form 10-K for the year ended 30 November 2001. The unaudited selected consolidated financial data of Carnival set forth below for the nine months ended 31 August 2002 and 31 August 2001 and as of the end of each such period are derived from Carnival's unaudited consolidated financial statements for the nine months ended 31 August 2002 and 31 August 2001, and should be read in conjunction with those consolidated financial statements and the related notes, including those incorporated in this document by reference to Carnival's Quarterly Report on Form 10-Q for the quarter ended 31 August 2002. In the opinion of Carnival's management, the unaudited consolidated financial data of Carnival for 31 August 2002 and 2001 include all normal and recurring adjustments that are considered necessary for the fair presentation of the results for the interim periods. All the adjustments are of a normal recurring nature, except for its impairment charge adjustments, as noted below. Results for the nine months ended 31 August 2002 do not necessarily indicate what the results for the full year will be. Carnival's consolidated financial statements have been prepared in accordance with U.S. GAAP, using Carnival's accounting policies.

                                         Nine months ended
                                             31 August                            Years ended 30 November
                                   ------------------------      ---------------------------------------------------------
                                     2002 /(1)/     2001 /(1)/     2001/ (1)/      2000       1999       1998       1997
                                   ---------      ---------      ---------      ---------  ---------  ---------  ---------
                                            (unaudited)
                                               (U.S. dollars in thousands, except per share and operating data)
Statement of operations data:
Revenues                           3,332,588      3,576,649      4,535,751      3,778,542  3,497,470  3,009,306  2,447,468
Operating income before (loss)
 income from affiliated operations   854,647        816,218        935,755        945,130    943,941    819,792    660,979
Operating income                     854,647        772,194        891,731        982,958  1,019,699    896,524    714,070
Net income /(2)/                     824,605/(3)/   809,888/(3)/   926,200/(3)/   965,458  1,027,240    835,885    666,050
Earnings per share /(2)/ /(4)/
  Basic                                 1.41           1.39           1.58           1.61       1.68       1.40       1.12
  Diluted                               1.40           1.38           1.58           1.60       1.66       1.40       1.12
Dividends declared per share /(4)/      .315           .315           .420           .420       .375       .315       .240
Cash from operations               1,168,427      1,105,549      1,238,936      1,279,535  1,329,724  1,091,840    877,580
Capital expenditures               1,022,464        713,328        826,568      1,003,348    872,984  1,150,413    497,657

Other operating data:
Available lower berth days            15,842         15,500         20,685         15,888     14,336     12,237     10,992
Passengers carried                     2,640          2,596          3,385          2,669      2,366      2,045      1,945
Occupancy percentage /(5)/             106.3%         107.0%         104.7%         105.4%     104.3%     106.3%     108.3%

                                    As of 31 August                               As of 30 November
                           ----------------------------      -----------------------------------------------------------
                              2002/ (1)/       2001 /(1)/       2001 /(1)/    2000 /(1)/    1999       1998       1997
                           -----------      -----------      -----------      ---------  ---------  ---------  ---------
                                      (unaudited)
                                                            (U.S. dollars in thousands)
Balance sheet and other
 data:
Total assets               12,196,722 /(6)/ 11,275,806 /(6)/ 11,563,552 /(6)/ 9,831,320  8,286,355  7,179,323  5,426,775
Long-term debt, excluding
 current portion             3,044,488        2,478,482        2,954,854      2,099,077    867,515  1,563,014  1,015,294
Total shareholders' equity   7,291,703        6,546,416        6,590,777      5,870,617  5,931,247  4,285,476  3,605,098
Debt to capital /(7)/             29.6%            28.9%            31.1%          28.6%      15.3%      27.6%      23.0%

(1)From June 1997 through 28 September 2000, Carnival owned 50 per cent. of Costa Cruises. On 29 September 2000, Carnival completed the acquisition of the remaining 50 per cent. interest in Costa. Carnival accounted for this transaction using the purchase accounting method. Prior to the fiscal 2000 acquisition, Carnival accounted for its 50 per cent. interest in Costa using the equity method. Commencing in fiscal 2001, Costa's results of operations have been consolidated in the same manner as Carnival's other wholly-owned subsidiaries. Carnival's 30 November 2000 and subsequent consolidated balance sheets include Costa's balance sheet. All statistical information prior to 2001 does not include Costa. See Notes 4 and 5 to Carnival's 2001 consolidated financial statements, which are incorporated by reference in this document.

(2)Effective 1 December 2001, Carnival adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", which requires that companies stop amortising goodwill and requires an annual, or when events or circumstances dictate a more frequent, impairment review of goodwill. Accordingly, as of 1 December 2001, Carnival no longer amortises its goodwill. If goodwill had not been recorded for periods prior to 1 December 2001, Carnival's adjusted net income and diluted earnings per share would have been as follows (U.S. dollars in thousands, except per share data):

                                    Nine Months Ended
                                       31 August                   Years Ended 30 November
                                    ---------------   ------- ---------------------------------
                                     2002      2001    2001    2000     1999     1998    1997
                                    -------   ------- ------- ------- --------- ------- -------
                                      (unaudited)
Net income                          824,605   809,888 926,200 965,458 1,027,240 835,885 666,050
Goodwill amortisation                    --    15,493  25,480  23,046    20,666  17,074  12,897
                                    -------   ------- ------- ------- --------- ------- -------
Adjusted net income                 824,605   825,381 951,680 988,504 1,047,906 852,959 678,947
                                    =======   ======= ======= ======= ========= ======= =======
Adjusted diluted earnings per share    1.40      1.41    1.62    1.64      1.70    1.43    1.14
                                    =======   ======= ======= ======= ========= ======= =======

(3)Carnival's net income for fiscal 2001 and for the nine months ended 31 August 2002 and 31 August 2001 includes impairment charges of $140 million, $20 million and $101 million, respectively, and the nine months ended 31 August 2001 and fiscal 2001 includes a nonoperating net gain of $101 million from the sale of Carnival's investment in Airtours. In addition, Carnival's fiscal 2002 third quarter interim net income included a $34 million income tax benefit as a result of a new Italian investment incentive, which allows Costa to receive an income tax benefit based on its fiscal 2002 investment in new ships. See Notes 4 and 5 in Carnival's 2001 consolidated financial statements, which are incorporated by reference in this document.

(4)All 1998 and 1997 per share amounts have been adjusted to reflect a two-for-one stock split effective 12 June 1998.

(5)In accordance with cruise industry practice, occupancy percentage is calculated based upon two passengers per cabin even though some cabins can accommodate three or more passengers. The percentages in excess of 100 per cent. indicate that more than two passengers occupied some cabins.

(6)Effective 1 December 2000, Carnival adopted SFAS No. 133, which requires that all derivative instruments be recorded at fair value on Carnival's consolidated balance sheet. Total assets at 30 November 2001, 31 August 2002 and 31 August 2001 include $567 million, $266 million and $427 million, respectively, which represents the fair value of hedged firm commitments. See Note 2 in Carnival's 2001 consolidated financial statements, which are incorporated by reference in this document.

(7)Represents the ratio of total debt to the sum of total debt and shareholders' equity.

Section F.  P&O Princess selected historical financial data

The selected financial data of P&O Princess presented below for financial 1997 through 2001 and as of the end of each such financial year are derived from P&O Princess' audited consolidated financial statements and should be read in conjunction with the audited consolidated financial statements and notes to those accounts incorporated by reference in this document. The unaudited financial data of P&O Princess set forth below for the nine-month periods ended 30 September 2002 and 30 September 2001 and as of the end of each such period are derived from P&O Princess' unaudited consolidated financial statements for the nine months ended 30 September 2002 and 30 September 2001 and should be read in conjunction with those consolidated financial statements and the notes to those accounts, which are incorporated by reference in this document. Results for the nine months ended 30 September 2002 do not necessarily indicate what the results for the full year will be.

P&O Princess' consolidated financial statements are presented on the basis that P&O Princess' cruise business and subsidiaries were part of its business and subsidiaries for all years presented or, if not owned by P&O Princess at all times during such period, from the date such businesses and subsidiaries were acquired by P&O Princess and/or until the date on which P&O Princess disposed of them, as applicable.

P&O Princess' consolidated financial statements have been prepared using P&O Princess' accounting policies in accordance with UK GAAP, which differ in some respects from U.S. GAAP. The notes to the P&O Princess consolidated financial statements, which are included in its Annual Report on Form 20-F for the year ended 31 December 2001 and incorporated by reference in this document, contain a description of the principal differences between U.S. GAAP and UK GAAP as they relate to P&O Princess and a reconciliation to U.S. GAAP of certain financial statement items.

                                                 Nine months ended
                                                    30 September             Years ended 31 December (restated)/(2)/
                                              -----------------------   ------------------------------------------------
                                                             2001
                                                2002    (restated)/(2)/   2001      2000    1999/(1)/ 1998/(1)/ 1997/(1)/
                                              --------  --------------  --------  --------  --------  --------  --------
                                                    (unaudited)
                                                 (U.S. dollars in millions, except per share and per ADS information)
Selected profit and loss information:
UK GAAP
Turnover                                       1,956.2      1,965.7      2,451.0   2,423.9   2,111.6   1,852.4   1,654.1
Net operating costs                           (1,591.9)    (1,635.6)    (2,089.7) (2,050.8) (1,723.3) (1,509.2) (1,369.2)
                                              --------     --------     --------  --------  --------  --------  --------
Group operating profit                           364.3        330.1        361.3     373.1     388.3     343.2     284.9
Share of operating results of joint ventures       0.2          0.3          0.1       0.5        --       0.3        --
                                              --------     --------     --------  --------  --------  --------  --------
Total operating profit                           364.5        330.4        361.4     373.6     388.3     343.5     284.9
Non-operating profit/(loss)                        1.2         (1.9)        (1.9)     (6.5)     (4.8)       --     (21.1)
                                              --------     --------     --------  --------  --------  --------  --------
Profit on ordinary activities before interest    365.7        328.5        359.5     367.1     383.5     343.5     263.8
Net interest and similar items                   (55.5)       (44.3)       (58.0)    (49.1)    (25.7)    (31.4)    (20.9)
                                              --------     --------     --------  --------  --------  --------  --------
Profit on ordinary activities before taxation    310.2        284.2        301.5     318.0     357.8     312.1     242.9
Taxation /(2)/                                   (15.5)        82.6         81.7     (57.2)    (73.6)    (88.8)    (40.4)
                                              --------     --------     --------  --------  --------  --------  --------
Profit on ordinary activities after taxation     294.7        366.8        383.2     260.8     284.2     223.2     202.5
Equity minority interests                         (0.1)          --         (0.1)     (2.6)     (0.5)       --        --
                                              --------     --------     --------  --------  --------  --------  --------
Profit for the financial year attributable to
 shareholders                                    294.6        366.8        383.1     258.2     283.7     223.2     202.5
                                              --------     --------     --------  --------  --------  --------  --------
Basic earnings per ordinary share (cents)         42.6         53.0         55.4      38.1      41.7      32.8      29.7
Diluted earnings per share (cents)                42.3         53.0         55.2      38.1      41.7      32.8      29.7
Basic earnings per ADS (cents)                   170.0        212.0        221.6     152.4     166.8     131.2     111.8
Diluted earnings per ADS (cents)                 169.0        212.0        220.8     152.4     166.8     131.2     111.8
Fixed charge cover/(3)/                            4.7          4.9          3.8       4.8       8.7       6.6       7.2
Dividend per share (cents)                         9.0          9.0         12.0      12.0        --        --        --
Dividend per ADS (cents)                          36.0         36.0         48.0      48.0        --        --        --

                                     Nine months ended 30
                                      September                  Years ended 31 December
                                     --------------------     -------------------------------------------
                                     2002           2001      2001     2000     1999     1998     1997
                                       -----          -----    -----    -----    -----    -----    -----
                                     (unaudited)
                                     (U.S. dollars in millions, except per share and per ADS information)
  U.S. GAAP
  Net income/(4)(5)/                 283.7          458.5     425.2    253.7    267.7    222.4    186.2
  Basic earnings per share (cents)    41.0           66.2      61.5     37.1     39.3     32.6     27.3
  Diluted earnings per share (cents)  40.7           66.2      61.2     37.1     39.3     32.6     27.3
  Basic earnings per ADS (cents)     164.0          264.8     246.0    148.4    157.1    130.5    109.3
  Diluted earnings per ADS (cents)   162.8          264.8     244.8    148.4    157.1    130.5    109.3

(1)Prior to the de-merger of P&O Princess from The Peninsular and Oriental Steam Navigation Company in 2000, no combined financial statements had been prepared for the companies and businesses comprising P&O Princess. The financial information for financial years 1997, 1998 and 1999 has been extracted from KPMG Audit Plc's accountants' report on P&O Princess contained in the listing particulars dated 26 September 2000 which were prepared for the de-merger.
(2)At 1 January 2002, P&O Princess adopted FRS 19. The 2001 balance sheet was restated to reflect full provision for deferred tax, an increase in deferred tax liabilities of $108.1 million. The tax credit for the comparative data 9 months to 30 September 2001 has been increased by $96.8 million to reflect the elimination of the majority of future potential tax liabilities, upon P&O Princess' election to enter the UK tonnage tax regime. The profit and loss account and balance sheet information for each of the four years ended 31 December 2000 have also been restated for the adoption of Financial Reporting Standard 19: Deferred Tax.
(3)Defined as profit before fixed charges (excluding capitalised interest) and taxation divided by fixed charges. Fixed charges consist of the net interest expense in the profit and loss account, interest capitalised in respect of ships and other fixed assets and an estimate of the interest implicit in operating lease rentals.
(4)At 1 January 2001, P&O Princess adopted SFAS No. 133. The cumulative effect of the change in this accounting policy at that date was a charge of $9.0 million, which is included in net income for the financial year ended 31 December 2001. The basic and diluted earnings per share for financial 2001 is after the cumulative effect of the change in this accounting principle.
(5)Under U.S. GAAP, the nine months ended 30 September 2002 and the year ended 31 December 2001 include $0.24 per share related to the reversal of existing deferred tax liabilities, which are no longer needed upon P&O Princess' entry into the UK tonnage tax regime.

                                                At 30 September            At 31 December (restated)/(2)/
                                              ------------------  ------------------------------------------------
                                                2002      2001      2001      2000      1999      1998      1997
                                              --------  --------  --------  --------  --------  --------  --------
                                                  (unaudited)
Selected balance sheet information:                                (U.S. dollars in millions)
UK GAAP
Fixed assets                                   5,214.3   4,399.2   4,418.3   3,959.5   3,258.3   2,949.7   2,150.5
Current assets                                   581.2     453.5     451.4     649.3     406.7     382.4     330.9
                                              --------  --------  --------  --------  --------  --------  --------
Total assets                                   5,795.5   4,852.7   4,869.7   4,608.8   3,665.0   3,332.1   2,481.4
                                              --------  --------  --------  --------  --------  --------  --------
Other creditors and provisions                  (898.9)   (755.8)   (847.0) (1,190.4) (1,343.8) (1,494.4)   (960.7)
Creditors: amounts falling due after one year (2,015.9) (1,475.1) (1,393.1) (1,062.7)   (216.7)   (139.7)   (171.9)
                                              --------  --------  --------  --------  --------  --------  --------
Total liabilities                             (2,914.8) (2,230.9) (2,240.1) (2,253.1) (1,560.5) (1,634.1) (1,132.6)
Equity minority interests                         (0.3)     (0.3)     (0.2)     (0.2)     (7.7)       --        --
                                              --------  --------  --------  --------  --------  --------  --------
Consolidated shareholders' funds               2,880.4   2,621.5   2,629.4   2,355.5   2,096.8   1,698.0   1,348.8
                                              --------  --------  --------  --------  --------  --------  --------
U.S. GAAP
Total assets                                   5,863.4   4,974.2   4,996.3   4,460.7   3,571.3   3,252.1   2,401.9
Long-term obligations                         (2,068.4) (1,670.7) (1,641.8) (1,275.5)   (416.1)   (296.8)   (278.3)
Consolidated shareholders' equity              2,789.0   2,588.7   2,551.8   2,296.3   2,006.8   1,622.0   1,273.3
                                              --------  --------  --------  --------  --------  --------  --------

Section G. Selected unaudited pro forma financial data in accordance with U.S. GAAP

The following selected unaudited pro forma financial data give pro forma effect to the DLC transaction, after giving effect to the pro forma adjustments described in the notes accompanying the unaudited pro forma financial information of the Combined Group in accordance with U.S. GAAP included in Part A of Section B of Part III of this document. The unaudited pro forma financial data have been prepared from, and you should read the data in conjunction with, the historical consolidated financial statements, including the related notes, of Carnival and P&O Princess that have been incorporated by reference in this document.

The following unaudited pro forma financial data have been prepared in accordance with Carnival's accounting policies under U.S. GAAP. U.S. GAAP differs in certain respects from UK GAAP, and Carnival's accounting policies under U.S. GAAP differ in certain respects from P&O Princess' accounting policies under UK GAAP and U.S. GAAP. The notes to the P&O Princess consolidated financial statements, which are included in its Annual Report on Form 20-F for the year ended 31 December 2001 and incorporated by reference in this document, describe the principal differences between U.S. GAAP and UK GAAP as they relate to P&O Princess.

The unaudited pro forma statement of operations data for the nine months ended 31 August 2002 and for the year ended 30 November 2001 have been prepared as if the DLC transaction had occurred on 1 December 2000. The unaudited pro forma balance sheet data as of 31 August 2002 have been prepared as if the DLC transaction had occurred on that date. See "Unaudited pro forma financial information of the Combined Group" in Section B of Part III.

                  Selected Unaudited Pro Forma Financial Data
                      For the Combined Group in U.S. GAAP
               (U.S. dollars in millions, except per share data)

                                                                                      For the Nine
                                                                                         Months    For the Year
                                                                                        Ended 31     Ended 30
                                                                                      August 2002  November 2001
Pro Forma Combined Statement of Operations Data:                                      ------------ -------------
Revenues
Costs and expenses                                                                       5,285.8      6,980.5
Operating                                                                               (2,928.6)    (4,045.3)
Selling and administrative                                                                (690.1)      (984.6)
Depreciation and amortisation                                                             (406.2)      (516.3)
Impairment charge                                                                          (20.0)      (140.4)
                                                                                        --------     --------
                                                                                        (4,044.9)    (5,686.6)
                                                                                        --------     --------
Operating income before loss from affiliated operations                                  1,240.9      1,293.9
Loss from affiliated operations, net                                                          --        (44.0)
                                                                                        --------     --------
Operating income                                                                         1,240.9      1,249.9

Nonoperating (expense) income
Net interest expense                                                                      (121.6)      (140.0)
Other (expense) income                                                                      (4.0)       106.7
Income tax benefit                                                                          21.0        166.3
                                                                                        --------     --------
                                                                                          (104.6)       133.0
                                                                                        --------     --------
Income before cumulative effect of change in accounting principle                        1,136.3      1,382.9

Cumulative effect of change in accounting principle                                           --         (9.0)
                                                                                        --------     --------
Net income                                                                               1,136.3      1,373.9
                                                                                        ========     ========
Earnings per share
Basic earnings per share before cumulative effect of change in accounting principle         1.43         1.74
Diluted earnings per share before cumulative effect of change in accounting principle       1.42         1.74

          Pro Forma Combined Balance Sheet Data:

          Assets                                          At 31 August
          Current assets                                      2002
                                                          ------------
          Cash and cash equivalents                            1,511.4
          Short-term investments                                  47.0
          Accounts receivable, net                               258.8
          Inventories                                            171.2
          Prepaid expenses and other                             206.9
          Fair value of hedged firm commitments                   97.0
                                                          ------------
             Total current assets                              2,292.3

          Property and Equipment, Net                         14,317.5
          Goodwill and Intangible Assets, Net                  4,356.2
          Other Assets                                           298.7
          Fair Value of Hedged Firm Commitments                  180.3
                                                          ------------
                                                              21,445.0
                                                          ============

          Liabilities and Shareholders' Equity
          Current Liabilities
          Current portion of long-term debt                      101.3
          Accounts payable                                       442.7
          Accrued liabilities                                    659.3
          Customer deposits                                    1,164.6
          Dividends payable                                       61.6
          Fair value of derivative contracts                     208.4
                                                          ------------
             Total current liabilities                         2,637.9

          Long-Term Debt                                       5,121.9
          Deferred Income and Other Long-Term Liabilities        239.2
          Fair Value of Derivative Contracts                     184.2

          Shareholders' Equity                                13,261.8
                                                          ------------
                                                              21,445.0
                                                          ============

Section H.  Comparative per share data and stock prices

The following table sets forth selected historical and pro forma per share data for Carnival and historical and pro forma equivalent per share data for P&O Princess prepared in accordance with U.S. GAAP. The unaudited pro forma net income and book value data give effect to the transaction as if it was completed on 31 August 2002 for balance sheet purposes and 1 December 2000 for statement of operations purposes and are based on the unaudited combined pro forma financial information of Carnival and P&O Princess prepared in accordance with U.S. GAAP included in Part A of Section B of Part III this document. The unaudited pro forma per share data should be read in conjunction with the historical audited and unaudited consolidated financial statements and related notes of Carnival incorporated by reference in this document and the historical audited and unaudited consolidated financial statements and related notes of P&O Princess incorporated by reference in this document. The P&O Princess pro forma equivalent per share data were calculated by multiplying the Carnival pro forma per share data by an exchange ratio of 0.3004.

The unaudited pro forma combined per share data may not be indicative of the operating results or financial position that would have occurred if the DLC transaction had been completed at the beginning of the period indicated, and may not be indicative of future operating results or financial position.

Statement of Operations Data:

                                                                                  For the Nine
                                                                        For the      Months
                                                                      Year Ended     Ended
                                                                      30 November  31 August
                                                                         2001         2002
                                                                      ----------- ------------
                                                                         (in U.S. dollars)
CARNIVAL--HISTORICAL
Net income per share:
   Basic                                                                  1.58        1.41
   Diluted                                                                1.58        1.40
Cash dividends per share                                                  0.42       0.315

CARNIVAL--PRO FORMA
Net income per share:
   Basic                                                                  1.74        1.43
   Diluted                                                                1.74        1.42
Cash dividends per share                                                  0.42       0.315

                                                                                  For the Nine
                                                                        For the      Months
                                                                      Year Ended     Ended
                                                                      31 December 30 September
                                                                         2001         2002
                                                                      ----------- ------------
                                                                         (in U.S. dollars)
P&O PRINCESS--HISTORICAL
Net income per share before cumulative effect of change in accounting principle/(1)/:
   Basic                                                                 0.628        0.41
   Diluted                                                               0.625       0.407
Cash dividends per share                                                  0.12        0.09

                                                                                  For the Nine
                                                                        For the      Months
                                                                      Year Ended     Ended
                                                                      30 November  31 August
                                                                         2001         2002
                                                                      ----------- ------------
                                                                         (in U.S. dollars)
P&O PRINCESS--PRO FORMA EQUIVALENT
Net income per share:
   Basic                                                                  0.52        0.43
   Diluted                                                                0.52        0.43
Cash dividends per share                                                 0.126       0.095

Balance Sheet Data:

                                          At 31 August 2002
                                     ---------------------------
                                      Historical     Pro Forma
                                     ------------- -------------
                                          (in U.S. dollars)
                CARNIVAL
                Book value per share     12.43         16.63

                                                     Pro Forma
                                     Historical at Equivalent at
                                     30 September    31 August
                                         2002          2002
                                     ------------- -------------
                                          (in U.S. dollars)
                P&O PRINCESS
                Book value per share      4.03          5.00

--------
(1)The year ended 31 December 2001 includes $0.24 per share related to the reversal of existing deferred tax liabilities, which are no longer needed upon P&O Princess' entry into the UK tonnage tax regime.

Comparative stock prices

The following table sets out (i) the closing middle-market quotations for P&O Princess shares as derived from the London Stock Exchange Daily Official List,
(ii) the closing price per P&O Princess ADSs as reported on the NYSE Composite Transactions Tape, (iii) the closing stock price of Carnival shares as reported on the NYSE Composite Transactions Tape, (iv) the "equivalent per ordinary share price" (as defined below) of P&O Princess shares and (v) the "equivalent per ADS price" (as defined below) of P&O Princess ADSs on:

..   19 November 2001 (the last business day prior to the date of the announcement that P&O Princess and Royal Caribbean announced that they had entered into an agreement to implement a dual-listed company structure);

..   23 October 2002 (the last business day prior to the public announcement of
    Carnival's pre-conditional proposal for the DLC transaction and the Partial Share Offer); and

..   . 2003 (the latest practicable date prior to the posting of this document).

The "equivalent per ordinary share price" of the P&O Princess shares and the "equivalent per ADS price" of P&O Princess ADSs represents the value that would have been received by a P&O Princess shareholder accepting the Partial Share Offer for each P&O Princess share or P&O Princess ADS at these prices of Carnival shares, calculated by multiplying the applicable middle-market quotation for Carnival shares by 0.3004 and 1.2016, respectively, which is the fraction of a Carnival share being offered in exchange for each of the issued P&O Princess shares and P&O Princess ADSs, respectively, in the Partial Share Offer.

                                                                   P&O
                                                       P&O       Princess
                         P&O       P&O    Carnival   Princess   equivalent
                       Princess  Princess  common   equivalent   per ADS
                       ordinary    ADSs    shares  per ordinary   price
                        shares   (in U.S. (in U.S. share price   (in U.S.
                      (in pence) dollars) dollars)  (in pence)   dollars)
                      ---------- -------- -------- ------------ ----------
     19 November 2001   317.0     18.10    26.11      554.5       31.37
     23 October 2002    455.0     29.35    26.00      504.3       31.24
     . 2003               .         .        .          .           .

                                    PART II

                                 RISK FACTORS

In addition to the other information contained or incorporated by reference in this document (including the risk factors contained in Carnival's Annual Report on Form 10-K for the year ended 30 November 2001 and P&O Princess' Annual Report on Form 20-F for the year ended 31 December 2001), P&O Princess shareholders should consider the following risk factors before deciding whether to accept the Partial Share Offer or how to vote on the DLC transaction.

Risks relating to the DLC transaction

Benefits from the DLC structure may not be achieved to the extent or within the time period currently expected, which could eliminate, reduce and/or delay the improvements in cost savings and operational efficiencies expected to be generated by the DLC structure

Following completion of the DLC transaction, P&O Princess and Carnival will be managed as if they were a single economic enterprise. Carnival and P&O Princess expect the combination under the DLC structure to enable them to achieve cost savings through synergies as well as enhanced operational efficiencies. However, the companies may encounter substantial difficulties during this process that could eliminate, reduce and/or delay the realisation of the cost savings and synergies that they currently expect. Among other things, these difficulties could include:

..   loss of key employees;

..   inconsistent and/or incompatible business practices, operating procedures, information systems, financial controls and procedures, cultures and compensation structures between Carnival and P&O Princess;

..   unexpected integration issues and higher than expected integration costs;
    and

..   the diversion of management's attention from day-to-day business as a result of the need to deal with integration issues.

As a result of these difficulties, the actual cost savings and synergies generated by the DLC structure may be less, and may take longer to realise, than the companies currently expect.

The structure of the DLC transaction involves risks not associated with the more common ways of combining the operations of two companies and these risks may have an adverse effect on the economic performance of the companies and/or their respective share prices

The DLC structure is a relatively uncommon way of combining the operations and management of two companies and it involves different issues and risks than those associated with the other more common ways of effecting such a combination. In the DLC transaction, the combination will be effected primarily by means of contracts between the two companies and not by operation of a statute or court order. The legal effect of these contractual rights may be different than the legal effect of a merger or amalgamation under statute or court order and there may be difficulties in enforcing these contractual rights. In addition, the contracts will be enforceable only by the companies and not directly by their shareholders. The Combined Group will maintain two separate public companies and comply with both Panamanian corporate law and English company and securities laws and different regulatory and stock exchange requirements in the UK and the U.S. This is likely to require more administrative time and cost than is currently the case for each company, which may have an adverse effect on the Combined Group's operating efficiency.

The shares of Carnival and P&O Princess may not trade in line with the equalisation ratio

The economic interests of the shares of Carnival and P&O Princess will be contractually aligned in accordance with the equalisation ratio. However, because the shares of the two companies will remain outstanding, will not be exchangeable for each other at the option of the shareholder and will primarily trade in separate markets with different characteristics and in different currencies, the relative market prices of the shares of P&O Princess and Carnival may not exactly reflect the equalisation ratio. P&O Princess shares could trade at a discount to the Carnival shares because P&O Princess shares will represent between 21 and 26 per cent. of the equity of the Combined Group.

The liquidity and market value of P&O Princess shares could decrease following the DLC transaction and the Partial Share Offer, and this could affect the inclusion of P&O Princess shares in the FTSE series of indices or their full weighting

As a result of the DLC transaction, P&O Princess shares will account for approximately 26 per cent. of the total outstanding equity of the Combined Group. To the extent P&O Princess shares are exchanged for Carnival shares under the Partial Share Offer this percentage would be further reduced to not less than 21 per cent. of the total outstanding equity of the Combined Group. Any such exchange would reduce the liquidity of the market for P&O Princess shares below its level immediately prior to the DLC transaction. In addition, the liquidity of the market for P&O Princess shares would also be further reduced by any future repurchases or buy-back of P&O Princess shares by Carnival or P&O Princess. Reductions in liquidity could adversely affect the market value of the P&O Princess shares.

The liquidity of the market for the P&O Princess shares would also be adversely affected if they became no longer eligible for inclusion in the FTSE series of indices, including the FTSE 100 index. Based on the thresholds currently required to remain in the FTSE 100, this could occur if the aggregate market value of the outstanding P&O Princess shares falls significantly compared to other constituents of the index. In addition, in order to maintain its full weighting in the FTSE indices, including the FTSE 100, a minimum percentage of P&O Princess shares must qualify as free float as determined by FTSE International. Purchases of P&O Princess shares by Carnival, for example, would reduce the free float. Failure to be included and/or to receive full weighting in the FTSE indices could significantly reduce the demand for, and therefore the liquidity of, P&O Princess shares and lead to significant sales of P&O Princess shares. These could adversely affect the market value of P&O Princess shares.

Changes under the Internal Revenue Code, the applicable U.S. income tax treaties, and the uncertainty of the DLC structure under the Internal Revenue Code may adversely affect the U.S. federal income taxation of the U.S. source shipping income of the Combined Group

Carnival and P&O Princess believe that substantially all of the U.S. source shipping income of each respective company and its subsidiaries qualifies for exemption from U.S. federal income tax, either under:

..   Section 883 of the Internal Revenue Code;

..   as appropriate in the case of P&O Princess and its UK resident subsidiaries, under the UK-U.S. Income Tax Treaty; or

..   other applicable U.S. income tax treaties,

and should continue to so qualify after completion of DLC transaction. There is, however, no existing U.S. federal income tax authority that directly addresses the tax consequences of implementation of a dual listed company structure such as the DLC structure for purposes of Section 883 or any other provision of the Internal Revenue Code or any income tax treaty and, consequently, the matters discussed above are not free from doubt. See paragraph 11 of Section A of Part III under the heading "U.S. taxation".

To date no final U.S. Treasury regulations or other definitive interpretations of the relevant portions of Section 883 have been promulgated, although regulations have been proposed. Any such final regulations or official interpretations could differ materially from Carnival's and P&O Princess' interpretation of this Internal Revenue Code provision and, even in the absence of differing regulations or official interpretations, the Internal Revenue Service might successfully challenge either or both Carnival's and P&O Princess' current interpretation of Section 883. In addition, the provisions of
Section 883 are subject to change at any time by legislation. Moreover, changes could occur in the future with respect to the trading volume or frequency of Carnival shares and/or P&O Princess shares on their respective exchanges or with respect to the identity, residence, or holdings of Carnival's and/or P&O Princess' direct or indirect shareholders that could affect the eligibility of Carnival and its subsidiaries and/or certain members of the P&O Princess group otherwise eligible for the benefits of Section 883 to qualify for the benefits of Section 883 exemption. Accordingly, it is possible that Carnival and its subsidiaries and/or the members of the P&O Princess group whose tax exemption is based on Section 883 may lose their exemption from U.S. federal income tax on U.S.-source shipping income. If any such corporation were not entitled to the benefits of Section 883, it would be subject to

U.S. federal income taxation on a portion of its income, which would reduce the net income of such corporation.

As noted above, P&O Princess believes that substantially all of the U.S. source shipping income of P&O Princess and its UK resident subsidiaries qualifies for exemption from U.S. federal income tax under the UK-U.S. Income Tax Treaty. The UK-U.S. Income Tax Treaty has been renegotiated and signed but is pending ratification by the U.S. P&O Princess believes that substantially all of the U.S. source shipping income of the companies referred to above should qualify for exemption from U.S. federal income tax under such treaty if, and as of when, the pending treaty comes into force. In addition, certain companies of the Combined Group may rely on other U.S. income tax treaties for similar exemptions from U.S. taxation on U.S. source shipping income. Neither Carnival nor P&O Princess believe that the DLC transaction will affect the ability of these corporations to continue to qualify for such treaty benefits. There is, however, no authority that directly addresses the effect, if any, of DLC arrangements on the availability of benefits under any applicable U.S. income tax treaty and, consequently, the matter is not free from doubt.

These treaties may be abrogated by either applicable country, replaced or modified with new agreements that treat shipping income differently than under the agreements currently in force. If any of the corporations discussed in the paragraph above that currently qualify for exemption from U.S. source shipping income under any applicable U.S. income tax treaty do not qualify for benefits under the existing treaties or the existing treaties are abrogated, replaced or materially modified in a manner adverse to the interests of any such corporation and, with respect to U.S. federal income tax only, such corporation does not qualify for Section 883 exemption, such corporation may be subject to U.S. federal income taxation on a portion of its income, which would reduce the net income of any such corporation.

After the DLC transaction is completed, P&O Princess shares could be subject to a mandatory exchange into Carnival shares and this would adversely affect holders to the extent they are required, or prefer, to hold UK shares

In certain limited circumstances following implementation of the DLC structure, P&O Princess shares, other than those held by Carnival, may be subject to a mandatory exchange for Carnival shares at the then prevailing equalisation ratio. These circumstances include:

..   a change in tax law that has a material adverse impact on the DLC structure which cannot be avoided by other commercially reasonable means; and

..   the illegality or unenforceability of all or a substantial part of the DLC documents.

In both cases, board action is required and in the case of a change in tax law, shareholder approval is also required. Upon a mandatory exchange, P&O Princess shareholders would no longer hold their investment in the Combined Group in the form of P&O Princess shares listed on the London Stock Exchange and included in the FTSE series of indices, but would instead hold their investment in the form of Carnival shares listed on the NYSE. The exchange by UK P&O Princess shareholders of P&O Princess shares for Carnival shares following mandatory exchange should not constitute a taxable disposal for the purposes of UK taxation on chargeable gains. However, the exchange would adversely affect the holders to the extent they are required, or prefer to hold shares in a UK company with its primary listing on the London Stock Exchange. Additionally, for UK resident or ordinarily resident shareholders dividends paid on Carnival shares are taxed differently than dividends paid on P&O Princess shares and this difference in tax treatment may adversely affect certain P&O Princess shareholders subject to a mandatory exchange.

Under current law, depending on the facts or circumstances at the particular time, the mandatory exchange offer may or may not be a taxable transaction for U.S. federal income tax purposes for U.S. P&O Princess shareholders.

A small group of shareholders will collectively own approximately 35 per cent. of the total combined voting power of the outstanding shares of the Combined Group and may be able to effectively control the outcome of shareholder voting

A group of shareholders, comprising certain members of the Arison family, including Micky Arison, and trusts established for their benefit, that currently beneficially owns approximately 47 per cent. of the voting power of Carnival, will own shares entitled to cast approximately 35 per cent. of the total combined voting power of the outstanding shares of the Combined Group. Depending upon the nature and extent of the shareholder vote, this group of shareholders may have the power to effectively control, or at least to influence substantially, the outcome of shareholder votes and therefore the corporate actions requiring such votes.

Following completion of the DLC transaction, fewer shares of P&O Princess will be required to approve resolutions at P&O Princess shareholder meetings than would otherwise be the case because:

..   P&O Princess shares acquired by Carnival in the Partial Share Offer
    (potentially up to 20 per cent. of its shares in issue) or otherwise generally will not have voting rights; and

..   votes at P&O Princess shareholder meetings generally will be carried out based on the percentage of shares voting, rather than based on the number of shares in issue.

Provisions in the Carnival and P&O Princess constitutional documents may prevent or discourage takeovers and business combinations that shareholders in the Combined Group might consider in their best interests

Carnival's articles and by-laws and P&O Princess' articles contain provisions that may delay, defer, prevent or render more difficult a takeover attempt that shareholders in the Combined Group might consider to be in their best interests. For instance, these provisions may prevent shareholders in the Combined Group from receiving a premium to the market price of Carnival shares and/or P&O Princess shares offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of Carnival shares or P&O Princess shares if they are viewed as discouraging takeover attempts in the future.

Specifically, Carnival's articles of incorporation contain provisions that prevent third parties, other than the Arison family and trusts for their benefit, from acquiring beneficial ownership of more than 4.9 per cent. of the outstanding Carnival shares without the consent of the Carnival board of directors and provide for the lapse of rights, and sale, of any shares acquired in excess of that limit. In addition, the Carnival and P&O Princess constitutional documents contain provisions that would apply some of the anti-takeover protections provided by the Takeover Code to both companies. No third party, other than the Arison family and related entities, may acquire more than 30 per cent. of the voting power of one company without making an equivalent offer for the other company. The combined effect of these provisions may preclude third parties from seeking to acquire a controlling interest in either company in transactions that shareholders might consider to be in their best interests and may prevent them from receiving a premium above market price for their shares. These provisions may only be amended by both sets of shareholders, voting separately as a class, in a class rights action.

Risks relating to the Combined Group's businesses

The Combined Group may lose business to competitors throughout the vacation market

The Combined Group will operate in the vacation market and cruising is one of many alternatives for people choosing a vacation. The Combined Group will therefore risk losing business not only to other cruise lines, but also to other vacation operators that provide other leisure options including hotels, resorts and package holidays and tours.

The Combined Group will face significant competition from other cruise lines, both on the basis of cruise pricing and also in terms of the nature of ships and services it will offer to cruise passengers. The Combined Group's principal competitors within the cruise vacation industry will include:

..   Royal Caribbean, which owns Royal Caribbean International and Celebrity
    Cruises;

..   Norwegian Cruise Line and Orient Line;

..   Disney Cruise Line;

..   MyTravel's Sun Cruises, Thomson, Saga and Fred Olsen in the UK;

..   Festival Cruises, Hapag-Lloyd, Peter Deilmann and Phoenix Reisen in Germany;

..   Festival Cruises, Mediterranean Shipping Cruises, Royal Olympic Cruise Line
    and Louis Cruise Line in southern Europe;

..   Crystal Cruises;

..   Radisson Seven Seas Cruise Lines; and

..   Silversea Cruises.

The Combined Group will also compete with land-based vacation alternatives throughout the world, including, among others, resorts and hotels located in Las Vegas, Nevada, Orlando, Florida, various Caribbean, Mexican, Bahamian and Hawaiian Island destination resorts and numerous vacation destinations throughout Europe and the rest of the world.

In the event that the Combined Group does not compete effectively with other vacation alternatives and cruise companies, its market share could decrease and its results of operations and financial condition could be adversely affected.

Overcapacity within the cruise and competing land-based vacation industry could have a negative impact on net revenue yields, increase operating costs, result in ship asset impairments and could adversely affect profitability

Cruising capacity has grown in recent years and Carnival and P&O Princess expect it to continue to increase over the next three and a half years as all of the major cruise vacation companies are expected to introduce new ships. In order to utilise new capacity, the cruise vacation industry will need to increase its share of the overall vacation market. The overall vacation market is also facing increases in land-based vacation capacity, which also will impact the Combined Group. Failure of the cruise vacation industry to increase its share of the overall vacation market could have a negative impact on the Combined Group's net revenue yields. Should net revenue yields be negatively impacted, the Combined Group could experience an adverse effect on its results of operations and financial condition, including ship asset impairments. In addition, increased cruise capacity could impact the Combined Group's ability to retain and attract qualified crew at competitive costs and, therefore, increase the Combined Group's shipboard employee costs.

The international political and economic climate and other world events affecting safety and security could adversely affect the demand for cruises and could harm the Combined Group's future sales and profitability

Demand for cruises and other vacation options has been and is expected to continue to be affected by the public's attitude towards the safety of travel, the international political climate and the political climate of destination countries. Events such as the terrorist attacks in the U.S. on September 11, 2001 and the threat of additional attacks, or the outbreak of hostilities or war or concerns that such hostilities or war might break out, together with the resulting political instability and concerns over safety and security aspects of travelling, have had a significant adverse impact on demand and pricing in the travel and vacation industry and may continue to do so in the future. Demand for cruises is also likely to be increasingly dependent on the underlying economic strength of the countries from which cruise companies source their passengers. Economic or political changes that reduce disposable income or consumer confidence in the countries from which the Combined Group will source its passengers may affect demand for vacations, including cruise vacations, which are a discretionary purchase. Decreases in demand could lead to price discounting which, in turn, could reduce the profitability of its business.

The Combined Group may not be able to obtain financing on terms that are favourable or consistent with its expectations

Access to financing for the Combined Group will depend on, among other things, the maintenance of strong long-term credit ratings. Carnival's debt is currently rated "A" by Standard & Poor's, "A2" by Moody's Investor Services and "A" by FitchRatings. P&O Princess' debt is currently rated "BBB" by Standard & Poor's, "Baa3" by Moody's and "BBB+" by FitchRatings. As a result of the DLC transaction, the debt rating of the Combined Group may be downgraded from Carnival's current ratings.

Carnival and P&O Princess believe their current external sources of liquidity and cash on hand, together with forecasted cash flows from future operations, will be sufficient to fund most or all of the capital projects, debt service requirements, dividend payments, working capital and other firm commitments of the Combined Group.

The forecasted cash flow from operations for the Combined Group, as well as the credit ratings of each of Carnival and P&O Princess, may be adversely affected by various factors, including, but not limited to, declines in customer demand, increased competition, the deterioration in general economic and business conditions, terrorist attacks, ship incidents, adverse media publicity and changes in fuel prices, as well as other factors noted under these "Risk factors" and the "Cautionary note concerning factors that may effect future results" section of this document. To the extent that the Combined Group is required, or chooses, to fund future cash requirements, including future shipbuilding commitments, from sources other than cash flow from operations, cash on hand and current external sources of liquidity, the Combined Group will have to secure such financing from banks or through the offering of debt and/or equity securities in the public or private markets.

The future operating cash flow of the Combined Group may not be sufficient to fund future obligations, and the Combined Group may not be able to obtain additional financing, including financing for the refinancing of existing P&O Princess debt, if necessary, at a cost that meets its expectations. Accordingly, the financial results of the Combined Group could be adversely affected.

Conducting business internationally can result in increased costs

The Combined Group will operate the businesses of Carnival and P&O Princess internationally and plans to continue to develop its international presence. Operating internationally exposes the Combined Group to a number of risks, including:

..   currency fluctuations;
..   interest rate movements;
..   the imposition of trade barriers and restrictions on repatriation of earnings;
..   political risks;
..   risk of increases in duties, taxes and governmental royalties; and
..   changes in laws and policies affecting cruising, vacation or maritime businesses or the governing operations of foreign-based companies.

If the Combined Group is unable to address these risks adequately, its results of operations and financial condition could be adversely affected.

Accidents and other incidents at sea or adverse publicity concerning the cruise industry or the Combined Group could affect the Combined Group's reputation and harm its future sales and profitability

The operation of cruise ships involves the risk of accidents, illnesses, mechanical failures and other incidents at sea, which may bring into question passenger safety, health, and security and thereby adversely affect future industry performance. Incidents involving passenger cruise ships could occur and could adversely affect future sales and profitability. In addition, adverse media publicity concerning the vacation industry in general or the cruise industry or the Combined Group in particular could impact demand and, consequently, have an adverse impact on the Combined Group's profitability.

Operating and financing costs are subject to many economic and political factors that are beyond the Combined Group's control, which could result in increases in operating and financing costs

Some of the Combined Group's operating costs, including fuel, insurance and security costs, are subject to increases because of market forces and economic or political instability beyond the Combined Group's control. In addition, interest rates and the Combined Group's ability to secure debt or equity financing, including in order to finance the purchase of new ships, are dependent on many economic and political factors. Actions by U.S. and non-U.S. taxing jurisdictions, could also cause an increase in the Combined Group's costs. Increases in operating and financing costs could adversely affect the Combined Group's results because the Combined Group may not be able to recover these increased costs through price increases of its cruise vacations.

Environmental and health, safety and security legislation and regulation could affect operations and increase operating costs

Some environmental groups have lobbied for more stringent regulation of cruise ships. Some groups also have generated negative publicity about the cruise industry and its environmental impact. The

U.S. Environmental Protection Agency is considering new laws and rules to manage cruise ship waste. Alaskan authorities are currently investigating an incident that occurred in August 2002 on board Holland America's Ryndam involving a wastewater discharge from the ship. As a result of this incident, various Ryndam ship officers have received grand jury subpoenas from the U.S. Attorney's office in Alaska. If the investigation results in charges being brought, sanctions could include a prohibition of operations in Alaska's Glacier Bay National Park and Preserve for a period of time. Stricter environmental and health, safety and security legislation and regulations could affect the cruise industry in general or the Combined Group's operations in particular, and increase the cost of compliance and adversely affect the cruise industry in general or the Combined Group's operations in particular. The Combined Group's costs of complying with current and future environmental, health, safety and security laws, or liabilities arising from past or future releases of, or exposure to, hazardous substances or to vessel discharges, could materially adversely affect the Combined Group's business, results of operations or financial condition.

Pursuant to a settlement with the U.S. government in April 2002, Carnival pled guilty to certain environmental violations. Carnival was sentenced under a plea agreement pursuant to which it paid fines to the U.S. government and other parties. Carnival was also placed on probation for a term of five years. Under the terms of the probation, any future violation of environmental laws by Carnival may be deemed a violation of probation. In addition, Carnival was required as a special term of probation to develop, implement and enforce a worldwide environmental compliance program. Carnival is in the process of implementing the environmental compliance programme and expects to incur higher environmental compliance costs in 2003 and beyond as a result of the programme. If the DLC transaction is approved, the terms of the environmental compliance programme will become applicable to P&O Princess resulting in higher environmental compliance costs for P&O Princess.

The Combined Group's costs of complying with current and future environmental, health, safety and security laws, or liabilities arising from past or future releases of, or exposure to, hazardous substances or to vessel discharges, could materially adversely affect the Combined Group's business, results of operations or financial condition.

Delays in ship construction and problems encountered at shipyards could reduce the Combined Group's profitability

The construction of cruise ships is a complex process and involves risks similar to those encountered in sophisticated construction projects, including delays in completion and delivery. In addition, industrial actions and insolvency or financial problems of the shipyards building the Combined Group's ships could also delay or prevent the delivery of its ships under construction. These events could adversely affect the Combined Group's profitability to the extent they are not mitigated by contractual provisions, insurance or performance and refund guarantees obtained by the Combined Group.

                                   PART III

                       INFORMATION ON THE COMBINED GROUP

Section A.  Description of the Combined Group
This description of the Combined Group assumes completion of the DLC transaction. The DLC transaction is conditional on certain events, including approval by the shareholders of both P&O Princess and Carnival.

The DLC transaction is a means of enabling P&O Princess and Carnival to combine their management and operations as if they were a single economic enterprise, while retaining their separate legal identities. This will be accomplished through contractual arrangements and amendments to each company's constitutional documents. In addition, the constitutional documents of the two companies will be harmonised, to the extent practicable and permitted by law, to ensure their corporate procedures are substantially similar. You will receive a shareholder circular in connection with the P&O Princess EGM to approve the implementation of the DLC structure, which describes the DLC transaction in greater detail.

1.  The Combined Group

The Combined Group will be the largest cruise vacation group in the world, based on revenue, passengers carried and available capacity. It will have a wide portfolio of complementary brands, both by geography and product offering, and will include some of the best known cruise brands globally. The directors of each of Carnival and P&O Princess believe that the combination will allow the Combined Group to offer a wider range of vacation choices for its passengers and will enhance its ability to attract passengers from land-based vacations to cruise vacations.

The Combined Group will have a combined fleet of 65 cruise ships offering 99,964 lower berths, with 18 additional cruise ships with 42,260 lower berths scheduled to be added over the next three and a half years, and will be a leading provider of cruises to all major cruise destinations outside the Far East. The Combined Group will have one of the youngest fleets among the major cruise vacation operators, with an expected average age of 7.5 years as of 31 January 2003. The Combined Group will also operate two private destination ports of call in the Caribbean for the exclusive use of its passengers and two river boats, and will offer land-based tour packages as part of its vacation product alternatives. Carnival and P&O Princess together carried approximately
4.7 million passengers in fiscal 2002.

On a pro forma basis in accordance with U.S. GAAP, the Combined Group would have reported revenues of $7.0 billion and net income of $1.4 billion for the fiscal year ended 30 November 2001 (Carnival's fiscal year end) and revenues of $5.3 billion and net income of $1.1 billion for the nine months ended 31 August 2002. On the same basis, the Combined Group would have reported shareholders' equity of $13.3 billion as at 31 August 2002. On a pro forma basis in accordance with UK GAAP, the Combined Group would have reported revenues of $7.0 billion and net income of $1.4 billion for the financial year ended 31 December 2001 (P&O Princess' financial year end) and revenues of $5.3 billion and net income of $1.1 billion for the nine months ended 30 September 2002 (in effect, the same periods as Carnival's but reflecting P&O Princess' different year-end). On the same basis, the Combined Group would have reported net assets of $13.4 billion as at 30 September 2002.

2.  Brands

The Combined Group will offer thirteen complementary brands with leading positions in North America, the UK, Germany, Italy, France, Spain, Brazil, Argentina and Australia. These brands operate itineraries in the following regions: Alaska, Australia, Bahamas, Bermuda, Canada, the Caribbean, Europe, the Hawaiian Islands, the Mexican Riviera, the Mediterranean, New England, the Panama Canal, South America and other exotic destinations worldwide.

The Combined Group's principal brands will include:

    Carnival Cruise Lines        -- primarily marketed in North America
    Princess Cruises
    Holland America Line
    Cunard Line
    Windstar Cruises
    Seabourn Cruise Line

    P&O Cruises (UK)             --primarily marketed in the UK
    Swan Hellenic
    Ocean Village

    AIDA                         --primarily marketed in Germany
    A'ROSA

    Costa Cruises                --primarily marketed in southern Europe, Germany, North
                                   America and South America (primarily Brazil and
                                   Argentina)

    P&O Cruises (Australia)      --primarily marketed in Australia

Both Carnival and P&O Princess have historically managed their brands on a decentralised basis. The Combined Group intends to take a similar approach while integrating certain back office activities and taking other steps to achieve economies of scale and cost synergies.

3.  Fleet

The Combined Group will operate a fleet of 65 cruise ships with an aggregate capacity of 99,964 lower berths. Carnival and P&O Princess together have an additional 18 cruise ships on order, with an aggregate capacity of 42,260 lower berths, scheduled for delivery during the next three and a half years. In addition, the Combined Group will operate two river boats on the Danube and will have two new river boats on order representing a further 400 lower berths.

As at 31 January 2003, the fleet of the Combined Group (excluding river boats) is expected to have an average vessel age (weighted by lower berths) of 7.5 years and an average vessel size of approximately 1,540 lower berths. Based on the existing fleet and announced additions and withdrawals, and excluding river boats, the average vessel age (weighted by lower berths) of the Combined Group's fleet will be 8.7 years at 30 November 2006 and its average vessel size will have increased to approximately 1,720 lower berths.

The table below summarises the Combined Group's fleet capacity measured in lower berths by brand expected as at 31 January 2003 and the projected fleet capacity at 30 November 2006, taking into account existing cruise ships on order and announced transfers and withdrawals. In accordance with industry practice, capacity is based on two passengers occupying the lower berths in each cabin, even though some cabins can accommodate more than two passengers.

Lower berths

                        Capacity                                         Projected
                        expected                                         capacity
                         at 31                                             at 30
                        January   Vessel      Announced      Announced   November
Brands                    2003   additions withdrawals/(4)/  transfers     2006
Carnival Cruise Lines    38,348   11,046          --             --        49,394
Princess Cruises         19,920   10,410          --         (3,600)       26,730
Holland America Line     14,460    7,392          --             --        21,852
Cunard Line               2,458    4,588          --             --         7,046
Windstar Cruises            604       --          --             --           604
Seabourn Cruise Line        624       --          --             --           624
P&O Cruises (UK)          7,170       --          --            560/(3)/    7,730
Swan Hellenic/(1)/          360      676        (360)            --           676
Ocean Village/(2)/           --      170          --          1,450         1,620
Costa Cruises            10,770    7,554          --             --        18,324
AIDA                      2,460    1,270          --             --         3,730
A'ROSA                    1,590       --          --          1,590         3,180
P&O Cruises (Australia)   1,200       --          --             --         1,200
A'ROSA (River Cruises)      400      400          --             --           800
                        -------   ------        ----         ------       -------
Total                   100,364   43,506        (360)            --       143,510

--------
(1)The charter for the 360-berth Minerva ends in April 2003. The ship will be replaced by a new chartered ship, Minerva II, which was built in 2001 and has 676 lower berths.
(2)Arcadia, which is currently sailing in the P&O Cruises (UK) fleet, is due to be transferred to Ocean Village in the second quarter of 2003. Her refit will result in the creation of an additional 170 lower berths.
(3)This figure reflects the net result of the transfer of Adonia, with 2,010 lower berths, from the Princess fleet to the P&O Cruises (UK) fleet in the second quarter of 2003 and the redeployment of Arcadia, with 1,450 lower berths, to the Ocean Village fleet in the second quarter of 2003.
(4)The Combined Group is expected to withdraw additional capacity from service through 2006.

4.  Strategy

Carnival and P&O Princess operate multi-brand strategies that are intended to differentiate themselves from their competitors and provide products and services appealing to the widest possible target audience across all segments of the vacation industry.

Having established the contemporary Carnival Cruise Lines brand in 1972, Carnival entered the premium/luxury segment with the acquisition of Holland America Line/Windstar Cruises in 1989. Carnival continued to acquire and build brands and expand its geographic reach through the acquisition of the ultra luxury Seabourn brand, the contemporary European brand Costa Cruises and the premium/luxury British brand Cunard. These six brands are managed by four distinct management groups which operate on a decentralised basis. Carnival has found this decentralised management approach to be highly successful and expects the Combined Group to be managed in a similar fashion.

Similarly, P&O Princess has established a multi-brand strategy targeting a wide customer base. From established positions in the UK and Australian cruise industries, P&O Princess improved its position in the North American cruise industry in the 1970s and 1980s through the acquisitions of Princess Cruises and Sitmar Cruises and in Germany through the acquisition in 1999 of a majority stake in AIDA Cruises, one of the best known cruise brands in Germany. P&O Princess acquired the remainder of AIDA Cruises in 2000 and commenced the operation of a new German brand, A'ROSA, in 2002. In the UK, P&O Princess has recently launched Ocean Village, a new brand for the contemporary segment.

The Combined Group will seek to be the leading global cruise vacation operator with brands appealing to the widest target audience, focused on sourcing passengers from developed vacation markets where cruising is one of the largest and fastest growing vacation alternatives. Carnival and P&O

Princess also expect to market certain of the Combined Group's brands to enter into and expand developing vacation markets.

In pursuit of this strategy, the companies of the Combined Group will seek to:

Build on brand strengths

The Combined Group will have some of the most widely recognised cruise brands in North America, Europe, South America (primarily Brazil and Argentina) and Australia and will be a leading provider of cruise vacations to all of the key cruise destinations outside the Far East, including Alaska, Australia, Bahamas, Bermuda, Canada, the Caribbean, Europe, the Hawaiian Islands, the Mexican Riviera, the Mediterranean, New England, the Panama Canal, South America and other exotic destinations worldwide. Carnival and P&O Princess intend to continue to grow the Combined Group's brands and broaden and develop the range of destinations, itineraries, tours and vacation alternatives offered by the Combined Group. The Combined Group intends to provide greater choice and options for its passengers among these well-recognised brands in order to continue to attract passengers from the wider vacation market.

Increase global presence

It is expected that the brand offerings and diversified fleet of the Combined Group will enable it to accelerate the entry of cruising into existing and new geographical vacation markets.

Both Carnival and P&O Princess believe that there is a significant opportunity to continue to build the Combined Group's presence in the relatively under-developed cruise vacation industry within continental Europe. The
Combined Group will be one of the leading cruise vacation companies in the UK, Germany and southern Europe, which are three of the largest vacation markets outside of North America. In the UK, P&O Cruises and Cunard are two of the most recognised cruise brands. AIDA is one of the best known cruise brands in Germany, and Costa is one of the most widely recognised cruise brands in Europe.

Maximise growth through strategic deployment of its brands and fleet

The Combined Group expects to strategically deploy its diversified fleet in order to increase its global reach and enter new and developing markets. Such strategic deployment is expected to allow the Combined Group to appeal to the largest target audience with brands, products and itineraries with the widest appeal in a particular geographic region.

Carnival and P&O Princess have traditionally constructed purpose-built ships for each of their brands, consistent with the passenger demographics and product features of the particular brand. In addition, in order to take advantage of the rapidly expanding demand in Europe for cruises, several vessels have been transferred within the Carnival and P&O Princess groups over the last several years. For example, Carnival's Tropicale was transferred to Costa and now operates as the Costa Tropicale and Holland America's Westerdam was transferred to Costa and now operates as the Costa Europa. P&O Princess has successfully deployed vessels in order to build its brands in the UK and Australia and to launch a new brand in Germany. For instance, in 2002 P&O Princess transferred the Ocean Princess and the Crown Princess to the P&O Cruises (UK) and A'ROSA brands in the UK and Germany, respectively, and intends to transfer the Sea Princess to the P&O Cruises (UK) fleet in 2003. In 2000, Princess Cruises' Sky Princess was redeployed to P&O Cruises (Australia) and now operates as the Pacific Sky.

Carnival and P&O Princess expect the Combined Group to continue to explore opportunities to utilise its vessels in such a manner consistent with providing the overall best return for the Combined Group.

Realise cost savings

Carnival has consistently been one of the most efficient cruise operators in the cruise vacation industry. Carnival believes it has been able to achieve these efficiencies through its decentralised management approach, economies of scale, highly experienced management team and the ability to disseminate best practices across its operating companies. Since its demerger from The Peninsular and Oriental Steam Navigation Company in October 2000, P&O Princess has pursued a cost reduction programme aimed at bringing its cost structure more into line with other major cruise operators. This programme is expected to have enabled underlying costs to be reduced by 13 per cent. per available berth day over two years.

Carnival and P&O Princess expect that the combination will generate cost savings, which are expected to come from the sharing of best practices of the management teams across the Combined Group, achieving operating efficiencies in such areas as purchasing and rationalising support organisations in locations served by both companies.

5.  Industry background

Since 1970, cruising has been one of the fastest growing segments of the vacation market. According to Cruise Lines International Association, or CLIA, a leading industry trade group, in 1970 approximately 0.5 million North American-sourced passengers took cruises of two consecutive nights or more. CLIA estimates that this number reached approximately 7.4 million passengers in 2002, an average compound annual growth rate of approximately 9 per cent. since 1970.

Outside North America, the principal sources of passengers for the industry are the UK, Germany, Italy, France, Spain and Australia. In all of these areas, cruising represents a smaller proportion of the overall vacation market than it does in North America but, based on industry data, is generally experiencing higher growth rates.

Cruising offers a broad range of products to suit vacationing passengers of many ages, backgrounds and interests. Cruise brands can be broadly divided into the contemporary, premium and luxury segments. The Combined Group will have significant product offerings in each of these segments. The contemporary segment is the largest segment and typically includes cruises that last seven days or less, have a more casual ambience and are less expensive than premium or luxury cruises. The premium segment is smaller than the contemporary segment and typically includes cruises that last from seven to 14 days. Premium cruises emphasise quality, comfort, style and more destination-focused itineraries and the average pricing on these cruises is typically higher than those in the contemporary segment. The luxury segment is the smallest segment and is typically characterised by smaller vessel size, very high standards of accommodation and service, generally with higher prices than the premium segment. Notwithstanding these marketing segment classifications, there is overlap and competition among cruise segments.

The Combined Group will provide cruise vacations in some of the largest vacation markets in the world: North America, the UK, Germany and southern Europe. A brief description of the principal vacation regions in which the Combined Group intends to operate is provided below.

North America

The largest vacation market and cruise market in the world is North America. According to CLIA, approximately 7.4 million North American passengers took cruises for two consecutive nights or more in 2002.

Estimates of North American-sourced cruise passengers and the number of lower berths marketed to North Americans compiled by CLIA over the period 1997 to 2002 are set out below:

                                  North
                                 American       Lower Berths
                                  Cruise      Marketed to North
                Calendar Year Passengers/(1)/  Americans/(2)/
                    1997        5,051,000          118,000
                    1998        5,428,000          138,000
                    1999        5,894,000          149,000
                    2000        6,882,000          166,000
                    2001        6,906,000          176,000
                    2002        7,400,000          193,000

(1)Based on passengers carried for at least two consecutive nights for the calendar year (2002 preliminary data).
(2)As of the end of the calendar year. These figures include some ships which are marketed in North America and elsewhere.

The principal itineraries visited by North American cruise passengers in 2002 were the Caribbean, Bahamas and Mexico. In addition, North American cruise passengers visited Alaska, Europe, the Mediterranean, Bermuda and the Panama Canal and other exotic locations, including South America, Africa, the South Pacific, the Orient and India.

Based on the number of ships that are currently on order worldwide and scheduled for delivery between 2002 and 2006, Carnival and P&O Princess expect that the net capacity serving North American consumers will increase significantly over the next several years. Projections compiled by CLIA indicate that by the end of 2003, 2004 and 2005, North America will be served by 187, 197 and 199 ships, respectively, having an aggregate passenger capacity of approximately 213,000, 236,000 and 240,000 lower berths, respectively. These figures include some ships that are expected to be marketed in North America and elsewhere.

Europe

Carnival and P&O Princess estimate that Europe is one of the largest vacation markets, but cruising in Europe has achieved a much lower penetration rate than in North America. Carnival and P&O Princess estimate that approximately 2.3 million European-sourced passengers took cruise vacations in 2002 compared to approximately 7.4 million North American-sourced passengers. However, from 1990 to 2002, the number of cruise passengers sourced from Europe has been growing faster than the number of cruise passengers sourced from North America. From 1997 through 2001, the rate at which European vacationers took a cruise grew at a compound annual growth rate of 11 per cent. compared to an 8 per cent. growth rate with respect to North American cruise vacationers. With respect to the European countries from which the most cruise passengers are sourced, from 1997 through 2001 the compound annual growth rate in cruise passengers was 10 per cent. in the UK, 14 per cent. in France, 8 per cent. in Germany and 8 per cent. in Italy. Cruise vacation companies are continuing to expand their offerings in Europe. For example, more cruise vacations were marketed to European passengers in 2002 than in 2001. Carnival and P&O Princess expect that a number of additional new or existing ships will be introduced into Europe over the next several years.

Carnival and P&O Princess also believe that Europe will represent a significant area for the growth for the Combined Group because, among other things, the vacation markets in Europe are large but the level of penetration of cruising is low.

UK

The UK is one of the largest sources for cruise passengers in the world. According to the Passenger Shipping Association, approximately 0.8 million UK passengers took cruises in 2001. UK cruising was relatively under-developed as a vacation option until the mid-1990s, but has since been one of the fastest growing regions in the world. The number of cruise passengers carried in the UK increased by a compound annual growth rate of approximately 10 per cent. between 1997 and 2001. The main destination for UK cruise passengers is the Mediterranean. Other popular destinations for UK cruise passengers include the Caribbean, the Atlantic Islands (including the Canary Islands and the Azores) and Scandinavia. The Combined Group will have two of the most widely recognised brands in the UK: P&O Cruises and Cunard.

Germany

Germany is one of the largest sources for cruise passengers in continental Europe with approximately 0.4 million cruise passengers in 2001. German cruising exhibited a compound annual growth rate in the number of passengers carried of approximately 8 per cent. between 1997 and 2001. Carnival and P&O Princess believe that German cruising is an underdeveloped market for the cruise industry. The main destinations visited by German cruise passengers are the Mediterranean and the Caribbean. Other popular destinations for German cruise passengers include Scandinavia and the Atlantic Islands. The Combined Group will have three brands marketed in Germany: AIDA, A'ROSA and Costa.

Southern Europe

The main regions in southern Europe for cruise passengers are Italy, France and Spain. Together, these countries generated approximately 0.6 million cruise passengers in 2001. Cruising in Italy,

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

France and Spain exhibited a compound annual growth rate in the number of passengers carried of approximately 14 per cent. between 1997 and 2001. Carnival and P&O Princess believe that these regions are also relatively underdeveloped markets for the cruise industry. The Combined Group intends to increase its penetration in southern Europe through Costa Cruises, the largest and one of the most recognised cruise brands marketed in Europe.

South America

Cruising has been marketed in South America for many years, although the region remains in an early stage of development. Cruises from South America typically occur during the southern hemisphere summer months of November through March, and are primarily seven to nine days in duration. The Combined Group expects its presence in this region will be primarily represented through the Costa brand, which currently operates two vessels in this region, Costa Classica and Costa Tropicale, offering approximately 2,324 lower berths.

Australia

Cruising in Australia is relatively small but well established. Carnival and P&O Princess estimate that approximately 0.1 million Australians took cruise vacations in 2001. Cruising in Australia is mainly comprised of Sydney round-trip cruises, and a smaller fly-cruise option. The Combined Group expects to continue to serve this region through the P&O Cruises (Australia) brand, which currently operates Pacific Sky and, for a portion of the year, Pacific Princess in this region, and through the Cunard Line, which markets its world cruise in Australia.

Characteristics of the cruise vacation industry

Strong growth

Cruise vacations have experienced significant growth in recent years. The number of new cruise ships currently on order from shipyards indicates that the growth in supply of cruise capacity is set to continue for a number of years. As a result of this continuing growth in supply, continued growth in demand across the industry, particularly in North America, will be required in order to take up this increase in supply. Given the historical growth rate of cruising and the relative low penetration levels in major vacation markets (as highlighted in more detail below), the Combined Group believes that there are significant areas for growth.

Wide appeal of cruising

Cruising appeals to a broad demographic range of vacationers. Industry surveys estimate that the principal passengers for cruising in North America (defined as households with income of $40,000 or more headed by a person who is at least 25 years old) now comprise approximately 128 million people. About half of these individuals have expressed an interest in a cruise as a vacation alternative.

Relatively low penetration levels

North America has the highest cruising penetration rates per capita. Nevertheless, CLIA estimates that only 15 per cent. of the U.S. population has ever taken a cruise. In the UK, where there has been significant expansion in the number of cruise passengers carried over the last five years, cruising penetration levels per capita are only approximately three-fifths of those of North America. In the principal vacation regions in continental Europe, cruising penetration levels per capita are approximately one-fifth of those in North America. Elsewhere in the world cruising is at an early stage of development and has far lower penetration rates.

Satisfaction rates

Cruise passengers tend to rate their overall satisfaction with a cruise-based vacation higher than comparable land-based hotel and resort vacations. In North America, industry studies indicate that cruise passengers experience a high level of satisfaction with their cruise product, with 69 per cent. of cruisers finding the value of the cruise vacation experience to be as good as, or better than, the value of other vacations.

6.  Competition

Carnival and P&O Princess compete, and the Combined Group will compete, both with a wide array of land-based vacation alternatives and with other cruise lines for consumers' disposable leisure time dollars.

The Combined Group will compete with land-based vacation alternatives throughout the world, including, among others, resorts and hotels located in Las Vegas, Nevada, Orlando, Florida, various Caribbean, Bahamian and Hawaiian Island destination resorts and numerous vacation destinations throughout Europe and the rest of the world. Specifically, the Combined Group's land-based competitors will include, among many others, MyTravel, Club Mediterranee, GoGo Tours, Fairfield Communities Vacation Ownership Club, First Choice, Harrah's Entertainment, Hilton Hotels, Hyatt Hotels, Kuoni Travel, Mandalay Resort Group, Disney, Universal Studios, Marriott International Resorts and the Marriott Vacation Ownership Club, MGM Grand, Nouvelle Frontieres, Perillo Tours, Ritz-Carlton Hotels, Saga Tours, Six Flags, Starwood Hotels and Resorts, Sandals Resorts, Sun City Resorts, Thomas Cook, Thomson Travel Group, Trafalgar and TUI, as well as various other theme parks.

The Combined Group's primary cruise competitors in the contemporary and/or premium cruise segments for North American-sourced passengers will be Royal Caribbean, which owns Royal Caribbean International and Celebrity Cruises, Star Cruises plc, which owns Norwegian Cruise Line and Orient Lines, and Disney Cruise Line.

The Combined Group's primary cruise competitors for European-sourced passengers will be MyTravel's Sun Cruises, Fred Olsen, Saga and Thomson in the UK; Festival, Hapag-Lloyd, Peter Deilmann and Phoenix in Germany; and Mediterranean Shipping Cruises, Royal Olympic Cruise Line, Louis Cruise Line and Festival Cruises in southern Europe. The Combined Group will also compete for passengers throughout Europe with Norwegian Cruise Line, Royal Caribbean International and Celebrity Cruises.

The Combined Group's primary competitors in the luxury cruise segment for its Cunard, Seabourn and Windstar brands will include Crystal Cruises, Radisson Seven Seas Cruise Line, and Silversea Cruises.

The Combined Group's brands also will compete with similar or overlapping product offerings across all of the Combined Group's segments.

7.  Employees

The Combined Group is expected to have approximately 11,300 full and part-time/seasonal employees engaged in shoreside operations upon implementation of the DLC structure. Carnival and P&O Princess will also employ, in the aggregate, approximately 45,300 officers, crew and staff on its combined fleet of 65 cruise ships and two river boats. A significant proportion of employees that work in Carnival's and P&O Princess' ship, hotel, and motor coach operations are unionised and/or are party to collective bargaining agreements. Each of Carnival and P&O Princess consider its respective employee and union relations generally to be good.

The Combined Group is expected to source its shipboard officers from Italy, Holland, the UK and Norway. The remaining crew positions are manned by persons from around the world. The Combined Group is expected to utilise various manning agencies in many countries and regions to help secure its shipboard employees. Carnival confirms that, following implementation of the DLC structure, it will procure that the rights of all P&O Princess employees, including pension rights, will be fully safeguarded.

8.  Board and management

Carnival and P&O Princess will be managed and operated as if they were a single economic enterprise. Although each of Carnival and P&O Princess will continue to exist as a separate company with its own board of directors and senior executive management, the boards and senior executive management of each company will be identical. In addition to their normal fiduciary duties to the company and obligation to have regard to the interests of its shareholders, the directors of each company will be entitled to have regard to the interests of the other company and its shareholders. Micky Arison, the Chairman and Chief Executive Officer of Carnival, will be Chairman and Chief Executive Officer of both Carnival and P&O Princess and Howard S. Frank, the Vice Chairman and Chief Operating Officer of Carnival, will be the Vice Chairman and Chief Operating Officer of both Carnival and P&O Princess. Peter Ratcliffe, P&O Princess' Chief Executive Officer, will be an executive director of both Carnival and P&O Princess. In addition, Gerald R. Cahill, the Chief Financial Officer of Carnival, will be the Chief Financial Officer of both Carnival and P&O Princess. The Combined Group expects to take advantage of the best management practices across the two companies. The headquarters of the Combined Group will be in Miami with a corporate office in London.

Following completion of the DLC transaction, the directors of Carnival and P&O Princess and their respective functions will be:

             Name                       Function
             ----                       --------
             Micky Arison /(1)/         Chairman and Chief
                                        Executive Officer
             Howard S. Frank /(1)/      Vice-Chairman and Chief
                                        Operating Officer
             Robert Dickinson /(1)/     Executive Director
             Pier Luigi Foschi /(3)/    Executive Director
             A. Kirk Lanterman /(1)/    Executive Director
             Peter Ratcliffe /(2)/      Executive Director

             Ambassador Richard G.
               Capen, Jr. /(1)/         Non-Executive Director
             Arnold W. Donald /(1)/     Non-Executive Director
             Baroness Hogg /(2)/        Non-Executive Director
             Modesto A. Maidique /(1)/ Non-Executive Director Sir John Parker /(2)/ Non-Executive Director Stuart Subotnick /(1)/ Non-Executive Director
             Uzi Zucker /(1)/           Non-Executive Director
--------
Notes:

(1)Existing Carnival director
(2)Existing P&O Princess director
(3)New director

On completion of the DLC transaction, Stuart Subotnick will be designated as the Senior Non-Executive Director. This is a newly-created position which the non-executive directors as a body will select, on an annual basis, from one of their number.

9.  Dividends

Following completion of the DLC transaction, P&O Princess shareholders will continue to receive dividends declared by P&O Princess and Carnival shareholders will continue to receive dividends declared by Carnival. Dividends in respect of both P&O Princess shares and Carnival shares declared after completion of the DLC transaction will be paid at about the same time and in equalised amounts in accordance with the equalisation ratio disregarding any amounts required to be deducted or withheld in respect of taxes and the amount of any applicable tax credits.

Carnival will continue to pay dividends in U.S. dollars. P&O Princess shareholders will continue to have the option to elect to receive dividends in U.S. dollars or pounds sterling in accordance with P&O Princess' existing procedures.

It is intended that the first dividend to be paid by the Combined Group will be declared in April 2003, with a record date in May 2003 and a payment date in June 2003.

10.  On-going reporting

It is expected that the DLC transaction will be accounted for under U.S. GAAP using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 "Business Combinations". In accordance with the purchase method of accounting, the P&O Princess U.S. GAAP accounting policies will be conformed to Carnival's accounting policies upon completion of the DLC transaction.

Following implementation of the DLC structure, P&O Princess will change its financial year end to 30 November so that it will be the same as Carnival's current fiscal year end. The Combined Group intends to publish combined financial statements denominated in U.S. dollars and prepared in accordance with U.S. GAAP. It is envisaged these combined financial statements will be included in a combined annual report. P&O Princess also expects to include summary balance sheet information and summary income statement information prepared in accordance with UK GAAP, without notes, in the annual report. P&O Princess shareholders will be able to request an additional document containing P&O Princess financial statements prepared in accordance with UK GAAP, which together with the other published information would constitute the full annual report and financial statements.

Carnival and P&O Princess will file periodic and current reports with the SEC on a joint basis in accordance with the rules applicable to U.S. domestic reporting companies. The financial statements presented in the periodic reports will consist of combined financial statements of the Combined Group prepared in accordance with U.S. GAAP.

11.  Taxation

Taxation of the Combined Group

UK taxation

Following the DLC transaction, P&O Princess will continue to be tax resident in the UK and should continue to qualify for the tonnage tax regime in respect of its relevant shipping profits. Further information relating to the UK tonnage tax regime is set out in the shareholder circular for the P&O Princess EGM.

In order for the tonnage tax regime to apply to relevant shipping profits, it is necessary, among other matters, that the strategic and commercial management of P&O Princess vessels currently within the tonnage tax regime remain located in the UK. P&O Princess believes that after implementation of the DLC transaction, sufficient strategic and commercial management activities will remain located in the UK to satisfy this test.

P&O Princess has been advised by its tax advisers that the DLC transaction should not affect the application of the motive test exemption to the UK's controlled foreign company rules, which currently applies to the non-UK resident Princess Cruises brand vessel owning and operating subsidiaries.

U.S. taxation

Exemption under Section 883 of the Internal Revenue Code

In general, under Section 883, certain non-U.S. corporations are not subject to U.S. federal income tax or branch profits tax on certain U.S. source income derived from the international operation of a ship or ships. Carnival and many of its ship-owning and operating subsidiaries are non-U.S. corporations that are organised in foreign countries that the Internal Revenue Service has recognised as having granted an equivalent exemption to U.S. corporations for the purposes of Section 883 and that derive income from sources within the U.S. In addition, certain companies within the P&O Princess group are organised in foreign countries that the Internal Revenue Service has recognised as having granted an equivalent exemption to U.S. corporations for the purposes of
Section 883 and which derive income from sources within the U.S.

A foreign corporation will qualify for the benefits of Section 883 if, in relevant part, (i) the foreign country in which the foreign corporation is organised grants an equivalent exemption to corporations organised in the U.S. and (ii) either (a) more than 50 per cent. of the value of the corporation's stock is owned, directly or indirectly, by individuals who are residents of that country or of another foreign country that grants an equivalent exemption to corporations organised in the U.S., referred to as the "stock ownership test" (such individuals are referred to as "Qualified Shareholders"), or (b) the foreign corporation meets the publicly-traded test described below. In addition, to the extent a foreign corporation's shares are owned by a direct or indirect parent corporation which itself meets the publicly-traded test, then in analysing the stock ownership test with respect to such subsidiary, stock owned directly or indirectly by such parent corporation will be deemed owned by individuals resident in the country of incorporation of such parent corporation.

A company whose shares are considered to be "primarily and regularly traded on an established securities market" in the U.S., the UK or another qualifying jurisdiction will meet the publicly-traded test (the "publicly-traded test"). Pursuant to recently revised proposed Treasury Regulations issued under Section 883, stock will be considered "primarily traded" on one or more established securities markets if, with respect to each class of stock of the particular corporation, the number of shares in each such class that are traded during a taxable year on any such market exceeds the number of shares in each such class traded during that year on any other established securities market. Stock of a corporation will generally be considered "regularly traded" on one or more established securities markets under the proposed regulations if (i) one or more classes of stock of the corporation that, in the aggregate, represent more than 50 per cent. of the total combined voting power of all classes of stock of such corporation entitled to vote and of the total value of the stock of such corporation are listed on such market; and (ii) with respect to each class relied on to meet the more than 50 per cent. requirement in (i) above, (x) trades in each such class are effected, other than in de minimis quantities, on such market on at least 60 days during the taxable year, and (y) the aggregate number of shares in each such class of the stock that are traded on such market during the taxable year is at least 10 per cent. of the average number of shares of the stock outstanding in that class during the taxable year. A class of stock that otherwise meets the requirements outlined in the preceding sentence is not treated as meeting such requirements for a taxable year if, at any time during the taxable year, one or more persons who own, actually or constructively, at least 5 per cent. of the vote and value of the outstanding shares of the class of stock, own, in the aggregate, 50 per cent. or more of the vote and value of the outstanding shares of the class of stock (the "5 per cent. Override Rule"). However, the 5 per cent. Override Rule does not apply
(a) where the foreign corporation establishes that Qualified Shareholders own sufficient shares of the closely-held block of stock to preclude non-Qualified Shareholders of the closely-held block of stock from owning 50 per cent. or more of the total value of the class of stock for more than half of the taxable year; or (b) to certain investment companies provided that no person owns, directly or through attribution, both 5 per cent. or more of the value of the outstanding interests in such investment company and 5 per cent. or more of the value of the shares of the class of stock of the foreign corporation.

Carnival will continue to qualify as a publicly-traded foreign corporation for these purposes after the DLC transaction and, consequently its foreign subsidiaries that are organised in foreign jurisdictions that grant an equivalent exemption will, subject to the discussion in the following paragraph, continue to qualify for Section 883 benefits. P&O Princess believes that it also should continue to qualify as a publicly-traded foreign corporation for these purposes after the DLC transaction and, consequently, that, if relevant, certain members of the P&O Princess group that are organised in foreign jurisdictions that grant an equivalent exemption should, subject to the discussion in the following paragraphs, continue to qualify for Section 883 benefits.

It is possible that the Combined Group may be characterised for U.S. federal income tax purposes as a partnership between Carnival and P&O Princess or, conceivably, among their shareholders, notwithstanding the express intention of the parties that the DLC structure shall not constitute a partnership or other similar entity for any purpose. While either such characterisation could affect the technical application of certain rules, neither should have a material impact under Section 883 or applicable U.S. income tax treaties, as appropriate.

In addition, the DLC structure has a number of features, including the special voting shares and other features, with respect to which there is limited or no authority under the Internal Revenue Code or the applicable U.S. income tax treaties. Although the Internal Revenue Service could take a different position, Carnival and P&O Princess believe that the special voting share structure is not inconsistent with the publicly-traded test of Section 883 and that the DLC transaction should not adversely affect their respective abilities, nor the abilities of their respective subsidiaries, to qualify for the benefits of Section 883 or any applicable U.S. income tax treaties, as appropriate.

Exemption under applicable U.S. income tax treaties

Article 8 of the UK-U.S. Income Tax Treaty provides substantially the same exemption from tax for UK resident companies for U.S.-source shipping income as
Section 883. P&O Princess and its UK resident subsidiaries should continue to qualify for such benefits after the DLC transaction has been completed. Although the UK-U.S. Income Tax Treaty has been renegotiated and signed (though it still has not entered into force as it is pending ratification by the U.S.), the provisions of Article 8, as renegotiated, are essentially the same as the provisions in the existing treaty. Unlike the current treaty, however, the pending UK-U.S. Income Tax Treaty contains a Limitations on Benefits article that requires one of certain alternative tests to be satisfied in order for a party to be eligible for benefits under the treaty. P&O Princess believes that it and its UK resident subsidiaries should satisfy the Limitation on Benefits article if, and as of when, the pending treaty comes into force. The pending treaty also contains other limitations that would deny the availability of treaty benefits for income earned through certain entities. While these other limitations would apply to income earned through certain P&O Princess entities, P&O Princess believes, based on its current circumstances, that it will be able to reorganise as necessary such that the relevant U.S. source shipping income should qualify for an exemption from U.S. federal income tax, either under the pending treaty or pursuant to Section 883.

In addition, certain members of the Combined Group rely on other U.S. income tax treaties for similar exemptions from U.S. taxation on U.S.-source shipping income. Carnival and P&O Princess do not believe that the DLC transaction will affect the ability of these corporations to continue to qualify for such treaty benefits.

There is, however, no authority that directly addresses the impact of a dual listed company arrangement or the availability of benefits under Section 883 or any applicable U.S income tax treaty and, consequently, the matters discussed above are not entirely free from doubt.

Taxation in the absence of an exemption under Section 883 or any applicable U.S. income tax treaty

Shipping income that is attributable to transportation of passengers which begins or ends in the U.S. is considered to be 50 per cent. derived from U.S. sources. Shipping income that is attributable to transportation of passengers which begins and ends in foreign countries is considered 100 per cent. derived from foreign sources and not subject to U.S. federal income tax. Shipping income that is attributable to the transportation of passengers which begins and ends in the U.S. without stopping at an intermediate foreign port is considered to be 100 per cent. derived from U.S. sources.

The legislative history of the transportation income source rules suggests that a cruise that begins and ends in a U.S. port, but that calls on more than one foreign port, will derive U.S. source income only from the first and last legs of the cruise. Because there are no regulations or other IRS interpretations of these rules, the applicability of the transportation income source rules in the aforesaid manner is not free from doubt.

In the event that Carnival or P&O Princess or any of their respective subsidiaries were to fail, in part or in whole, to meet the requirements of
Section 883 of the Internal Revenue Code or Article 8 of the UK-U.S. Income Tax Treaty or other applicable U.S. income tax treaty, as appropriate, then the non-exempt U.S. source shipping income of any such corporation would be subject to either the 4 per cent of gross income tax regime of Section 887 of the Internal Revenue Code (the "4 per cent. tax regime") or the net income and branch profits tax regimes of Section 882 and Section 884 of the Internal Revenue Code (collectively, the "net tax regime").

The net tax regime is only applicable where the relevant foreign corporation has (or is considered to have) a fixed place of business in the U.S. that is involved in the earning of U.S.-source shipping income and substantially all of this shipping income is attributable to regularly scheduled transportation. Under the net tax regime, U.S.-source shipping income, net of applicable deductions, would be subject to a corporate tax of up to 35 per cent. and the net after-tax income would be potentially subject to a further branch tax of 30 per cent. In addition, interest paid by these corporations (if any) would generally be subject to a 30 per cent. branch interest tax.

Under the 4 per cent. tax regime, which should be the tax regime applicable to vessel owning subsidiaries, the U.S.-source shipping income of each of the vessel owning subsidiaries would be subject to a 4 per cent. tax imposed on a gross basis (without benefit of deductions). Under the 4 per cent. tax regime, the maximum effective rate of tax on shipping income of these subsidiaries attributable to transportation that either begins or ends in the U.S. would not exceed 2 per cent.

German and Australian taxation

P&O Princess' German and Australian branches' tax position should not be affected by the DLC transaction. The majority of their profits should continue to be exempt from local tax by virtue of the UK/Germany and UK/Australia double tax treaties.

Equalisation payments

Carnival and P&O Princess do not anticipate that any material amounts of equalisation payments are likely to be made between them in accordance with the Equalisation and Governance Agreement for the foreseeable future. However, if it becomes necessary to make equalisation payments, any such payments received in the UK are likely to be taxable. Further, the treatment from a U.S. federal income tax perspective of such equalisation payments is not without doubt. The payment is to be grossed up in respect of any tax thereon. On the basis that payments will not be material, any tax cost should not be significant.

Taxation of shareholders

UK tax

General information on the application of current UK tax law and Inland Revenue practice applicable to UK P&O Princess shareholders in respect of the DLC transaction, the P&O Princess share reorganisation and if accepted, the Partial Share Offer is set out in paragraph 2 of Appendix IV.

Holders of P&O Princess shares and P&O Princess ADSs should consult their independent professional advisers in the light of their particular circumstances as to the UK tax consequences of the DLC transaction, the P&O Princess share reorganisation and the Partial Share Offer as well as to the effect of any other state, local or applicable foreign tax law.

U.S. federal income taxation

General information on the application of current U.S. federal income tax laws applicable to U.S. P&O Princess shareholders in respect of the DLC transaction, the P&O Princess share reorganisation, and, if accepted, the Partial Share Offer is set out in paragraph 3 of Appendix IV.

Holders of P&O Princess shares and P&O Princess ADSs should consult their independent professional advisers in the light of their particular circumstances as to the U.S. federal income tax consequences of the DLC transaction, the P&O Princess share reorganisation and the Partial Share Offer, as well as to the effect of any state, local or applicable foreign tax law.

Section B.  Unaudited pro forma financial information of the Combined Group

Part A. Unaudited pro forma financial information of the Combined Group in accordance with U.S. GAAP

The following unaudited pro forma financial information gives pro forma effect to the DLC transaction, after giving effect to the pro forma adjustments described in the accompanying notes. The unaudited pro forma financial information has been prepared from, and you should read it in conjunction with, the historical consolidated financial statements, including the related notes, of Carnival and P&O Princess that are incorporated by reference in this document. For more information on how to obtain copies of information incorporated by reference, see "Incorporation of documents by reference" on page . of this document.

The unaudited pro forma financial information has been prepared in accordance with U.S. GAAP and in accordance with Carnival's accounting policies under U.S. GAAP. U.S. GAAP differs in certain respects from UK GAAP, and Carnival's accounting policies under U.S. GAAP differ in certain respects from P&O Princess' accounting policies under UK GAAP and U.S. GAAP. The notes to the P&O Princess consolidated financial statements, which are included in its Annual Report on Form 20-F for the year ended 31 December 2001 and incorporated by reference in this document, describe the principal differences between U.S. GAAP and UK GAAP as they relate to P&O Princess.

It is expected that under U.S. GAAP the DLC transaction will be accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 "Business Combinations". The business combination adjustments include provisional estimates of the fair value of the identifiable assets and liabilities acquired. On completion of the DLC transaction, adjustments will be made to these provisional estimates to reflect their estimated fair values at that time. In accordance with the purchase method of accounting, the P&O Princess U.S. GAAP accounting policies will be conformed to Carnival's accounting policies upon completion of the DLC transaction.

The unaudited pro forma statements of operations for the nine months ended 31 August 2002 and for the year ended 30 November 2001 have been prepared as if the DLC transaction had occurred on 1 December 2000. The unaudited pro forma balance sheet as of 31 August 2002 has been prepared as if the DLC transaction had occurred on that date. The historical financial information for P&O Princess used in the unaudited pro forma financial information of the Combined Group is as at and for the nine months ended 30 September 2002 and for the year ended 31 December 2001.

The following unaudited pro forma financial information:

..   has been included for illustrative purposes only and, because of its nature, may not give a true picture of the results and the financial position of the Combined Group;

..   does not purport to represent what the combined results of operations actually would have been if the DLC transaction had occurred on 1 December 2000 or what those results will be for any future periods. The pro forma adjustments are based upon currently available information;

..   does not reflect the results of business operations or trading since 31
    August 2002 for Carnival and 30 September 2002 for P&O Princess; and

..   has not been adjusted to reflect any net transaction benefits referred to in other sections of this document.

                  Unaudited Pro Forma Statement of Operations
                   For the Nine Months Ended 31 August 2002
               (U.S. dollars in millions, except per share data)

                                                                Pro forma adjustments
                                                          --------------------------          Pro forma
                              Carnival                     Accounting         Business        Combined
                               (U.S.      P&O Princess       policy          combination        Group
                               GAAP)    (U.S. GAAP) /(1)/  adjustments       adjustments     (U.S. GAAP)
                              --------- ----------------  -----------      -----------       -----------
Revenues                        3,332.6      1,956.2         (3.0)/(a)/                         5,285.8
Costs and expenses
Operating                     (1,733.9)    (1,195.7)           1.0/(a)(b)/                    (2,928.6)
Selling and administrative      (442.6)      (275.1)           1.5/(c)/         26.1/(i)(k)/    (690.1)
Depreciation and amortisation   (281.4)      (124.8)                                            (406.2)
Impairment charge                (20.0)           --                                             (20.0)
                              ---------    ---------         -----          --------          ---------
                              (2,477.9)    (1,595.6)           2.5              26.1          (4,044.9)
                              ---------    ---------         -----          --------          ---------
Operating income                  854.7        360.6         (0.5)              26.1            1,240.9

Nonoperating (expense) income
Net interest expense             (61.3)       (60.6)                        0.3/(f)/            (121.6)
Other (expense) income            (5.3)          1.3                                              (4.0)
Income tax benefit (expense)       36.5       (17.6)                        2.1/(g)/               21.0
                              ---------    ---------         -----          --------          ---------
                                 (30.1)       (76.9)                             2.4            (104.6)
                              ---------    ---------         -----          --------          ---------
Net income                        824.6        283.7         (0.5)              28.5            1,136.3
                              =========    =========         =====          ========          =========

Earnings per share/(m)/
Basic earnings per share           1.41                                                            1.43
Diluted earnings per share         1.40                                                            1.42

--------
(1)P&O Princess information is for the nine months ended 30 September 2002

See accompanying notes to unaudited pro forma financial information of the Combined Group in accordance with U.S. GAAP.

                  Unaudited Pro Forma Statement of Operations
                      For the Year Ended 30 November 2001
               (U.S. dollars in millions, except per share data)

                                                                      Pro forma adjustments
                                                                 ------------------------
                                                                                                   Pro forma
                                     Carnival                     Accounting       Business        Combined
                                      (U.S.      P&O Princess       policy        combination        Group
                                      GAAP)    (U.S. GAAP) /(1)/  adjustments     adjustments     (U.S. GAAP)
                                     --------  ----------------  -----------      -----------     -----------
Revenues                              4,535.7       2,451.0         (6.2)/(a)/                      6,980.5
Costs and expenses
Operating                            (2,468.7)     (1,584.1)          7.5/(a)(b)/                  (4,045.3)
Selling and administrative             (618.7)       (381.5)        (1.4)/(c)/       17.0/(i)(k)/    (984.6)
Depreciation and amortisation          (372.2)       (146.5)                          2.4/(j)/       (516.3)
Impairment charge                      (140.4)           --                                          (140.4)
                                     --------      --------         -----            ----          --------
                                     (3,600.0)     (2,112.1)          6.1            19.4          (5,686.6)
                                     --------      --------         -----            ----          --------

Operating income before loss from
  affiliated operations                 935.7         338.9         (0.1)            19.4           1,293.9
Loss from affiliated operations, net    (44.0)           --                                           (44.0)
                                     --------      --------         -----            ----          --------
Operating income                        891.7         338.9         (0.1)            19.4           1,249.9

Nonoperating income (expense)
Net interest expense                    (86.4)        (54.0)                          0.4/(f)/       (140.0)
Other income (expense)                  108.6          (1.9)                                          106.7
Income tax benefit                       12.3         151.2                          2.8 /(g)/        166.3
                                     --------      --------         -----            ----          --------
                                         34.5          95.3                           3.2             133.0
                                     --------      --------         -----            ----          --------

Income before cumulative effect of
  change in accounting principle        926.2         434.2         (0.1)            22.6           1,382.9
Cumulative effect of change in
  accounting principle                                 (9.0)                                           (9.0)
                                     --------      --------         -----            ----          --------
Net income                              926.2         425.2         (0.1)            22.6           1,373.9
                                     ========      ========         =====            ====          ========

Earnings per share/(m)/
Basic earnings per share before
  cumulative effect of change in
  accounting principle                   1.58                                                          1.74
Diluted earnings per share before
  cumulative effect of change in
  accounting principle                   1.58                                                          1.74

--------
(1)P&O Princess information is for the year ended 31 December 2001

See accompanying notes to unaudited pro forma financial information of the Combined Group in accordance with U.S. GAAP.

                       Unaudited Pro Forma Balance Sheet
                             As of 31 August 2002
                          (U.S. dollars in millions)

                                                                 Pro forma adjustments
                                                              ---------------------------
                                                                                           Pro forma
                                   Carnival                   Accounting     Business      Combined
                                    (U.S.     P&O Princess      policy      combination      Group
                                    GAAP)   (U.S. GAAP) /(1)/ adjustments   adjustments   (U.S. GAAP)
                                   -------- ----------------  ----------- --------------- -----------
Assets
Current Assets
Cash and cash equivalents           1,300.4       211.0                                     1,511.4
Short-term investments                 47.0                                                    47.0
Accounts receivable, net              129.3       126.8          2.7/(a)/                     258.8
Inventories                            91.0        80.2                                       171.2
Prepaid expenses and other            136.9       129.8       6.9/(b)(c)/     (66.7)/(g)/     206.9
Fair value of hedged firm
  commitments                          97.0       111.8                      (111.8)/(e)/      97.0
                                   --------     -------       ----------- ---------------  --------
   Total current assets             1,801.6       659.6               9.6         (178.5)   2,292.3

Property and Equipment, Net         9,251.8     5,065.7                                    14,317.5
Goodwill and Intangible Assets,
  Net                                 678.4        69.1                   3,608.7/(d)(j)/   4,356.2
Other Assets                          284.6        59.0                    (44.9)/(d)(f)/     298.7
Fair Value of Hedged Firm
  Commitments                         180.3                                                   180.3
                                   --------     -------       ----------- ---------------  --------
                                   12,196.7     5,853.4               9.6         3,385.3  21,445.0
                                   ========     =======       =========== ===============  ========

Liabilities and Shareholders'
  Equity
Current liabilities
Current portion of long-term debt      25.7        75.6                                       101.3
Accounts payable                      317.3       125.4                                       442.7
Accrued liabilities                   261.3       266.8         0.4 /(a)/   130.8/(d)(k)/     659.3
Customer deposits                     744.7       406.3        13.6 /(a)/                   1,164.6
Dividends payable                      61.6          --                                        61.6
Fair value of derivative contracts     97.8       110.6                                       208.4
                                   --------     -------       ----------- ---------------  --------
   Total current liabilities        1,508.4       984.7              14.0           130.8   2,637.9

Long-Term Debt                      3,044.5     2,068.4                          9.0/(f)/   5,121.9
Deferred Income and Other Long-
  Term Liabilities                    167.9        11.3                         60.0/(h)/     239.2
Fair Value of Derivative Contracts    184.2          --                                       184.2

Shareholders' Equity                7,291.7     2,789.0             (4.4)    3,185.5/(l)/  13,261.8
                                   --------     -------       ----------- ---------------  --------
                                   12,196.7     5,853.4               9.6         3,385.3  21,445.0
                                   ========     =======       =========== ===============  ========

--------
(1)P&O Princess information is as of 30 September 2002

See accompanying notes to unaudited pro forma financial information of the Combined Group in accordance with U.S. GAAP.

    Notes to the unaudited pro forma financial information of the Combined
                      Group in accordance with U.S. GAAP

1.  Basis of Presentation

The unaudited pro forma financial information has been prepared on the basis that the DLC transaction will be accounted for using the purchase method of accounting under U.S. GAAP with Carnival as the acquirer. The pro forma financial information is based upon the U.S. GAAP accounting policies of Carnival.

The historical financial information in relation to Carnival as at and for the nine months ended 31 August 2002 and for the year ended 30 November 2001 has been derived from the financial information on Carnival that is incorporated by reference in this document.

The historical financial information in relation to P&O Princess as at and for the nine months ended 30 September 2002 and for the year ended 31 December 2001 has been derived from the financial information on P&O Princess that is incorporated by reference in this document after making certain adjustments. The adjustments, which are set out in note 2, relate to the conversion of such information on P&O Princess' accounting policies under UK GAAP to P&O Princess' accounting policies under U.S. GAAP.

2.  Conversion of P&O Princess' financial information to U.S. GAAP

This note provides details of adjustments required to convert P&O Princess' previously reported financial information as at and for the nine month period ended 30 September 2002 and for the year ended 31 December 2001 that was prepared in accordance with P&O Princess' accounting policies under UK GAAP to information in accordance with U.S. GAAP. The results for the year ended 31 December 2001 have been restated for the adoption of Financial Reporting Standard 19: Deferred Tax. Further details of the adjustments are set out in the audited consolidated financial statements of P&O Princess included in its Annual Report on Form 20-F for the year ended 31 December 2001, which is incorporated by reference in this document.

(i)  Profit and loss accounts

For the nine months ended 30 September 2002

                                     P&O Princess  U.S. GAAP  P&O Princess
                                       UK GAAP    adjustments  U.S. GAAP
                                     ------------ ----------- ------------
                                          (U.S. dollars in millions)
      Revenues                          1,956.2                  1,956.2
      Costs and expenses
      Operating                        (1,195.7)                (1,195.7)
      Selling and administrative         (267.9)      (7.2)       (275.1)
      Depreciation and amortisation      (128.3)       3.5        (124.8)
                                       --------      -----      --------
                                       (1,591.9)      (3.7)     (1,595.6)
                                       --------      -----      --------
      Operating income                    364.3       (3.7)        360.6
      Non-operating (expense) income
      Net interest expense                (55.5)      (5.1)        (60.6)
      Other income                          1.3                      1.3
      Income tax expense                  (15.5)      (2.1)        (17.6)
                                       --------      -----      --------
                                          (69.7)      (7.2)        (76.9)
                                       --------      -----      --------
      Net income                          294.6      (10.9)        283.7
                                       ========      =====      ========

    Notes to the unaudited pro forma financial information of the Combined
                Group in accordance with U.S. GAAP--(Continued)


For the year ended 31 December 2001

                                                    P&O Princess  U.S. GAAP  P&O Princess
                                                      UK GAAP    adjustments  U.S. GAAP
                                                    ------------ ----------- ------------
                                                         (U.S. dollars in millions)
Revenues                                               2,451.0                  2,451.0
Costs and expenses
Operating                                             (1,584.1)                (1,584.1)
Selling and administrative                              (357.5)     (24.0)       (381.5)
Depreciation and amortisation                           (148.1)       1.6        (146.5)
                                                      --------      -----      --------
                                                      (2,089.7)     (22.4)     (2,112.1)
                                                      --------      -----      --------
Operating income                                         361.3      (22.4)        338.9
Non-operating (expense) income
Net interest expense                                     (58.0)       4.0         (54.0)
Other expense                                             (1.9)                    (1.9)
Income tax benefit                                        81.7       69.5         151.2
                                                      --------      -----      --------
                                                          21.8       73.5          95.3
                                                      --------      -----      --------
Income before cumulative effect of change in
  accounting principle                                   383.1       51.1         434.2
Cumulative effect of change in accounting principle                  (9.0)         (9.0)
                                                      --------      -----      --------
Net income                                               383.1       42.1         425.2
                                                      ========      =====      ========

(ii)  Net assets

As of 30 September 2002

                                                P&O Princess  U.S. GAAP  P&O Princess
                                                  UK GAAP    adjustments  U.S. GAAP
                                                ------------ ----------- ------------
                                                     (U.S. dollars in millions)
Assets
Current assets
   Cash and cash equivalents                        211.0                    211.0
   Accounts receivables, net                        126.8                    126.8
   Inventories                                       80.2                     80.2
   Prepaid expenses and other                       163.2       (33.4)       129.8
   Fair value of hedged firm commitments               --       111.8        111.8
                                                  -------       -----      -------
       Total current assets                         581.2        78.4        659.6
Property and Equipment, Net                       5,076.7       (11.0)     5,065.7
Goodwill and Intangible Assets, Net                 121.2       (52.1)        69.1
Other Assets                                         16.4        42.6         59.0
                                                  -------       -----      -------
                                                  5,795.5        57.9      5,853.4
                                                  =======       =====      =======
Liabilities and Shareholders' Equity
Current liabilities
   Current portion of long-term debt                 68.9         6.7         75.6
   Accounts payable                                 125.4                    125.4
   Accrued liabilities                              287.0       (20.2)       266.8
   Customer deposits                                406.3                    406.3
   Fair value of hedged firm commitments               --       110.6        110.6
                                                  -------       -----      -------
       Total current liabilities                    887.6        97.1        984.7
Long-Term Debt                                    2,015.9        52.5      2,068.4
Deferred Income and Other Long-Term Liabilities      11.3                     11.3
Shareholders' Equity                              2,880.7       (91.7)     2,789.0
                                                  -------       -----      -------
                                                  5,795.5        57.9      5,853.4
                                                  =======       =====      =======

    Notes to the unaudited pro forma financial information of the Combined
                Group in accordance with U.S. GAAP--(Continued)


3.  Accounting policy adjustments

The pro forma financial information has been prepared in accordance with the accounting policies of Carnival under U.S. GAAP, which differ in certain respects from the U.S. GAAP accounting policies of P&O Princess as noted below. Upon completion of the DLC transaction, Carnival and P&O Princess will perform a detailed review of their accounting policies and financial statement classifications. As a result of this detailed review, it may become necessary to make certain reclassifications to the Combined Group's financial statements to conform the P&O Princess financial statements to the Carnival accounting policies and classifications. Although Carnival and P&O Princess do not expect that this detailed review will result in material changes to accounting policies or classifications other than as noted below, no such assurance can be given at this time.

(a)  Cruise revenues and expenses

    P&O Princess' accounting policy is initially to record deposits received on sales of cruises as deferred income and recognise them, together with revenues from onboard activities and all associated direct costs of a voyage, on a pro rata basis at the time of the voyage. Carnival's accounting policy is to recognise these items generally upon completion of voyages with durations of ten days or less and on a pro rata basis for voyages in excess of ten days.

(b)  Dry-docking

    P&O Princess' accounting policy is to capitalise dry-docking costs and amortise them to operating expense using the straight-line method through the date of the next scheduled dry-dock, which typically is over two to three years. Carnival's dry-dock accounting policy is the same as P&O Princess' except that the capitalised dry-dock costs are amortised to expense generally over one year. For the nine months ended 31 August 2002, the year ended 30 November 2001 and as of 31 August 2002 adjustments of $0.3 million, $6.4 million and $(10.5) million, respectively, have been made to conform P&O Princess' policy to Carnival's policy.

(c)  Marketing and promotion costs

    P&O Princess' accounting policy under U.S. GAAP is to expense all marketing and promotion costs as incurred. Carnival expenses all such costs as incurred except for brochures and media production costs, which are recorded as prepaid expenses and charged to expense as the brochures are consumed or upon the first airing of the advertisement, respectively. For the nine months ended 31 August 2002, the year ended 30 November 2001 and as of 31 August 2002 adjustments of $1.5 million, $1.4 million and $17.4 million, respectively, have been made to conform P&O Princess' policy to Carnival's policy.

    Notes to the unaudited pro forma financial information of the Combined
                Group in accordance with U.S. GAAP--(Continued)


4. Business combination adjustments

(d) Purchase consideration and related goodwill and intangible assets are as follows:

                                                             Notes (U.S.$m)
   Purchase consideration                                      (i)  5,960.1
   Costs of acquisition                                       (ii)     53.0
                                                                   --------
   Total purchase consideration                                     6,013.1
   Less fair value of net assets acquired                    (iii) (2,335.3)
                                                                   --------
   Excess of purchase consideration over net assets acquired  (iv)  3,677.8
                                                                   ========

--------
(i)The purchase consideration will be based upon the average of the quoted closing market price of Carnival's shares beginning two days before and ending two days after its DLC transaction offer announcement was agreed to by the P&O Princess board, and the proposed share reorganisation of 3.3289 existing P&O Princess shares, including P&O Princess stock options and awards, which will vest in full on completion of the DLC transaction for one new P&O Princess share. The Carnival share price of $28.05 per share as of 30 November 2002 is being used for purposes of this pro forma presentation. For every $1 increase or decrease in the Carnival share price, the purchase consideration will increase or decrease by approximately $210 million.
(ii)Represents Carnival's estimated direct costs of carrying out the proposed DLC transaction, including costs related to the registration of Carnival shares pursuant to the Partial Share Offer, of which $27.4 million has been incurred by Carnival and is included as other assets.
(iii)Based upon preliminary estimates of the fair value of the identifiable assets acquired and liabilities assumed given current information. On completion of the DLC transaction, adjustments will be made to these preliminary estimates to reflect their estimated fair values at that time. Carnival and P&O Princess expect to have independent appraisals performed subsequent to the completion of the DLC transaction to establish the fair value of P&O Princess' ships and intangible assets. No assurance can be given that the preliminary fair value estimates included in this pro forma financial information will not be materially changed as a result of these valuations. Fair value adjustments primarily relate to shipbuilding contracts, debt and pensions.
(iv)The excess of purchase consideration over net assets acquired is primarily estimated to include the value attributed to P&O Princess' trademarks, brand names and goodwill. Carnival and P&O Princess believe that these trademarks and brand names have indefinite lives and, accordingly, based on SFAS No. 142, "Goodwill and Other Intangible Assets", no adjustment for pro forma amortisation is required. It is possible that upon final valuation certain amortisable intangibles will be identified.

(e) The book value, including prepaid dry-dock costs, and fair value of ships in use and under construction are preliminarily estimated to be the same in all material respects. An adjustment has been made to write-off $111.8 million of the fair value of hedged firm commitments. This adjustment relates to contractual commitments for ships which were ordered, and hedged, at a time when the euro was stronger, and hence, these contracts could be replaced today at a euro price that would convert to a lower U.S. dollar cost at current exchange rates.

(f) An adjustment has been made to the book value of P&O Princess fixed interest rate long-term debt to reflect current interest rates, without giving effect to any possible changes in credit ratings. The fair value of this debt is based upon quoted market prices or the discounted present value of future amounts payable on the debt. The fair value adjustment is amortised over the remaining term of the debt as applicable, which results in a pro forma decrease in interest expense for the respective periods. In addition, an adjustment has been made to write-off the book value of P&O Princess' historical deferred financing costs of $17.5 million related to its existing borrowings.

(g) An adjustment has been made to the book value of deferred and other tax assets to reflect recoverable value to the Combined Group and to reverse P&O Princess' related deferred tax expense.

(h) An adjustment has been made to record the fair value of P&O Princess' pension plan liabilities.

(i) On completion of the DLC transaction all awards and options granted under the P&O Princess Employee Share Incentive Plans will vest in full. An adjustment has been made to reverse the P&O Princess employee share incentive credit of $1.3 million and charge of $5.1 million for the nine months ended 31 August 2002 and year ended 30 November 2001, respectively.

(j) An adjustment has been made to eliminate $69.1 million of P&O Princess' historical goodwill related to prior business acquisitions and to reverse the related goodwill amortisation.

(k) Prior to completion of the DLC transaction, which is expected to take place early in the second quarter of fiscal 2003, P&O Princess is expected to have incurred and expensed approximately $144.5 million of costs related to its terminated Royal Caribbean transaction and the completion of the DLC transaction with Carnival, including costs incurred to register P&O Princess ordinary shares with the U.S. Securities and Exchange Commission, of which $39.3 million had been incurred as of 30 September 2002. Accordingly, an adjustment has been made to P&O Princess' shareholders' equity to reflect these costs as if they were recorded within P&O Princess' shareholders' equity as of the balance sheet date. An adjustment has been made to reverse $27.4 million and $11.9 million for the nine months ended 31 August 2002 and the year ended 30 November 2001, respectively, of P&O Princess nonrecurring transaction expenses related to the terminated Royal Caribbean transaction. Carnival and P&O Princess believe that the Royal Caribbean and Carnival costs are nonrecurring charges directly attributable, in all material respects, to the DLC transaction.

(l) The shareholders' equity adjustment represents the net equity increase due to the application of purchase accounting.

(m) The pro forma weighted average number of shares has been calculated as if the DLC transaction had occurred on 1 December 2000 and after adjusting for the proposed P&O Princess share reorganisation of 3.3289 existing P&O Princess shares for one new P&O Princess share.

    Based upon the weighted average number of shares outstanding of 692.3 million (697.2 million diluted), or 208.0 million (209.4 million diluted) after the proposed P&O Princess share reorganisation, for P&O Princess and
    586.5 million (588.1 million diluted) for Carnival for the nine months ended 30 September 2002 and 31 August 2002, respectively, the pro forma weighted average number of shares for the Combined Group is calculated as
    794.5 million (797.5 million diluted).

   Based upon the weighted average number of shares outstanding of 691.5 million (694.8 million diluted), or 207.7 million (208.7 million diluted) after the proposed P&O Princess share reorganisation, for P&O Princess and
   585.1 million (586.9 million diluted) for Carnival for the years ended 31 December 2001 and 30 November 2001, respectively, the pro forma weighted average number of shares for the Combined Group is calculated as 792.8 million (795.6 million diluted).

   The pro forma earnings per share amounts have been calculated using the pro forma weighted average number of shares, calculated as described above, and the pro forma earnings for the Combined Group.

(n)Certain restructuring and integration expenses may be recorded subsequent to the completion of the DLC transaction. The amount of these charges has not yet been determined, although they have been preliminarily estimated to be approximately $30 million, as they will be the subject of a detailed plan of restructuring and integration to be completed subsequent to the consummation of the DLC transaction. A portion of these charges may subsequently be determined to be part of the purchase consideration. These charges are not reflected in the unaudited pro forma financial information because they are not expected to have a continuing impact on the combined results.

Part B. Unaudited pro forma financial information of the Combined Group in accordance with UK GAAP

Introduction

The following unaudited pro forma financial information gives pro forma effect to the DLC transaction, after giving effect to the pro forma adjustments described in the accompanying notes.

The unaudited pro forma financial information has been prepared based upon the accounting policies of P&O Princess under UK GAAP. It is expected that under UK GAAP the accounting policies of P&O Princess under UK GAAP the DLC transaction would be accounted for using acquisition accounting principles, with P&O Princess as acquiree. The business combination adjustments include provisional estimates of the fair value of the identifiable assets and liabilities acquired. On completion of the DLC transaction, adjustments will be made to these provisional estimates to reflect their estimated fair values at that time.

The unaudited pro forma profit and loss account for the nine months ended 30 September 2002 and for the year ended 31 December 2001 has been prepared as if the DLC transaction had occurred on the first day of each period. The unaudited pro forma net asset statement as at 30 September 2002 has been prepared as if the DLC transaction had occurred on that date. The historical financial information for Carnival used in the unaudited pro forma financial information of the Combined Group is as at and for the nine months ended 31 August 2002 and for the year ended 30 November 2001.

The following unaudited pro forma financial information:

.. has been included for illustrative purposes only and, because of its nature, may not give a true picture of the results and the financial position of the Combined Group;

.. does not purport to represent what the combined results of operations actually would have been if the DLC transaction had occurred on 1 January 2001 or 1 January 2002 or what those results will be for any future periods. The pro forma adjustments are based upon currently available information;

..  does not reflect the results of business operations or trading since 30
   September 2002 for P&O Princess and 31 August 2002 for Carnival; and

.. has not been adjusted to reflect any net transaction benefits referred to in other sections of this document.

                  Unaudited Pro Forma Profit and Loss Account

                  For the Nine Months Ended 30 September 2002
               (U.S. dollars in millions, except per share data)

                                                                          Business     Pro forma
                                                   P&O                   combination   Combined
                                                Princess    Carnival     adjustments     Group
                                                (UK GAAP) (UK GAAP)/(1)/  (UK GAAP)    (UK GAAP)
                                                --------- -------------  -----------   ---------
Turnover                                         1,956.2     3,338.5                    5,294.7
Direct operating costs                          (1,195.7)   (1,733.0)                  (2,928.7)
Selling and administrative expenses               (267.9)     (451.8)        3.0/(e)/    (716.7)
Depreciation and amortisation                     (128.3)     (280.9)        3.2/(f)/    (406.0)
Impairment charge                                     --       (28.5)                     (28.5)
                                                --------    --------        ----       --------
Operating costs                                 (1,591.9)   (2,494.2)        6.2       (4,079.9)
                                                --------    --------        ----       --------
Operating profit                                   364.3       844.3         6.2        1,214.8
Share of operating results of joint ventures         0.2        (1.8)                      (1.6)
                                                --------    --------        ----       --------
Total operating profit                             364.5       842.5         6.2        1,213.2
Profit on disposal of fixed assets                   1.2         2.2                        3.4
Profit on disposal of businesses                      --         4.2                        4.2
                                                --------    --------        ----       --------
Profit on ordinary activities before interest      365.7       848.9         6.2        1,220.8
Net interest and similar items                     (55.5)      (61.3)       (2.1)/(c)/   (118.9)
                                                --------    --------        ----       --------
Profit on ordinary activities before taxation      310.2       787.6         4.1        1,101.9
Taxation                                           (15.5)       36.5                       21.0
                                                --------    --------        ----       --------
Profit on ordinary activities after taxation       294.7       824.1         4.1        1,122.9
Equity minority interests                           (0.1)         --                       (0.1)
                                                --------    --------        ----       --------
Profit for the financial period attributable to
  shareholders                                     294.6       824.1         4.1        1,122.8
Ordinary dividends                                 (62.4)     (184.8)                    (247.2)
                                                --------    --------        ----       --------
Retained profit for the financial period           232.2       639.3         4.1          875.6
                                                ========    ========        ====       ========
Earnings per share/(i)/
Basic earnings per share                                                                   1.41
Diluted earnings per share                                                                 1.41

--------
(1)Carnival information is for the nine months ended 31 August 2002.

All profits and losses arise from continuing activities.

See accompanying notes to unaudited pro forma financial information of the Combined Group in accordance with UK GAAP.

                  Unaudited Pro Forma Profit and Loss Account

                      For the Year Ended 31 December 2001
               (U.S. dollars in millions, except per share data)

                                                                          Business     Pro forma
                                                   P&O                   combination   Combined
                                                Princess    Carnival     adjustments     Group
                                                (UK GAAP) (UK GAAP)/(1)/  (UK GAAP)    (UK GAAP)
                                                --------- -------------  -----------   ---------
Turnover                                         2,451.0     4,530.9                    6,981.9
Direct operating costs                          (1,584.1)   (2,455.3)                  (4,039.4)
Selling and administrative expenses               (357.5)     (600.0)                    (957.5)
Depreciation and amortisation                     (148.1)     (371.7)        3.6 /(f)/   (516.2)
Impairment charge                                     --      (148.9)                    (148.9)
                                                --------    --------        ----       --------
Operating costs                                 (2,089.7)   (3,575.9)        3.6       (5,662.0)
                                                --------    --------        ----       --------
Operating profit                                   361.3       955.0         3.6        1,319.9
Share of operating results of joint ventures         0.1       (51.7)                     (51.6)
                                                --------    --------        ----       --------
Total operating profit                             361.4       903.3         3.6        1,268.3
Loss on disposal of fixed assets                    (1.9)       (2.0)                      (3.9)
Profit on sale of businesses                          --       141.1                      141.1
                                                --------    --------        ----       --------
Profit on ordinary activities before interest      359.5     1,042.4         3.6        1,405.5
Net interest and similar items                     (58.0)      (86.4)       (2.8)/(c)/   (147.2)
                                                --------    --------        ----       --------
Profit on ordinary activities before taxation      301.5       956.0         0.8        1,258.3
Taxation                                            81.7        12.3                       94.0
                                                --------    --------        ----       --------
Profit on ordinary activities after taxation       383.2       968.3         0.8        1,352.3
Equity minority interests                           (0.1)         --                       (0.1)
                                                --------    --------        ----       --------
Profit for the financial period attributable to
  shareholders                                     383.1       968.3         0.8        1,352.2
Ordinary dividends                                 (83.2)     (246.2)                    (329.4)
                                                --------    --------        ----       --------
Retained profit for the financial period           299.9       722.1         0.8        1,022.8
                                                ========    ========        ====       ========
Earnings per share/(i)/
Basic earnings per share                                                                   1.71
Diluted earnings per share                                                                 1.70

--------
(1)Carnival information is for the year ended 30 November 2001.

All profits and losses arise from continuing activities.

See accompanying notes to unaudited pro forma financial information of the Combined Group in accordance with UK GAAP.

                    Unaudited Pro Forma Net Asset Statement

                            As at 30 September 2002
                          (U.S. dollars in millions)

                                                                           Business           Pro forma
                                                  P&O     Carnival        combination         Combined
                                               Princess      UK           adjustments           Group
                                               (UK GAAP) (GAAP)/(1)/       (UK GAAP)          (UK GAAP)
                                               --------- ----------  -----------              ---------
Fixed assets
Intangible assets                                 121.2      659.6     3,482.9/(a)(f)/         4,263.7
Tangible assets:
 Ships                                          4,828.2    8,812.7                            13,640.9
 Properties and other fixed assets                248.5      439.1                               687.6
                                               --------   --------     -------                --------
                                                5,076.7    9,251.8                            14,328.5
Investments                                        16.4         --                                16.4
                                               --------   --------     -------                --------
                                                5,214.3    9,911.4     3,482.9                18,608.6
Current assets
Stocks                                             80.2       90.3                               170.5
Debtors                                           290.0      425.8       (39.3)/(g)/             676.5
Debtors due in greater than one year                 --      277.1       (27.4)/(a)/             249.7
Cash at bank and in hand                          211.0    2,389.0                             2,600.0
                                               --------   --------     -------                --------
                                                  581.2    3,182.2       (66.7)                3,696.7
                                               --------   --------     -------                --------
Creditors: amounts falling due within one year   (898.9)  (1,463.3)     (143.1)/(a)(d)(f)(g)/ (2,505.3)
                                               --------   --------     -------                --------
Net current (liabilities)/assets                 (317.7)   1,718.9      (209.8)                1,191.4
                                               --------   --------     -------                --------
Total assets less current liabilities           4,896.6   11,630.3     3,273.1                19,800.0
Creditors: amounts falling due after one year  (2,015.9)  (4,224.3)      (21.9)/(c)/          (6,262.1)
Provisions for liabilities and charges               --         --      (171.8)/(b)(d)/         (171.8)
                                               --------   --------     -------                --------
Net assets                                      2,880.7    7,406.0     3,079.4 /(h)/          13,366.1
                                               ========   ========     =======                ========

--------
(1)Carnival information is as at 31 August 2002.

See accompanying notes to unaudited pro forma financial information of the Combined Group in accordance with UK GAAP.

Notes to the unaudited pro forma financial information of the Combined Group in accordance with UK GAAP:

1.  Basis of preparation

The unaudited pro forma financial information has been prepared on the basis that the DLC transaction will be accounted for using acquisition accounting principles under UK GAAP with P&O Princess as the acquiree. The pro forma financial information is based upon the UK GAAP accounting policies of P&O Princess.

The historical financial information in relation to P&O Princess as at and for the nine months ended 30 September 2002 and for the year ended 31 December 2001 has been extracted without material adjustment, other than restatement of the results for the year ended 31 December 2001 on adoption of Financial Reporting Standard 19: Deferred Tax, from the financial information on P&O Princess that has been incorporated by reference in this document.

The historical financial information in relation to Carnival as at and for the nine months ended 31 August 2002 and for the year ended 30 November 2001 has been derived from the financial information of Carnival that has been incorporated by reference in this document, after making certain adjustments. The adjustments, which are set out in note 2, relate to the conversion of such information on Carnival's accounting policies under U.S. GAAP to P&O Princess' accounting policies under UK GAAP.

2.  Conversion of Carnival's financial information to UK GAAP

This note provides details of adjustments required to convert Carnival's previously reported financial information as at and for the nine month period ended 31 August 2002 and the year ended 30 November 2001 that was prepared in accordance with Carnival's accounting policies under U.S. GAAP to information in accordance with P&O Princess' accounting policies under UK GAAP. A description of the adjustments is set out in Part C of this Section B.

(a)  Profit and loss accounts

                                        Nine months ended                    Year ended
                                          31 August 2002                  30 November 2001
                                 -------------------------------  -------------------------------
                                                    (U.S. dollars in millions)

                                                        Carnival                         Carnival
                                                       using P&O                        using P&O
                                                       Princess'                        Princess'
                                 Carnival              accounting Carnival              accounting
                                   U.S.                 policies    U.S.                 policies
                                   GAAP    Adjustments  UK GAAP     GAAP    Adjustments  UK GAAP
                                 --------  ----------- ---------- --------  ----------- ----------
Turnover                          3,332.6       5.9      3,338.5   4,535.7      (4.8)     4,530.9
Direct operating costs           (1,733.9)      0.9     (1,733.0) (2,468.7)     13.4     (2,455.3)
Selling and administration
  expenses                         (442.6)     (9.2)      (451.8)   (618.7)     18.7       (600.0)
Depreciation and amortisation      (281.4)      0.5       (280.9)   (372.2)      0.5       (371.7)
Impairment charge                   (20.0)     (8.5)       (28.5)   (140.4)     (8.5)      (148.9)
                                 --------     -----     --------  --------    ------     --------
Operating costs                  (2,477.9)    (16.3)    (2,494.2) (3,600.0)     24.1     (3,575.9)
                                 --------     -----     --------  --------    ------     --------
Operating profit                    854.7     (10.4)       844.3     935.7      19.3        955.0
Share of operating results of
  joint ventures                       --      (1.8)        (1.8)    (44.0)     (7.7)       (51.7)
                                 --------     -----     --------  --------    ------     --------
Total operating profit              854.7     (12.2)       842.5     891.7      11.6        903.3
Gain/(loss) on disposal of fixed
  assets                               --       2.2          2.2        --      (2.0)        (2.0)
Profit on disposal of
  businesses                           --       4.2          4.2        --     141.1        141.1
Other (expense)/income               (5.3)      5.3           --     108.6    (108.6)          --
                                 --------     -----     --------  --------    ------     --------
Profit on ordinary activities
  before interest                   849.4      (0.5)       848.9   1,000.3      42.1      1,042.4
Net interest and similar items      (61.3)       --        (61.3)    (86.4)       --        (86.4)
                                 --------     -----     --------  --------    ------     --------
Profit on ordinary activities
  before taxation                   788.1      (0.5)       787.6     913.9      42.1        956.0
Taxation                             36.5        --         36.5      12.3        --         12.3
                                 --------     -----     --------  --------    ------     --------
Profit on ordinary activities
  after taxation                    824.6      (0.5)       824.1     926.2      42.1        968.3
Ordinary dividends                 (184.8)       --       (184.8)   (246.0)     (0.2)      (246.2)
                                 --------     -----     --------  --------    ------     --------
Retained profit for the
  financial period                  639.8      (0.5)       639.3     680.2      41.9        722.1
                                 ========     =====     ========  ========    ======     ========

Reclassifications have been made to the statements of operations that are incorporated by reference in this document in order to present such information in the UK GAAP profit and loss account format above. The most significant of these reclassifications in that under U.S. GAAP other nonoperating (expense)/income is shown below operating profit, whereas under UK GAAP it is shown in the appropriate income or expense line.

(b)  Net assets

                                                     As at 31 August 2002
                                               -------------------------------
                                                  (U.S. dollars in millions)
                                                                      Carnival
                                                                     using P&O
                                                                     Princess'
                                                                     accounting
                                               Carnival               policies
                                                 U.S.                    UK
                                                 GAAP    Adjustments    GAAP
                                               --------  ----------- ----------
Fixed assets
Intangible assets                                 678.4      (18.8)      659.6
Tangible assets:
 Ships                                          8,812.7         --     8,812.7
 Properties and other fixed assets                439.1         --       439.1
                                               --------   --------    --------
                                                9,251.8         --     9,251.8
Fair value of hedged firm commitments             180.3     (180.3)         --
                                               --------   --------    --------
                                               10,110.5     (199.1)    9,911.4
Current assets
Stocks                                             91.0       (0.7)       90.3
Debtors due in less than one year                 266.2      159.6       425.8
Debtors due in greater than one year              284.6       (7.5)      277.1
Cash at bank and in hand                        1,347.4    1,041.6     2,389.0
Fair value of hedged firm commitments              97.0      (97.0)         --
                                               --------   --------    --------
                                                2,086.2    1,096.0     3,182.2
Creditors: amounts falling due within one year (1,410.6)     (52.7)   (1,463.3)
Fair value of derivative contracts                (97.8)      97.8          --
                                               --------   --------    --------
Net current assets                                577.8    1,141.1     1,718.9
                                               --------   --------    --------
Total assets less current liabilities          10,688.3      942.0    11,630.3
Creditors: amounts falling due after one year  (3,212.4)  (1,011.9)   (4,224.3)
Fair value of derivative contracts               (184.2)     184.2          --
                                               --------   --------    --------
Net assets                                      7,291.7      114.3     7,406.0
                                               ========   ========    ========

Reclassifications have been made to the balance sheet that are incorporated by reference in this document in order to present such information in the UK GAAP format above. The most significant of these reclassifications are:

.. Cash at bank and in hand includes amounts classified as short-term investments for U.S. GAAP purposes.

.. Cash at bank and in hand includes $1.05 billion of restricted cash and creditors: amounts falling due after one year includes $1.05 billion of finance leases. Under U.S. GAAP, the restricted cash is considered to have extinguished the finance lease liabilities.

.. Debtors due in less than one year includes amounts classified as trade and other receivables and prepaid and other expenses for U.S. GAAP purposes.

.. Debtors due in greater than one year includes amounts classified as long-term other assets for U.S. GAAP purposes.

.. Creditors: amounts falling due within one year includes amounts classified as current portion of long-term debt, accounts payable, accrued liabilities, dividends payable and customer deposits for U.S. GAAP purposes.

.. Creditors: amounts falling due after one year includes amounts classified as long-term debt for U.S. GAAP purposes.

3.  Business combination adjustments

(a)Purchase consideration and related goodwill and intangible assets are as follows:

                                                             Notes (U.S. $m)
   Purchase consideration                                      (i)  5,960.1
   Costs of acquisition                                       (ii)     53.0
                                                                   --------
   Total purchase consideration                                     6,013.1
   Less fair value of net assets acquired                    (iii) (2,409.0)
                                                                   --------
   Excess of purchase consideration over net assets acquired  (iv)  3,604.1
                                                                   ========

    (i)The purchase consideration is based upon the quoted closing market price of Carnival's shares and the proposed share reorganisation of 3.3289 existing P&O Princess shares for one new P&O Princess share, including P&O Princess stock options and awards which will vest in full on completion of the DLC transaction. Under UK GAAP this is measured on the date the DLC transaction occurs. For the purposes of this pro forma information the Carnival share price of $28.05 per share on 30 November 2002 has been used.

   (ii)Representing Carnival's estimated direct costs of carrying out the proposed DLC transaction, including the costs relating to the registration of Carnival shares pursuant to the Partial Share Offer, of which $27.4 million has been incurred by Carnival and is included in debtors due in greater than one year.

  (iii)Based upon provisional estimates of the fair value of the identifiable assets acquired and liabilities assumed given current information. On completion of the DLC transaction, adjustments will be made to these provisional estimates to reflect their estimated fair values at that time. The book value and fair value of ships in use are preliminarily estimated to be materially similar. Carnival and P&O Princess expect to have independent appraisals performed subsequent to the completion of the DLC transaction to establish the fair values of P&O Princess' ships and intangible assets. No assurance can be given that the preliminary fair value estimates included in this pro forma financial information will not be materially changed as a result of these valuations. Fair value adjustments primarily relate to shipbuilding contracts, debt and pensions.

   (iv)The excess of purchase consideration over net assets acquired is primarily estimated to represent the value attributed to P&O Princess' goodwill. The useful economic life of the goodwill arising on this transaction is expected to be indefinite and, therefore, no adjustment for amortisation has been recorded.

(b)A provision of $111.8 million has been made in respect of foreign exchange hedge commitments for ship build contracts.

(c)An adjustment has been made to the book value of P&O Princess' fixed interest rate long-term debt to reflect current interest rates, without giving effect to any possible changes in credit ratings. The fair value of this debt is based upon quoted market prices at the balance sheet date, or the discounted present value of future amounts payable on the debt. The fair value adjustment is amortised over the remaining term of the debt as applicable, which results in a pro forma increase in interest expense for the respective periods.

(d)A $82.3 million adjustment has been made to record the fair value of P&O Princess pension plan liabilities, of which $22.3 million is in creditors falling due within one year and the remaining $60 million is in provisions for liabilities and charges.

(e)On completion of the DLC transaction all awards and options granted under the P&O Princess Employee Share Incentive plans will vest in full. An adjustment has been made to reverse the P&O Princess employee share incentive charge of $3 million for the nine months ended 30 September 2002.

(f)An adjustment has been made to eliminate $121.2 million of P&O Princess' historical goodwill relating to prior business acquisitions and to reverse the related goodwill amortisation as well as the $10.0 million cash consideration accrual in respect of the acquisition of AIDA as this is no longer payable.

(g)Prior to completion of the P&O Princess acquisition by Carnival, which is expected to take place early in the second quarter of 2003, P&O Princess is expected to have incurred approximately

   $144.5 million of costs related to its terminated Royal Caribbean transaction and the completion of the DLC transaction with Carnival, including costs incurred to register P&O Princess ordinary shares with the U.S. Securities and Exchange Commission, of which $39.3 million of costs related to the Royal Caribbean transaction as at 30 September 2002 were deferred and will be expensed, together with any further costs in relation to that transaction incurred thereafter, by P&O Princess in the fourth quarter of 2002 following the termination of the implementation agreement related to that transaction. The costs related to the DLC transaction with Carnival will be expensed by P&O Princess as incurred. Accordingly, an adjustment has been made to P&O Princess's net assets to reflect these costs as if they were recorded within P&O Princess's net assets as at the balance sheet date.

(h)The net assets adjustment represents the net equity increase due to the application of acquisition accounting.

(i)Earnings per share

   The pro forma weighted average number of shares has been calculated as if the DLC transaction had occurred on the first day of each pro forma period and after adjusting for the proposed P&O Princess share reorganisation of
   3.3289 existing P&O Princess shares for one new P&O Princess share.

   Based upon the weighted average number of shares outstanding of 692.3 million (697.2 million diluted), or 208.0 million (209.4 million diluted) after the proposed P&O Princess share reorganisation, for P&O Princess for the nine months ended 30 September 2002 and 586.5 million (588.1 million diluted) for Carnival for the nine months ended 31 August 2002, the pro forma weighted average number of shares for the Combined Group is calculated as 794.5 million (797.5 million diluted).

   Based upon the weighted average number of shares outstanding of 691.5 million (694.8 million diluted), or 207.7 million (208.7 million diluted) after the proposed P&O Princess share reorganisation, for P&O Princess for the year ended 31 December 2001 and 585.1 million (586.9 million diluted) for Carnival for the year ended 30 November 2001, the pro forma weighted average number of shares for the Combined Group is calculated as 792.8 million (795.6 million diluted).

   The pro forma earnings per share amounts have been calculated using the pro forma weighted average number of shares, calculated as described above, and the pro forma earnings for the Combined Group. Pro forma earnings represent the profit for the financial period.

(j)Certain restructuring and integration expenses may be recorded subsequent to the completion of the DLC transaction. The amount of these charges has not yet been determined, although they have been preliminarily estimated to be approximately $30 million, as they will be the subject of a detailed plan of restructuring and integration to be completed subsequent to the completion of the DLC transaction. A portion of these charges may subsequently be determined to be part of the purchase consideration.

4.  Summary of differences between UK and U.S. GAAP

The pro forma financial information has been prepared in accordance with P&O Princess' accounting policies under UK GAAP which differ in certain respects from U.S. GAAP and Carnival's accounting policies. The following is a summary of the material adjustments to profit attributable to shareholders and net assets which would have been required to adjust for significant differences between UK GAAP and U.S. GAAP relevant to the Combined Group and other differences in accounting policies.

                                                                           Business   Pro forma
Reconciliation of pro forma profit attributable to        P&O             combination Combined
shareholders for the nine months ended 30               Princess Carnival adjustments   Group
September 2002                                          -------- -------- ----------- ---------
                                                              (U.S. dollars in millions)
Attributable profit under UK GAAP                        294.6    824.1       4.1      1,122.8
U.S. GAAP adjustments
 Depreciation                                              0.3                             0.3
 Goodwill and contingent consideration                     3.2               (3.2)          --
 Marketing and promotion costs                            23.9      7.1                   31.0
 Relocation costs                                         (0.9)                           (0.9)
 Employee share incentives                                 1.3               (4.3)        (3.0)
 Pensions                                                 (4.1)                           (4.1)
 Derivative instruments and hedging activities            (5.1)               2.4         (2.7)
 Taxes                                                    (2.1)               2.1           --
 Transaction costs                                       (27.4)              27.4           --
                                                         -----    -----      ----      -------
Profit attributable to shareholders under U.S.
 GAAP as applied by P&O Princess                         283.7    831.2      28.5      1,143.4
Other accounting policy adjustments
 Cruise revenues and expenses                             (2.3)    (3.1)                  (5.4)
 Drydocking                                                0.3     (3.5)                  (3.2)
 Marketing and promotion costs                             1.5                             1.5
                                                         -----    -----      ----      -------
Profit attributable to shareholders under U.S. GAAP and
  Carnival's accounting policies                         283.2    824.6      28.5      1,136.3
                                                         =====    =====      ====      =======

                                                                                Business   Pro Forma
                                                               P&O             combination Combined
Reconciliation of pro forma profit attributable to           Princess Carnival adjustments   Group
shareholders for the year ended 31 December 2001             -------- -------- ----------- ---------
                                                                   (U.S. dollars in millions)
Attributable profit under UK GAAP                             383.1    968.3       0.8      1,352.2
U.S. GAAP adjustments
 Depreciation                                                   0.4                             0.4
 Goodwill and contingent consideration                          1.2               (1.2)          --
 Marketing and promotion costs                                  5.2    (21.8)                 (16.6)
 Relocation costs                                               2.0                             2.0
 Employee share incentives                                     (5.1)               5.1           --
 Pensions                                                     (14.2)                          (14.2)
 Derivative instruments and hedging activities                  4.0                3.2          7.2
 Tax effect of U.S. GAAP adjustments                           (3.9)                           (3.9)
 Taxes                                                         73.4                2.8         76.2
 Transaction costs                                            (11.9)              11.9           --
 Income from associated undertaking                                      7.7                    7.7
 Adjustment to gain on sale of affiliated operation              --    (26.0)                 (26.0)
                                                              -----    -----      ----      -------
Profit attributable to shareholders under U.S. GAAP as
  applied by P&O Princess before cumulative effect of
  accounting policy change                                    434.2    928.2      22.6      1,385.0
Other accounting policy adjustments
 Cruise revenues and expenses                                  (5.1)     2.4                   (2.7)
 Drydocking                                                     6.4     (4.4)                   2.0
 Marketing and promotion costs                                 (1.4)                           (1.4)
                                                              -----    -----      ----      -------
Profit attributable to shareholders before cumulative effect of change in accounting principle under U.S. GAAP and
  Carnival's accounting policies                              434.1    926.2      22.6      1,382.9
                                                              =====    =====      ====      =======

                                                                          Business   Pro forma
                                                        P&O              combination Combined
Reconciliation of pro forma net assets at             Princess Carnival  adjustments   Group
30 September 2002                                     -------- --------  ----------- ---------
                                                            (U.S. dollars in millions)
Net assets under UK GAAP                              2,880.7  7,406.0     3,079.4   13,366.1
Treasury stock                                           (3.6)                           (3.6)
U.S. GAAP adjustments
 Goodwill and contingent consideration                  (42.1)               125.8       83.7
 Depreciation                                           (11.0)                          (11.0)
 Marketing and promotion costs                          (60.8)  (130.5)                (191.3)
 Relocation costs                                         1.1                             1.1
 Pensions                                               (16.4)    (5.5)       22.3        0.4
 Derivative instruments and hedging activities          (11.7)    (6.8)                 (18.5)
 Taxes                                                   71.3                (66.7)       4.6
 Dividends                                               20.8     61.6                   82.4
 Transaction costs                                      (39.3)                39.3         --
 Unrealised gain on marketable securities                  --      1.1                    1.1
 Other fair value adjustments                              --       --       (14.6)     (14.6)
                                                      -------  -------     -------   --------
Net assets under U.S. GAAP as applied by P&O Princess 2,789.0  7,325.9     3,185.5   13,300.4
Other accounting policy adjustments
 Cruise revenues and expenses                           (11.3)   (11.6)                 (22.9)
 Drydocking                                             (10.5)   (22.6)                 (33.1)
 Marketing and promotion costs                           17.4                            17.4
                                                      -------  -------     -------   --------
Net assets under U.S. GAAP and Carnival's accounting
  policies                                            2,784.6  7,291.7     3,185.5   13,261.8
                                                      =======  =======     =======   ========

Differences between UK GAAP and U.S. GAAP as applied by P&O Princess which have a significant effect on the Combined Group are set out in Part C of this Section B. Other differences between P&O Princess' and Carnival's accounting policies and details of the business combination adjustments are described in Part A and this Part B of Section B.

Part C.  Carnival Corporation UK GAAP Reconciliation

Unaudited summary of differences between U.S. GAAP and UK GAAP for each of the years ended 30 November 2001, 2000, 1999

Carnival's financial statements have been prepared in accordance with U.S. GAAP and Carnival's accounting policies, which differ in certain material respects from UK GAAP and P&O Princess' accounting policies.

The following is a summary of the material adjustments to attributable profit (net income) and shareholders' funds, which would have been required to adjust for significant differences between Carnival's accounting policies under U.S. GAAP and P&O Princess' accounting policies under UK GAAP.

Reconciliations of consolidated profit and loss account for the years ended 30
November:

                                                                          2001     2000     1999
                                                                   Notes  -----    -----   -------
                                                                         (U.S. dollars in millions)
Net income under U.S. GAAP                                               926.2    965.5    1,027.2
UK GAAP adjustments:
Cruise revenues and expenses                                         A    (2.4)     3.8        5.0
Dry-docking                                                          B     4.4      3.7        2.2
Marketing and promotion costs                                        C    21.8      3.3       17.9
Income from affiliated operations                                    H    (7.7)    (8.8)       4.6
Adjustment to gain on sale of affiliated operation                   I    26.0       --         --
                                                                          -----    -----   -------
Profit attributable to shareholders in accordance with UK GAAP and
  P&O Princess' accounting policies                                      968.3    967.5    1,056.9
                                                                          =====    =====   =======

Earnings
Basic earnings per share in accordance with UK GAAP (in cents) and
  P&O Princess' accounting policies                                      165.5    161.3      172.6
Weighted average number of shares used in basic earnings per share
  calculation (millions)                                                 585.1    599.7      612.5

Reconciliations of consolidated shareholders' funds at 30 November:

                                                               2001     2000     1999
                                                       Notes -------  -------  -------
                                                             (U.S. dollars in millions)
Shareholders' equity in accordance with U.S. GAAP            6,590.8  5,870.6  5,931.2
UK GAAP adjustments:
Cruise revenues and expenses                             A       8.5     10.9      7.1
Dry-docking                                              B      19.1     14.7     11.0
Marketing and promotion costs                            C     137.6    115.8    112.5
Unrealised losses on marketable securities, net          D       0.7      7.1      4.8
Derivative instruments and hedging activities            E       8.5       --       --
Dividends                                                F     (61.6)   (61.4)   (64.8)
Minimum pension liability adjustment                     G       5.5       --       --
Income from affiliated operations                        H        --      3.0      4.7
Treasury stock                                           J     727.6    705.1       --
                                                             -------  -------  -------
Shareholders' funds in accordance with UK GAAP and P&O
  Princess' accounting policies                              7,436.7  6,665.8  6,006.5
                                                             =======  =======  =======

The differences in accounting treatment as a result of differences between Carnival's accounting policies under U.S. GAAP and P&O Princess' accounting policies under UK GAAP are noted below.

A. Cruise revenues and expenses

   Carnival's accounting policy under U.S. GAAP is to initially record deposits received on sales of guest cruises as customer deposits and recognise them, together with revenues from onboard activities and all associated direct costs of a voyage, generally upon completion of voyages with durations of ten days or less and on a pro rata basis for voyages in excess of ten days. P&O Princess' accounting policy under UK GAAP is to recognise these items on a pro rata basis at the time of the voyage.

B. Dry-docking

   Carnival's accounting policy under U.S. GAAP is to capitalise dry-docking costs and amortise them to operating expense using the straight-line method generally over one year. P&O Princess' accounting policy under UK GAAP is the same as Carnival's, except that the capitalised costs are amortised to expense through the date of the next scheduled dry-dock, which typically is over two to three years.

C. Marketing and promotion costs

   Carnival's accounting policy under U.S. GAAP is to expense marketing and promotion costs as incurred except those costs which result in tangible assets, such as brochures, which are recorded as prepaid expenses and charged to expense as consumed. Media production costs are also recorded as prepaid expenses and charged to expense upon the first airing of the advertisement. P&O Princess' accounting policy under UK GAAP is to expense marketing and promotion costs over the period of benefit, not exceeding one year from the end of the year the cost is incurred.

D. Unrealised gains and losses on marketable securities

   Under U.S. GAAP, unrealised gains and losses on marketable securities are included within shareholders' equity until realised. P&O Princess' accounting policy under UK GAAP is that marketable securities are carried at the lower of cost or net realisable value.

E. Derivative instruments and hedging activities

   Under U.S. GAAP, Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended, requires that all derivative instruments be recorded on the balance sheet at their fair value. This statement became effective for Carnival on 1 December 2000. SFAS No. 133 requires that changes in the fair value of instruments that are designated as cash flow hedges be recognised as a component of shareholders' equity until the underlying hedged item is recognised in earnings. P&O Princess' accounting policy under UK GAAP is that gains and losses on instruments used for hedging are not recognised until the exposure that is being hedged is itself recognised.

F. Dividends

   Under U.S. GAAP, dividends are accounted for in the period in which they are declared. Under UK GAAP, dividends are recognised in the period to which they relate, which may be earlier than the date of declaration.

G. Minimum pension liability adjustment

   Under U.S. GAAP, an additional defined benefit plan liability is recorded for the actuarially determined unfunded accumulated benefit obligation if it exceeds the fair value of plan assets. U.S. GAAP also requires that an intangible asset be recorded to effectively offset this liability, to the extent that the intangible asset is not in excess of the unrecognised prior service cost and unrecognised transition obligation. Any excess is recorded as a minimum pension liability adjustment within shareholders' equity. Under UK GAAP, no such additional adjustment is required.

H. Income from affiliated operations

   Carnival's share of the net income of its affiliated operations have been adjusted from U.S. GAAP to UK GAAP on the basis of the adjustments described herein.

   In addition, Carnival recorded its share of the net income of its foreign affiliates on a two-month lag basis. Under U.S. GAAP, when Carnival adjusted for the two-month lag of these affiliates, these affiliates' net losses for the two-month lag period were charged directly to retained earnings. Under UK GAAP, when a change is made to conform year ends, the net income or loss for the lag period is recorded within the profit and loss accounts.

I. Adjustment to gain on sale of affiliated operation

   Carnival's investment balance differs under U.S. GAAP and UK GAAP as described herein. Carnival's gain on sale of its investment in Airtours under U.S. GAAP is adjusted to reflect Carnival's UK GAAP investment balance as of the sale date. Under U.S. GAAP, the $59 million cumulative foreign currency translation loss that related to Carnival's investment in Airtours was considered in determining the gain on sale of its investment. Under UK GAAP, this cumulative translation loss is not taken into consideration in determining the gain.

J. Treasury stock

   Under U.S. GAAP, shares of Carnival's common stock, which have been purchased by Carnival ("treasury stock") are treated as a reduction to shareholders' equity. Under UK GAAP, treasury stock has been classified as a long-term asset.

Unaudited summary of differences between U.S. GAAP and UK GAAP for the nine months ended 31 August 2002

Carnival's interim financial statements have been prepared in accordance with U.S. GAAP and Carnival's accounting policies, which differ in certain material respects from UK GAAP and P&O Princess' accounting policies.

The following is a summary of the material adjustments to attributable profit (net income) and shareholders' funds, which would have been required to adjust for significant differences between Carnival's accounting policies under U.S. GAAP and P&O Princess' accounting policies under UK GAAP.

Reconciliation of consolidated profit and loss account for the nine months ended 31 August:

                                                                          2002
                                                                        ---------
                                                                  Notes (U.S. $m)
Net income under U.S. GAAP                                                824.6
UK GAAP adjustments:
Cruise revenues and expenses                                        A       3.1
Dry-docking                                                         B       3.5
Marketing and promotion cost                                        C      (7.1)
                                                                          -----
Profit attributable to shareholders in accordance with UK GAAP
  and P&O Princess' accounting policies                                   824.1
                                                                          =====

Earnings
Basic earnings per share in accordance with UK GAAP (in cents)
  and P&O Princess' accounting policies                                   140.5
Weighted average number of shares used in basic earnings per
  share calculation (millions)                                            586.5

Reconciliation of consolidated shareholders' funds at 31 August:

                                                                          2002
                                                                  Notes ---------
                                                                        (U.S. $m)
Shareholders' equity in accordance with U.S. GAAP                        7,291.7
UK GAAP adjustments:
Cruise revenues and expenses                                        A       11.6
Dry-docking                                                         B       22.6
Marketing and promotion costs                                       C      130.5
Unrealised gains on marketable securities, net                      D       (1.1)
Derivative instruments and hedging activities                       E        6.8
Dividends                                                           F      (61.6)
Minimum pension liability adjustment                                G        5.5
                                                                         -------
Shareholders' funds in accordance with UK GAAP and P&O Princess'
  accounting policies                                                    7,406.0
                                                                         =======

The differences in accounting treatment as a result of differences between Carnival's accounting policies under U.S. GAAP and P&O Princess' accounting policies under UK GAAP are noted below.

A. Cruise revenues and expenses

   Carnival's accounting policy under U.S. GAAP is to initially record deposits received on sales of guest cruises as customer deposits and recognise them, together with revenues from onboard activities and all associated direct costs of a voyage, generally upon completion of voyages with durations of ten days or less and on a pro rata basis for voyages in excess of ten days. P&O Princess' accounting policy under UK GAAP is to recognise these items on a pro rata basis at the time of the voyage.

B. Dry-docking

   Carnival's accounting policy under U.S. GAAP is to capitalise drydocking costs and amortise them to operating expense using the straight-line method generally over one year. P&O Princess' accounting policy under UK GAAP is the same as Carnival's, except that the capitalised costs are amortised to expense through the date of the next scheduled dry-dock, which typically is over two to three years.

C. Marketing and promotion costs

   Carnival's accounting policy under U.S. GAAP is to expense marketing and promotion costs as incurred except those costs which result in tangible assets, such as brochures, which are recorded as prepaid expenses and charged to expense as consumed. Media production costs are also recorded as prepaid expenses and charged to expense upon the first airing of the advertisement. P&O Princess' accounting policy under UK GAAP is to expense marketing and promotion costs over the period of benefit, not exceeding one year from the end of the year the cost is incurred.

D. Unrealised gains and losses on marketable securities

   Under U.S. GAAP, unrealised gains and losses on marketable securities are included within shareholders' equity until realised. P&O Princess' accounting policy under UK GAAP is that marketable securities are carried at the lower of cost or net realisable value.

E. Derivative instruments and hedging activities

   Under U.S. GAAP, SFAS No. 133, as amended, requires that all derivative instruments be recorded on the balance sheet at their fair value. This statement became effective for Carnival on 1 December 2000. SFAS No. 133 requires that changes in the fair value of instruments that are designated as cash flow hedges be recognised as a component of shareholders' equity until the underlying hedged item is recognised in earnings. P&O Princess' accounting policy under UK GAAP is that gains and losses on instruments used for hedging are not recognised until the exposure that is being hedged is itself recognised.

F. Dividends

   Under U.S. GAAP, dividends are accounted for in the period in which they are declared. Under UK GAAP, dividends are recognised in the period to which they relate, which may be earlier than the date of declaration.

G. Minimum pension liability adjustment

   Under U.S. GAAP, an additional defined benefit plan liability is recorded for the actuarially determined unfunded accumulated benefit obligation if it exceeds the fair value of plan assets. U.S. GAAP also requires that an intangible asset be recorded to effectively offset this liability, to the extent that the intangible asset is not in excess of the unrecognised prior service cost and unrealised transition obligation. Any excess is recorded as a minimum pension liability adjustment within shareholders' equity. Under UK GAAP, no such additional adjustment is required.

Section C. Where you can find additional information about the Combined Group and the DLC transaction


For additional information about the Combined Group and the DLC transaction, you should refer to the shareholder circular for the P&O Princess EGM. In particular, please note that the following information is incorporated by reference from the shareholder circular for the P&O Princess EGM, which has been furnished to the SEC on Form 6-K on . 2003:

   .   Details of the DLC structure;

   .   Summary of the agreements relating to the DLC structure; and

   . Summary of the proposed changes to the P&O Princess memorandum and articles.

                                    PART IV

                            INFORMATION ON CARNIVAL

1.  General

Carnival is a global cruise vacation and leisure travel company that offers a broad range of cruise brands serving the contemporary cruise sector through Carnival Cruise Lines and Costa Cruises, the premium sector through Holland America Line, the premium/luxury cruise sector through Cunard Line, and the luxury cruise sector through Seabourn Cruise Line and Windstar Cruises.

2.  Where you can find additional information about Carnival

SEC FILINGS

Carnival is required to comply with the reporting requirements of the Exchange Act and, in accordance with those requirements, Carnival files reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC on 1-800-732-0330. In addition, the SEC maintains a website (www.sec.gov) that contains the reports, proxy statements and other information that Carnival has filed. Material that Carnival has filed may also be inspected at the library of the NYSE, 20 Broad Street, New York, New York 10005.

As previously described in "Incorporation of documents by reference," the SEC allows Carnival to "incorporate by reference" information in this document. This document incorporates by reference the documents set forth below that Carnival has previously filed with the SEC. These documents contain important information about Carnival and its finances and are on display at the document viewing facility at the UKLA.

..   Carnival's annual report on Form 10-K for the year ended 30 November 2001;

..   Carnival's quarterly reports on Form 10-Q for the quarters ended 28
    February 2002, 31 May 2002 and 31 August 2002; and

..   Carnival's current reports on Form 8-K dated 17 December 2001, 20 December
    2001, 13 February 2002, 21 March 2002, 22 April 2002, 2 May 2002, 20 June
    2002, 7 August 2002, 20 September 2002, 25 October 2002, 2 December 2002,
    19 December 2002 and 8 January 2003.

Carnival is also incorporating by reference all documents that it files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this document and the date the Partial Share Offer becomes or is declared unconditional in all respects (or the date that the Partial Share Offer expires).

You can obtain any of these documents through Carnival or the SEC. Documents incorporated by reference are available from Carnival without charge, excluding all exhibits unless Carnival has specifically incorporated by reference an exhibit in this document. You also may obtain documents incorporated by reference in this document by either inspecting them during normal business hours on any weekday (public holidays excepted) while the Partial Share Offer remains open for acceptance or requesting them in writing or orally from Carnival, at the following address and telephone number:

      Carnival Corporation
      3655 N.W. 87th Avenue
      Miami, Florida 33178-2428

      Attention: The Corporate Secretary

      Telephone: +1 305 599-2600 Ext. 18018

You may rely only on the information concerning Carnival contained or incorporated by reference in this document in determining whether to accept the Partial Share Offer. Carnival has not authorised anyone to provide you with information that is different from what is contained in this document. This document is dated. You should not assume that the information contained in this document is accurate as of any date other than such date, and neither the mailing of this document to P&O Princess shareholders nor the delivery of the Carnival shares in exchange for P&O Princess shares and P&O Princess ADSs will create any implication to the contrary.

                                    PART V

                          INFORMATION ON P&O PRINCESS

1.  General

P&O Princess is an international cruise vacation company, with operations in North America, the UK, Germany and Australia. It is a leading provider of cruises to Alaska, the Caribbean, Europe, the Mediterranean, the Panama Canal and other locations (principally South America, Africa, the South Pacific, the Orient and India).

2.  Where you can find additional information about P&O Princess

SEC FILINGS

P&O Princess is subject to the reporting requirements of the Exchange Act and, in accordance with those requirements, files reports and other information with the SEC. However, as a foreign registrant, P&O Princess and its shareholders are exempt from some of the Exchange Act reporting requirements. The reporting requirements that do not apply to P&O Princess or its shareholders include proxy solicitation rules, the short-swing profit disclosure rules of Section 16 of the Exchange Act and the rules regarding filing quarterly reports with the SEC, which are required to be filed only if required in P&O Princess' home country. You can inspect and copy the reports and other information filed by P&O Princess with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling from the U.S. the SEC on 1-800-732-0330. In addition, the SEC maintains a website (www.sec.gov) that contains the reports, proxy statements and other information that P&O Princess has filed. Material that P&O Princess has filed may also be inspected at the library of the NYSE, 20 Broad Street, New York, New York 10005.

As previously described in "Incorporation of documents by reference," the SEC allows P&O Princess to "incorporate by reference" information in this document. This document incorporates by reference the documents set forth below that P&O Princess has previously filed with or furnished to the SEC. These documents contain important information about P&O Princess and its finances.

..   P&O Princess' annual reports on Form 20-F for the years ended 31 December
    2001 and 31 December 2000; and

..   P&O Princess' report of foreign issuer on Form 6-K dated 9 January 2003.

P&O Princess is also incorporating by reference all documents that it files with, or furnishes to (and are so designated as being incorporated by reference), the SEC pursuant to Sections 13(a), 13(c) and 15(d) of the Exchange Act between the date of this document and the date the Partial Share Offer becomes or is declared unconditional in all respects (or the date that the Partial Share Offer expires).

You may obtain any of these documents through P&O Princess or the SEC. Documents incorporated by reference are available from P&O Princess without charge, excluding all exhibits unless Carnival has specifically incorporated by reference a P&O Princess exhibit in this document. You also may obtain documents incorporated by reference in this document by either inspecting them during normal business hours on any weekday (public holidays excepted) while the Partial Share Offer remains open for acceptance or by requesting them in writing or orally from P&O Princess, at the following address and telephone number:

P&O Princess Cruises plc
11-12 Charles II Street
London SW1Y 4PU
United Kingdom
Attention: Company Secretary
Telephone: +44 20 7805 1200

You may rely only on the information concerning P&O Princess contained or incorporated by reference in this document in determining whether to accept the Partial Share Offer. P&O Princess has not authorised anyone to provide you with information that is different from what is contained in this document. This document is dated . 2003. You should not assume that the information contained in this document is accurate as of any date other than such date, and neither the mailing of this document to P&O Princess shareholders nor the delivery of the Carnival shares in exchange for P&O Princess shares and P&O Princess ADSs will create any implication to the contrary.

                                    PART VI

                            THE PARTIAL SHARE OFFER

Section A.  The Partial Share Offer

1.  Introduction

In connection with the DLC transaction, Carnival is making an offer to P&O Princess shareholders to exchange all or part of their P&O Princess shares for Carnival shares, subject to an aggregate maximum of 20 per cent. of P&O Princess' issued share capital. If the DLC transaction is not completed due to lack of shareholder approval or for any other reason, the Partial Share Offer will not be completed. Whether or not P&O Princess shareholders accept the Partial Share Offer will not influence whether or not the DLC transaction will proceed. If the DLC transaction is completed, then the participation by P&O Princess shareholders in the Partial Share Offer will only affect how they participate in the Combined Group. The Partial Share Offer is open to all shareholders of P&O Princess, whether they hold P&O Princess shares directly or in the form of P&O Princess ADSs.

The board of P&O Princess is not making a recommendation with regard to the Partial Share Offer and to the best of the knowledge of P&O Princess, the directors and executive officers of P&O Princess intend . . The P&O Princess board is not making any recommendation because once the DLC structure has been implemented both P&O Princess shares and Carnival shares will represent an investment with respect to the Combined Group and the decision by each P&O Princess shareholder about which type of shares he or she should hold will depend upon the individual shareholder's particular preferences and circumstances. Each P&O Princess shareholder must decide whether he or she wants to receive Carnival shares and, if so, how many P&O Princess shares to tender. P&O Princess shareholders who are in any doubt as to whether they should accept the Partial Share Offer should seek independent financial advice from their stockbroker, bank manager, solicitor, accountant or other independent professional financial adviser authorised in the UK under The Financial Services and Markets Act 2000.

The Partial Share Offer is designed to allow those P&O Princess shareholders who would prefer to hold their interest in the Combined Group in the form of Carnival shares to exchange their P&O Princess shares for Carnival shares if the DLC transaction is completed. The extent to which a P&O Princess shareholder will be able to do this will depend on how many shares are tendered into the Partial Share Offer. If more than 20 per cent. of the issued P&O Princess shares are tendered into the Partial Share Offer, then the proration procedures described in paragraph 4 below will apply.

Any P&O Princess shareholder who accepts the Partial Share Offer will receive Carnival shares listed on the NYSE and will receive dividends denominated in U.S. dollars.

The Partial Share Offer is being made on the basis of 0.3004 Carnival shares for each P&O Princess share and 1.2016 Carnival shares for each P&O Princess ADS (prior to P&O Princess' reorganisation of its share capital).

This Part VI contains the formal Partial Share Offer by Carnival and should be read in conjunction with the instructions and the notes on the Form of Acceptance contained in Section B of this Part VI or, in respect of holders of P&O Princess ADSs, the Letter of Transmittal, which are deemed to form part of the terms of the Partial Share Offer. If you hold P&O Princess ADSs, you should have received a Letter of Transmittal.

If you wish to accept the Partial Share Offer in respect of P&O Princess shares in certificated form (that is, you hold a share certificate), please return the Form of Acceptance duly completed, by post or by hand to Computershare Investor Services PLC at The Pavilions, Bridgwater Road, Bristol, BS13 8FB, or (during normal business hours) by hand only to 7/th/ floor, Jupiter House, Triton Court, 14 Finsbury Square, London, EC2A 1BR, as soon as possible and, in any event, to be received by no later than 5:00 p.m. (London time) on . 2003 or by hand only to representatives of Computershare Investor Services PLC at the P&O Princess EGM to be held at . on . 2003. The procedure for acceptance is set out in paragraph 3(a) of this Section A of Part VI of this document, in the Form of Acceptance and the Brokerage Account Election Form included as Sections B and C of this Part VI.

If you wish to accept the Partial Share Offer in respect of your P&O Princess shares in uncertificated form (that is, in CREST), please send (or, if you are a CREST sponsored member procure that your CREST sponsor sends) a TTE Instruction in accordance with the procedure set out in paragraph 3(b) of this Section A of Part VI of this document, as soon as possible and in any event so that the TTE Instruction settles not later than 5:00 p.m. (London time) on . 2003. If you wish to have your Carnival shares credited to an existing U.S. brokerage account you should also complete and return the Brokerage Account Election Form.

If you wish to accept the Partial Share Offer in respect of P&O Princess ADSs that you hold in certificated form, please send a Letter of Transmittal, duly completed, by post to the U.S. Exchange Agent at Computershare Trust Company of New York, 88 Pine Street, 19th floor, New York, New York 10005 as soon as possible and in any event so that the Letter of Transmittal and any documents required by the Letter of Transmittal are received by the U.S. Exchange Agent not later than 12:00 noon (New York City time) on . 2003. The procedure for acceptance is set out in paragraph 3(c) of this Section A of Part VI of this document and in the Letter of Transmittal.

If you wish to accept the Partial Share Offer in respect of P&O Princess ADSs that you hold in book-entry form, please duly complete and return to your broker (by the date stated in the letter from your broker), the instruction form sent to you by your broker.

If you wish to accept the Partial Share Offer in respect of P&O Princess ADSs and the P&O Princess ADRs evidencing such P&O Princess ADSs are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the U.S. Exchange Agent while the Partial Share Offer remains open for acceptance, please comply with the guaranteed delivery procedures set out in paragraph (h) of Section D of Appendix I.

2.  The Partial Share Offer

The Partial Share Offer, which is subject to the conditions and further terms set out in Appendix I to this document, the Form of Acceptance and Brokerage Account Election Form included as Sections B and C of this Part VI and, if appropriate, the accompanying Letter of Transmittal, is being made for up to 20 per cent. of the issued share capital of P&O Princess on the following basis:

        for each P&O Princess share               0.3004 Carnival shares

        for each P&O Princess ADS                 1.2016 Carnival shares
        (each representing 4 P&O Princess shares)

and so in proportion for any other number of P&O Princess shares and P&O Princess ADSs held.

P&O Princess shareholders may elect to accept the Partial Share Offer in respect of all or a portion of their P&O Princess shareholdings. If acceptances of the Partial Share Offer are received in respect of in excess of 20 per cent. of P&O Princess' issued share capital, acceptances will be scaled down. See paragraph 4 below.

If the Partial Share Offer is taken up in full, approximately 79 per cent. of the equity of the Combined Group will be held through Carnival shares (including approximately 5 per cent. held by those P&O Princess shareholders who elect to accept the Partial Share Offer) and approximately 21 per cent. through P&O Princess shares. In no event will the level of the take-up of the Partial Share Offer affect the equalisation ratio.

The Partial Share Offer is conditional on, and will close on, completion of the DLC transaction, which is expected to occur shortly after the P&O Princess EGM. The DLC transaction is conditional on the closing of the Partial Share Offer. The conditions of the Partial Share Offer are set out in Part A of Appendix I to this document.

P&O Princess shares acquired under the Partial Share Offer will be acquired free from all liens, charges and encumbrances and with all rights attached thereto. P&O Princess shareholders will be entitled to retain all dividends paid or payable on such P&O Princess shares in all respects of the period until the date the Partial Share Offer becomes unconditional in all respects.

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The Carnival shares issued in connection with the Partial Share Offer will be issued credited as fully paid and will rank pari passu in all respects with the existing Carnival shares as affected by the DLC transaction.

Fractions of Carnival shares will not be issued. Therefore, P&O Princess shareholders who hold fewer than four P&O Princess shares will not be able to tender their shares in the Partial Share Offer. Fractional entitlements to Carnival shares arising under the Partial Share Offer will be aggregated and sold in the market and the proceeds (converted into pounds sterling at the prevailing exchange rate) remitted to the persons entitled thereto, except that individual entitlements of less than (Pounds)3 will be retained for the benefit of the Combined Group.

3.  Procedures for acceptance of the Partial Share Offer

This section should be read together with the instructions and the notes on the Form of Acceptance and, for holders of P&O Princess ADSs, the Letter of Transmittal, which are deemed to form part of the terms of the Partial Share Offer.

Holders of P&O Princess shares in certificated form (that is, you hold a share certificate) may only accept the Partial Share Offer in respect of such shares by completing and returning the enclosed Form of Acceptance in accordance with the procedure set out in paragraph (a) below. Holders of P&O Princess shares in certificated form, but under different designations, should complete a separate Form of Acceptance for each designation. Additional Forms of Acceptance are available from Computershare Investor Services PLC by calling the shareholder helpline at the front of this document.

Holders of P&O Princess shares in uncertificated form (that is, in CREST) may only accept the Partial Share Offer in respect of such shares by TTE instruction in accordance with the procedure set out in paragraph (b) below and, if those shares are held under different member account IDs, a separate TTE instruction and, if required, Brokerage Account Election Form should be sent for each member account ID.

Holders of P&O Princess ADSs may only accept the Partial Share Offer in respect of such P&O Princess ADSs by complying with the procedures set out in paragraph
(c) below and in Part D of Appendix I.

You should note that if you hold P&O Princess shares in both certificated form and uncertificated form, you should follow the procedures set out in (a) and
(b) below for each type of holding separately.

(a) Holders of P&O Princess shares in certificated form (that is, you hold a share certificate)

(1)To accept the Partial Share Offer in respect of your P&O Princess shares held in certificated form

To accept the Partial Share Offer in respect of P&O Princess shares held in certificated form you should complete Boxes 1 and 3 and you must sign Box 2 of the Form of Acceptance. If you do not insert a number (or you insert a number greater than your holding of P&O Princess shares) in Box 1, a valid acceptance will be deemed to be made in respect of all the P&O Princess shares held by you in certificated form.

In all cases you must sign Box 2 on the Form of Acceptance in the presence of a witness, who should also sign in accordance with the instructions printed on the Form of Acceptance.

If you have any questions as to how to complete the Form of Acceptance or wish to receive additional Forms of Acceptance, please telephone Computershare Investor Services PLC in its capacity as UK Receiving Agent on the shareholder helpline at the front of this document.

(2)Return of Form of Acceptance and Brokerage Account Election Form.

To accept the Partial Share Offer in respect of P&O Princess shares in certificated form, the completed Form of Acceptance should be returned, by post or by hand to Computershare Investor Services PLC at, The Pavilions, Bridgwater Road, Bristol, BS13 8FB or (during normal business hours) by hand only to 7/th/ floor, Jupiter House, Triton Court, 14 Finsbury Square, London, EC2A 1BR, together with the relevant share certificate(s) for such P&O Princess shares and/or other document(s) of title (see paragraph (4) below), as soon as possible, but in any event so as to be received by no

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later than 5:00 p.m. (London time) on . 2003 or by hand only to representatives of Computershare Investor Services PLC at the P&O Princess EGM to be held at . on . 2003. A reply-paid envelope is enclosed for your convenience. No acknowledgement of receipt of documents will be given.

Any Form of Acceptance received in an envelope postmarked in Canada, Australia or Japan or otherwise appearing to have been sent from Canada, Australia or Japan may be rejected as an invalid acceptance of the Partial Share Offer. For further information on overseas shareholders see paragraph 7 of Part B of Appendix I.

If you wish to have your Carnival shares credited to an existing U.S. brokerage account you should also complete and return the Brokerage Account Election Form.

(3)P&O Princess shares in certificated form -- documents of title

If your P&O Princess shares are in certificated form, the completed, signed and witnessed Form of Acceptance should be accompanied by the relevant share certificate(s) and/or other document(s) of title. If for any reason the relevant share certificate(s) and/or the other documents of title is/are lost or not readily available, you should nevertheless complete, sign and return the Form of Acceptance as stated above so as to be received by Computershare Investor Services PLC no later than 5:00 p.m. (London time) on . 2003.

You should send with the Form of Acceptance any share certificate(s) and/or other document(s) of title which you may have available and a letter stating that the remaining document(s) will follow as soon as possible or that you have lost one or more of your share certificate(s) and/or other document(s) of title. You should then arrange for the relevant share certificate(s) and/or other document(s) of title to be forwarded as soon as possible. If you have lost your share certificate(s) and/or other document(s) of title, you should contact P&O Princess' registrars, Computershare Investor Services PLC, at PO Box 435, Owen House, 8 Bankhead Crossway North, Edinburgh, EH11 4BR (calls within the UK to freephone 0800 953 0083 and calls from elsewhere to +44 870 889 3147 (calls will be charged at the applicable rate)) for a letter of indemnity for lost share certificate(s) and/or other document(s) of title which, when completed in accordance with the instructions given, should be returned to Computershare Investor Services PLC at either of the addresses set out in paragraph (2) above.

(4)Validity of acceptance

Without prejudice to Appendix I of this document, Carnival reserves the right (subject to the provisions of the Code) to treat as valid in whole or in part any acceptance of the Partial Share Offer in relation to P&O Princess shares in certificated form which is not entirely in order or which is not accompanied by the relevant share certificate(s) and/or other document(s) of title. In that event, no allotment of Carnival shares or payment of cash consideration (in respect of fractional entitlements) under the Partial Share Offer will be made until after (as applicable) the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to Carnival have been received.

If you are in any doubt as to the procedure for acceptance, please contact Computershare Investor Services PLC in its capacity as UK Receiving Agent on the shareholder helpline at the front of this document.

(5)Overseas shareholders

The attention of P&O Princess shareholders holding P&O Princess shares in certificated form and who are citizens or residents of jurisdictions outside the UK or U.S., or who are nominees of, or custodians or trustees for, any such person, or who intends to forward this document to any jurisdiction outside the UK or the U.S. is drawn to paragraph 7 of Part B of Appendix I of this document, and to the relevant provisions of the Form of Acceptance, Brokerage Account Election Form and Letter of Transmittal, which they should read before taking any action.

The availability of the Partial Share Offer to persons not resident in the UK or the U.S. may be affected by the laws of the jurisdictions in which such persons are resident. Persons who are subject to the laws of any jurisdiction other than the UK or the U.S. should inform themselves about and observe any applicable requirements.

The Partial Share Offer is not being made, directly or indirectly, in or into, or by the use of the mails or any means or instrumentality (including, without limitation telephonically or electronically of interstate or foreign commerce of, or any facilities of a national securities exchange of, Canada, Australia or Japan. Accordingly, copies of this document are not being, and may not be, mailed or otherwise distributed in Canada, Australia or Japan. Accordingly, any accepting P&O Princess shareholder who holds certificated shares and who is unable to give the representation and warranty set out in paragraph 1(c) of Part C of Appendix I of this document may be deemed not to have accepted the Partial Share Offer.

The Carnival shares to be issued pursuant to the Partial Share Offer have not been, and will not be, registered under the relevant securities laws of Japan and the relevant clearances have not been, and will not be, obtained from the securities commission of any province of Canada. No prospectus in relation to the Carnival shares has been, or will be, lodged with, or registered by, the Australian Securities and Investments Commission. Accordingly, the Carnival shares are not being, and may not be, offered, sold, resold, delivered or distributed, directly or indirectly in or into Canada, Australia or Japan or any other jurisdiction if to do so would constitute a violation of relevant laws of, or require registration thereof in, such jurisdiction (except pursuant to an exemption, if available, from any applicable registration requirements or otherwise in compliance with all applicable laws).

(b)  P&O Princess shares in uncertificated form (that is, in CREST)

If your P&O Princess shares are in uncertificated form (that is, in CREST), to accept the Partial Share Offer you should take (or procure the taking of) the action set out below to transfer the P&O Princess shares in respect of which you wish to accept the Partial Share Offer to the appropriate escrow balance(s), specifying the UK Receiving Agent (in its capacity as a CREST participant under the Escrow Agent's participant ID referred to below) as the Escrow Agent, as soon as possible and in any event so that the TTE Instruction settles not later than 5:00 p.m. (London time) on . 2003. Note that settlement cannot take place on weekends or bank holidays (or other times at which the CREST system is non-operational) -- you should therefore ensure you time the input of any TTE Instructions accordingly.

The input and settlement of a TTE Instruction in accordance with this paragraph
(b) will (subject to satisfying the requirements set out in Part C of Appendix
I) constitute an acceptance of the Partial Share Offer in respect of the number of P&O Princess shares so transferred to escrow.

If you are a CREST sponsored member, you should refer to your CREST sponsor before taking any action. Only your CREST sponsor will be able to send the TTE Instruction(s) to CRESTCo in relation to your P&O Princess shares.

After settlement of a TTE Instruction, you will not be able to access the P&O Princess shares concerned in CREST for any transaction or charging purposes. If the Partial Share Offer becomes or is declared unconditional in all respects, the Escrow Agent will transfer the P&O Princess shares concerned to itself in accordance with paragraph 2(d) of Part C of Appendix I of this document.

You are recommended to refer to the CREST manual published by CRESTCo for further information on the CREST procedures outlined below.

You should note that CRESTCo does not make available special procedures, in CREST, for any particular corporate action. Normal system timings and limitations will therefore apply in connection with a TTE Instruction and its settlement. You should therefore ensure that all necessary action is taken by you (or by your CREST sponsor) to enable a TTE Instruction relating to your P&O Princess shares to settle prior to 5:00 p.m. (London time) on . 2003. In this connection you are referred in particular to those sections of the CREST manual concerning practical limitations of the CREST system and timings.

If you wish to have your Carnival shares credited to an existing U.S. brokerage account you should also complete and return the Brokerage Account Election Form.

(1)To accept the Partial Share Offer in respect of your P&O Princess shares held in uncertificated form

To accept the Partial Share Offer in respect of P&O Princess shares held in uncertificated form, you should send (or if you are a CREST sponsored member, procure that your CREST sponsor sends) to CRESTCo a Basic Offer TTE Instruction in relation to such shares.

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

A Basic Offer TTE Instruction to CRESTCo must be properly authenticated in accordance with CRESTCo's specifications for transfers to escrow and must contain the following details:

..   the ISIN number for the P&O Princess shares. This is GB0009635904;

..   the number of P&O Princess shares in respect of which you wish to accept the Partial Share Offer (i.e. the number of P&O Princess shares to be transferred to escrow);

..   your member account ID;

..   your participant ID;

..   the participant ID of the UK Receiving Agent in its capacity as the Escrow
    Agent. This is 3RA19;

..   the member account ID of the UK Receiving Agent in its capacity as the
    Escrow Agent for the Partial Share Offer. This is CARPOP01; and

..   the intended settlement date. This should be as soon as possible and in any event not later than . 2003.

If you wish to have your Carnival shares credited to an existing U.S. brokerage account you should also complete and return the Brokerage Account Election Form.

(2)Validity of acceptances in respect of P&O Princess shares in uncertificated form

A Form of Acceptance which is received in respect of P&O Princess shares held in uncertificated form will not constitute a valid acceptance and will be disregarded. Holders of P&O Princess shares in uncertificated form (that is, in CREST) who wish to accept the Partial Share Offer should note that a TTE Instruction will only be a valid acceptance of the Partial Share Offer as at the relevant closing date if it has settled on or before that date.

(3)Overseas shareholders

The attention of P&O Princess shareholders holding P&O Princess shares in uncertificated form and who are citizens or residents of jurisdictions outside the UK or U.S., or who are nominees of, or custodians or trustees for, any such person, or who intends to forward this document to any jurisdiction outside the UK or the U.S. is drawn to paragraph 7 of Part B and paragraphs 1(c) and 2(c) of Part C of Appendix I of this document, which they should read before taking any action.

The availability of the Partial Share Offer to persons not resident in the UK or the U.S. may be affected by the laws of the jurisdictions in which such persons are resident. Persons who are subject to the laws of any jurisdiction other than the UK or the U.S. should inform themselves about and observe any applicable requirements.

The Partial Share Offer is not being made, directly or indirectly, in or into, or by the use of the mails or any means or instrumentality (including, without limitation telephonically or electronically of interstate or foreign commerce of, or any facilities of a national securities exchange of, Canada, Australia or Japan. Accordingly, copies of this document are not being, and may not be, mailed or otherwise distributed in Canada, Australia or Japan. Accordingly, any accepting P&O Princess shareholder who holds uncertificated shares and who is unable to give the representation and warranty set out in paragraph 2(c) of Part C of Appendix I of this document may be deemed not to have accepted the Partial Share Offer.

The Carnival shares to be issued pursuant to the Partial Share Offer have not been, and will not be, registered under the relevant securities laws of Japan and the relevant clearances have not been, and will not be, obtained from the securities commission of any province of Canada. No prospectus in relation to the Carnival shares has been, or will be, lodged with, or registered by, the Australian Securities and Investments Commission. Accordingly, the Carnival shares are not being, and may not be, offered, sold, resold, delivered or distributed, directly or indirectly in or into Canada, Australia or Japan or any other jurisdiction if to do so would constitute a violation of relevant laws of, or require registration thereof in, such jurisdiction (except pursuant to an exemption, if available, from any applicable registration requirements or otherwise in compliance with all applicable laws).

(c)  Holders of P&O Princess ADSs

The attention of holders of P&O Princess ADSs is drawn to Part D of Appendix I to this document and to the relevant provisions of the Letter of Transmittal.

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

For a holder of P&O Princess ADSs evidenced by P&O Princess ADRs validly to accept the Partial Share Offer, either:

..   a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message, and any other documents required by the Letter of Transmittal, must be received by the U.S. Exchange Agent at its address set out at the back of this document and either the P&O Princess ADRs evidencing such P&O Princess ADSs must be received by the U.S. Exchange Agent at such address or such P&O Princess ADRs evidencing such P&O
    Princess ADSs must be delivered pursuant to the procedure for book-entry transfer set out in paragraph (c) of Part D of Appendix I to this document (and a book-entry confirmation received by the U.S. Exchange Agent in accordance with such procedures); or

..   such holder must comply with the guaranteed delivery procedures set out in paragraph (h) of Part D Appendix I to this document.

(d)  General

Carnival will make an appropriate announcement if any of the details contained in paragraph 3 (a), (b) or (c) above alter for any reason.

Normal CREST procedures (including timings) apply in relation to any P&O Princess shares that are, or are to be, converted from uncertificated to certificated form, or from certificated to uncertificated form, during the course of the Partial Share Offer (whether any such conversion arises as a result of a transfer of P&O Princess shares or otherwise). Holders of P&O Princess shares who are proposing so to convert any such shares are recommended to ensure that the conversion procedures are implemented in sufficient time to enable the person holding or acquiring the shares as a result of the conversion to take all necessary steps in connection with an acceptance of the Partial Share Offer (in particular, as regards delivery of share certificate(s) or other documents of title or transfers to an escrow balance as described above) prior to 5:00 p.m. (London time) on . 2003.

If you are in any doubt as to the procedure for acceptance, please contact Computershare Investor Services PLC in its capacity as UK Receiving Agent on the shareholder helpline at the front of this document.

You are reminded that, if you are a CREST sponsored member, you should contact your CREST sponsor before taking any action.

4.  Proration

Subject to the Partial Share Offer becoming unconditional in all respects, acceptances of the Partial Share Offer by P&O Princess shareholders which are otherwise valid in all respects (or are deemed to be valid), will be met in full to the extent they are made in respect of up to 20 per cent. of the relevant P&O Princess shareholder's registered holding of P&O Princess shares on . 2003. Acceptances by P&O Princess shareholders, to the extent they are made in respect of more than 20 per cent. of the relevant P&O Princess shareholder's registered holding of P&O Princess shares on . 2003, will be met only to the extent that other P&O Princess shareholders do not accept the Partial Share Offer or accept the Partial Share Offer in respect of less than 20 per cent. of their P&O Princess shares held at 5:00 p.m. (London time) on that date. If more than 20 per cent. is tendered, each tendering shareholder will have its 20 per cent. accepted. The remaining amount tendered will be accepted pro rata for each shareholder based on the proportion of the number of shares available once acceptances of up to 20 per cent. have been satisfied to the total number of shares tendered in excess of 20 per cent. No such acceptance will be scaled down below 20 per cent. of the relevant registered holding of P&O Princess shares on . 2003.

In relation to any calculation involving numbers or percentages of P&O Princess shares, the number of P&O Princess shares which is not a whole number may be rounded down or rounded up provided that all P&O Princess shareholders are treated on a consistent basis.

5.  Rights of withdrawal

The Partial Share Offer is subject to the U.S. tender offer rules applicable to securities registered under the Exchange Act, as well as to the Takeover Code. This has necessitated certain changes from the procedures which normally apply to offers for companies governed by the Takeover Code, including

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those applicable to the rights of holders of P&O Princess shares to withdraw their acceptance of the Partial Share Offer.


Under the Partial Share Offer, holders of P&O Princess shares will be able to withdraw their acceptances at any time prior to the Partial Share Offer being declared unconditional. The Partial Share Offer will be deemed not to have been validly accepted in respect of any P&O Princess shares in respect of which acceptances have been validly withdrawn. However, the Partial Share Offer may be accepted again in respect of any withdrawn P&O Princess shares following one of the procedures described in paragraph 3 of this Section A of Part VI at any time prior to expiry or lapse of the Partial Share Offer. It is expected that . 2003 will be the date of the P&O Princess EGM, and that there will be no need to extend the Partial Share Offer, but in the event that an extension is made, it is likely to be for a period of less than 14 days.

Further details of these rights of withdrawal and the procedure for effecting withdrawals are set out in paragraph 4 of Part B of Appendix I to this document.

6.  Settlement and Dealings

(a)Listing and issue of Carnival shares

Application will be made for the Carnival shares issued pursuant to the Partial Share Offer to be listed on the NYSE.

(b)Settlement

The settlement procedure in respect of the Partial Share Offer will be consistent with UK practice which differs from U.S. domestic tender offer procedures in certain material respects, particularly with regard to the date of settlement. Subject to the Partial Share Offer becoming or being declared unconditional in all respects (and except as provided in paragraph 7 of Part B of Appendix I to this document in the case of certain overseas P&O Princess shareholders) settlement under the Partial Share Offer will be effected (i) in the case of acceptances received, valid and complete in all respects, by the date on which the Partial Share Offer becomes or is declared unconditional in all respects, within 14 days of the later of such date and . 2003; or (ii) in the case of acceptances received, valid and complete in all respects, after the later of . 2003 and the date on which the Partial Share Offer becomes or is declared unconditional in all respects within 14 days of such receipt, in the following manner.

(c)P&O Princess shares in certificated form (that is, you hold a share certificate) and P&O Princess ADRs

Where an acceptance relates to P&O Princess shares in certificated form (that is, you hold a share certificate) the Carnival shares to which such accepting P&O Princess shareholder is entitled will be issued in certificated form unless such accepting P&O Princess shareholder has validly completed and timely returned a Brokerage Account Election Form, in which case they will be credited to the nominated U.S. brokerage account. Where an acceptance relates to P&O Princess ADSs evidenced by P&O Princess ADRs, the Carnival shares to which such accepting P&O Princess shareholder is entitled will be issued in certificated form. Cheques for any cash consideration (in respect of fractional entitlements) and definitive certificates for Carnival shares will be dispatched by post (or by such other method as the Panel may approve). All cash payments (in respect of fractional entitlements) will be made in pounds sterling by cheque drawn on a branch of a UK clearing bank. Certificates for Carnival shares and cheques in respect of fractional entitlements will not be dispatched into Canada, Australia or Japan.

Temporary documents of title will not be issued pending the despatch by post of definitive certificates for such Carnival shares as referred to above. Pending the issue of definitive certificates for the Carnival shares, transfers will be certified against the register.

(d)P&O Princess shares in uncertificated form (that is, in CREST)

Where an acceptance relates to P&O Princess shares in uncertificated form:

    (i)the Carnival shares to which the accepting P&O Princess shareholder is entitled under the Partial Share Offer will be issued to such P&O Princess shareholder in certificated form and share certificates and/or other documents of title will be despatched by post (or by such other method as may be approved by the Panel) to the address of the CREST member whose member ID and member account ID appeared in the TTE instructions concerned unless such

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

       accepting P&O Princess shareholder has validly completed and timely returned a Brokerage Account Election Form, in which case they will be credited to the nominated U.S. brokerage account; and

   (ii)any cash consideration (in respect of fractional entitlements) to which the accepting P&O Princess shareholder is entitled will be paid by means of a CREST payment in favour of the accepting P&O Princess shareholder's payment bank in respect of such cash consideration due, in accordance with the CREST payment arrangements.

Carnival reserves the right to settle all or any part of the consideration referred to in this paragraph 6(d) for all or any accepting P&O Princess shareholder(s) in the manner referred to in paragraph 6(c) above if, for any reason, it wishes to do so.

(e)Market makers

Merrill Lynch, Schroder Salomon Smith Barney and UBS Warburg are connected exempt market makers or connected exempt principal traders with regards to P&O Princess shares as those terms are used in the Takeover Code. U.S. security holders can obtain information regarding market making or principal purchases by such market maker or principal trader to the extent that this information is required to be made public in the UK by calling the shareholder helpline.

(f)General

All mandates, instructions and other instruments in force relating to holdings of P&O Princess shares will, unless and until revoked, continue in force in relation to payments or notices in respect of the Carnival shares.

If the Partial Share Offer does not become or is not declared unconditional in all respects (i) share certificate(s) and/or other document(s) of title will be returned by post (or such other method as may be approved by the Panel), within 14 days of the Partial Share Offer lapsing, to the person or agent whose name and address (outside Canada, Australia and Japan) is set out in Box 5 of the Form of Acceptance or to the person or agent whose name and address (outside Canada, Japan and Australia) is set out in the Letter of Transmittal (as applicable), or if none is set out, to the first named or sole holder at his registered address (outside Canada, Australia and Japan), (ii) the Escrow Agent will, immediately after the lapsing of the Partial Share Offer (or within such longer period, not exceeding 14 days after the Partial Share Offer lapses, as the Panel may approve), give TFE Instructions to CRESTCo to transfer all P&O Princess shares held in escrow balances and in relation to which it is the Escrow Agent for the purposes of the Partial Share Offer to the original available balances of the shareholders concerned; and (iii) in respect of P&O Princess ADSs delivered by book-entry transfer into the U.S. Exchange Agent's account at a Book-Entry Transfer Facility, P&O Princess ADSs will be credited to an account maintained at the appropriate Book-Entry Transfer Facility.

All documents and remittances sent by, to or from P&O Princess shareholders or their appointed agents will be sent at their own risk.

7.  Taxation

General information on the application of current UK tax law and Inland Revenue practice, and current U.S. federal income tax law applicable to P&O Princess shareholders who accept the Partial Share Offer is set out in paragraphs 2 and 3, respectively, of Appendix IV to this document.

Holders of P&O Princess shares or P&O Princess ADSs should consult their independent professional advisers in the light of their particular circumstances as to the UK and U.S. tax consequences of the Partial Share Offer, as well as to the effect of any state, local or applicable foreign tax law.

8.  Rules prohibiting the tender of borrowed shares

Under applicable U.S. securities law, a P&O Princess shareholder must have a "net long position" in P&O Princess shares at least equal to the number of shares it tenders both at the time of tender and at completion of the Partial Share Offer. A P&O Princess shareholder will have a net long position equal to the excess, if any, of his or her long position in P&O Princess shares over his or her short position in P&O Princess shares. For purposes of these rules, borrowed shares will count towards both such shareholder's long position and short position in P&O Princess shares, each as defined in the applicable regulations. Accordingly, borrowing shares will not increase a P&O Princess shareholder's net long position. The effect of these rules is to restrict the ability of P&O Princess shareholders to tender borrowed shares in the Partial Share Offer. The application of these rules can be complex. Any P&O Princess shareholder who has any questions regarding whether it will have a net long position in P&O Princess shares upon participating in the Partial Share Offer should consult its legal or financial advisers prior to tendering its shares.

9.  Further information

Your attention is drawn to the further information contained in Part B of Appendix I of this document and the Form of Acceptance, or in the case of P&O Princess ADS holders, the accompanying Letter of Transmittal, or in the case of holders of P&O Princess shares in uncertificated form, paragraph 2 of Part C of Appendix I, which contain further information on the Partial Share Offer.

Shareholders should read the whole of this document and not just rely on the information contained in this Part VI.

10.  Action to be taken

If you do not wish to accept the Partial Share Offer and wish to retain your P&O Princess shares and/or your P&O Princess ADSs you should not complete a Form of Acceptance, Brokerage Account Election Form, Letter of Transmittal, instruction to your broker or send a TTE Instruction.

If you wish to vote on the DLC transaction at the P&O Princess EGM please refer to the shareholder circular for the P&O Princess EGM.

If you wish to accept the Partial Share Offer and exchange your P&O Princess shares for Carnival shares listed on the NYSE in respect of P&O Princess shares in certificated form (that is, you hold a share certificate), please return page . of the Form of Acceptance on page . duly completed, to Computershare Investor Services PLC at PO Box 859, The Pavilions, Bridgwater Road, Bristol, BS13 8FB, or (during normal business hours) by hand only to 7/th/ floor, Jupiter House, Triton Court, 14 Finsbury Square, London, EC2A 1BR, as soon as possible and, in any event, to be received by no later than 5:00 p.m. (London time) on . 2003 or by hand only to representatives of Computershare Investor Services PLC at the P&O Princess EGM to be held at . on . 2003. The procedure for acceptance is set out in paragraph 3(a) of this Section A of Part VI of this document and in the Form of Acceptance contained in Section B of Part VI of this Document. If you wish to have your Carnival shares credited to an existing U.S. brokerage account you should complete and return the Brokerage Account Election Form.

If you wish to accept the Partial Share Offer and exchange your P&O Princess shares for Carnival shares listed on the NYSE in respect of P&O Princess shares in uncertificated form (that is, in CREST), please send (or, if you are a CREST sponsored member, procure that your CREST sponsor sends) a TTE Instruction in accordance with the procedure set out above in paragraph 3(b) of this Section A of Part VI of this document, as soon as possible and in any event so that the TTE Instruction settles not later than 5:00 p.m. (London time) on . 2003. If you wish to have your Carnival shares credited to an existing U.S. brokerage account you should complete and return the Brokerage Account Election Form.

If you wish to accept the Partial Share Offer and exchange your P&O Princess ADSs that you hold in certificated form for Carnival shares listed on the NYSE, please send a Letter of Transmittal, duly completed, by post to Computershare Trust Company of New York at 88 Pine Street, 19/th/ floor, New York, New York 10005, as soon as possible and in any event so that the Letter of Transmittal and any documents required by the Letter of Transmittal are received by the U.S. Exchange Agent not later than 12:00 p.m. (New York City time) on . 2003. The procedure for acceptance is set out in paragraph 3(c) of this Section A of
Part VI of this document and in the Letter of Transmittal.

If you wish to accept the Partial Share Offer and exchange your P&O Princess ADSs that you hold in book-entry form for Carnival shares listed on the NYSE, please duly complete and return to your broker (by the date set out in the letter from your broker), the instruction form sent to you by your broker.

If you wish to accept the Partial Share Offer and exchange your P&O Princess ADSs for Carnival shares listed on the NYSE, and the P&O Princess ADRs evidencing such P&O Princess ADSs are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the U.S. Exchange Agent while the Partial Share Offer remains open for acceptance, please comply with the guaranteed delivery procedures set out in paragraph (h) of Part D of Appendix I to this document.

Section B.  Form of Acceptance

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the Partial Share Offer or the action you should take, you are recommended immediately to seek your own financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorised under the Financial Services and Markets Act 2000.
This document should be read in conjunction with the accompanying Partial Share Offer document dated [.] 2003. Unless the context otherwise requires, the definitions contained in the accompanying Partial Share Offer document also apply in this Form of Acceptance.
If you have sold or otherwise transferred all your P&O Princess shares, please send this Form of Acceptance and the accompanying Partial Share Offer document, as soon as possible, to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for delivery to the purchaser or transferee. However, such documents should not be distributed, forwarded or transmitted in or into Canada, Australia or Japan.
The Partial Share Offer is not being made, directly or indirectly, in or into or by the use of the mails or any means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or any facilities of a national securities exchange of, Canada, Australia or Japan and the Partial Share Offer should not be accepted by any such use, means, instrumentality or facility or from within Canada, Australia or Japan. Doing so may render invalid any purported acceptance. Accordingly, neither this Form of Acceptance nor the accompanying Partial Share Offer document is being, nor may they be, mailed or otherwise forwarded, distributed or sent in, into or from (whether by use of the mails or any means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or any facilities of a national securities exchange of) Canada, Australia or Japan. Accordingly, any accepting P&O Princess shareholder who is unable to give the representation and warranty set out in paragraph 1 of Part C of Appendix I of the accompanying Partial Offer Document may be deemed not to have accepted the Partial Share Offer.
All P&O Princess shareholders (including, without limitation, nominees, trustees or custodians) who would, or otherwise intend to, or who may have a contractual or legal obligation to, forward this Form of Acceptance and/or the accompanying Partial Offer Document to any jurisdiction other than the United Kingdom or the United States, should read the details in this regard which are contained in paragraph 5 of Section A of Part VI and in paragraph 7 of Part B and in paragraph 1 of Part C of Appendix 1 of the accompanying Partial Share Offer document before taking any action.
The Carnival shares to be issued pursuant to the Partial Share Offer have not been and will not be registered under the relevant securities laws of Japan and the relevant clearances have not been, and will not be, obtained from the securities commission of any province of Canada. No prospectus in relation to the Carnival shares has been or will be lodged with or registered by the Australian Securities and Investments Commission. Accordingly, the Carnival shares are not being, and may not be offered, sold, resold, delivered or distributed, directly or indirectly, in or into Canada, Australia or Japan or any other jurisdiction if to do so would constitute a violation of relevant laws of, or require registration thereof in, such jurisdiction (except pursuant to an exemption, if available, from any applicable registration requirements or otherwise in compliance with all applicable laws).
If you are a citizen or resident or national of a jurisdiction outside the United Kingdom or the United States you should inform yourself about and observe any applicable legal requirements. It is your responsibility, if you wish to accept the Partial Share Offer, to satisfy yourself as to the full observance of the laws of the relevant jurisdiction in connection therewith.

                               -----------------
                              FORM OF ACCEPTANCE
                  Partial Share Offer by Carnival Corporation
   to acquire up to 20 per cent. of the issued share capital of P&O Princess
                                  Cruises plc

You do not need to participate in the Partial Share Offer in order to approve the DLC transaction or to participate as a shareholder in the Combined Group. If you would prefer to continue to hold P&O Princess shares and do not want to hold Carnival shares listed on the NYSE, you should NOT accept the Partial Share Offer and should NOT complete this document. Any P&O Princess shareholder who accepts the Partial Share Offer will receive Carnival shares listed on the NYSE. Holders of P&O Princess Shares in uncertificated form (that is, in CREST) should NOT complete this Form of Acceptance.

                              ACTION TO BE TAKEN

 . To accept the Partial Share Offer in respect of P&O Princess shares held in certificated form (that is, not in CREST), complete the third page of this Form of Acceptance by following the instructions and notes for guidance set out on the second and fourth pages.
 . Return the third page of this Form of Acceptance, duly completed and signed and accompanied, if your P&O Princess shares are in certificated form, by your share certificate(s) and/or other document(s) of title, by post or by hand to Computershare Investor Services PLC at, The Pavilions, Bridgwater Road, Bristol, BS13 8FB or by hand only (during normal business hours) to 7th floor, Jupiter House, Triton Court, 14 Finsbury Square, London, EC2A 1BR as soon as possible, or by hand only to representatives of Computershare Investor Services PLC at the P&O Princess EGM to be held at . on . 2003, but in any event to be received by not later than 5:00 p.m. (London time) on . 2003. A reply-paid envelope is enclosed for use in the United Kingdom for your convenience for documents lodged by post. No acknowledgement of receipt of documents will be given.
 . You should complete a separate Form of Acceptance for P&O Princess shares held in certificated form but under different designations. Additional Forms of Acceptance are available from Computershare Investor Services PLC.
 . If your P&O Princess shares are in uncertificated form (that is, in CREST), you should NOT complete this Form of Acceptance and you may only accept the Partial Share Offer in respect of such shares by sending a TTE Instruction in accordance with the procedure set out in paragraph 3(b) of Part VI of the accompanying Partial Share Offer document dated [.] 2003.
 . Completing and returning a Form of Acceptance in relation to P&O Princess shares in uncertificated form (that is, in CREST) will NOT constitute a valid acceptance and will be disregarded.
 . If you hold P&O Princess shares in both certificated and uncertificated form, you should complete a Form of Acceptance for your P&O Princess shares in certificated form and in addition you should send a TTE Instruction for your P&O Princess shares held in uncertificated form.
 . If your P&O Princess shares are in certificated form and your share certificate(s) and/or other document(s) of title are with your bank, stockbroker or other agent, you should complete and sign this Form of Acceptance and arrange for it to be lodged by such agent with the relevant document(s), unless your share certificate(s) and/or other documents of title are not readily available, in which case please refer to note 5 on the fourth page of this Form of Acceptance.
 . Please read Parts B and C of Appendix 1 of the accompanying Partial Share Offer document dated [.] 2003 the terms of which are incorporated in and form part of this Form of Acceptance.
 . If you hold P&O Princess shares jointly with others, you must arrange for all your co-holders to sign this Form of Acceptance.
 . If you have any questions as to how to fill in this Form of Acceptance, please telephone Computershare Investor Services PLC on the shareholder helpline details of which are set out at the front of the Partial Share Offer document.
 . A Form of Acceptance received in an envelope postmarked in Canada, Australia or Japan or otherwise appearing to have been sent from Canada, Australia or Japan may be rejected as an invalid acceptance of the Partial Share Offer.
 . If you wish to have your Carnival shares credited to an existing U.S. brokerage account you should complete and return the Brokerage Account Election Form.

                    How to complete this Form of Acceptance

 The provisions of Parts A, B and C of Appendix I of the accompanying Partial
   Share Offer document are incorporated into and form part of this Form of
                                  Acceptance.

You do not need to participate in the Partial Share Offer in order to approve the DLC transaction or to participate as a shareholder in the Combined Group. If you would prefer to continue to hold P&O Princess shares and do not want to hold Carnival shares listed on the NYSE, you should NOT accept the Partial Share Offer and should NOT complete this document. Any P&O Princess shareholder who accepts the Partial Share Offer will receive Carnival shares listed on the NYSE. Holders of P&O Princess Shares in uncertificated form (that is, in CREST) should NOT complete this Form of Acceptance.

---------------------------------------------------------------------------------------------------------------------------
1   THE PARTIAL SHARE OFFER

    To accept the Partial Share Offer in respect of P&O Princess shares held in certificated form (that is, not in CREST), insert in Box 1 the total number of P&O Princess shares in respect of which you wish to accept the Partial Share Offer.
    You must also sign Box 2 which will constitute your acceptance of the Partial Share Offer, and complete Box 3 and, if appropriate Box 4 and/or Box 5. If you sign Box 2 but do not insert a number in Box 1 a valid acceptance will be deemed to be made in respect of 20 per cent. of P&O Princess shares in certificated form held by you; or if you insert a number in excess of the number of P&O Princess shares in certificated form held by you a valid acceptance will be deemed to be made in respect of 100 per cent. of P&O Princess shares in certificated form held by you.
---------------------------------------------------------------------------------------------------------------------------
2   SIGNATURE(S)

    YOU MUST SIGN BOX 2 REGARDLESS OF WHICH OTHER BOXES YOU COMPLETE.

    In the case of joint holders ALL must sign.

    EACH SIGNATURE BY AN INDIVIDUAL MUST BE SIGNED IN THE PRESENCE OF A WITNESS who must not be a joint registered holder and must be over the age of eighteen and not your spouse or a member of your immediate family. The witness should state his or her name and address and sign where indicated. The same witness may witness each signature of joint holders. If the acceptance is not made by the registered holder(s), the acceptor should insert his name(s) and capacity (e.g. executor) in which he is making the acceptance (refer to the notes on page 4 of this Form of Acceptance).

    A company may affix its common seal which should be affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company to which section 36A of the Companies Act applies may execute this Form of Acceptance as a deed by two directors or one director and the company secretary signing in the execution part of Box 2 or, in the case of a company incorporated outside Great Britain, may execute this Form of
    Acceptance by any person duly authorised who may sign in accordance with the laws of the territory in which the relevant company is incorporated and, in all cases, inserting the name of the company above their signatures.

---------------------------------------------------------------------------------------------------------------------------
3   FULL NAME(S) AND ADDRESS(ES)

    Complete Box 3 with the full name and address of the sole or first-named holder together with the full name(s) and address(es) of any joint holders in BLOCK CAPITALS. Your attention is also drawn to Box 5.

---------------------------------------------------------------------------------------------------------------------------
4   OVERSEAS SHAREHOLDERS

    If you are unable to give the representations and warranty set out in paragraph 1 of Part C of Appendix I of the accompanying Partial Share Offer document you must put "NO" in Box 4. Unless you put "NO" in Box 4 then, by signing and returning this Form of Acceptance, you will be deemed to have given the representation and warranty required by paragraph 1 of Part C of Appendix I of the accompanying Partial Share Offer document. If you put "NO" in
    Box 5 then you may be deemed not to have validly accepted the Partial Share Offer or to have made a valid election thereunder. Your attention is also drawn to Box 5.
---------------------------------------------------------------------------------------------------------------------------
5   ALTERNATIVE ADDRESS

    If you want your consideration to which you are entitled under the Partial Share Offer or returned documents to be sent to someone (who must be outside Canada, Australia and Japan) other than the sole or first-named registered holder at the address set out in Box 3 (e.g. your bank manager or stockbroker), you should complete Box 5.

    Box 5 must be completed with an address outside Canada, Australia and Japan by holders with registered addresses in Canada, Australia or Japan and by holders who have completed Box 3 with an address in Canada, Australia or
    Japan.
---------------------------------------------------------------------------------------------------------------------------

          Please complete as explained on the second and fourth pages

--------------------------------------------------------------------------------

    TO ACCEPT THE PARTIAL SHARE OFFER                                                       Box 1
1   Complete Boxes 1 and 3 and sign Box 2 in the presence of a Total number of P&O Princess shares held in certificated form
    witness. If appropriate, also complete Boxes 4 and 5.      (that is, not in CREST) by you for which you wish to accept the
                                                               Partial Share Offer
                                                               ---------------------------------------------------------------
                                                               ---------------------------------------------------------------

--------------------------------------------------------------------------------

2   SIGN HERE TO ACCEPT THE PARTIAL SHARE OFFER                                                          Box 2
    You do not need to participate in the Partial Share Offer in order to approve the DLC transaction or to participate as a shareholder in the Combined Group. If you would prefer to continue to hold P&O Princess shares and do not want to hold Carnival shares listed on the NYSE, you should NOT accept the Partial
    Share Offer and should NOT complete this document. Any P&O Princess shareholder who accepts the Partial
    Share Offer will receive Carnival shares listed on the NYSE. Holders of P&O Princess Shares in uncertificated form (that is, in CREST) should NOT complete this Form of Acceptance.

--------------------------------------------------------------------------------
Execution by               Witnessed by: see paragraph 3 on page 2 for details
individual(s) Executed as  as to who may act as witness:
a deed by:
1. _______________________ 1. Name: _________________ Signature: _______________
                             Address: __________________________________________
2. _______________________ 2. Name: _________________ Signature: _______________
                             Address:___________________________________________
3. _______________________ 3. Name: _________________ Signature: _______________
                             Address: __________________________________________
4. _______________________ 4. Name: _________________ Signature: _______________
N.B. THE SIGNATURE OF        Address: __________________________________________
EACH REGISTERED HOLDER
SHOULD BE WITNESSED
--------------------------------------------------------------------------------

       Execution by a company
       The common seal of the company named below was affixed/executed as a deed on behalf of the company name below:
       Name of company            ____________________________________
       In the presence of:        _________ __________________________
                                  Signature Name of director
                                  _________ __________________________
                                  Signature Name of director
       -----------------------------------------------------------------

                3   FULL NAME(S) AND ADDRESS(ES)
                    (to be completed in BLOCK CAPITALS) Box 3

-----------------------------------------------------------------------------------------------------------
First-named registered
holder                     Joint registered holders
-----------------------------------------------------------------------------------------------------------
1. Mr. Mrs. Ms or title    2. Mr. Mrs. Ms or title    3. Mr. Mrs. Ms or title    4. Mr. Mrs. Ms or title

--------------------       --------------------       --------------------       --------------------
Forename(s)_______________ Forename(s)_______________ Forename(s)_______________ Forename(s)_______________
Surname___________________ Surname___________________ Surname___________________ Surname___________________
Address___________________ Address___________________ Address___________________ Address___________________

--------------------       --------------------       --------------------       --------------------
Postcode__________________ Postcode__________________ Postcode__________________ Postcode__________________
Tel No____________________ Tel No____________________ Tel No____________________ Tel No____________________

-----------------------------------------------------------------------------------------------------------

4   OVERSEAS SHAREHOLDERS
    Please put "NO" in Box 4 if you are unable to give the warranty set out in paragraph (c) of Part C of Appendix I of the Partial Share Offer document. Box 4
                                                                               --------
                                                                               --------

--------------------------------------------------------------------------------

      5   ADDRESS (OUTSIDE CANADA, AUSTRALIA AND JAPAN) TO
          WHICH CONSIDERATION TO WHICH YOU ARE ENTITLED OR
          RETURNED DOCUMENTS SHOULD BE SENT IF NOT AS SET
          OUT IN BOX 4                                        Box 5
                                                           ----------------
                                                           Name________
          (to be completed in BLOCK CAPITALS)              Full address
                                                           ____Postcode____
                                                           ----------------

--------------------------------------------------------------------------------

 FURTHER NOTES REGARDING THE COMPLETION AND LODGING OF THIS FORM OF ACCEPTANCE

In order to avoid delay and inconvenience to yourself, the following points may assist you:


1.If a holder is away from home (e.g. abroad or on holiday)

Send this Form of Acceptance together with the accompanying Partial Share Offer document (and reply-paid envelope for use in the United Kingdom only) by the quickest means (e.g. air mail), but not in or into Canada, Australia or Japan, to the holder for execution or, if he has executed a power of attorney, have this Form of Acceptance signed by the attorney, in the presence of a witness.
In the latter case, the power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971 by, for example, a solicitor) must be lodged with this Form of Acceptance. No other signatures are acceptable.

2.If you have sold or otherwise transferred all your P&O Princess shares

You should at once pass this Form of Acceptance, together with the accompanying Partial Share Offer document and reply-paid envelope, to the purchaser or transferee but not in or into Canada, Australia or Japan. If your P&O Princess shares are in certificated form, and you wish to sell part of your holding of P&O Princess shares and also wish to accept the Partial Share Offer in respect of the balance but are unable to obtain the balance certificate by [first closing date] you should ensure that the stockbroker or other agent through whom you make a sale obtains the appropriate endorsement or indication, signed on behalf of P&O Princess' registrars, Computershare Investor Services PLC, PO Box 435, Owen House, 8 Bankhead Crossway North, Edinburgh, EH11 4BR in respect of the balance of your holding of P&O Princess shares.

3.If the sole holder has died

If a grant of probate or letters of administration has/have been registered with P&O Princess' registrars, Computershare Investor Services PLC, PO Box 435, Owen House, 8 Bankhead Crossway North, Edinburgh, EH11 4BR, this Form of Acceptance must be signed by the personal representative(s) of the deceased, each in the presence of a witness, and lodged with Computershare Investor Services PLC at either of the addresses set out in paragraph 11 below. If a grant of probate or letters of administration has/have not been registered with P&O Princess' registrars, the personal representative(s) or the prospective personal representative(s) should sign this Form of Acceptance, each in the presence of a witness, and forward it with the share certificate(s) or other document(s) of title to Computershare Investor Services PLC at any of the addresses set out in paragraph 11 below. However, the grant of probate or letters of administration must be lodged with Computershare Investor Services PLC before the consideration due under the Partial Share Offer can be forwarded to the personal representative(s).

4.If one of the joint holders has died

This Form of Acceptance must be signed by all the surviving holders, each in the presence of a witness, and lodged with Computershare Investor Services PLC at any of the addresses set out in paragraph 11 below with the share certificate(s) and/or other document(s) and accompanied by the death certificate, grant of probate or letters of administration in respect of the deceased holder.

5.If your P&O Princess shares are in certificated form and your share certificate(s) are held by your bank or other agent

Complete this Form of Acceptance and, if the share certificate(s) is/are readily obtainable, deliver this completed Form of Acceptance to your bank, stockbroker or other agent for lodging with Computershare Investor Services PLC at [any of] the addresses set out in paragraph 11 below, accompanied by the share certificate(s). If the share certificate(s) is/are not readily obtainable, send this Form of Acceptance duly completed to Computershare Investor Services PLC, at any of the addresses set out in paragraph 11 below with a note saying, for example "Share certificate(s) to follow", and arrange for the share certificate to be forwarded to Computershare Investor Services PLC at any of the addresses set out in paragraph 11 below as soon as possible thereafter. It is helpful for your agent to be informed of the full terms of the Partial Share Offer.

6.If your P&O Princess shares are in certificated form and the share certificate(s) have been lost

Complete this Form of Acceptance and lodge it, together with any share certificate(s) available, with Computershare Investor Services PLC, at any of the addresses set out in paragraph 11 below. At the same time you should contact P&O Princess' registrars, Computershare Investor Services PLC, PO Box 435, Owen House, 8 Bankhead Crossway North, Edinburgh, EH11 4BR calls within the UK to freephone 0800 953 0083 and calls from elsewhere to +44 870 889 3147 (calls will be charged at the applicable rate) for a letter of indemnity for completion for lost share certificates and/or other document(s) of title which, when completed in accordance with the instructions given should be returned to Computershare Investor Services PLC at any of the addresses set out in paragraph 11 below in support of this Form of Acceptance.

7.If your P&O Princess shares are in CREST

DO NOT COMPLETE THIS FORM OF ACCEPTANCE. Instead, you should take the action set out in paragraph 3(b) of Section A of Part VI of the accompanying Partial Share Offer document to send a TTE Instruction.
If you are a CREST sponsored member, you should refer to your CREST sponsor, as only your CREST sponsor will be able to send the necessary TTE Instruction to CRESTCo.

8.If the Form of Acceptance is signed under a power of attorney

The completed Form of Acceptance, together with the share certificate(s) and/or other document(s) of title, should be lodged with Computershare Investor Services PLC at any of the addresses set out in paragraph 11 below, accompanied by the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971 by, for example, a solicitor). The power of attorney will be noted by Computershare Investor Services PLC and returned as directed.

9.If your name or other particulars differ from those appearing on the share certificate(s), for example:

(a)Name on the share certificate..................... Stephen Jones
  Correct name.............................................. Steven Jones
  Complete this Form of Acceptance with the correct name and lodge it, accompanied by a letter from your bank, stockbroker or solicitor confirming that the person described on the share certificate(s) and the person who signed this Form of Acceptance are one and the same.

(b)Incorrect address on the share certificate(s)
  Write the correct address in Box 1 of this Form of Acceptance.

(c)Change of name
  If you have changed your name, lodge your marriage certificate or the deed poll with the Form of Acceptance for noting.

10. If you are not resident in the UK

The attention of P&O Princess shareholders not resident in the UK is drawn to paragraph 7 of Part B of Appendix I of the accompanying Partial Share Offer document.

11. Payment of Consideration

The consideration payable under the Partial Share Offer cannot be sent to you until all relevant documents have been properly completed and sent by post or by hand to Computershare Investor Services PLC, PO Box 859, The Pavilions, Bridgwater Road, Bristol, BS13 8FB or by hand only (during normal business hours) to Computershare Investor Services PLC, 7/th/ floor, Jupiter House, Triton Court, 14 Finsbury Square, London, EC2A 1BR, or by hand only to representatives of Computershare Investor Services PLC at the P&O Princess EGM to be held at . on . 2003.

12. Form of Consideration

If you wish to have your Carnival shares credited to an existing U.S. brokerage account you should complete and return the Brokerage Account Election Form.

Section C.  Brokerage Account Election Form.

                                  APPENDIX I

            CONDITIONS AND FURTHER TERMS OF THE PARTIAL SHARE OFFER

As used in this Appendix I:

"Agent's Message"                a message transmitted by a Book-Entry Transfer Facility to, and received by, the U.S. Exchange Agent and forming part
                                 of a Book-Entry Confirmation that states that such Book-
                                 Entry Facility has received an express acknowledgement
                                 from the participant in such Book-Entry Facility tendering the interests in P&O Princess ADSs that such participant
                                 has received and agrees to be bound by the terms of the
                                 Letter of Transmittal and that Carnival may enforce such
                                 agreement against the participant

"Book-Entry Confirmation"        the confirmation of a book-entry transfer of P&O Princess
                                 ADSs into the U.S. Exchange Agent's account at a Book-
                                 Entry Transfer Facility

"Book-Entry Transfer Facility"   each of The Depository Trust Company and any other
                                 book-entry transfer facility, collectively referred to as the
                                 "Book-Entry Transfer Facilities"

"Eligible Institution"           a financial institution which is a participant in the Securities
                                 Transfer Agents Medallion Program, the NYSE Medallion
                                 Program, or the Stock Exchange Medallion Program

"ESA instruction"                an Escrow Account Adjustment Input (AESN), transaction
                                 type "ESA" (as described in the CREST manual issued by
                                 CRESTCo)

"Escrow Agent"                   Computershare Investor Services PLC in its capacity as
                                 escrow agent (as defined by the CREST Manual issued by
                                 CRESTCo)

"Guaranteed Delivery Procedures" has the meaning given to such term in paragraph (h) of Part
                                 D of Appendix I

"Notice of Guaranteed Delivery"  the Notice of Guaranteed Delivery relating to the Partial
                                 Share Offer for use by holders of P&O Princess ADSs

"Offer Period"                   the period commencing on (and including) 16 December
                                 2001 until whichever of the following times and dates shall be the latest:
                                 (i)  5:00p.m. (London time) on the date which falls 20 U.S.
                                 Business Days after the date of posting of this Document;
                                 and
                                 (ii)  theearlier of:
                                     (a)the time and date at which the Partial Share Offer
                                        lapses; and
                                     (b)the time and date at which the Partial Share Offer
                                        becomes unconditional in all respects

"wider Carnival group"           means Carnival and any of its subsidiary undertakings or
                                 any associated undertaking or company of which 20 per
                                 cent. or more of the voting capital is held by the Carnival group or any partnership, joint venture, firm or company in which any member of the Carnival group may be interested

"wider P&O Princess group"       means P&O Princess and any of its subsidiary
                                 undertakings or any associated undertaking or company of
                                 which 20 per cent. or more of the voting capital is held by the P&O Princess group or any partnership, joint venture,
                                 firm or company in which any member of the P&O Princess
                                 group may be interested

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PART A.  Conditions of the Partial Share Offer

The Partial Share Offer is subject to the following conditions:

1. the DLC transaction having been completed under the terms of the Implementation Agreement;

2. all registration statements required by the SEC in connection with the DLC proposal being declared effective by the SEC and remaining effective and not being the subject of a stop order or other proceeding by the SEC to suspend their effectiveness;

3. the NYSE agreeing to list the Carnival shares to be issued in connection with the Partial Share Offer, subject only to official notice of issuance;

4. there not being outstanding any governmental action or court order which would or might make the Partial Share Offer or the acquisition of any P&O Princess shares void, illegal or unenforceable or materially and adversely affect the assets, business, profits or prospects of any member of the wider Carnival group or of any member of the wider P&O Princess group; and

5. all authorisations, orders, recognitions, grants, consents, licences, confirmations, clearances, permissions and approvals ("Authorisations") necessary in any jurisdiction for, or in respect of, the Partial Share Offer having been obtained, in terms and in a form reasonably satisfactory to Carnival, from all necessary governmental entities and from any relevant persons or bodies with whom any member of the wider Carnival group or the wider P&O Princess group has entered into contractual arrangements and all such Authorisations remaining in full force and effect at the time at which the Partial Share Offer becomes unconditional in all respects.

Carnival reserves the right to waive, in whole or in part, either or both of conditions 4 and 5 to the Partial Share Offer.

Invocation of conditions 4 and 5 to the Partial Share Offer will be subject to the approval of the Panel under Note 2 to Rule 13 of the Takeover Code.

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PART B.   Further terms of the Partial Share Offer

The following further terms apply, unless the context otherwise requires, to the Partial Share Offer.

Except where the context requires otherwise, any reference in this document:

    (i)to the "Partial Share Offer" means the Partial Share Offer and includes any revision, variation or renewal thereof or extension thereto and any election in connection therewith;

   (ii)to the Partial Share Offer "becoming unconditional" includes the Partial Share Offer being or becoming or being declared unconditional in all respects; and

  (iii)to a time is to the time in London, unless otherwise indicated.

1.   Number of P&O Princess shares for which acceptance will be met

Subject to the Partial Share Offer becoming unconditional in all respects, acceptances of the Partial Share Offer by P&O Princess shareholders, which are otherwise valid in all respects (or are deemed to be valid), will be met in full to the extent they are made in respect of up to 20 per cent. of the relevant P&O Princess shareholder's registered holding of P&O Princess shares on the Record Date. Acceptances by P&O Princess shareholders, to the extent they are made in respect of more than 20 per cent. of the relevant P&O Princess shareholder's registered holding of P&O Princess shares on the Record Date, will be met only to the extent that other P&O Princess shareholders do not accept the Partial Share Offer or accept the Partial Share Offer in respect of less than 20 per cent. of their P&O Princess shares held on that date. To the extent that acceptances of the Partial Share Offer above the 20 per cent. threshold cannot be so met, they will be scaled down, pro rata, as nearly as practicable, based on the number of shares tendered in the Partial Share Offer and the overall level of acceptances. No such acceptance will be scaled down below 20 per cent. of the relevant registered holding of P&O Princess shares on the Record Date.

In relation to any calculation involving numbers or percentages of P&O Princess shares, the number of P&O Princess shares which is not a whole number may be round down or round up provided that all P&O Princess shareholders are treated on a consistent basis.

2.   Acceptance period

(a)The Partial Share Offer will initially be open for acceptance until 5:00 p.m., London time, 12:00 noon, New York City time, on . 2003, the expected date of the P&O Princess EGM. If the result of the shareholder vote at the P&O Princess EGM has not been announced by 5:00 p.m., London time, 12:00 noon, New York City time, on . 2003, or if any other condition to the Partial Share Offer has not been satisfied or waived by such date and time, Carnival will, with the permission of the Panel, extend the acceptance deadline for the Partial Share Offer. It is not expected that it will be necessary to extend the Partial Share Offer, but in the event that an extension is made, it is likely to be for a period of less than 14 days.

(b)Although no revision is envisaged, if the Partial Share Offer is revised it will remain open for acceptance for a period of at least 14 days (or such other period as may be permitted by the Panel) following the date on which the written notification of the revised Partial Share Offer is posted to P&O Princess shareholders. Except with the consent of the Panel, no revision of the Partial Share Offer may be made or posted to P&O Princess shareholders after . 2003 or, if later, the date which is 14 days before the last date on which the Partial Share Offer can become unconditional.

(c)The Partial Share Offer, whether revised or not, shall not (without the consent of the Panel) be capable of becoming unconditional after midnight on . 2003 (or any other earlier time and/or date beyond which Carnival has stated (and not withdrawn such statement) that the Partial Share Offer will not be extended), nor of being kept open for acceptance after that time and/or date, unless it has previously become unconditional, provided that Carnival reserves the right, with the permission of the Panel, to extend the time for the Partial Share Offer to become unconditional to any later time(s) and/or date(s).

(d)Carnival reserves the right to treat as valid in whole or in part acceptances of the Partial Share Offer which are not entirely in order, or, in respect of P&O Princess shares held in certificated form, which are not accompanied by the relevant share certificate(s) and/or other relevant document(s) of title, or which are subject to verification.

(e)If the Partial Share Offer becomes or is declared unconditional as to acceptances, it will not remain open for acceptances for any further period.

3.   Announcements

(a)Without prejudice to paragraph 4(a) below, by 8.00 a.m. on the next business day (the "relevant day") following the day on which the Partial Share Offer is due to expire or becomes or is declared

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

   unconditional or is revised or extended (or such later time or date as the Panel may agree), Carnival will make an appropriate announcement to the London Stock Exchange (through a Regulatory Information Service) and through the Dow Jones News Service. Such announcement will also state (unless otherwise permitted by the Panel) the total number of P&O Princess shares and rights over P&O Princess shares (as nearly as practicable):

    (i)for which acceptances of the Partial Share Offer have been received (showing the extent, if any, to which such acceptances have been received from any person acting in concert or deemed to be acting in concert with Carnival for the purposes of the Partial Share Offer);

   (ii)acquired or agreed to be acquired by or on behalf of Carnival or any person acting in concert or deemed to be acting in concert with Carnival for the purposes of the Partial Share Offer during the course of the Offer Period; and

  (iii)held by or on behalf of Carnival or any person acting in concert or deemed to be acting in concert with Carnival for the purposes of the Partial Share Offer prior to the Offer Period,

   and will specify the percentage of the P&O Princess shares represented by each of these figures.

   Any decision to extend the time and/or date by which the conditions to the Partial Share Offer have to be fulfilled may be made at any time up to, and will be announced not later than, 8.00 a.m. on the relevant day (or such later time and/or date as the Panel may agree) and the announcement will state the next expiry date. In computing the number of P&O Princess shares represented by acceptances and/or purchases, there may be included or excluded for announcement purposes, acceptances and purchases not in all respects in order or not accompanied by the relevant share certificate(s) and/or other document(s) of title, in respect of P&O Princess shares held in certificated form, or which are subject to verification.

(b)In this Appendix I, references to the making of an announcement or the giving of notice by or on behalf of Carnival includes the release of an announcement by public relations consultants or by Merrill Lynch and UBS Warburg, in each case on behalf of Carnival, and the delivery by hand or telephone, telex or facsimile or other electronic transmission of an announcement to the London Stock Exchange (through a Regulatory Information Service) and the Dow Jones News Service, as the case may be. An announcement made otherwise than to the London Stock Exchange shall be notified simultaneously (unless the Panel agrees otherwise) to the London Stock Exchange (through a Regulatory Information Service) and through the Dow Jones News Service.

(c)Without limiting the manner in which Carnival may choose to make any public announcement and, subject to Carnival's obligations under applicable law (including Rules 14d-4(c) and 14d-6(c) under the Exchange Act relating to Carnival's obligations to disseminate promptly public announcements concerning material changes to the Partial Share Offer), Carnival will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the London Stock Exchange and the Dow Jones News Service.

4.   Rights of withdrawal

(a)P&O Princess shares in respect of which valid acceptances have been received may be withdrawn pursuant to the procedures set out below at any time prior to the Partial Share Offer becoming unconditional and in certain other circumstances described below. P&O Princess shares in respect of which valid acceptances have been received prior to the Partial Share Offer becoming unconditional and that are not validly withdrawn prior to the Partial Share Offer becoming unconditional may not be withdrawn.

(b)Withdrawal rights will terminate upon the declaration by Carnival that the Partial Share Offer has become unconditional, unless Carnival then fails to comply by 8:00 a.m. on the relevant day (as defined in paragraph 3(a) of this Part B) (or such later time and/or date as the Panel may agree) with any of the other requirements specified in paragraph 3(a) of this Part B, in which case a P&O Princess shareholder who has previously accepted the Partial Share Offer may withdraw his acceptance of the Partial Share Offer by written notice in compliance with paragraphs 4(c) and (d) of this Part B (if appropriate) given by post or by hand to the UK Receiving Agent or the U.S. Exchange Agent at the addresses set out at the back of this document. Alternatively, in the case of P&O Princess shares held in uncertificated form, withdrawals can also be effected in the manner set out in paragraph 4(g) below.

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

(c)To be effective, a written notice of withdrawal must be received, subject to paragraph 4(b) of this Part B, prior to the time the Partial Share Offer becomes unconditional by the party (either the UK Receiving Agent or the U.S. Exchange Agent) to whom the Form of Acceptance or Letter of Transmittal (as appropriate) was originally returned by the relevant P&O Princess shareholder and must specify the name of the person from whom the acceptance was received, the number of P&O Princess shares to be withdrawn and (if share certificates or P&O Princess ADRs, as the case may be, have been provided) the name of the registered holder of the relevant P&O Princess shares, if different from the name of the person from whom the acceptance was received.

(d)In respect of P&O Princess ADSs, if P&O Princess ADRs have been delivered or otherwise identified to the U.S. Exchange Agent, then, prior to the physical release of such P&O Princess ADRs, the serial numbers shown on such P&O Princess ADRs must be submitted and, unless the P&O Princess ADSs evidenced by such P&O Princess ADRs have been delivered by an Eligible Institution, the signatures on the notice of withdrawal must be guaranteed by an Eligible Institution. If interests in P&O Princess ADSs evidenced by P&O Princess ADRs have been delivered pursuant to the procedures for book-entry transfer set out in paragraph (c) of Part D of this Appendix, any notice of withdrawal must specify the name and number of the account at the appropriate Book-Entry Transfer Facility to be credited with the withdrawn P&O Princess ADSs and must otherwise comply with such Book-Entry Transfer Facility's procedures.

(e)Withdrawals of P&O Princess shares in respect of which valid acceptances have been received may not be rescinded (without Carnival's consent) and any P&O Princess shares properly withdrawn and in respect of which valid acceptances have not been received thereafter will thereafter be deemed not to be the subject of a valid acceptance for the purposes of the Partial Share Offer. Withdrawn P&O Princess shares may be subsequently the subject of a valid acceptance, however, by following one of the procedures described in either Part C or Part D of this Appendix, as the case may be, at any time whilst the Partial Share Offer remains open.

(f)In this paragraph 4, "written notice" (including any letter of appointment, direction or authority) means notice in writing bearing the original signature(s) of the relevant accepting P&O Princess shareholder(s) or his/their agent(s) duly appointed in writing (satisfactory evidence of whose appointment must be produced with the notice). Notification by telex or facsimile or other electronic transmission or copies will not be sufficient to constitute written notice. No notice which is postmarked in, or otherwise appears to Carnival or its agents to have been sent from, Australia, Canada or Japan will be treated as valid.

(g)In the case of P&O Princess shares held in uncertificated form, if withdrawals are permitted pursuant to this paragraph 4 of this Part B, an accepting P&O Princess shareholder may withdraw his acceptance through CREST by sending (or, if a CREST sponsored member, procuring that his CREST sponsor sends) an ESA instruction to settle in CREST in relation to each Electronic Acceptance to be withdrawn. Each ESA instruction must, in order for it to be valid and settle, include the following details:

   . the number of P&O Princess shares to be withdrawn, together with their ISIN number;

   . the member account ID of the accepting shareholder, together with his participant ID;

   . the member account ID of the Escrow Agent included in the relevant Electronic Acceptance, together with the Escrow Agent's participant ID;

   . the transaction reference number of the Electronic Acceptance to be withdrawn;

   .   the intended settlement date for the withdrawal; and

   .   the corporate action number for the Partial Share Offer.

   Any such withdrawal will be conditional upon the UK Receiving Agent verifying that the withdrawal request is validly made. Accordingly, the UK Receiving Agent will on behalf of Carnival reject or accept the withdrawal by transmitting in CREST a receiving agent reject (AEAD) or receiving agent accept (AEAN) message.

(h)All questions as to the validity (including time of receipt) of any notice of withdrawal or ESA instruction will be determined by Carnival, whose determination (except as required by the Panel) will be final and binding. None of Carnival, any of its advisers, the UK Receiving Agent, the U.S. Exchange Agent or any other person will be under any duty to give notification of any defects or

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

   irregularities in any notice of withdrawal or incur any liability for failure to give such notification or for any determination under this paragraph.

5.  Revised Partial Share Offer

(a)Although no such revision is envisaged, if the Partial Share Offer (in its original or any previously revised form(s)) is revised (either in its terms or conditions or in the value or form of the consideration offered or otherwise), and any such revised Partial Share Offer(s) represent(s) on the date on which such revision is announced (on such basis as Carnival may consider appropriate) an improvement (or no diminution) in the value of the consideration compared with that previously offered, the benefit of the revised Partial Share Offer will, subject as provided in paragraphs 5(b), 5(c) and 6 below, be made available to any P&O Princess shareholder who has validly accepted the Partial Share Offer in its original or previously revised form(s), and not validly withdrawn such acceptance in accordance with paragraph 4 of this Part B (each a "Previous Acceptor"). The acceptance by or on behalf of a Previous Acceptor of the Partial Share Offer in its original or any previously revised form(s) shall be deemed to be an acceptance of the Partial Share Offer as so revised and shall also constitute a separate appointment of each of Carnival and its directors as his attorney and/or agent with authority to accept any such revised Partial Share Offer on behalf of such Previous Acceptor and, if such revised Partial Share Offer includes alternative forms of consideration, to make on his behalf elections for and/or to accept such alternative forms of consideration on his behalf in such proportion as such attorney and/or agent in his absolute discretion thinks fit and to execute on behalf of and in the name of such Previous Acceptor all such further documents (if any) and take such further actions (if any) as may be required to give effect to such acceptances and/or elections. In making any such acceptances or making any such election, the attorney and/or agent shall take into account the nature of any previous acceptances and/or elections made by or on behalf of the Previous Acceptor and such other facts or matters as he may reasonably consider relevant.

(b)The deemed acceptances and elections referred to in this paragraph 5 shall not apply and the authorities conferred by paragraph 5(a) above shall not be exercised if, as a result thereof, the Previous Acceptor would (on such basis as Carnival may consider appropriate) thereby receive and/or retain (as appropriate) less consideration in aggregate under the Partial Share Offer or otherwise than would have been received and/or retained (as appropriate) in aggregate consideration as a result of acceptance of the Partial Share Offer in the form in which it was originally accepted and/or elected by such Previous Acceptor or on his behalf (unless such Previous Acceptor has previously agreed to receive and/or retain (as appropriate) less in aggregate consideration).

(c)The deemed acceptances and elections referred to in this paragraph 5 shall not apply and the authorities conferred by this paragraph 5 shall be ineffective to the extent that a Previous Acceptor:

    (i)in respect of P&O Princess shares in certificated form, lodges with the UK Receiving Agent at its address as set out at the back of this document, within 14 days of the posting of the document pursuant to which the revision of the Partial Share Offer is made available to P&O Princess shareholders (or such later date as Carnival may determine), a Form of Acceptance or some other form issued by or on behalf of Carnival in which he validly elects to receive the consideration receivable by him under such revised Partial Share Offer in some other manner; or

   (ii)in respect of P&O Princess shares in uncertificated form, sends (or, if a CREST sponsored member, procures that his CREST sponsor sends) an ESA instruction to settle in CREST in relation to each Electronic Acceptance in respect of which an election is to be varied. Each ESA instruction must, in order for it to be valid and settle, include the following details:

      . the number of P&O Princess shares in respect of which the changed election is made, together with their ISIN number;

      . the member account ID of the Previous Acceptor, together with his participant ID;

      . the member account ID of the UK Receiving Agent in its capacity as Escrow Agent included in the relevant Electronic Acceptance, together with the UK Receiving Agent's participant ID;

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

      . the transaction reference number of the Electronic Acceptance in respect of which the election is to be changed;

      .   the intended settlement date for the changed election;

      .   the corporate action number for the Partial Share Offer;

   and, in order that the desired change of election can be effected, must include:

      . the member account ID of UK Receiving Agent in its capacity as Escrow Agent relevant to the new election.

   Any such change of election will be conditional upon the UK Receiving Agent verifying that the request is validly made. Accordingly, the UK Receiving Agent will on behalf of Carnival reject or accept the requested change of election by transmitting in CREST a receiving agent reject (AEAD) or receiving agent accept (AEAN) message.

(d)The authorities conferred by this paragraph 5 and any acceptance of a revised Partial Share Offer and/or any election pursuant thereto shall be irrevocable unless and until the Previous Acceptor becomes entitled to withdraw his acceptance under paragraph 4 above and duly does so.

(e)Carnival reserves the right to treat an executed Form of Acceptance, TTE Instruction or Letter of Transmittal (as appropriate) relating to the Partial Share Offer (in its original or any previously revised form(s)) which is received (or dated) on or after the announcement or issue of the Partial Share Offer in any revised form as a valid acceptance of the revised Partial Share Offer and, where applicable, a valid election for any alternative form of consideration made available pursuant thereto, and such acceptance shall constitute an authority in the terms of paragraph 5(a) above on behalf of the relevant P&O Princess shareholder.

(f)If Carnival makes a material change in the terms of the Partial Share Offer or if it waives a material condition of the Partial Share Offer prior to the time the Partial Share Offer becomes unconditional, Carnival will disseminate additional tender offer materials and extend the Partial Share Offer to the extent required by Rules 14d-4(d), 14d-6(c) and 14e-1 under the Exchange Act. The minimum period during which an offer must remain open following material changes in the terms of the Partial Share Offer, other than a change in price or a change in the percentage of securities sought, will depend upon the facts and circumstances then existing, including the materiality of the changes. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought, a minimum of ten U.S. business days is generally required to allow for adequate dissemination to P&O Princess shareholders.

6.  General

(a)Except with the consent of the Panel, the Partial Share Offer will lapse unless all conditions relating to the Partial Share Offer have been satisfied or (if capable of waiver) waived or, where appropriate, have been determined by Carnival in its reasonable opinion to be or remain satisfied, by midnight on . 2003 or such later date as Carnival may, with the consent of the Panel, decide. If the Partial Share Offer lapses for any reason, the Partial Share Offer will cease to be capable of further acceptance and P&O Princess shareholders and Carnival will cease to be bound by prior acceptances.

(b)Subject to the Partial Share Offer becoming or being declared unconditional in all respects, settlement of the consideration to which any P&O Princess shareholder is entitled under the Partial Share Offer will be effected in the case of acceptances received, valid and complete in all respects, within 14 days of the date on which the Partial Share Offer becomes or is declared unconditional in all respects. If the Partial Share Offer does not become or is not declared unconditional in all respects (i) share certificate(s), P&O Princess ADRs and/or other document(s) of title will be returned by post (or such other method as may be approved by the Panel) within 14 days of the Partial Share Offer lapsing, to the person or agent whose name and address (outside Australia, Canada and Japan) is set out in the Form of Acceptance or Letter of Transmittal (as appropriate) or, if none is set out, to the first named or sole holder at his registered address (outside Canada, Australia and Japan), (ii) the relevant escrow agent will, immediately after the lapsing of the Partial Share Offer (or within such longer period, not exceeding 14 days after the Partial Share Offer lapses, as the Panel may approve), give the appropriate instruction to

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

   CRESTCo to transfer all P&O Princess shares held in escrow balances and in relation to which it is the escrow agent for the purposes of the Partial Share Offer to the original available balances of the P&O Princess shareholders concerned, and (iii) in respect of P&O Princess ADSs delivered by book-entry transfer into the U.S. Exchange Agent's account at a Book Entry Transfer Facility, P&O Princess ADSs will be credited to an account maintained at the appropriate Book Entry Transfer Facility.

(c)Except with the consent of the Panel, settlement of the consideration to which any P&O Princess shareholder is entitled under the Partial Share Offer will be implemented in full in accordance with the terms of the Partial Share Offer without regard to any lien, right of set-off, counterclaim or other analogous right to which Carnival may otherwise be, or claim to be, entitled as against such P&O Princess shareholder. Subject to paragraph 7 below, no consideration will be sent to an address in Canada, Australia or Japan.

(d)The Partial Share Offer and all acceptances and elections in respect of the Partial Share Offer, or pursuant thereto, and all contracts made pursuant thereto and any action taken or made or deemed to be taken or made under any of the foregoing shall be governed by and construed in accordance with English law. Execution by or on behalf of a P&O Princess shareholder of a Form of Acceptance or a Letter of Transmittal or the sending of a TTE Instruction by or on behalf of a P&O Princess shareholder (as appropriate) constitutes his irrevocable submission in relation to all matters arising out of or in connection with the Partial Share Offer to the jurisdiction of the courts of England and his agreement that nothing shall limit the right of Carnival to bring any action, suit or proceeding arising out of or in connection with the Partial Share Offer in any other manner permitted by law or in any court of competent jurisdiction. However, the conduct of the Partial Share Offer is also subject to U.S. federal securities laws and the securities laws of the States and other jurisdictions in the U.S. in which the Partial Share Offer is being made if, and to the extent, applicable to the Partial Share Offer.

(e)All references in this document to . 2003 shall (except in the definition of "Offer Period" and in paragraph 2(a) above and where the context otherwise requires) be deemed, if the expiry date of the Partial Share Offer is extended, to refer to the expiry date of the Partial Share Offer as so extended.

(f)Any omission or failure to dispatch this document, the Form of Acceptance, the Letter of Transmittal or any notice required to be dispatched under the terms of the Partial Share Offer to, or any failure to receive the same by, any person to whom the Partial Share Offer is made, or should be made, shall not invalidate the Partial Share Offer in any way or create any implication that the Partial Share Offer has not been made to any such person.

(g)Subject to the Code, notwithstanding any other provision in this Part B of Appendix I, Carnival reserves the right to treat acceptances of the Partial Share Offer and/or elections pursuant thereto as valid if received by the UK Receiving Agent, the U.S. Exchange Agent or otherwise by or on behalf of Carnival at any place or places or in any manner determined by it otherwise than as set out in this document or in the Form of Acceptance, Brokerage Account Election Form or Letter of Transmittal (as appropriate).

(h)All powers of attorney, appointments of agents and authorities in the terms conferred by or referred to in this Appendix I or in the Form of Acceptance or Letter of Transmittal (as appropriate) are given by way of security for the performance of the obligations of the P&O Princess shareholder concerned and are irrevocable in accordance with section 4 of the Powers of Attorney Act 1971 unless and until the donor of such power of attorney or authority or appointment validly withdraws his acceptance in accordance with paragraph 4 above.

(i)No acknowledgement of receipt of any Form of Acceptance, Letter of Transmittal, TTE Instruction, ESA Instruction, Brokerage Account Election Form, share certificate(s), P&O Princess ADRs and/or other document(s) of title will be given. All communications, notices, certificates, documents of title and remittances to be delivered by or sent to or from P&O Princess shareholders (or their designated agent(s)) will be delivered by or sent to or from such P&O Princess shareholders (or their designated agent(s)) at their own risk.

(j)In relation to any acceptance of the Partial Share Offer in respect of a holding of P&O Princess shares which is in uncertificated form, Carnival reserves the right to make such alterations, additions or modifications as may be necessary or desirable to give effect to any purported

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   acceptance of the Partial Share Offer, whether in order to comply with the facilities or requirements of CREST or otherwise, provided such alterations, additions or modifications are consistent with the requirements of the Code or are otherwise made with the consent of the Panel.

(k)For the purposes of this document, the time of receipt of a TTE Instruction, an ESA Instruction or an Electronic Acceptance shall be the time at which the relevant instruction settles in CREST.

(l)All references in this Appendix I to any statute or statutory provision shall include a statute or statutory provision which amends, consolidates or replaces the same (whether before or after the date hereof).

(m)The Partial Share Offer is made on . 2003 and is capable of acceptance thereafter. The Partial Share Offer is being made by means of this document and by means of an advertisement inserted in The Financial Times (UK edition) dated . 2003. Additional copies of this document, the Form of Acceptance, the Letter of Transmittal and any related documents may be collected from the UK Receiving Agent and the U.S. Exchange Agent at the address(es) set out in the back of this document.

(n)The Partial Share Offer extends to all the P&O Princess shares unconditionally allotted or issued on . 2003 and any further P&O Princess shares unconditionally allotted or issued while the Partial Share Offer remains open for acceptance (or such earlier date or dates as Carnival may decide).

(o)The instructions, terms, provisions and authorities contained in or deemed to be incorporated in the Form of Acceptance, Brokerage Account Election Form, or Letter of Transmittal (as appropriate) will also constitute part of the terms of the Partial Share Offer. Words and expressions defined in this document have the same meaning when used in the Form of Acceptance or Letter of Transmittal (as appropriate) unless the context otherwise require. The provisions of this Appendix I shall be deemed to be incorporated in and form part of each Form of Acceptance or Letter of Transmittal (as appropriate).

(p)The P&O Princess shares are to be acquired by Carnival fully paid and free from all liens, charges and encumbrances, rights of pre-emption and any other third party rights of any nature, whatsoever and together with all rights attaching thereto, including the right to all dividends or other distributions declared, paid or made after the date the Partial Share Offer becomes unconditional in all respects. For the avoidance of doubt, P&O Princess shareholders on the P&O Princess share register on 21 February 2003 shall be entitled to payment of the dividend declared by the P&O Princess board on 7 January 2003.

(q)The Carnival shares will be issued credited as fully paid and will rank pari passu in all respects with the Carnival shares in issue at the date the Partial Share Offer becomes unconditional in all respects.

(r)Fractions of Carnival shares will not be issued to accepting P&O Princess shareholders. Therefore, P&O Princess shareholders who hold less than four P&O Princess shares will not be able to tender their shares in the Partial Share Offer. Fractional entitlements to Carnival shares will be aggregated and sold in the market and the net proceeds of sale distributed pro rata to the P&O Princess shareholders entitled thereto, except that individual entitlements of less than (Pounds)3.00 will be retained for the benefit of the Combined Group.

(s)If the Partial Share Offer lapses:

    (i)in respect of P&O Princess shares held in certificated form, share certificate(s) and/or other document(s) of title will be returned by post (or such other method as may be approved by the Panel) within 14 days of the Partial Share Offer lapsing, at the risk of the person entitled thereto, to the person or agent whose name and address outside Canada, Australia, or Japan is set out in the relevant box in the Form of Acceptance or, if none is set out, to the first-named or sole holder at his registered address outside Canada, Australia, or Japan. No such document will be sent to an address in Canada, Australia, or Japan;

   (ii)in respect of P&O Princess shares held in uncertificated form, the UK Receiving Agent will, immediately after the lapsing of the Partial Share Offer (or within such longer period as the Panel may permit, not exceeding 14 days after the lapsing of the Partial Share Offer), give instructions to CRESTCo to transfer all P&O Princess shares held in escrow balances and in relation to which it is the Escrow Agent for the purposes of the Partial Share Offer to the original available balances of the P&O Princess shareholders concerned.

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7.  Overseas shareholders

(a)The making of the Partial Share Offer in, or to P&O Princess shareholders resident in, or citizens or nationals of, jurisdictions outside the UK or the U.S., or to persons who are custodians, nominees of or trustees for, citizens, residents or nationals of such jurisdictions, may be prohibited or affected by the laws of the jurisdiction in which such persons are resident. Such persons should inform themselves about and observe any applicable legal requirements. It is the responsibility of any such person wishing to accept the Partial Share Offer to satisfy himself as to the full observance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents, which may be required and the compliance with other necessary formalities and the payment of any issue, transfer or other taxes due in such jurisdiction. Any such person will be responsible for any such issue, transfer or other taxes or other requisite payments by whomsoever payable and Carnival and Merrill Lynch and UBS Warburg and any person acting on their behalf shall be fully indemnified and held harmless by such person for any such issue, transfer or other taxes as Carnival (or its agents) may be required to pay.

(b)In particular, the Partial Share Offer will not be made, directly or indirectly, in or into Australia, Canada or Japan, or by use of the mails of, or by any means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or of any facilities of a national securities exchange of, Australia, Canada or Japan, and the Partial Share Offer should not be accepted by any such use, means, instrumentality or facility or otherwise from within Australia, Canada or Japan. Accordingly, copies of this document, the Form of Acceptance or Letter of Transmittal (as appropriate) and any related offering documents are not being, and should not be, mailed or otherwise forwarded, distributed or sent in Australia, Canada or Japan. Persons receiving such documents (including, without limitation, custodians, nominees and trustees) should not distribute them in, into or from Australia, Canada or Japan or use such mails or any such means, instrumentality or facility for any purpose directly or indirectly in connection with the Partial Share Offer, and so doing may render invalid any related purported acceptance of the Partial Share Offer. Persons wishing to accept the Partial Share Offer should not use Australian, Canadian or Japanese mails or any such means, instrumentality or facility for any purpose directly or indirectly relating to acceptance of the Partial Share Offer. Envelopes containing the Form of Acceptance or Letter of Transmittal (as appropriate), evidence of title or other documents relating to the Partial Share Offer should not be postmarked in Australia, Canada or Japan or otherwise dispatched from Australia, Canada or Japan and all acceptors must provide addresses outside Australia, Canada or Japan for the receipt of the consideration to which they are entitled under the Partial Share Offer or for the return of Forms of Acceptance or Letters of Transmittal (as appropriate) and (in relation to P&O Princess shares in certificated form) share certificate(s), and/or other document(s) of title. For more detail, overseas shareholders (i) completing a Form of Acceptance should refer to paragraph 1 of Part C of this Appendix I, (ii) accepting electronically should refer to paragraph 2 of Part C of this Appendix I, and (iii) tendering P&O Princess ADSs should refer to Part D of this Appendix I.

(c)A P&O Princess shareholder holding P&O Princess ordinary shares may be deemed NOT to have accepted the Partial Share Offer if (i) he puts "NO" in Box 4 of the Form of Acceptance and therefore does not give the representation and warranty set out in paragraph 1(c) of Part C of this Appendix I; or (ii) he completes Box 4 of the Form of Acceptance with an address in Canada, Australia or Japan or has a registered address in Canada, Australia or Japan and in each case does not insert in Box 4 of the Form of Acceptance the name and address of a person or agent outside Canada, Australia or Japan to whom he wishes the consideration to which he is entitled under the Partial Share Offer to be sent; or (iii) he inserts in Box 4 of the Form of Acceptance the name and address and/or telephone number of a person or agent in Canada, Australia or Japan to whom he wishes the consideration to which he is entitled under the Partial Share Offer to be sent; or (iv) the Form of Acceptance received from him is received in an envelope postmarked in, or which otherwise appears to Carnival or its agents to have been sent from Canada, Australia or Japan; or (v) he makes a Restricted Escrow Transfer pursuant to paragraph 7(d) below unless he also makes a related Restricted ESA instruction which is accepted by the UK Receiving Agent. Carnival reserves the right, in its sole discretion, to investigate, in relation to any acceptance, whether the representation and warranty set out in paragraph 1(c) or, as the case may be, 2(c) of Part C of this Appendix I could have been truthfully given by the relevant P&O Princess shareholder and, if such investigation is made and as a result Carnival determines (for any

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   reason) that such representation and warranty could not have been so given, such acceptances and any election thereunder may be rejected as invalid.

(d)If a P&O Princess shareholder holding P&O Princess ordinary shares in uncertificated form is unable to give the warranty set out in paragraph 2(c) of Part C of this Appendix I, but nevertheless can provide evidence satisfactory to Carnival that he is able to accept the Partial Share Offer in compliance with all relevant legal and regulatory requirements, he may only purport to accept the Partial Share Offer by sending (or if a CREST sponsored member, procuring that his CREST sponsor sends) both (1) a Transfer to Escrow instruction to a designated escrow balance detailed below (a "Restricted Escrow Transfer") and (2) one or more valid ESA instructions (a "Restricted ESA instruction") which specify the form of consideration which he wishes to receive (consistent with the alternatives offered under the Partial Share Offer). Such purported acceptance will not be treated as a valid acceptance unless both the Restricted Escrow Transfer and the Restricted ESA instruction(s) settle in CREST and Carnival decides, in its absolute discretion, to exercise its right described in this paragraph 7 of Part B of Appendix I to waive, vary or modify the terms of the Partial Share Offer relating to overseas shareholders, to the extent required to permit such acceptance to be made in each case during the acceptance period set out in paragraph 1 of this Part B of Appendix I. If Carnival accordingly decides to permit such acceptance to be made, the UK Receiving Agent will on behalf of Carnival accept the purported acceptance as an Electronic Acceptance on the terms of this document (as so waived, varied or modified) by transmitting in CREST a receiving agent accept (AEAN) message. Otherwise, the UK Receiving Agent will, on behalf of Carnival, reject the purported acceptance by transmitting in CREST a receiving agent reject (AEAD) message. Each Restricted Escrow Transfer must, in order for it to be valid and settle, include the following details: the ISIN number for the P&O Princess shares; the number of P&O Princess shares in respect of which the Partial Share Offer is to be accepted; the member account ID and participant ID of the P&O Princess shareholder; the participant ID of the Escrow Agent (this is 3RA19) and its member account ID specific to a Restricted Escrow Transfer (this is .); and the intended settlement date. Each Restricted ESA instruction must, in order for it to be valid and settle, include the following details: the ISIN number for the P&O Princess shares; the number of P&O Princess shares relevant to that Restricted ESA instruction; the member account ID and participant ID of the accepting P&O Princess shareholder; the member account ID and participant ID of the Escrow Agent set out in the Restricted Escrow Transfer; the participant ID and the member account ID of the Escrow Agent relevant to the form of consideration required; the transaction reference number of the Restricted Escrow Transfer to which the Restricted ESA instruction relates; the intended settlement date; and the corporate action number for the Partial Share Offer.

(e)Carnival reserves the right to notify any matter, including the fact that the Partial Share Offer has been made, to all or any P&O Princess shareholders:

    (i)with a registered address outside the UK; or

   (ii)whom Carnival knows to be a custodian, trustee or nominee holding P&O Princess shares for persons who are citizens, residents or nationals of jurisdictions outside the UK,

   by announcement or by paid advertisement in a daily national newspaper published and circulated in the UK (in which event such notice shall be deemed to have been sufficiently given, notwithstanding any failure by any such P&O Princess shareholder to receive or see such notice) and all references in this document to notice or the provision of information in writing by or on behalf of Carnival shall be construed accordingly.

(f)The provisions of this paragraph 7 override any terms of the Partial Share Offer inconsistent with them. The provisions of this paragraph 7 and/or any other terms of the Partial Share Offer relating to overseas P&O Princess shareholders may be waived, varied or modified as regards specific P&O Princess shareholder(s) or on a general basis by Carnival in its absolute direction. In particular, without limitation, Carnival reserves the right in its sole discretion to treat as valid an acceptance received from a person unable to give the representation and warranty set out in paragraphs 1(c) or 2(c) of Part C of Appendix I, and, in the event of such acceptance being treated as valid then such person shall be deemed to have given an authority to Carnival and its agents, as agent(s) of such shareholder in respect of the Carnival shares to which such shareholder becomes entitled, to sell or arrange for the sale or allotment of Carnival shares to which any such shareholder may otherwise be entitled pursuant to or in connection with the Partial Share Offer, to receive the share certificates or other documents of title and to execute instruments of transfer in

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   respect of the same and to remit the cash proceeds of such sale or allotment, net of expenses, to any such shareholder instead, save that proceeds of less than (Pounds)3.00 attributable to any shareholder shall be retained for the benefit of the Carnival group. Carnival will not have any obligations or liability whatsoever in relation to the timing of such sales or allotments or the price or prices obtained or for any loss or alleged loss arising therefrom or otherwise arising in connection therewith and such sales or allotments may be made individually or together with other shares to which such provisions apply. In such circumstances such shareholder shall be deemed to have appointed any director of Carnival to effect any such sale as his or her attorney with full power (including the power of delegation) to do all such things as may be necessary for or ancillary to such purpose.

(g)References in this paragraph 7 to a P&O Princess shareholder shall include the person or persons executing a Form of Acceptance and, in the event of more than one person executing a Form of Acceptance, the provisions of this paragraph shall apply to them jointly and to each of them.

(h)In connection with the commencement of the Partial Share Offer to P&O Princess shareholders resident in the U.S., Carnival has filed a registration statement with the SEC on Form S-4 (which registration statement is also a registration of P&O Princess on Form F-4) and a statement on Schedule TO. This document will constitute the prospectus contained in the registration statement. The registration statement, when declared effective by the SEC, will register under the Securities Act, among other securities, the Carnival shares offered in connection with the Partial Share Offer to holders of P&O Princess shares and P&O Princess ADSs.

Overseas shareholders should inform themselves about and observe any applicable legal or regulatory requirements. If you are in any doubt about your position you should consult your professional adviser in the relevant jurisdiction.

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PART C.  Procedures for tendering P&O Princess ordinary shares

1.  Form of Acceptance

Each P&O Princess shareholder by whom, or on whose behalf, a Form of Acceptance is executed irrevocably and lodged with UK Receiving Agent undertakes, represents, warrants and agrees to and with Carnival and UK Receiving Agent (so as to bind him, his personal representatives, heirs, successors and assigns) to the following effect:

(a)that the execution of the Form of Acceptance, whether or not any other boxes are completed shall constitute:

    (i)an acceptance, subject to paragraph 7 of Part B of this Appendix I of the Partial Share Offer in respect of 20 per cent. of the relevant P&O Princess shareholder's entire holding of P&O Princess shares in certificated form (or such other number as may have been inserted in Box 1 of the Form of Acceptance provided that if no number is inserted in Box 1 the acceptance will be deemed to have been made in respect of the 20 per cent. of P&O Princess shareholder's entire holding of P&O Princess shares in certificated form or if a number is inserted in Box 1 which exceeds such P&O Princess shareholder's holding of P&O Princess shares in certificated form the acceptance will be deemed to have been made in respect of the P&O Princess shareholder's entire holding of P&O Princess shares in certificated form);

   (ii)an undertaking to execute any further documents, take any further action and given any further assurances which may be required to enable Carnival to obtain the full benefit of the terms of this Appendix I and/or to perfect any of the authorities expressed to be given hereunder or otherwise in connection with such P&O Princess shareholder's acceptance of the Partial Share Offer; and

   in each case on and subject to the terms and conditions set out or referred to in this document and the Form of Acceptance and that, subject only to the rights of withdrawal set out in paragraph 4 of Part B of this Appendix I, each such acceptance and election shall be irrevocable;

(b)that the P&O Princess shares in certificated form in respect of which the Partial Share Offer is accepted or deemed to be accepted are sold free from all liens, charges, equitable interests, encumbrances, rights of pre-emption and any other third party rights and interests of any nature whatsoever and together with all rights attaching thereto on or after [date], including, without limitation, voting rights and the right to receive and retain all dividends or other distributions (if any) declared, made or paid on or after the date the Partial Share Offer becomes unconditional in all respects. For the avoidance of doubt, P&O Princess shareholders shall be entitled to payment of the dividend declared by the board of P&O Princess on 7 January 2003;


(c)that, unless "NO" is inserted in Box 4 of the Form of Acceptance:

    (i)the Form of Acceptance and any related offering documents have not been mailed or otherwise distributed or sent (directly or indirectly) in, into or from Canada, Australia or Japan or any other jurisdiction where such actions may constitute a breach of any legal or regulatory requirements of such jurisdiction;

   (ii)in connection with the Partial Share Offer, there has been no use, directly or indirectly, of the mails of, or any means or instrumentality (including, without limitation, electronic mail, or any electronic publication or advertisement, facsimile transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national securities exchange of Canada, Australia or Japan or such other jurisdiction;

  (iii)such P&O Princess shareholder was outside Canada, Australia and Japan when the Form of Acceptance was sent and at the time of accepting the Partial Share Offer in respect of the P&O Princess shares to which such Form of Acceptance relates;

   (iv)in respect of the P&O Princess shares to which the Form of Acceptance relates, such P&O Princess shareholder is not, and is not accepting the Partial Share Offer through, an agent or fiduciary acting on a non-discretionary basis for a principal, unless such principal is a corporation or partnership and such agent or fiduciary is an authorised employee of such principal or such principal has given any instructions with respect to the Partial Share Offer from outside Canada, Australia and Japan; and

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    (v)such accepting P&O Princess shareholder has observed the laws of all relevant jurisdictions, obtained all requisite governmental, exchange control or other required consents, complied with all requisite formalities and paid any issue, transfer or other taxes or other requisite payments due from him in each case in connection with such acceptance, in any jurisdiction and that he has not taken or omitted to take any action which will or may result in Carnival or any other person acting in breach of the legal or regulatory requirements of any such jurisdiction in connection with the Partial Share Offer or his acceptance thereof;

(d)that, in relation to P&O Princess shares in certificated form, the execution of the Form of Acceptance and its delivery to UK Receiving Agent constitutes, subject to the Partial Share Offer becoming unconditional in all respects in accordance with its terms and to an accepting P&O Princess shareholder not having validly withdrawn his acceptance, the irrevocable separate appointment of each of Carnival and its respective directors, authorised representatives and agents as such P&O Princess shareholder's attorney and/or agent (the "attorney"), and an irrevocable instruction to the attorney (in accordance with section 4 of the Powers of Attorney Act
   1971) (i) to complete and execute all or any form(s) of transfer and/or other document(s) at the discretion of the attorney in relation to the P&O Princess shares referred to in paragraph 1(a)(i) above in favour of Carnival or such other person or persons as Carnival or its agents may direct and
   (ii) to deliver such form(s) of transfer and/or other document(s) at the discretion of the attorney together with any share certificate(s) and/or other document(s) of title relating to such P&O Princess shares for registration within six months of the Partial Share Offer becoming unconditional in all respects (iii) and to do all such other acts and things as may in the opinion of the attorney be necessary or expedient for the purposes of, or in connection with, the acceptance of the Partial Share Offer and to vest in Carnival or its nominee(s) the P&O Princess shares as aforesaid;

(e)that, in relation to P&O Princess shares in certificated form, the execution of the Form of Acceptance and delivery to the UK Receiving Agent constitutes, subject to the Partial Share Offer becoming unconditional in all respects in accordance with its terms and to the accepting P&O Princess shareholder not having validly withdrawn the acceptance, a separate and irrevocable authority and request:

    (i)to P&O Princess or its agents to procure the registration of the transfer of the P&O Princess shares referred to in paragraph 1(a)(i) above in certificated form pursuant to the Partial Share Offer and the delivery of the share certificate(s) and/or any document(s) of title in respect thereof to Carnival or as it may direct; and

   (ii)if the P&O Princess shares concerned are in certificated form (subject to the provisions of paragraph 7 of Part B of this Appendix I), to Carnival or its respective agents, to procure the dispatch by post (or such other method as may be approved by the Panel) of a cheque in respect of any cash consideration (in relation to fractional entitlements) to which such P&O Princess shareholder is entitled, at the risk of such P&O Princess shareholder, to the person or agent whose name and address outside Canada, Australia or Japan is set out in Box 5 of the Form of Acceptance or, if none is set out, to the first-named or sole holder at his registered address outside Canada, Australia and Japan.

(f)that, in relation to P&O Princess shares in certificated form, the execution of the Form of Acceptance and its delivery to the UK Receiving Agent constitutes a separate authority to each of Carnival and its respective directors in the terms of paragraph 5 of Part B of this Appendix I;

(g)that, subject to the Partial Share Offer becoming or being declared unconditional in all respects in accordance with its terms in respect of the P&O Princess shares in certificated form in respect of which the Partial Share Offer has been accepted, or is deemed to be accepted, which acceptance has not been validly withdrawn, and which have not been registered in the name of Carnival or as it may direct:

    (i)subject to any restrictions in the articles of association of P&O Princess, Carnival or its agents shall be entitled to direct the exercise of any votes and any or all other rights and privileges (including the right to requisition the convening of a general meeting or separate class meeting of P&O Princess) attaching to any such P&O Princess shares in certificated form in respect of which the Partial Share Offer has been accepted or is deemed to have been accepted and not validly withdrawn;

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   (ii)the execution of a Form of Acceptance by a P&O Princess shareholder in respect of the P&O Princess shares in certificated form comprised in such acceptance and in respect of which such acceptance has not been validly withdrawn shall constitute with regard to such P&O Princess shares:

       (A)an authority to P&O Princess or its agents from such P&O Princess shareholders to send any notice, circular, warrant or other document or communication which may be required to be sent to him as a member of P&O Princess to Carnival at its registered office or as Carnival or its agents may direct;

       (B)an authority to Carnival or its agents to sign any consent to short notice of a general meeting or separate class meeting on his behalf and/or to execute a form of proxy in respect of such P&O Princess shares appointing any person nominated by Carnival to attend general meetings and separate class meetings of P&O Princess or its members or any of them (and any adjournment thereof) and to exercise the votes attaching to such P&O Princess shares on his behalf; and

       (C)the agreement of such P&O Princess shareholder not to exercise any of such rights without the consent of Carnival and the irrevocable undertaking of such P&O Princess shareholder not to appoint a proxy for or to attend any such general meeting or separate class meeting;

(h)that he will deliver to UK Receiving Agent, at either of the addresses set out at the back of this document, his share certificate(s) and/or other document(s) of title in respect of the P&O Princess shares in certificated form referred to in paragraph 1(a)(i) of this Part C and in relation to which acceptance has not been validly withdrawn, or an indemnity acceptable to Carnival in lieu thereof, as soon as possible and in any event within six months of the Partial Share Offer becoming unconditional in all respects;

(i)that he will do all such acts and things as shall, in the opinion of Carnival or the UK Receiving Agent be necessary or expedient to vest in Carnival or its nominee(s) or such other person as Carnival may decide title to the number of P&O Princess shares in certificated shares inserted or deemed to be inserted in Box [1] of the Form of Acceptance;

(j)that the terms and conditions of the Partial Share Offer contained in this document shall be incorporated in and form part of the Form of Acceptance, which shall be read and construed accordingly;

(k)that he agrees to ratify each and every act or thing which may be done or effected by Carnival or any of its respective directors or agents or P&O Princess or its agents, as the case may be, in the proper exercise of any of the powers and/or authorities hereunder;

(l)that on execution and delivery, any Form of Acceptance shall take effect as a deed;

(m)that if any provision of Part B or this paragraph 1 of Part C of this Appendix I shall be unenforceable or invalid or shall not operate so as to afford Carnival or UK Receiving Agent or any authorised representative of any of them or their respective agents the benefit or authority expressed to be given therein, he shall with all practicable speed do all such acts and things and execute all such documents as may be required to enable those persons to secure the full benefits of Part B or this paragraph 1 of Part C of this Appendix I; and

(n)that he submits, in relation to all matters arising out of the Partial Share Offer and the Form of Acceptance, to the jurisdiction of the English courts.

References in this paragraph 1 of Part C to a P&O Princess shareholder shall include references to the person or persons executing a Form of Acceptance and in the event of more than one person executing a Form of Acceptance, the provisions of paragraph 1 of this Part C shall apply to them jointly and to each of them.

2.  Electronic Acceptances

Each P&O Princess shareholder by whom, or on whose behalf, an Electronic Acceptance is made irrevocably undertakes, represents, warrants and agrees to and with Carnival and the UK Receiving Agent (so as to bind him, his personal representatives, heirs, successors and assigns) to the following effect:

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(a)that the Electronic Acceptance shall constitute an acceptance of the Partial
   Share Offer in respect of the number of P&O Princess shares in uncertificated form to which a TTE Instruction relates, subject to the terms and conditions set out or referred to in this document and that, subject only to the rights of withdrawal set out in paragraph 4 of Part B of this Appendix I, each such acceptance and election shall be irrevocable;

(b)that the P&O Princess shares in uncertificated form in respect of which the Partial Share Offer is accepted or deemed to be accepted are sold free from all liens, charges, equitable interests, encumbrances, rights of pre-emption and any other third party rights and interests of any nature whatsoever and
   together with all rights attaching thereto on or after   .  2003, including,
   without limitation, voting rights and the right to receive and retain all dividends or other distributions declared, made or paid on or after
     . 2003; for the avoidance of doubt P&O Princess shareholders on the P&O Princess share register on 21 February 2003 shall be entitled to the dividend declared by the board of P&O Princess on 7 January 2003;

(c)(i) in connection with the Partial Share Offer, there has been no use, directly or indirectly, any facility of a national securities exchange of, Canada, Australia or Japan or such other jurisdiction;

   (ii)such P&O Princess shareholder was outside Canada, Australia and Japan at the time of the input and settlement of the relevant TTE Instruction;

  (iii)in respect of the P&O Princess shares to which the Electronic Acceptance relates, such P&O Princess shareholder is not, and is not accepting the Partial Share Offer through, an agent or fiduciary acting on a non-discretionary basis for a principal, unless such principal is a corporation or partnership and such agent or fiduciary is an authorised employee of such principal or such principal has given any instructions with respect to the Partial Share Offer from outside Canada, Australia and Japan; and

   (vi)if such accepting P&O Princess shareholder is not a citizen, resident or national of the UK, he has observed the laws of all relevant jurisdictions, obtained all requisite governmental, exchange control or other required consents, complied with all requisite formalities and paid any issue, transfer or other taxes or other requisite payments due from him in each case in connection with such acceptance, in any jurisdiction and that he has not taken or omitted to take any action which will or may result in Carnival or any other person acting in breach of the legal or regulatory requirements of any such jurisdiction in connection with the Partial Share Offer or his acceptance thereof;

(d)that the Electronic Acceptance constitutes the irrevocable separate appointment of each of Carnival, and its directors, authorised representatives and agents as such P&O Princess shareholder's attorney and/or agent (the "attorney"), and an irrevocable instruction to the attorney (in accordance with section 4 of the Powers of Attorney Act 1971)
   (i) if the Partial Share Offer becomes unconditional in all respects in accordance with its terms, and subject to the accepting P&O Princess shareholder not having validly withdrawn the acceptance, to do all such acts and things as may in the opinion of the attorney be necessary or expedient for the purposes of, or in connection with, the acceptance of the Partial Share Offer and to vest in Carnival or its nominee(s) the P&O Princess shares referred to in paragraph 2(a) above, and (ii) if the Partial Share Offer does not become unconditional in all respects, to give instructions to CRESTCo, immediately after the lapsing of the Partial Share Offer (or within such longer period as the Panel may permit, not exceeding 14 days from the lapsing of the Partial Share Offer), to transfer all Relevant P&O Princess shares to the original available balance of an accepting P&O Princess shareholder;

(e)that the Electronic Acceptance constitutes, subject to the Partial Share Offer becoming unconditional in all respects in accordance with its terms and to the accepting P&O Princess shareholder not having validly withdrawn the acceptance, a separate and irrevocable authority and request:

    (i)to P&O Princess or its agents to procure the transfer to Carnival, or as it may direct, by means of CREST all or any of the P&O Princess shares in uncertificated form referred to in paragraph (a) above;

   (ii)(subject to the provisions of paragraph 7 of Part B of this Appendix I) to Carnival or its agents to procure, if applicable, that such P&O Princess shareholder's name is entered in the register of holders of Carnival Shares in respect of the Carnival Shares to which he becomes entitled pursuant to the Partial Share Offer;

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  (iii)to Carnival, or its agents, to record and act upon any instructions with regard to payments or notices which have been entered in the records of P&O Princess in respect of such P&O Princess shareholder's holding(s) of P&O Princess shares as if such mandates had been given in respect of his holding of Carnival shares (if any); and

   (iv)to Carnival, or its agents (subject to the provisions of paragraph 7 of Part B of this Appendix I) to procure the making of a CREST payment obligation in favour of the P&O Princess shareholder's payment bank in accordance with the CREST payment arrangements in respect of any cash consideration (in relation to fractional entitlements) to which such P&O Princess shareholder is entitled, provided in relation to a CREST member whose registered address is in Canada, Australia or Japan, Carnival shall instead procure that all of, and in relation to any other P&O Princess shares Carnival may (if, for any reason, it wishes to do so) determine that all or any part of, any such cash consideration shall be paid by cheque despatched by post and to procure the despatch by post (or such other method as may be approved by the Panel) of the documents of title for any Carnival shares to which such P&O Princess shareholder is entitled to the first-named or sole holder at his registered address outside Canada, Australia or Japan;

(f)that in relation to P&O Princess shares in uncertificated form, the Electronic Acceptance constitutes a separate authority to each of Carnival, and its directors in the terms of paragraph 5 of Part B of this Appendix I;

(g)that, subject to the Partial Share Offer becoming unconditional in all respects in accordance with its terms, in respect of the P&O Princess shares in uncertificated form in respect of which the Partial Share Offer has been accepted, or is deemed to be accepted, which acceptance has not been validly withdrawn, and which have not been registered in the name of Carnival or as it may direct:

    (i)subject to any restrictions in the articles of association of P&O Princess, Carnival or its agents shall be entitled to direct the exercise of any votes and any or all other rights and privileges (including the right to requisition the convening of a general meeting or separate class meeting of P&O Princess) attaching to any such P&O Princess shares in uncertificated form in respect of which the Partial Share Offer has been accepted or is deemed to have been accepted and not validly withdrawn;

   (ii)the Electronic Acceptance by a P&O Princess shareholder shall constitute with regard to such P&O Princess shares in uncertificated form in respect of which the Partial Share Offer has been accepted or is deemed to have been accepted and not validly withdrawn:

       (A)an authority to P&O Princess or its agents from such P&O Princess shareholders to send any notice, circular, warrant or other document or communication which may be required to be sent to him as a member of P&O Princess (including any share certificate(s) or other document(s) of title issued as a result of conversion of such P&O Princess shares into certificated form) to Carnival at its registered office or as Carnival or its agents may direct;

       (B)an authority to Carnival or its agents to sign any consent to short notice of a general meeting or separate class meeting on his behalf and/or to execute a form of proxy in respect of such P&O Princess shares appointing any person nominated by Carnival to attend general meetings and separate class meetings of P&O Princess or its members or any of them (and any adjournment thereof) and to exercise the votes attaching to such P&O Princess shares on his behalf, such votes (where relevant) to be cast so far as possible to satisfy any outstanding condition of the Partial Share Offer; and

       (C)the agreement of such P&O Princess shareholder not to exercise any of such rights without the consent of Carnival and the irrevocable undertaking of such P&O Princess shareholder not to appoint a proxy for or to attend any such general meeting or separate class meeting;

(h)that if, for any reason, any P&O Princess shares in respect of which a TTE Instruction has been effected in accordance with paragraph 3(b) of Section A of Part VI of this document are converted to certificated form, he will (without prejudice to paragraph 2(h)(ii)(A) above immediately deliver or procure the immediate delivery of the share certificate(s) or other document(s) of title in respect of all such P&O Princess shares as so converted to the UK Receiving Agent at either of the

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   addresses referred to in paragraph 3(b) of Section A of Part VI of this document or to Carnival at its registered office or as Carnival or its agents may direct; and he shall be deemed upon conversion to undertake, represent, warrant and agree in the terms set out in Part C of this Appendix I in relation to such P&O Princess shares;

(i)that the creation of a CREST payment obligation in favour of his payment bank in accordance with the CREST payment arrangements referred to in paragraph 2(f)(iv) above shall, to the extent of the obligation so created, discharge in full any obligation of Carnival to pay to him the cash consideration (in relation to fractional entitlements) to which he is entitled pursuant to the Partial Share Offer;

(j)that, he will do all such acts and things as shall in the opinion of Carnival or the UK Receiving Agent be necessary or expedient to vest in Carnival, or its nominee(s) or such other persons as Carnival may decide, title to the number of P&O Princess shares comprised in the Electronic Acceptance and all such acts and things as may be necessary or expedient to enable the UK Receiving Agent to perform its functions as Escrow Agent for the purposes of the Partial Share Offer;

(k)that he agrees to ratify each and every act or thing which may be done or effected by Carnival or the UK Receiving Agent or any of their respective directors or agents or P&O Princess or its agents, as the case may be, in the exercise of any of his powers and/or authorities hereunder;

(l)that if any provision of Part B or this paragraph 2 of Part C of this Appendix I shall be unenforceable or invalid or shall not operate so as to afford Carnival or the UK Receiving Agent or any authorised representative of any of them or their respective agents the benefit or authority expressed to be given therein, he shall with all practicable speed do all such acts and things and execute all such documents that may be required to enable those persons to secure the full benefits of Part B and this paragraph 2 of Part C of this Appendix I;

(m)that he submits in relation to all matters arising out of the Partial Share Offer and the Electronic Acceptance, to the jurisdiction of the English courts; and

(n)that, by virtue of the Regulations, the making of an Electronic Acceptance constitutes an irrevocable power of attorney by the relevant holder of P&O Princess shares in the terms of all the powers and authorities expressed to be given by Part B, this paragraph 2 of Part C and (where applicable by virtue of paragraph 2(i) above) paragraph 1 of Part C of this Appendix I to Carnival, the UK Receiving Agent and any of their respective agents.

References in this paragraph 2 of Part C to a P&O Princess shareholder shall include references to the person or persons making an Electronic Acceptance, and in the event of more than one person making an Electronic Acceptance the provisions of this paragraph 2 of Part C shall apply to them jointly and to each of them.

3.  Brokerage Account Election

If you are a holder of P&O Princess shares and wish to have your Carnival shares credited to your existing U.S. brokerage account instead of receiving a share certificate, you should complete and return a Brokerage Account Election Form to the UK Receiving Agent prior to the Partial Share Offer becoming unconditional. If you hold P&O Princess shares in uncertificated form (that is, in CREST), you must also send a TTE instruction. If you hold P&O Princess shares in certificated form you should also return a Form of Acceptance.

Carnival reserves the right to deliver a share certificate in respect of Carnival shares to a P&O Princess shareholder whose Brokerage Account Election Form is not entirely in order or where Carnival is unable to credit Carnival shares to the nominated U.S. brokerage account.

Part D.  Procedures for tendering P&O Princess ADSs

(a)Letter of Transmittal/Notice of Guaranteed Delivery

If you are a holder of P&O Princess ADSs evidenced by P&O Princess ADRs, you will have also received a Letter of Transmittal and a Notice of Guaranteed Delivery for use in connection with the Partial Share Offer. This section should be read together with the instructions on the Letter of Transmittal. The provisions of this Part D shall be deemed to be incorporated in, and form a part of, the relevant Letter of Transmittal. The instructions printed on the relevant Letter of Transmittal shall be deemed to form part of the terms of the Partial Share Offer.

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(b)Valid tendering

For a holder of P&O Princess ADSs evidenced by P&O Princess ADRs to validly tender such P&O Princess ADSs pursuant to the Partial Share Offer, either:

    (i)a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message, and any other documents required by the Letter of Transmittal, must be received by the U.S. Exchange Agent at its address set out at the back of this document and either the P&O Princess ADRs evidencing such P&O Princess ADSs must be received by the U.S. Exchange Agent at such address or such P&O Princess ADRs evidencing such P&O Princess ADSs must be delivered pursuant to the procedure for book-entry transfer set forth below (and a Book-Entry Confirmation received by the U.S. Exchange Agent in accordance with such procedures); or

   (ii)such holder must comply with the Guaranteed Delivery Procedures set out in paragraph (h) below.

The acceptance of the Partial Share Offer by a tendering holder of P&O Princess ADSs evidenced by P&O Princess ADRs pursuant to the procedures described above, subject to the withdrawal rights described below, will be deemed to constitute a binding agreement between such tendering holder of P&O Princess ADSs and Carnival upon the terms and subject to the conditions to the Partial Share Offer.

Accordingly, references in this document and in the Letter of Transmittal to a tender of P&O Princess ADSs shall be construed to mean an acceptance of the Partial Share Offer in respect of such P&O Princess ADSs upon the terms and subject to the conditions to the Partial Share Offer. If a P&O Princess ADR evidencing a P&O Princess ADS has been tendered by a holder of P&O Princess ADSs, the P&O Princess shares represented by such P&O Princess ADSs may not be tendered independently by such holder of P&O Princess ADSs. A Letter of Transmittal and other required documents contained in an envelope postmarked in Canada, Australia or Japan or otherwise appearing to Carnival or its agents to have been sent from Canada, Australia or Japan may be rejected as invalid.

(c)Book-entry transfer

The U.S. Exchange Agent will establish an account at each of the Book-Entry Transfer Facilities with respect to interests in P&O Princess ADSs evidenced by P&O Princess ADRs held in book-entry form for the purposes of the Partial Share Offer within two U.S. business days from the date of this document. Any financial institution that is a participant in any of the Book-Entry Transfer Facility's systems may make book-entry delivery of interests in P&O Princess ADSs by causing a Book-Entry Transfer Facility to transfer such interests in P&O Princess ADSs into the U.S. Exchange Agent's account at such Book-Entry Transfer Facility in accordance with that Book-Entry Transfer Facility's procedures for such transfer.

Although delivery of interests in P&O Princess ADSs evidenced by P&O Princess ADRs may be effected through book-entry transfer into the U.S. Exchange Agent's account at a Book-Entry Transfer Facility, either:

    (i)the Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees; or

   (ii)an Agent's Message,

and, in either case, any other required documents, must in any case be transmitted to, and received by, the U.S. Exchange Agent at its address set out at the back of this document before P&O Princess ADSs evidenced by P&O Princess ADRs will be either counted as a valid acceptance, or purchased, or such holder must comply with the Guaranteed Delivery Procedures described below. Delivery of documents to a Book-Entry Transfer Facility does not constitute delivery to the U.S. Exchange Agent.

(d)Method of delivery

The method of delivery of P&O Princess ADRs, Letters of Transmittal and all other required documents is at the option and risk of the tendering holder of P&O Princess ADSs. P&O Princess ADSs will be

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deemed delivered only when the P&O Princess ADRs representing such P&O Princess
ADSs are actually received by the U.S. Exchange Agent (including in the case of a book-entry transfer, by Book-Entry Confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery. No alternative, conditional or contingent deliveries will be accepted and no fractional P&O Princess ADSs will be purchased. No acknowledgement of receipt of documents will be given by, or on behalf of, Carnival.

(e)Signature guarantees

No signature guarantee is required on the Letter of Transmittal if:

    (i)the Letter of Transmittal is signed by the registered holder of the P&O Princess ADSs tendered therewith and such registered holder has not completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Issuance Instructions" in the Letter of Transmittal; or

   (ii)such P&O Princess ADSs are tendered for the account of an Eligible Institution.

In all other cases, all signatures on Letters of Transmittal must be guaranteed by an Eligible Institution. See Instructions 1 and 5 to the Letter of Transmittal.

(f)P&O Princess ADSs and ADRs

If the P&O Princess ADSs are registered in the name of a person other than the person who signs the Letter of Transmittal, then the tendered P&O Princess ADRs must be endorsed or accompanied by appropriate stock powers, signed exactly as the name or names of the registered owner or owners appear on the P&O Princess ADRs, with the signatures on the P&O Princess ADRs or stock powers guaranteed as aforesaid. See Instruction 5 to the Letter of Transmittal.

(g)Partial acceptances (not applicable to book-entry holders of P&O Princess
   ADSs)

If a number other than 20 per cent. of the P&O Princess ADSs evidenced by any P&O Princess ADRs delivered to the U.S. Exchange Agent are to be tendered, the holder thereof should so indicate in the Letter of Transmittal by filling in the number of P&O Princess ADSs which are tendered in the Box entitled "Number of P&O Princess ADSs Tendered". A new P&O Princess ADR for the remainder (if any) of the P&O Princess ADSs represented by the former P&O Princess ADR will be sent to the person(s) signing such Letter of Transmittal (or as such person properly indicates thereon) as promptly as practicable following the date the tendered P&O Princess ADSs are taken up by Carnival in the Partial Share Offer. If no number of shares is specified in the Letter of Transmittal, 20 per cent. of the P&O Princess ADSs delivered to the U.S. Exchange Agent will be deemed to have been tendered. See Instruction 4 to the Letter of Transmittal. In the case of partial tenders, P&O Princess ADSs not tendered will not be reissued to a person other than the registered holder.

(h)Guaranteed delivery procedures

    (i)If a holder of P&O Princess ADSs evidenced by P&O Princess ADRs wishes to tender P&O Princess ADSs pursuant to the Partial Share Offer and the P&O Princess ADRs evidencing such P&O Princess ADSs are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the U.S. Exchange Agent while the Partial Share Offer remains open for acceptance, such holder's tender of P&O Princess ADSs may be effected if all of the following conditions are satisfied (the "Guaranteed Delivery Procedures"):

       (A)such tender is made by or through an Eligible Institution;

       (B)a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by Carnival is received by the U.S. Exchange Agent, as provided below, whilst the Partial Share Offer remains open for acceptance; and

       (C)the P&O Princess ADRs evidencing all tendered P&O Princess ADSs (or, in the case of P&O Princess ADSs held in book-entry form, timely confirmation of the book-entry transfer of such interests in P&O Princess ADSs into the U.S. Exchange Agent's account at a Book-Entry Transfer Facility as described above) together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees or, in the

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          case of a book-entry transfer, an Agent's Message and any other documents required by the Letter of Transmittal, are received by the U.S. Exchange Agent within three NYSE business days after the date of execution of such Notice of Guaranteed Delivery.

   (ii)The Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the U.S. Exchange Agent and must include a signature guarantee by an Eligible Institution in the form set out in such Notice of Guaranteed Delivery.

(i)Other requirements

By executing the Letter of Transmittal as set out above, the tendering holder of P&O Princess ADSs evidenced by P&O Princess ADRs will agree that, effective from and after the time and date all conditions to the Partial Share Offer are satisfied, fulfilled or, where permitted, waived (unless the tendering holder shall have validly withdrawn his tender prior to that time):

    (i)subject to any restrictions in the P&O Princess articles, Carnival or its agents shall be entitled to direct the exercise of any votes and any or all other rights or privileges (including the right to requisition the convening of a general meeting or separate class meeting of P&O Princess) attaching to P&O Princess shares represented by any P&O Princess ADSs in respect of which the Partial Share Offer has been accepted or is deemed to have been accepted and not validly withdrawn (the "Accepted ADSs");

   (ii)the execution of the Letter of Transmittal (together with any signature guarantees) and its delivery to the U.S. Exchange Agent or the completion of the book-entry transfer procedures shall constitute:

       (A)an authority to P&O Princess or its agents from the tendering holder of Accepted ADSs to send any notice, circular, warrant, document or other communication that may be required to be sent to him as a holder of P&O Princess ADSs, to Carnival at its registered office or as Carnival or its agents may direct;

       (B)an authority to Carnival or its agent to sign any consent to short notice of a general meeting or separate class meeting on behalf of the tendering holder of Accepted ADSs and/or to execute a form of proxy in respect of such Accepted ADSs appointing any person nominated by Carnival to attend general meetings and separate class meetings of P&O Princess and any adjournment thereof and to exercise the votes attaching to the P&O Princess shares represented by such Accepted ADSs on his behalf;

       (C)the agreement of such tendering holder of Accepted ADSs not to exercise any of such rights without the consent of Carnival and the irrevocable undertaking of such tendering holder of Accepted ADSs not to appoint a proxy for or to attend any such general meetings or separate class meetings;

       (D)a representation and warranty that such holder of P&O Princess ADSs:
          (i) has not received or sent copies or originals of this document or any Letter of Transmittal or any related documents in, into or from, Canada, Australia or Japan; (ii) has not used in connection with the Partial Share Offer or the execution or delivery of the Letter of Transmittal, directly or indirectly, the mails of, or any means or instrumentality (including, without limitation, e-mail, facsimile transmission, telex and telephone) of interstate or foreign commerce of, or any facility of a national securities exchange of Canada, Australia or Japan; (iii) is accepting the Partial Share Offer from outside Canada, Australia or Japan; and (iv) is not an agent or fiduciary acting on a non-discretionary basis for a principal, unless such agent or fiduciary is an authorised employee of such principal or such principal has given any instructions with respect to the Partial Share Offer from outside Canada, Australia or Japan;

       (E)a representation and warranty that such holder of P&O Princess ADSs understands that delivery of P&O Princess ADSs to the U.S. Exchange Agent pursuant to the Letter of Transmittal will constitute such holder's acceptance of the terms and conditions to the Partial Share Offer, including the representation and warranty that:

           (1)such P&O Princess ADS holder has a net long position in P&O Princess ADSs or equivalent securities at least equal to the P&O Princess ADSs delivered within the meaning of Rule 14e-4 under the Exchange Act; and

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           (2)the delivery of P&O Princess ADSs complies with Rule 14e-4 under the Exchange Act.

       (F)confirmation that such holder of P&O Princess ADSs is entitled to sell and transfer the beneficial ownership of the Accepted ADSs and that such Accepted ADSs are sold fully paid and free from all liens, equitable interests, charges, and encumbrances and together with all rights attaching thereto including voting rights and the right to all dividends and other distributions declared, paid or made on or after 24 October 2002 including, without limitation, the right to receive and retain all dividends and other distributions declared, made or payable after that date; and

       (G)the execution of the Letter of Transmittal (together with any signature guarantees) and its delivery to the U.S. Exchange Agent (or the completion of the book-entry transfer procedures) shall constitute an authority to any director of Carnival and to Carnival and/or its agents in accordance with the terms of paragraph 5 of Part B of this Appendix.

References in this Part D to a holder of P&O Princess ADSs shall include references to the person or persons executing a Letter of Transmittal and in the event of more than one person executing a Letter of Transmittal the provisions of this Part D shall apply to them jointly and to each of them.

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                                  APPENDIX II

                        DETAILS OF THE DLC TRANSACTION

PART A.  Background to the DLC transaction and Partial Share Offer

In the past, both P&O Princess and Carnival have sought to identify, explore and, where appropriate, implement strategies to develop and broaden their cruise product offerings. The senior management of each company has regularly reviewed with its board of directors the strategic objectives of its company and the possible means of achieving those objectives. Both management teams have regularly updated their boards on the changing structure and dynamics of the cruise industry and the overall vacation market.

In the summer of 2001, Mr. Peter Ratcliffe, Chief Executive Officer of P&O Princess, met with Mr. Richard Fain, Chairman and Chief Executive Officer of Royal Caribbean. During these meetings, the possibility of a business combination between P&O Princess and Royal Caribbean was discussed. In subsequent meetings, senior executives of the two companies discussed the changes and developments in their respective companies, and in the cruise industry generally, particularly in light of the events of September 11, 2001 and their effect on the global vacation market, and continued to explore a business combination of the two companies.

On 24 September 2001, during the early stages of the discussions between P&O Princess and Royal Caribbean, Mr. Howard Frank, Vice Chairman and Chief Operating Officer of Carnival, made a telephone call to Mr. Ratcliffe in which he inquired whether P&O Princess would be interested in pursuing discussions towards a business combination with Carnival. Given that P&O Princess' share price was at or near its all time low at the time of the call, P&O Princess did not follow up on this call.

On 20 November 2001, P&O Princess and Royal Caribbean announced that they had entered into agreements to implement a dual listed company transaction. Those agreements, which were not publicly available at that time, included non-solicitation provisions restricting P&O Princess and Royal Caribbean from entering into discussions with other purchasers except in specified circumstances involving a purchaser's offer determined by the relevant board to be a Superior Proposal as explained below.

On 13 December 2001, following the announcement of the Royal Caribbean transaction, Carnival submitted a detailed private proposal to the P&O Princess board regarding an offer to acquire P&O Princess. The offer was for 200 pence in cash and 0.1361 Carnival shares per P&O Princess share, valuing each P&O Princess share at 450 pence on that date. Carnival also proposed the possibility of effecting a combination via alternative structures, including a dual listed company structure. The P&O Princess board carefully considered Carnival's proposal with its legal and financial advisers and, at its meeting on 15 December 2001, the P&O Princess board determined that Carnival's proposal was not more favourable from a financial point of view to P&O Princess' shareholders than the transaction with Royal Caribbean and was not reasonably likely to be consummated (that is, it was not a "Superior Proposal" as defined under P&O Princess' agreement with Royal Caribbean).

On 16 December 2001, P&O Princess announced that its board had concluded that the Royal Caribbean transaction was the more attractive alternative for P&O Princess shareholders, because it believed that Carnival's cash and share pre-conditional proposal was less favourable financially to P&O Princess shareholders and would face greater execution risk than the Royal Caribbean transaction. In response to P&O Princess' rejection of its proposal, Carnival publicly announced a pre-conditional offer for all of the issued share capital of P&O Princess on the same terms as its 13 December proposal.

On 19 December 2001, P&O Princess announced that, in light of Carnival's offer and in order to give its shareholders time to consider fully their alternatives, it would hold an extraordinary general meeting to vote on the Royal Caribbean transaction on 14 February 2002.

Carnival announced on 24 December 2001 that it had made the necessary U.S. antitrust filings in relation to its offer for P&O Princess.

On 27 December 2001, P&O Princess posted its circular to its shareholders with respect to the Royal Caribbean transaction and made its implementation agreement and Joint Venture Agreement with Royal Caribbean publicly available, including the non-solicitation provisions described above.

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On 6 January 2002, Carnival sent a letter to the P&O Princess board requesting a meeting with P&O Princess to discuss Carnival's offer and seeking clarity on a number of issues in connection with the Royal Caribbean transaction, including further details regarding termination of the Joint Venture Agreement. P&O Princess responded by letter on 8 January 2002. In its response, P&O Princess referred Carnival to the publicly available agreements between P&O Princess and Royal Caribbean and informed Carnival that those agreements prevented P&O Princess from discussing any acquisition proposal with Carnival that was not a Superior Proposal and that its board continued to believe that Carnival's proposal was neither financially superior to the Royal Caribbean transaction nor deliverable. Consequently, P&O Princess declined Carnival's request for a meeting.

Mr. Ratcliffe publicly clarified on 10 January 2002 that P&O Princess could unilaterally terminate the Joint Venture Agreement with Royal Caribbean in January 2003 at no cost as long as no change of control of P&O Princess had been completed prior to the termination date. On 10 January 2002, Carnival sent another letter to the P&O Princess board asking it for further clarification of this statement.

On 17 January 2002, Carnival indicated in a letter to P&O Princess that Carnival would, subject to certain conditions, be willing to increase its pre-conditional offer to 250 pence in cash and 0.1380 Carnival shares for each P&O Princess share, valuing each P&O Princess share at 500 pence. After reviewing Carnival's new proposal in detail with its advisers, the P&O Princess board reaffirmed its view that Carnival's revised proposal was not a Superior Proposal and that, accordingly, P&O Princess continued to be unable to meet with Carnival to discuss its proposal without breaching its contractual obligations to Royal Caribbean.

On 30 January 2002, Carnival announced a revised offer of 0.2684 Carnival shares for each P&O Princess share, valuing each P&O Princess share at 515 pence per share on that date. The revised offer included a partial cash alternative of 250 pence for each P&O Princess share, pre-conditional on financing being arranged on terms satisfactory to Carnival by no later than the date of posting of the offer document.

On 31 January 2002, Carnival wrote to P&O Princess shareholders urging them to vote to adjourn the extraordinary general meeting scheduled for 14 February 2002. Carnival suggested this adjournment in order to postpone the vote on the Royal Caribbean transaction until the various antitrust authorities could rule on both transactions.

The P&O Princess board carefully reviewed Carnival's revised offer with its legal and financial advisers and, at its meeting on 3 February 2002, determined that Carnival's revised offer, as revised, was not a Superior Proposal on both value and deliverability grounds. P&O Princess publicly announced its board's conclusions on 4 February 2002 and, under its contractual obligations to Royal Caribbean, remained unable to meet with Carnival. Carnival responded by restating its commitment to proceed with its revised offer and to obtain the necessary regulatory approvals in the U.S. and Europe.

On 7 February 2002, Carnival announced the terms of a further increased offer of 0.3004 Carnival shares for each P&O Princess share, valuing each P&O Princess share at 550 pence per share on that date, and again raised the possibility of alternative structures, including a dual listed company structure. Carnival's increased offer was pre-conditional only on the receipt of regulatory approval. The increased offer included a partial cash alternative of 250 pence for each P&O Princess share, pre-conditional on the availability of financing on terms satisfactory to Carnival.

The P&O Princess board carefully reviewed the increased offer with its legal and financial advisers and, at its meeting on 8 February 2002, the P&O Princess board determined that it was not a Superior Proposal. On 8 February 2002, P&O Princess announced that it continued to recommend that its shareholders approve the dual listed company transaction with Royal Caribbean. While the P&O Princess board acknowledged the improvement of Carnival's increased offer in terms of value, it noted that it remained concerned about the structure and deliverability of the Carnival transaction.

P&O Princess convened its extraordinary general meeting with respect to the Royal Caribbean transaction on 14 February 2002. Before resolutions to approve the Royal Caribbean transaction were voted upon, P&O Princess shareholders proposed and passed a resolution to adjourn the meeting.

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The Chairman of P&O Princess then announced that the meeting would be adjourned for an indefinite period.

On 27 February 2002, Carnival announced that it had formally notified its proposed combination with P&O Princess to the European Commission for review under the EC Merger Regulation. The EC cleared the proposed combination on 24 July 2002.

On 4 October 2002, the U.S. Federal Trade Commission voted not to oppose Carnival's acquisition of P&O Princess or the Royal Caribbean transaction. As a result, the only pre-condition to Carnival's increased offer was satisfied.

Following the U.S. Federal Trade Commission announcement, P&O Princess re-examined Carnival's increased offer, including Carnival's prior proposal to enter into a dual listed company transaction with P&O Princess as an alternative to the share exchange offer. After consulting with its financial and legal advisers, at a meeting on 4 October 2002 the P&O Princess board determined that Carnival's dual listed company proposal was more favourable from a financial point of view to P&O Princess' shareholders than the transaction with Royal Caribbean and was reasonably likely to be consummated given that all regulatory clearances had been obtained. On 4 October 2002, P&O Princess announced that its board had determined Carnival's dual listed company proposal to be a Superior Proposal and that it was willing and able under its agreement with Royal Caribbean to enter into talks with Carnival to discuss this proposal.

On 11 October 2002, executives of Carnival and P&O Princess met together with their respective advisers to discuss a combination of their companies through a dual listed company structure. Discussions also focused on a partial share offer to be launched in conjunction with seeking shareholder approval for the dual listed company structure that would permit P&O Princess shareholders who wished to exchange some of their P&O Princess shares for Carnival shares to do so. On the same date, Carnival and P&O Princess entered into a confidentiality agreement that contemplated the exchange of confidential information between them.

Executives of Carnival and P&O Princess and their respective advisers continued to meet throughout the weeks of 14 October and 21 October 2002. During this time, the boards of directors of Carnival and P&O Princess each held meetings, at which their respective management teams and advisers provided updates on the discussions to date and on the strategic implications and possible benefits and risks of the dual listed company transaction involving the two companies.

On 24 October 2002, Carnival issued a press release announcing its pre-conditional offer to enter into the DLC transaction based on the form of agreements and instruments that it had negotiated with P&O Princess. In order for P&O Princess to be able to accept this offer, its board had to withdraw its recommendation of the Royal Caribbean transaction within 48 hours of Carnival's announcement and not subsequently reinstate such recommendation, the Royal Caribbean transaction had to be voted down by P&O Princess shareholders or otherwise abandoned, the Joint Venture Agreement had to terminate at no cost (other than the break fee under its implementation agreement with Royal Caribbean), the P&O Princess board of directors had to approve and recommend the DLC transaction by 10 January 2003, and P&O Princess had to enter into the negotiated form of the offer and implementation agreement by 10 January 2003. The DLC proposal included the Partial Share Offer for up to, in aggregate, a maximum of 20 per cent. of the issued share capital of P&O Princess.

On 25 October 2002, the P&O Princess board held a meeting to consider the announcement of the DLC proposal and decided to withdraw its recommendation of the Royal Caribbean dual listed company transaction. Subsequent to that meeting, P&O Princess announced that its board welcomed Carnival's announcement of its dual listed company proposal and had determined that the DLC proposal would be financially superior for P&O Princess shareholders compared with the Royal Caribbean dual listed company transaction. It also announced that its board had withdrawn its recommendation of the Royal Caribbean dual listed company transaction.

P&O Princess also entered into an agreement with Royal Caribbean on 25 October 2002 which terminated the implementation agreement with Royal Caribbean immediately, terminated the Joint Venture Agreement on 1 January 2003 as long as no change of control of P&O Princess occurred prior to this date, and provided mutual releases from liabilities arising under the two agreements. Pursuant

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to the agreement, P&O Princess paid Royal Caribbean $62.5 million as a break fee under its implementation agreement with Royal Caribbean. The P&O Princess board announced that it would formally consider satisfaction of the remaining pre-conditions to the DLC proposal, including entry into an offer and implementation agreement with Carnival, in early January 2003.

On 29 October 2002, Lord Sterling of Plaistow, Chairman of P&O Princess, sent a letter to P&O Princess shareholders informing them of the announcement of the DLC proposal, the withdrawal of the P&O Princess board's recommendation of the Royal Caribbean transaction and the subsequent arrangements with Royal Caribbean for, among other things, the termination of existing agreements between them. Lord Sterling also informed P&O Princess shareholders that he no longer intended to reconvene the adjourned extraordinary general meeting convened on 14 February 2002 to approve the dual listed company combination with Royal Caribbean.

On 2 January 2003, P&O Princess announced that the Joint Venture Agreement had been terminated, and Carnival issued a press release acknowledging and welcoming the termination of the Joint Venture Agreement.

On 7 January 2003, the P&O Princess board approved the DLC transaction and agreed to recommend to the P&O Princess shareholders that they vote in favour of the resolution to implement the DLC structure. Later that day, the senior executive management teams of P&O Princess and Carnival and their respective advisers finalised the agreements and documentation to implement the DLC structure. In the early morning of 8 January 2003, Carnival and P&O Princess signed the Implementation Agreement. P&O Princess then issued a press release announcing that its board had agreed and recommended the DLC transaction and that P&O Princess had signed the Implementation Agreement. Carnival issued a press release announcing the execution of the Implementation Agreement, acknowledging P&O Princess' announcement of its board's recommendation and setting forth its offer to enter into the DLC transaction based on the Implementation Agreement and related agreements and instruments and the terms of the Partial Share Offer.

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                   ADVICE OF P&O PRINCESS' FINANCIAL ADVISER

The P&O Princess board retained Schroder Salomon Smith Barney to act as its financial adviser with respect to the DLC transaction. In connection with this engagement, P&O Princess requested that Schroder Salomon Smith Barney be named in connection with the P&O Princess board's recommendation of the DLC transaction on 8 January 2003 in the following terms:

"The P&O Princess board, which has been so advised by Schroder Salomon Smith Barney, considers the terms of the proposed DLC transaction to be fair and reasonable. In providing advice to the P&O Princess board, Schroder Salomon Smith Barney has taken account of the P&O Princess board's commercial assessments of the proposed DLC transaction."

In providing its advice to the P&O Princess board, Schroder Salomon Smith
Barney:

..   reviewed the Implementation Agreement dated 8 January 2003, including the agreed forms of the Equalisation and Governance Agreement and SVE Special Voting Deed;

..   held discussions with certain senior officers, directors and other representatives and advisers of P&O Princess and certain senior officers, directors and other representatives and advisers of Carnival concerning the business operations and prospects of P&O Princess and Carnival;

..   examined publicly available business and financial information relating to
    P&O Princess and Carnival;

..   reviewed certain internal financial statements and other financial and operating data concerning P&O Princess and Carnival respectively;

..   reviewed the pro forma impact of the DLC transaction on P&O Princess'
    financial results;

..   reviewed the financial terms of the DLC transaction in relation to, among other things, current and historical market prices of P&O Princess, the financial condition and historical and projected earnings and other operating data of P&O Princess and the market capitalisation of P&O Princess;

..   analysed certain financial, stock market, and other publicly available information relating to the businesses of other companies whose operations Schroder Salomon Smith Barney considered relevant in evaluating those of P&O Princess and Carnival;

..   considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which Schroder Salomon Smith Barney considered relevant in evaluating the DLC transaction;

..   conducted other analyses and examinations and considered other information and financial, economic and market criteria as Schroder Salomon Smith Barney deemed appropriate in providing its advice; and

..   considered the commercial assessments of the P&O Princess board.

In rendering its advice, Schroder Salomon Smith Barney assumed and relied, without independent verification, on the accuracy and completeness of all financial and other information and data that it reviewed or considered. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Schroder Salomon Smith Barney, the management of P&O Princess advised Schroder Salomon Smith Barney that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of P&O Princess as to the future financial performance of P&O Princess. Schroder Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of P&O Princess or Carnival, and did not make any physical inspection of the properties or assets of P&O Princess or Carnival. Schroder Salomon Smith Barney was advised by representatives of P&O Princess, and Schroder Salomon Smith Barney assumed, that the final terms of the draft Equalisation and Governance Agreement and the SVE Special Voting Deed will not vary materially from those set forth in the drafts reviewed by Schroder Salomon Smith Barney.

Schroder Salomon Smith Barney's advice does not address the relative merits of the DLC transaction as compared to any alternative business strategies that might exist for P&O Princess or the effect of any other transaction in which P&O Princess might engage. Schroder Salomon Smith Barney's advice

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was necessarily based on information available to it, and financial, stock market and other conditions and circumstances existing and disclosed to Schroder Salomon Smith Barney as of the date that it provided its advice. Although Schroder Salomon Smith Barney evaluated the DLC transaction from a financial point of view, Schroder Salomon Smith Barney was not asked to and did not recommend the specific financial terms of the DLC transaction, which were determined through negotiation between P&O Princess and Carnival. In addition, Schroder Salomon Smith Barney was not asked to and did not advise the board of P&O Princess as to whether P&O Princess shareholders should accept the Partial Share Offer. No other instructions or limitations were imposed by P&O Princess on Schroder Salomon Smith Barney with respect to the investigations made or procedures followed by Schroder Salomon Smith Barney in rendering its advice.

In preparing its advice, Schroder Salomon Smith Barney performed a variety of financial and comparative analyses, including those described below. The following discussion of these analyses is a summary description of the material financial analyses underlying Schroder Salmon Smith Barney's advice. The preparation of financial advice is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. Accordingly, Schroder Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its analyses and advice.

In its analyses, Schroder Salomon Smith Barney considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its advice, many of which are beyond the control of P&O Princess and Carnival. No company, transaction or business used in those analyses as a comparison is identical to P&O Princess, Carnival or the DLC transaction, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analysed.

The estimates contained in Schroder Salomon Smith Barney's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favourable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Schroder Salomon Smith Barney's analyses and estimates are inherently subject to substantial uncertainty.

Schroder Salomon Smith Barney's advice and analyses were only one of various factors considered by the P&O Princess board in its evaluation of the DLC transaction and should not be viewed as determinative of the views of the P&O Princess board or management with respect to the DLC transaction. In particular, the P&O Princess board's reasons for recommending the DLC transaction are detailed in the letter from the Chairman of P&O Princess contained on pages [.] to [.] of the circular to P&O Princess shareholders dated [.] 2003.

The following is a summary of the material financial analyses performed by Schroder Salomon Smith Barney with respect to its advice to the P&O Princess board at a meeting of the P&O Princess board held on 7 January 2003 in connection with the P&O Princess board's recommendation of the DLC transaction. Schroder Salomon Smith Barney:

..   analysed the implied value of a P&O Princess share under the terms of the
    DLC transaction. Based on the Carnival share price of $25.63 and an exchange rate of (Pounds)1.00:U.S.$1.5938 as at 2 January 2003, this analysis resulted in an implied per share value of 483 pence;

..   considered the average one week premia paid in UK public recommended and hostile offers between 1 January 2000 and 30 September 2002 and compared these premia to the premia resulting from comparing the implied P&O Princess per share value of 483 pence under the terms of the DLC transaction to the P&O Princess share price over a range of periods prior to 20 November 2001. This analysis resulted in an average premium in UK recommended and hostile offers of 36 to 41 per cent. and 56 to 63 per cent. respectively and an implied premium of 52 to 78 per cent. under the terms of the DLC transaction;

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..   using publicly available information, reviewed the value of P&O Princess implied by the revenue and EBITDA multiples of comparable leisure sector companies, plus a control premium. This analysis indicated an implied per share reference range for P&O Princess of approximately 374 to 511 pence including a 35 per cent. control premium;

.. using publicly available information, reviewed the transaction values implied by the multiples paid in selected merger and acquisition transactions in the leisure sector from July 1997 to December 2002 in relation to the target companies' EBITDA and number of berths. This analysis indicated an implied per share reference range for P&O Princess of approximately 309 to 415 pence;

.. using publicly available information, reviewed the value of P&O Princess and the value of P&O Princess' proposed maximum of 26 per cent. share of the equity of the Combined Group using a five year discounted cash flow analysis. This analysis indicated an implied per share reference range of approximately 331 to 465 pence for P&O Princess on a standalone basis and 476 to 597 pence for P&O Princess' maximum of 26 per cent. share of the equity of the Combined Group;

..  reviewed and considered other factors, including the performance of P&O
   Princess' stock price over the period since 1 November 2001 compared to the stock price performance of Royal Caribbean and Carnival and the performance of the FTSE 100 and S&P 500 index, the historical trading valuations of P&O Princess, Royal Caribbean and Carnival, and the revenue, EBITDA and net income contribution of P&O Princess in the context of the Combined Group;

.. considered P&O Princess' historical implied ownership of the Combined Group assuming completion of the DLC transaction and no acceptances of the Partial Share Offer. This analysis resulted in a P&O Princess average implied ownership of the Combined Group of 16.0 per cent. for the period 1 October 2000 to 19 November 2001 (the day before the announcement of a DLC combination with Royal Caribbean), 21.5 per cent. for the period 20 November 2001 to 2 January 2003 and 18.8 per cent. for the period 1 October 2000 to 2 January 2003, compared to approximately 26 per cent. in the DLC transaction; and

..  analysed for various levels of acceptance of the Partial Share Offer by P&O
   Princess shareholders, the percentage of the Combined Group's equity share capital and free float and the likely equity market capitalisation of the P&O Princess side of the DLC assuming completion of the DLC transaction. Assuming the maximum 20 per cent. acceptance of the Partial Share Offer by P&O Princess shareholders, this analysis resulted in a P&O Princess percentage of the Combined Group's equity share capital and freefloat of
   20.9 per cent. and 31.6 per cent. respectively and an implied equity market capitalisation of the P&O Princess side of the DLC of (Pounds)2.416 billion as at 2 January 2003. This equity market capitalisation would have ranked the P&O Princess side of the DLC at 71/st/ out of the companies contained in the FTSE 100 index as at 2 January 2003.

Schroder Salomon Smith Barney provided its advice for the information of the Board of P&O Princess in its evaluation of the DLC transaction, and the advice is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote on any matters relating to the proposed DLC transaction or whether any shareholder should accept the Partial Share Offer.

Under the terms of Schroder Salomon Smith Barney's engagement, P&O Princess has agreed to pay Schroder Salomon Smith Barney a fixed financial advisory fee. P&O Princess also has agreed to reimburse Schroder Salomon Smith Barney for reasonable travel and other expenses, including reasonable fees and expenses of its legal counsel, and to indemnify Schroder Salomon Smith Barney and related parties against certain liabilities arising out of Schroder Salomon Smith Barney's engagement.

In the ordinary course of business, Schroder Salomon Smith Barney and its affiliates may actively trade or hold the securities of P&O Princess and Carnival for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. Schroder Salomon Smith Barney in the past has provided services to P&O Princess and Carnival unrelated to the DLC transaction, for which services Schroder Salomon Smith Barney has received compensation. In addition, Schroder Salomon Smith Barney and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with P&O Princess, Carnival and their respective affiliates.

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Schroder Salomon Smith Barney is an internationally recognised investment banking firm and was selected by P&O Princess based on its experience, expertise and familiarity with P&O Princess and its business. Schroder Salomon Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

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                                 APPENDIX III

MATERIAL DIFFERENCES AMONG THE EXISTING RIGHTS OF HOLDERS OF P&O PRINCESS SHARES, THE RIGHTS OF HOLDERS OF CARNIVAL SHARES FOLLOWING IMPLEMENTATION OF THE DLC STRUCTURE AND THE RIGHTS OF HOLDERS OF P&O PRINCESS SHARES FOLLOWING IMPLEMENTATION OF THE DLC STRUCTURE

If you accept the Partial Share Offer and the DLC structure is implemented, you will receive Carnival shares in exchange for your P&O Princess shares that are taken up and paid for by Carnival and you will become a shareholder of Carnival. As a shareholder of Carnival after implementation of the DLC structure, you will have the rights that other Carnival shareholders have, which are different from those you previously had as a shareholder of P&O Princess. If you do not accept the Partial Share Offer, you will continue to hold your P&O Princess shares following the implementation of the DLC structure. However, your rights will change in a number of respects to reflect the implementation of the DLC structure.

The rights of holders of Carnival shares will be defined and governed by the Carnival articles, the Carnival by-laws and Panamanian corporate law. The rights of holders of P&O Princess shares will be defined and governed by the P&O Princess memorandum and articles and English corporate law. This Appendix describes the capital stock of Carnival and P&O Princess after giving effect to the DLC transaction and summarises the material differences between your existing rights as a P&O Princess shareholder and the rights you will have following the implementation of the DLC structure, either as a P&O Princess shareholder or as a Carnival shareholder. This summary is not complete and you are encouraged to refer to the relevant parts of the Carnival articles, the Carnival by-laws, the relevant provisions of Panamanian law, the P&O Princess memorandum and articles, and the relevant provisions of English law. A more detailed description of the DLC transaction and its component elements is described in the shareholder circular for the P&O Princess EGM, certain portions of which are incorporated by reference in this document.

Carnival's authorised capital stock consists of 960,000,000 shares of common stock and 40,000,000 shares of preferred stock. On 9 January 2003, there were 586,773,138 shares of common stock and no shares of preferred stock outstanding. Carnival's transfer agent and registrar is SunTrust Bank. In connection with the DLC transaction, Carnival is increasing its authorised capital stock to 2,000,000,000 shares, of which 1,959,999,998 are shares of common stock, and 40,000,000 are shares of preferred stock. Carnival will also issue one share of special voting stock, which is referred to in this document as a special voting share, and one share of special stock, which is referred to in this document as the "equalisation share."

P&O Princess' authorised share capital is $375 million divided into 750,000,000 ordinary shares of $0.50 each, and two subscriber shares and 49,998 preference shares, all of (Pounds)1 nominal value. As of 9 January 2003, there were 693,596,865 ordinary shares allotted and issued. P&O Princess' registrar is Computershare Investor Services PLC.

1.  Voting Rights

(a)Existing rights as a P&O Princess shareholder

Under English law, the voting rights of shareholders are usually regulated by the company's articles of association. Except as provided below, all resolutions put forth at a shareholders' meeting are decided on a show of hands and each shareholder entitled to vote at the meeting is entitled to one vote regardless of the number of shares he or she holds. Each shareholder would be entitled to one vote for each share held on a particular resolution if a poll is properly demanded. A poll may be demanded by:

..   the Chairman of the meeting;

..   any group of five shareholders having the right to vote at the meeting;

..   any shareholder, or group of shareholders, representing not less than one-tenth of the total voting rights of all the shareholders having the right to vote at the meeting; or

..   any shareholder, or group of shareholders, holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

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Ordinary resolutions must be approved, on a show of hands, by a majority of the shareholders present in person or by proxy and voting at the meeting. If a poll is demanded, the resolution conducted on a poll must be approved by holders of a majority of the votes cast at the meeting. Both special and extraordinary resolutions require the affirmative vote of at least 75 per cent. of the votes cast at the meeting (either in person or by proxy).

The existing articles of association of P&O Princess currently provide that in the case of an equality of votes, whether on a show of hands or on a poll, the Chairman is entitled to cast the decisive vote.

(b)Rights of Carnival shareholders following the implementation of the DLC structure

Under Panamanian law, unless the articles of incorporation provide otherwise, each shareholder is entitled to one vote for each share of capital stock held by the shareholder, and the articles of incorporation may provide that in elections of directors and other specified circumstances, shareholders are entitled to cumulative voting. At any meeting of shareholders, all matters, except as otherwise provided by Panamanian law, will be decided by a majority of the votes cast by shareholders present in person or by proxy.

Following completion of the DLC transaction, all matters, except as otherwise expressly provided by Panamanian law, the articles or by-laws, will be decided by a majority of the votes cast by all shareholders entitled to vote (including, where applicable, the Carnival Special Voting Entity) who are present in person or by proxy at such meeting; provided that votes recorded as abstentions will not be counted as having been "cast." In connection with the DLC transaction, special voting arrangements will be implemented so that the shareholders of Carnival and P&O Princess will vote together as a single decision making body on all actions submitted to a shareholder vote, other than matters designated as class rights actions or resolutions on procedural or technical matters.

These are called joint electorate actions and will include:

..   the appointment, removal or re-election of any director of Carnival or P&O
    Princess, or both of them;

..   if required by law, the receipt or adoption of the financial statements of
    Carnival or P&O Princess, or accounts prepared on a combined basis of both companies;

..   the appointment or removal of the auditors of either company, or both of them;

..   a change of name by P&O Princess or Carnival, or both of them; or

..   the implementation of a mandatory exchange.

The relative voting rights of the P&O Princess shares and Carnival shares will be determined by the equalisation ratio. Based on an equalisation ratio of 1:1, each Carnival share will have the same voting rights as one P&O Princess share on joint electorate actions.

In the case of class rights actions, the company wishing to carry out the class rights action would require the prior approval of shareholders of both companies, each voting separately as a class. If shareholders of either company do not approve the action, it will fail. Class rights actions will include:

..   the voluntary liquidation, dissolution or winding up (or equivalent) of either company for which shareholder approval is required, (other than as part of the voluntary liquidation, dissolution or winding up (or equivalent) of both companies at or about the same time with the purpose or effect of no longer continuing the operation of the business of the companies as a combined going concern and not as part of a scheme, plan, transaction or series of related transactions the primary purpose or effect of which is to reconstitute all or a substantial part of such businesses in one or more successor entities);

..   an adjustment to the equalisation ratio, other than in accordance with the
    Equalisation and Governance Agreement;

..   the sale, lease, exchange or other disposition of all or substantially all of the assets of either company other than in a bona fide commercial transaction undertaken for a valid business purpose in which such company receives consideration with a fair market value reasonably equivalent to the assets disposed of and not as part of a scheme, plan, transaction or series of related transactions, the primary purpose of which is to collapse or unify the DLC structure;

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..   any amendment, removal or alteration of the effect of any provisions of the
    P&O Princess articles and the Carnival articles and by-laws which entrench specified core provisions of the DLC structure;

..   any amendment or termination of the DLC Agreements (except where otherwise specifically provided in the relevant DLC Agreement);

..   any amendment to, removal or alteration of the effect of certain tax-related provisions of Carnival articles that would cause, or at the time of implementation would be likely to cause, a mandatory exchange; and

..   anything which the boards of both companies agree (either in a particular case or generally) should be approved as a class rights action.

When a quorum for the transaction of business is present at any meeting, a resolution duly approved at a meeting of Carnival's shareholders by the affirmative vote of a majority of all the votes cast on such resolution by all shareholders of Carnival entitled to vote on it (including, where applicable, the Carnival Special Voting Entity as holder of the Carnival special voting share described below) who are present in person or by proxy at the meeting will decide such question brought before such meeting, unless the question is one upon which, by express provision of applicable law or regulation, the articles of incorporation or the by-laws, a greater vote is required, in which case such express provision will govern. Every resolution put to a vote at any meeting of Carnival shareholders is conducted on a poll.

No resolution to approve a class rights action or a joint electorate action will be approved unless a parallel P&O Princess shareholders' meeting is held to vote on an equivalent resolution.

(c)Rights of P&O Princess shareholders following the implementation of the DLC structure

The provisions described in paragraph 1(b) above under the heading "Rights of Carnival shareholders following the implementation of the DLC structure" would equally apply in relation to P&O Princess shares following implementation of the DLC structure insofar as the shareholders of Carnival and P&O Princess will vote together as a single decision-making body on all joint electorate actions and the prior approval of the shareholders of each company voting separately as a class will be required prior to carrying out a class rights action. No resolution to approve a class rights action or a joint electorate action at a P&O Princess shareholders' meeting may be approved unless a parallel Carnival shareholders' meeting is held to vote on an equivalent resolution.

Every resolution put to the vote of a general meeting on which the holder of the P&O Princess special voting share is or may be entitled to vote (that is, to approve a joint electorate action or class rights action) will be decided on a poll. The poll shall be kept open for such time as to allow the parallel Carnival shareholders' meeting to be held and for the votes attaching to the P&O Princess special voting share to be calculated and cast on such polls.

Every P&O Princess shareholder will continue to have one vote for each fully paid P&O Princess share for each resolution decided on a poll and one vote on a show of hands (regardless of the number of P&O Princess shares he or she holds) for those limited resolutions that may be decided on a show of hands. The holder of the P&O Princess special voting share will have the rights described below in order to implement the voting arrangements of the DLC structure. The Chairman will no longer have the casting vote in the case of an equality of votes.

2.  Special voting share

(a)Existing rights as a P&O Princess shareholder

P&O Princess does not currently have a special voting share in issue and accordingly its articles of association have no provisions relating to special voting share rights.

(b)Rights of Carnival shareholders following the implementation of the DLC structure

In connection with the DLC transaction, Carnival's articles of incorporation will be amended to authorise one special voting share. Upon completion of the DLC transaction, Carnival will issue the Carnival special voting share to the Carnival Special Voting Entity.

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In order for any joint electorate action or class rights action to be voted upon at a meeting of Carnival shareholders, the holder of the Carnival special voting share must be present and at least one-third of the total votes entitled to be cast by the Carnival shareholders and the holder of the Carnival special voting share (assuming all holders of P&O Princess shares voted at the parallel P&O Princess shareholders' meeting) must be cast.

..   For joint electorate actions, the Carnival special voting share will represent the number of votes cast at the parallel P&O Princess shareholders' meeting (as adjusted by the equalisation ratio and rounded up to the nearest whole number) and will represent "yes" votes, "no" votes and abstentions, in accordance with the votes cast at the P&O Princess meeting.

..   For class rights actions, the Carnival Special Voting Entity, as holder of the Carnival special voting share, will only vote if the proposed action has not been approved at the parallel P&O Princess meeting. In that event, the Carnival special voting share will represent that number of votes equal to the largest whole percentage that is less than the percentage of the number of votes necessary to defeat the resolution at the Carnival meeting if the total votes capable of being cast by all outstanding Carnival shares and other Carnival shares able to vote were cast in favour of the resolution at the Carnival meeting. In most cases, this will be 49 per cent. Assuming at least one per cent. of Carnival shareholders vote against such class rights action, it will fail. If the P&O Princess shareholders approve the proposed action, the Carnival special voting share will not represent any votes.

The Carnival special voting share will not represent any votes on any resolution of a procedural or technical nature, which will be known as "procedural resolutions". Procedural resolutions are those resolutions that do not adversely affect the shareholders of P&O Princess in any material respect and are put to the Carnival shareholders at a meeting. The Chairman of the Carnival board will, in his absolute discretion, determine whether a resolution is a procedural resolution. To the extent that such matters require the approval of Carnival shareholders, any of the following will be procedural resolutions:

..   that certain people be allowed to attend or be excluded from attending the meeting;

..   that discussion be closed and the question put to the vote (provided no amendments have been raised);

..   that the question under discussion not be put to the vote (where a shareholder feels the original motion should not be put to the meeting at all, if such original motion was brought during the course of that meeting);

..   to proceed with matters in an order other than that set out in the notice of the meeting;

..   to adjourn the debate (for example, to a subsequent meeting); and

..   to adjourn the meeting.

(c)Rights of P&O Princess shareholders following the implementation of the DLC structure

P&O Princess' articles will be amended to authorise one special voting share. Upon completion of the DLC transaction, the P&O Princess special voting share will be transferred to the trustee of the P&O Princess Special Voting Trust. Trust shares of beneficial interest in the P&O Princess Special Voting Trust will be transferred to Carnival. Immediately following this issuance, Carnival will distribute the trust shares of beneficial interest in the P&O Princess Special Voting Trust by way of dividend to Carnival shareholders of record at the close of business on . 2003. The effect of this structure with respect to the P&O Princess Special Voting Trust will be to parallel the voting rights of the Carnival special voting share.

In order for any joint electorate action or a class rights action to be voted upon at the meeting of P&O Princess shareholders, the holder of the P&O
Princess special voting share must be present and at least one-third of the total votes entitled to be cast by the P&O Princess shareholders and the holder of the P&O Princess special voting share (assuming all holders of Carnival shares voted at the parallel Carnival shareholders' meeting voted) must be cast.

..   For joint electorate actions, the P&O Princess special voting share will represent the number of votes cast at the parallel Carnival shareholders' meeting multiplied by the equalisation ratio expressed as a fraction rounded up to the nearest whole number (which will initially equal 1.0) and

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   will represent "yes" votes, "no" votes and abstentions, in accordance with the votes cast at the Carnival meeting.

..   For class rights actions, if the Carnival shareholders do not approve the proposed action as a separate class, the P&O Princess special voting share will represent that number of votes equal to the largest whole percentage that is less than the percentage of the number of votes as would be necessary to defeat the resolution at the P&O Princess meeting, if the total votes capable of being cast by the P&O Princess shares in issue (and also including the P&O Princess special voting share and other P&O Princess shares with voting rights) were cast in favour of the resolution at the P&O Princess meeting. If the Carnival shareholders approve the proposed action, the P&O Princess Special Share will not represent any votes.

The P&O Princess special voting share will not represent any votes with respect to Procedural Resolutions which are of the same nature described in paragraph 2(b) above. The chairman of the P&O Princess board will, in his absolute discretion, determine whether a resolution is a Procedural Resolution. To the extent that such matters require the approval of P&O Princess shareholders, any of the following will be Procedural Resolutions:

..   that certain people be allowed to attend or be excluded from attending the meeting;

..   that discussion be closed and the question put to the vote (provided no amendments have been raised);

..   that the question under discussion not be put to the vote (where a shareholder feels the original motion should not be put to the meeting at all, if such original motion was brought during the course of that meeting);

..   to proceed with matters in an order other than that set out in the notice of the meeting;

..   to proceed to the next item of business;

..   to adjourn the debate (for example, to a subsequent meeting); and

..   to adjourn the meeting.

3.  Quorum Requirements

(a)Existing rights as a P&O Princess shareholder

The existing articles of association of P&O Princess currently specify a quorum of two shareholders, present in person or by proxy and entitled to vote on the business to be transacted which is the minimum requirement under English law.

(b)Rights of Carnival shareholders following the implementation of the DLC structure

Following completion of the DLC transaction, the presence in person or by proxy at any meeting of Carnival shareholders holding at least one-third of the total votes entitled to be cast will constitute a quorum for the transaction of business at such meeting, except as otherwise required by applicable law or regulation, the articles of incorporation or the by-laws.

For purposes of determining whether a quorum exists at any meeting of Carnival shareholders where a joint electorate action or a class rights action is to be considered:

..   if the meeting of Carnival shareholders convenes before the parallel shareholder meeting of P&O Princess, the Carnival special voting share will, at the commencement of the meeting, have no votes and therefore will not be counted for purposes of determining the total number of shares entitled to vote at such meeting or whether a quorum exists at such meeting, although the Carnival special voting share itself must be present, either in person (through a representative of the Carnival Special Voting Entity) or by proxy;

..   if the meeting of the Carnival shareholders convenes at substantially the same time as or after the parallel shareholder meeting of P&O Princess with respect to one or more joint electorate actions, the Carnival special voting share will have the maximum number of votes attached to it as were cast on such joint electorate actions, either for, against or abstained, at the parallel shareholder meeting of P&O Princess, and such maximum number of votes (including abstentions) will constitute shares entitled to vote and present for purposes of determining whether a quorum exists at such meeting; and

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..   if the meeting of Carnival shareholders convenes at substantially the same time as or after the parallel shareholder meeting of P&O Princess with respect to a class rights action, the Carnival special voting share will, at the commencement of the meeting, have no votes and therefore will not be counted for purposes of determining the total number of shares entitled to vote at such meeting or whether a quorum exists at such meeting, although the Carnival special voting share itself must be present, either in person (through a representative of the Carnival Special Voting Entity) or by proxy.

In addition, in order for a quorum to be validly constituted with respect to meetings of Carnival shareholders convened to consider a joint electorate action or class rights action, the Carnival Special Voting Entity must be present at such meeting.

(c)Rights of P&O Princess shareholders following the implementation of the DLC structure

In order for a quorum to be validly constituted at any P&O Princess general meeting, at least three shareholders must be present in person or by proxy. If a joint electorate action or a class rights action is to be considered at the general meeting, one of those shareholders must be the holder of the P&O Princess special voting share.

Despite the presence of a quorum for purposes of convening a meeting, no resolution will be approved as a joint electorate action unless one-third of the total votes capable of being cast by (i) the holders of P&O Princess shares and (ii) the holder of the P&O Princess special voting share (assuming all holders of outstanding Carnival shares vote at the parallel shareholder meeting of Carnival), are cast on the resolution proposing such joint electorate action. Formal abstentions will be counted as votes cast for the purposes of determining the presence of a quorum.

4.  Shareholder Action by Written Consent

(a)Existing rights as a P&O Princess shareholder

Under English law, the unanimous consent of all shareholders is required in order to approve, without a meeting, a matter requiring shareholder approval. The existing articles of association of P&O Princess currently provide that a resolution in writing executed by or on behalf of each shareholder who would have been entitled to vote on it if it had been proposed at a general meeting at which he was present, shall be as effective as if it had been passed at a general meeting properly convened and held.

(b)Rights of Carnival shareholders following the implementation of the DLC structure

Although Panamanian law provides that shareholders may act by written consent, NYSE rules do not permit shareholder action by written consent. Following completion of the DLC transaction, the Carnival articles will not provide Carnival shareholders with the ability to act by written consent.

(c)Rights of P&O Princess shareholders following the implementation of the DLC structure

Similarly, following completion of the DLC transaction, the P&O Princess articles will not provide P&O Princess shareholders with the ability to pass a resolution in writing without a meeting of shareholders.

5.  Shareholder Proposals

(a)Existing Rights as a P&O Princess shareholder

Under English law, shareholders may propose a resolution to be voted on at a general meeting if the proposition is made:

..   by shareholders holding not less than one-twentieth of the total voting rights of all the shareholders having at such time a right to vote at the meeting to which the proposal relates; or

..   by not less than 100 shareholders holding shares on which there has been paid up an average sum per shareholder of not less than (Pounds)100. In order to be valid, a signed copy of the proposal must be deposited at the company's registered office not less than six weeks before the general meeting to which it relates.

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Notwithstanding the rights described above, under English law shareholders may not propose a single resolution to appoint more than one director without a separate resolution, which must be unanimously approved as to whether the matter may be voted upon. The existing articles of association of P&O Princess currently provide that the appointment of any person proposed as a director shall be effected by a separate resolution.

(b)Rights of Carnival shareholders following the implementation of the DLC structure

Panamanian law does not specifically address the issue of shareholder proposals and Carnival's by-laws do not expressly permit shareholder proposals to be considered at the annual meeting of shareholders.

Under the rules under the Exchange Act, shareholders may submit proposals, including director nominations, for consideration at shareholder meetings. Such proposals will need to comply with SEC regulations regarding the inclusion of shareholder proposals in company sponsored proxy materials. In order for shareholder proposals to be considered for inclusion in Carnival's proxy statement for an annual meeting, the written proposals must be received by Carnival not less than 120 calendar days before the first anniversary of the date of mailing of the proxy statement from the previous year's annual meeting.

Carnival's by-laws provide that at any special meeting of shareholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice of the special meeting. Carnival's by-laws provide that special meetings of shareholders may only be called by the Carnival board or the president or the secretary of Carnival.

(c)Rights of P&O Princess shareholders following the implementation of the DLC structure

No changes with respect to shareholder proposals will be made to P&O Princess' articles in connection with the implementation of the DLC structure. Accordingly, P&O Princess shareholders will have the same rights under the P&O Princess articles as described above at paragraph 5(a) under the heading "Existing rights as a P&O Princess shareholder".

6.  Standard of Conduct for Directors and Directors' Duties

(a)Existing rights as a P&O Princess shareholder

Under English law, a director has a fiduciary duty to act in good faith in the best interests of the company as a whole, which includes the following obligations:

..   not to allow personal interests to conflict with those of the company;

..   not to profit from his position;

..   to maintain independence of judgment and not fetter his discretion;

..   to act fairly between members; and

..   to exercise his/her powers only in accordance with the memorandum and articles of association of the company.

In addition, a director must exercise reasonable care and skill. The precise scope of this duty is unclear, but in broad terms the level of skill and care required is based on that of a reasonably diligent person considering both (a) the general knowledge, skill and experience that may be expected of a person carrying out the same functions as are carried out by that director in relation to the company and (b) the general knowledge, skill and experience of that particular director. The first criterion is an objective test that all directors must meet. The second criterion is a subjective factor that acknowledges a particular director's experience and skills.

The Companies Act also imposes certain other requirements, including:

..   an obligation on directors to disclose any interests they may have in proposed company dealings or transactions;

..   a requirement for shareholder approval before a director, or person connected with a director, can acquire non-cash assets from the company (or vice versa) if the value of the assets exceeds (Pounds)100,000 or 10 per cent. of net value of the company (and is not less than (Pounds)2,000); and

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..   restrictions on a company's power to make loans to and confer other benefits on directors and persons connected with them.

(b)Rights of Carnival shareholders following the implementation of the DLC structure

Panamanian law imposes a general fiduciary duty on directors to act prudently and in the best interests of the company. Among other things, directors are responsible for the authenticity of the payments which appear to have been made on behalf of the company, for the validity of dividends to be paid, general book-keeping and effecting the operation of the company in accordance with applicable laws, its articles of incorporation, its by-laws, and resolutions of the General Assembly of shareholders.

Following completion of the DLC transaction, the Carnival board will be authorised to operate and carry into effect the Equalisation and Governance Agreement, including the DLC principles, the SVE Special Voting Deed and the Carnival Deed of Guarantee and, subject to applicable laws and regulations, nothing done by any director in good faith pursuant to such authority and obligations will constitute a breach of the fiduciary duties of such director to Carnival or its shareholders. In particular, the directors will, in addition to their normal fiduciary duties to Carnival, be entitled to have regard to interests of both companies and their shareholders. Following completion of the DLC transaction, the boards of directors of Carnivals and P&O Princess will be comprised of the same members.

(c)Rights of P&O Princess shareholders following the implementation of the DLC structure

In addition to its obligations under English law described under paragraph 6(a) above, under the P&O Princess articles, the P&O Princess board will be authorised to carry into effect the provisions of the Equalisation and Governance Agreement, including the DLC principles, the SVE Special Voting Deed and the P&O Princess Deed of Guarantee and any further agreement or arrangement that P&O Princess is party to which are mentioned in or contemplated by such agreements. Subject to the provisions of the Companies Act, nothing done in good faith by any P&O Princess director pursuant to such authority and obligations shall constitute a breach of the fiduciary duties of such director to P&O Princess or its shareholders. In addition, the P&O Princess directors shall, in addition to their duties to P&O Princess, be entitled to have regard to the interests of the shareholders of both P&O Princess and Carnival as if P&O Princess and Carnival were a single legal entity. Following completion of the DLC transaction, the boards of directors of Carnival and P&O Princess will be comprised of the same members. Further to their obligation to effect the DLC structure, P&O Princess directors are authorised to provide Carnival and any officer employee or agent of Carnival any information relating to P&O Princess.

Under the new P&O Princess articles, directors are allowed to vote on certain contracts of P&O Princess and Carnival in which they are interested. These are basically contracts from which P&O Princess or Carnival may benefit or contracts which the director is entitled to participate in as a shareholder.

7.  Meetings of the Board of Directors

(a)Existing rights as a P&O Princess shareholder

Under English law directors may hold their meetings wherever they wish, including overseas, subject to the company's articles of association providing otherwise. A company's articles of association specify the responsibilities of directors at such meetings.

The existing articles of association of P&O Princess currently provide that the business of P&O Princess shall be managed by the P&O Princess board which may exercise all the powers of the company at a meeting of the board at which a quorum is present. The P&O Princess articles of association do not limit the location of such meetings. The P&O Princess articles of association provide that the quorum for a meeting of the P&O Princess board shall be two persons unless the board fixes any other number and that questions arising at a meeting shall be decided by a majority of votes, with the chairman having a second or deciding vote, in the case of an equality of votes. The articles of association also provide that a person entitled to be present at a meeting of the board shall be deemed to be present if he is able to speak and be heard by all those present by telephone (or other form of communication). The existing P&O Princess articles of association also provide that a resolution in writing signed by all the directors entitled to receive notice and vote at a meeting of the board shall be

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as valid and effectual as if it had been passed at a meeting of the P&O
Princess board. That is, the P&O Princess board may act by unanimous written consent. The articles of association further provide that any director may appoint any other director, or any other person approved by resolution of the board, and willing to act to be an alternate director and an alternate is entitled to notice of all meetings of the board and to attend and vote at any such meeting at which his appointor is not present.

(b)Rights of Carnival shareholders following the implementation of the DLC structure

Under Panamanian law, the business of every corporation is to be managed and directed by a board of directors whom, subject to the provisions of Panamanian law and the articles of incorporation, will have absolute control and full direction over the corporation's affairs. The Carnival articles provide that meetings of the board of directors may be held in the Republic of Panama or in any other country and any director can be represented and vote by proxy. The board of directors may act by written consent of a majority of the directors or their proxies in lieu of a meeting.

At all meetings of each board, the presence in person or by proxy, of at least one-third of the total number of directors will constitute a quorum for the transaction of business except as may be otherwise specifically provided by applicable law, the articles of incorporation or by-laws. The act of a simple majority of the directors present in person or by proxy at any meeting at which there is a quorum will constitute a valid act of the board, except as may be otherwise specifically provided by applicable law or regulation, the articles of incorporation or by-laws. The Carnival board will continue to be permitted to act by written consent.

(c)Rights of P&O Princess shareholders following the implementation of the DLC structure

Following completion of the DLC transaction, meetings of the P&O Princess board will be conducted in substantially the same manner and under the same guidelines as described in paragraph 7(a) above. However, the quorum for the transaction of business will be one-third of the directors of P&O Princess and the person who holds office as an alternate director shall, if his appointer is not present, be counted in the quorum in his capacity as an alternate director (on behalf of his appointer) in addition to in his capacity as a director of the company. Decisions at board meetings will still be decided by a majority of directors present at any board meeting, but the chairman will no longer have a second or deciding vote in the case of an equality of votes. Upon implementation of the DLC structure, meetings may only be convened by the chairman or any two (or more) directors rather than any single director.

8.  General Meetings of Shareholders

(a)Existing rights as a P&O Princess shareholder

The existing articles of association of P&O Princess currently provide that all general meetings of the company other than annual general meetings shall be called extraordinary general meetings and that annual general meetings shall be held in accordance with the provisions of the Companies Act. The relevant provision of the Companies Act requires an annual general meeting to be held in each year and that later than 15 months after the date of the previous annual general meeting.

(b)Rights of Carnival shareholders following the implementation of the DLC structure

The by-laws of Carnival provide that the annual meeting of shareholders be held on a date and at a time in March or April of each year fixed by the Carnival board. Under Panamanian law, the President, Vice-president, Secretary, or Assistant-Secretary may also determine the place of such meeting which may be within or without of the Republic of Panama.

Written notice of all meetings of Carnival shareholders will have to state the purpose of the meetings, including whether joint electorate actions or class rights actions will be considered.

In addition, if Carnival proposes to undertake a joint electorate action or class rights action, Carnival must immediately give notice to P&O Princess of the nature of the joint electorate action or the class rights action it proposes to take. Unless such action is proposed to be taken at the annual meeting of shareholders, the Carnival board must convene a special meeting for the purpose of considering a resolution to approve the joint electorate action or class rights action. Such meeting will be held as close in time as practicable with the parallel shareholder meeting convened by P&O Princess for purposes of considering such joint electorate action or class rights action. If Carnival receives notice

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from P&O Princess that P&O Princess proposes to undertake a joint electorate action or a class rights action, the Carnival board must convene a meeting of Carnival shareholders as close in time as practicable to the P&O Princess meeting and must propose an equivalent resolution as that proposed at the P&O Princess meeting. Carnival must co-operate fully with P&O Princess in preparing resolutions, explanatory memoranda or any other information or material required in connection with the proposed joint electorate action or class rights action.

(c)Rights of P&O Princess shareholders following the implementation of the DLC structure

Following completion of the DLC transaction, meetings of P&O Princess shareholders will remain subject to the provisions of the Companies Act described in paragraph 8(a) above. In addition, if P&O Princess proposes to undertake a joint electorate action or class rights action, it must immediately give notice to Carnival of the nature of the joint electorate action or the class rights action it proposes to take. The P&O Princess board must convene a general meeting for the purpose of considering any joint electorate action or class rights action to be held as close in time as practicable with the parallel shareholder meeting convened by Carnival (for the purposes of considering an equivalent resolution in respect of the same joint electorate action or class rights action). If P&O Princess receives notice that Carnival proposes to undertake a joint electorate action or class rights action, the P&O Princess board must convene a general meeting as close in time as practicable with the Carnival shareholders' meeting and that is equivalent to the resolution being proposed at the Carnival shareholders' meeting to approve such joint electorate action or class rights action. P&O Princess must co-operate fully with Carnival in the preparation of any information or material required in connection with any general meeting to consider a proposed joint electorate action or class rights action.

9.  Notice Periods; Special Meetings of Shareholders

(a)Existing rights as a P&O Princess shareholder

Under English law, an extraordinary general meeting of shareholders may be called by:

..   the board of directors if the articles of association of the company so provide;

..   the directors on the requisition, duly made in accordance with the provisions of the Companies Act, of shareholders holding not less than one-tenth of the paid-up capital of the company carrying the right of voting at general meetings; or

..   two or more members holding not less than one-tenth of the issued share capital.

Pursuant to the Companies Act, the minimum notice requirements, for the annual general meeting and for an extraordinary general meeting for the passing of an ordinary resolution, an extraordinary resolution, or a special resolution are as follows:

..   annual general meeting -- 21 days' notice

..   extraordinary general meeting for the passing of an ordinary resolution --
    14 days' notice;

..   extraordinary general meeting for the passing of an extraordinary resolution -- 14 days' notice; and

..   extraordinary general meeting for the passing of a special resolution -- 21 days' notice.

Notwithstanding the minimum notice requirements of the Companies Act, a meeting may be called upon shorter notice:

..   in the case of an annual general meeting, with the agreement of all the shareholders who are permitted to attend and vote; and

..   in the case of an extraordinary general meeting, with the agreement of the requisite majority.

The articles of association of P&O Princess currently require 21 clear days' notice for an annual general meeting and for an extraordinary general meeting called for the passing of a special resolution, and require 14 clear days' notice for all other extraordinary general meetings. "Clear days" refers to the period excluding the day on which a notice is sent and the day for which it is sent. "Extraordinary resolutions" are relatively unusual and are confined to matters out of the ordinary course of business,

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such as a proposal to wind up the affairs of P&O Princess. "Special resolutions" generally involve proposals to:

..   change the name of P&O Princess;

..   alter its capital structure;

..   change or amend the rights of shareholders;

..   permit P&O Princess to issue new shares for cash without applying the shareholders' pre-emptive rights,

..   amend P&O Princess' objects, or purpose, clause in its memorandum of association;

..   amend P&O Princess' articles of association; or

..   carry out other matters for which P&O Princess' articles of association or the Companies Act prescribe that a "special resolution" is required.

Other proposals relating to the ordinary course of a company's business, such as the election of directors, and transactions such as mergers, acquisitions and dispositions are the subject of an "ordinary resolution".

(b)Rights of Carnival shareholders following the implementation of the DLC structure

Panamanian law provides that special meetings of shareholders may be called by:
(1) the President, Vice-president, Secretary, or Assistant-Secretary of the corporation; or (2) any person or persons authorised by the corporation's articles of incorporation or by-laws. The by-laws of Carnival provide that special meetings of shareholders may be called at any time by the board of directors, the President or the Secretary. Shareholders may not call special meetings. Carnival's by-laws provide that written notice of each meeting of the shareholders, stating the date, hour, place and purpose or purposes thereof, will be given, personally or by mail, to each shareholder entitled to notice of or to vote at the meeting not less than ten nor more than 60 days before the date of the meeting. If mailed, such notice will be deposited in the U.S. mail, postage prepaid, directed to the shareholder at his/her address as it appears on the records of Carnival.

Following completion of the DLC transaction, written notice of all meetings of shareholders will state the purpose of any special meeting, including whether a joint electorate action or class rights action will be considered. In addition, if Carnival proposes to undertake a joint electorate action or class rights action, Carnival must immediately give notice to P&O Princess of the nature of the joint electorate action or the class rights action it proposes to take. Unless such action is proposed to be taken at the annual meeting of shareholders, the board of directors is to convene a special meeting for the purpose of considering a resolution to approve the joint electorate action or class rights action. Such meeting will be held as close in time as practicable with the parallel shareholder meeting convened by P&O Princess for purposes of considering such joint electorate action or class rights action. If Carnival receives notice from P&O Princess that P&O Princess proposes to undertake a joint electorate action or a class rights action the Carnival board of directors must convene a meeting of Carnival shareholders as close in time as practicable to the P&O Princess meeting and must propose an equivalent resolution as that proposed at the P&O Princess meeting. Carnival must cooperate fully with P&O Princess in preparing resolutions, explanatory memoranda or any other information or material required in connection with the proposed joint electorate action or class rights action.

(c)Rights of P&O Princess shareholders following the implementation of the DLC structure

No changes with respect to notice periods and special meetings will be made to the P&O Princess articles in connection with the implementation of the DLC structure. Accordingly, P&O Princess shareholders will have the same rights described in paragraph 9(a) above under the heading "Existing rights as a P&O Princess shareholder".

10.  Sources and Payment of Dividends

(a)Existing rights as a P&O Princess shareholder

Subject to the prior rights of holders of preference shares, under English law a company may pay dividends on its ordinary shares only out of its distributable profits. Generally speaking, distributable

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profits include accumulated, realised profits to the extent not previously utilised by distribution or capitalisation less its accumulated, realised losses, so far as not previously written off in a reduction or reorganisation of capital. In addition, under English law, P&O Princess will not be permitted to make a distribution (including any dividend) if, at the time, the amount of its net assets is less than the aggregate of its called-up share capital and undistributable reserves, or the making of the distribution would reduce its net assets to less than the aggregate of its called-up share capital and undistributable reserves. Generally, "undistributable reserves" include the share premium account (the excess of the consideration for the issue of shares over the aggregate nominal amount of such shares), the capital redemption reserve and the amount by which the company's accumulated, unrealised profits include accumulated unrealised losses to the extent not previously utilised by capitalisation.

(b)Rights of Carnival shareholders following the implementation of the DLC structure

Under Panamanian law, a corporation may pay dividends to the extent of a corporation's net earnings or capital surplus.

Following completion of the DLC transaction, Carnival expects to continue to pay quarterly dividends and that there will be no change in the entitlement of quarterly dividends for shareholders of either company. Carnival shareholders and P&O Princess shareholders will have rights to income and capital distributions from the combined entity based on the equalisation ratio. In order for the companies to pay a dividend or make a cash distribution, the ratio of dividends and cash distributions paid per Carnival share to dividends and cash distributions paid per P&O Princess share must be made in accordance with the equalisation ratio, taking account the applicable currency exchange rate. The Carnival board and the P&O Princess board will co-operate to agree the amount of any dividend or cash distribution and will both make payments as close together in time as is practicable.

Dividends will be equalised according to the equalisation ratio, and any balancing transactions between the companies will be determined and made, before deduction of any amounts in respect of the tax required to be deducted or withheld and excluding the amounts of any tax credits or other tax benefits. If one company has insufficient profits or is otherwise unable to pay a dividend, Carnival and P&O Princess will, as far as practicable, enter into such balancing transactions as are necessary to enable both companies to pay dividends in accordance with the equalisation ratio. This may take the form of a payment from one company to the other or a dividend payment on an equalisation share. Following completion of the DLC transaction, Carnival and P&O Princess expect that dividends received by P&O Princess shareholders will be consistent with Carnival's regular quarterly dividend.

(c)Rights of P&O Princess shareholders following the implementation of the DLC structure

No changes with respect to the ability to pay lawful dividends under English law will be made to the P&O Princess articles in connection with the implementation of the DLC structure. Accordingly, the restrictions described in paragraph 10(a) above under the heading "Existing rights as a P&O Princess shareholder" will remain applicable. In addition, the standards and mechanics with respect to the equalisation of dividends and other cash distributions, including the timing of such payments, will be the same as those described in paragraph 10(b) above in relation to Carnival shareholders following the implementation of the DLC structure.

11.  Rights of Purchase and Redemption

(a)Existing rights as a P&O Princess shareholder

Under English law, a company may issue redeemable shares if authorised by its memorandum and articles of association, subject to any conditions stated therein. A company may purchase its own shares, including any redeemable shares, if the purchase:

..   is authorised by its memorandum and articles of association; and

..   (i) in the case of an off-market purchase (defined as a purchase otherwise than on a recognised investment exchange, or a purchase on a recognised investment exchange which is not subject to a marketing arrangement on that investment exchange), the proposed contract must be authorised by a special resolution before the contract is entered into; or (ii) in all other cases, the purchase must first be authorised by an ordinary resolution.

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A company may redeem or purchase shares only if the shares are fully paid and, in the case of public companies (such as P&O Princess), only out of either distributable profits or the proceeds of a new issue of shares undertaken for the purpose of the repurchase or redemption. Any premium payable on redemption must be paid out of distributable profits of the company. Under English law, a company may not redeem or purchase shares if as a result there would no longer be any member of the company holding shares other than redeemable shares. The Listing Rules impose further requirements on a company which has issued shares that are listed on the Official List which, in certain circumstances, include the following:

..   a company may not purchase or redeem its own shares at a time when a director of the company would be prohibited from dealing in the shares by the Model Code appended to the Listing Rules;

..   purchases, or a series of purchases, by a company of 15 per cent. or more of any class of its equity shares must be made by way of either a tender or a partial offer to all shareholders of that class on the same terms, at a stated maximum or fixed price;

..   purchases, or a series of purchases, by a company of less than 15 per cent.
    may be made through the market only if the price to be paid is not more than five per cent. above the average of the middle-market quotations for that security for the five business days before the purchase is made; and

..   where there are in issue listed securities convertible into, exchangeable for, or carrying a right to subscribe for, equity shares of the class proposed to be purchased, a separate meeting of the holders of those securities must be held and the proposed purchase approved by an extraordinary resolution at that meeting.

The existing articles of association of P&O Princess currently authorise the issue of redeemable shares, subject to the Companies Act, and the purchase of its own shares, subject to and in accordance with the Companies Act and to any relevant special rights attached to any class of shares.

(b)Rights of Carnival shareholders following the implementation of the DLC structure

Under Panamanian law, except as otherwise provided in the articles of incorporation, any corporation may purchase, redeem and dispose of its own shares. If the acquisition of shares is made with funds or property other than the excess of assets over the liabilities or the net earnings of the corporation, the acquired shares of stock will be cancelled by the reduction of the issued stock, but such shares may be sold again if the authorised capital stock is not decreased by the cancellation of such shares. Shares of its own stock acquired by any corporation using funds derived from the excess of its assets over its liabilities or net earnings, may be retained by the corporation as treasury stock and sold by it or may be cancelled or reissued by resolution passed by the board of directors.

The Carnival articles do not prohibit the corporation from purchasing, redeeming and disposing of its own shares. The NYSE requires that prompt publicity be given and prompt notice be sent to the NYSE of action which will result in, or which looks toward, either the partial or full call for redemption of a listed security. NYSE rules provide that when a listed security is fully redeemed, trading is suspended as soon as the redemption funds become available to the holders of the security. When only a part of the listed securities are redeemed, the amount authorised to be listed is reduced by the amount redeemed as soon as the redemption funds become available to holders of the redeemed securities.

(c)Rights of P&O Princess shareholders following the implementation of the DLC structure

Following implementation of the DLC structure, the restrictions under English law described in paragraph 11(a) above under the heading "Existing rights as a P&O Princess shareholder" will continue to apply to P&O Princess. In addition, (under the Equalisation and Governance Agreement) neither Carnival nor P&O Princess may acquire any P&O Princess shares in addition to those acquired by Carnival in the Partial Share Offer until the second anniversary of the date of the Equalisation and Governance Agreement. Thereafter, until the fifth anniversary of the date of the Equalisation and Governance Agreement, Carnival or P&O Princess may only acquire a maximum of 5 per cent. of the issued P&O Princess shares in any 12-month period. Further, any P&O Princess shares acquired by Carnival, including those acquired in the Partial Share Offer, will carry no rights to vote or any rights in a liquidation unless Carnival holds 90 per cent. or more of all P&O Princess shares in issue.

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12.  Appraisal Rights

(a)Existing Rights as a P&O Princess shareholder

Under English law, shareholders do not generally have appraisal rights, as the concept is understood under U.S. law, and the existing articles of association of P&O Princess do not contain any appraisal rights.

Certain limited rights exist where an offeror, pursuant to a takeover offer for all the shares of an English company, has acquired or contracted to acquire not less than nine-tenths in value of the shares to which the offer relates, within four months of the date of the offer, in which case the offeror has a right to buy and a minority shareholder has the right to require the offeror to buy, the outstanding minority shareholdings and, in accordance with the compulsory acquisition provisions under the Companies Act. Similarly, in the context of a special resolution to implement a scheme of reconstruction under Section 110 of the UK Insolvency Act 1986, a dissenting shareholder can require the liquidator to abstain from carrying the resolution into effect, or to purchase his/her interest at a price agreed or determined by arbitration. Additionally, any shareholder who complains that the affairs of the company are being conducted, or that the directors' powers are being exercised, in a manner unfairly prejudicial to him/her or some part of the shareholders (including himself/herself), or in disregard of his/her proper interests as a shareholder, may in certain circumstances, apply to the High Court in England for relief. If the High Court finds the complaint to be justified, it may exercise its discretion and order the purchase of the shares on such terms, including as to price, as the High Court may determine.

(b)Rights of Carnival shareholders following the implementation of the DLC structure

Under Panamanian law, shareholders of a corporation do not have appraisal rights.

(c)Rights of P&O Princess shareholders following the implementation of the DLC structure

Following completion of the DLC transaction, P&O Princess shareholders will not have appraisal rights, but will continue to have the other rights described in paragraph 12(a) above under the heading "Existing rights as a P&O Princess shareholder".

13.  Pre-Emptive Rights

(a)Existing rights as a P&O Princess shareholder

Under English law, the issue or grant for cash of (i) equity securities, or
(ii) rights to subscribe for, or convert into, equity securities must be offered first to the existing equity shareholders on the same or more favourable terms in proportion to the respective nominal value of their holdings unless a special resolution to the contrary has been passed by shareholders in a general meeting, or the articles of association provide otherwise. It is customary for many English companies listed on the Official List (such as P&O Princess) to pass a resolution on an annual basis to authorise the board of directors to dis-apply pre-emption rights in respect of a specified amount of share capital, generally 5 per cent. of issued share capital.

(b)Rights of Carnival shareholders following the implementation of the DLC structure

Under Panamanian law, a shareholder is entitled to pre-emptive rights to subscribe for additional issuances of common stock or any security convertible into stock in proportion to the shares that are owned unless there is a provision to the contrary in the articles of incorporation. Carnival's articles provide that Carnival shareholders are not entitled to pre-emptive rights. In addition, pursuant to Equalisation and Governance Agreement, neither Carnival nor P&O Princess may issue any shares carrying voting rights to the other or its subsidiaries (except on a pre-emptive basis) during the first two years following the date of the Equalisation and Governance Agreement. After expiration of the initial two-year period, for each of the subsequent three years neither Carnival nor P&O Princess may issue shares to the other company, or any of that company's subsidiaries, except on a pre-emptive basis to all shareholders, in excess of 5 per cent. per year of the issued or outstanding shares (calculated as at the first day in such annual period). Thereafter, there will be no restriction on the issuance of shares to the other company or any of that company's subsidiaries. These restrictions may be varied by a class rights action.

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(c)Rights of P&O Princess shareholders following the implementation of the DLC structure

Following completion of the DLC transaction, P&O Princess shareholders will continue to have the pre-emptive rights described in paragraph 13(a) above under the heading "Existing rights as a P&O Princess shareholder". In addition, pursuant to Equalisation and Governance Agreement, neither Carnival nor P&O Princess may issue any shares carrying voting rights to the other or its subsidiaries (except on a pre-emptive basis) during the first two years following the date of the Equalisation and Governance Agreement. Thereafter until the fifth anniversary issue of more than 5 per cent. of its shares to the other or its subsidiaries (unless such issuance is made on a pre-emptive basis) in any 12 month period.

14.  Amendment of Governing Instruments

(a)Existing Rights as a P&O Princess shareholder

Under English law, shareholders have the power to amend by special resolution:

..   the objects, or purpose, clause in a company's memorandum of association;
    and

..   any provisions of the company's articles of association.

In the case of amendments to the objects clause of the memorandum of association, dissenting shareholders holding not less than in aggregate 15 per cent. in nominal value of the issued share capital or any class of it have the right to apply to the court within 21 days of the passing of the resolution for the amendments to be cancelled. Under English law, the board of directors is not authorised to change the memorandum or articles of association.

The Companies Act provides that amendments varying or abrogating the rights of the holders of any class of shares also require the consent in writing of three-quarters in nominal value of that class or the passing of an extraordinary resolution of the classes affected in separate class meetings. The existing articles of association of P&O Princess follow the requirements of the relevant provisions of the Companies Act.

(b)Rights of Carnival shareholders following the implementation of the DLC structure

Under Panamanian law, unless the articles of incorporation require a greater vote, an amendment to the articles of incorporation may be made: (i) by the holders or their proxies of all the issued and outstanding stock of the corporation entitled to vote; (ii) by means of a resolution passed by holders or their proxies of the majority of the outstanding stock of the corporation entitled to vote; and (3) in case the amendment to the articles consists in any change in the preference of shares of any class, by means of a resolution passed by holders or their proxies of majority of the outstanding stock of the corporation entitled to vote of each class.

Following completion of the DLC transaction, any amendment to the provisions of the Carnival articles which entrench the DLC structure will require approval of the shareholders of Carnival and P&O Princess as a class rights action. The entrenched provisions of the Carnival articles include matters relating to:

..   the special voting share;

..   takeover restrictions;

..   dividends and distributions;

..   amendments to the Carnival articles and by-laws; and

..   liquidation.

All other provisions of the Carnival articles (except as provided below) may be amended by the shareholders of Carnival and P&O Princess voting together in a joint electorate action.

Amendments to the Carnival articles require approval, whether in a class rights action or joint electorate action, by a majority of all votes entitled to be cast with respect thereto (including votes entitled to be cast by the Carnival special voting share) at a meeting of Carnival shareholders.

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Notwithstanding the foregoing, any amendment of the Carnival articles (1) to specify or change the location of the office or registered agent of Carnival, or (2) to make, revoke or change the designation of a registered agent, or to specify or change the registered agent, may be approved and effected by the Carnival board without the approval of Carnival shareholders or P&O Princess shareholders.

Following completion of the DLC transaction, any amendment to or repeal of the provisions of Carnival's by-laws which entrench the DLC structure will also require the approval of Carnival shareholders and P&O Princess shareholders as a class rights action. The entrenched provisions of the Carnival by-laws include matters relating to:

..   the transferability of the Carnival special voting share;

..   the scope of, and voting rights and procedures in relation to joint electorate actions, class rights actions and Procedural Resolutions;

..   election, qualification and disqualification of directors.

Any amendment to or repeal of any by-law of Carnival other than any of the Carnival entrenched by-laws may be approved and effected by the Carnival board without the approval of Carnival shareholders or P&O Princess shareholders.

Upon completion of a mandatory exchange, Carnival's articles and by-laws will be automatically amended without any further action of Carnival or Carnival shareholders to conform to the articles of incorporation and by-laws of Carnival prior to the implementation of the DLC structure.

(c)Rights of P&O Princess shareholders following the implementation of the DLC structure

Following completion of the DLC transaction, except as described below, the P&O Princess articles and memorandum will be subject to the same restrictions described in paragraph 14(a) above. However, any amendment to the entrenched provisions of P&O Princess' articles which entrench the DLC structure will require the approval of P&O Princess and Carnival shareholders as a class rights action. The entrenched provisions of the amended articles include matters relating to:

..   the scope of, and voting rights and procedures in relation to, joint electorate actions;

..   the scope of, and voting rights and procedures in relation to, class rights actions;

..   the rights attaching to the P&O Princess special voting share;

..   the mechanisms for equalisation on liquidation;

..   the appointment and vacation of office of directors;

..   cash dividends and other cash distributions; and

..   takeover restrictions.

Any other amendment to the provisions of the P&O Princess articles (which are not amendments to entrenched provisions) may be amended by approval of the shareholders of P&O Princess and Carnival voting together in a joint electorate action.

No amendment to the P&O Princess articles, by class rights action or by joint electorate action, may be effected unless at least three-quarters of the votes of those shareholders voting in person or by proxy (including votes to be cast by the P&O Princess special voting share) have been voted in favour of such amendment at a meeting of the P&O Princess shareholders.

15.  Stock Class Rights

(a)Existing rights as a P&O Princess shareholder

The Companies Act and the articles of association of P&O Princess currently provide that amendments varying or abrogating the rights of the holders of any class of shares require the consent of the holders of three-quarters in nominal value of the issued shares of that class or the passing of an extraordinary resolution of the classes affected in separate class meetings.

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There are currently 49,998 redeemable preference shares of (Pounds)1 each in
P&O Princess which were allotted (but not issued) to Nicholas Luff (Chief Financial Officer of P&O Princess) on 22 September 2000 against an undertaking by Mr Luff to pay just over a quarter of the aggregate par value of those shares plus interest on or before 22 September 2005. These shares were allotted in connection with the formation of P&O Princess to enable it to obtain a certificate to commence business under Section 117 of the Companies Act. These shares are not listed on any stock exchange.

The existing articles of association of P&O Princess currently provide that holders of the redeemable preference shares (once issued) shall be entitled, in priority to the holders of any other class of shares, to receive a fixed cumulative preferential dividend. That dividend shall accrue on a daily basis at the rate of 8 per cent. per annum on the amount paid up on each redeemable preference share, and is payable annually in arrears on 31 December. P&O Princess has the power, under the current articles of association, to redeem any redeemable preference shares at any time, on giving the registered holder written notice in accordance with the terms of the articles of association and on payment of an amount equal to the amount paid up on the redeemable preference share(s). The existing articles of association of P&O Princess also provide that on a distribution of assets of P&O Princess among shareholders on a winding up or other return of capital (other than a redemption or purchase by the company of its own shares), the redeemable preference shareholders shall rank behind other shareholders in relation to capital paid up or credited as paid up on the redeemable preference shares. The existing articles of association of P&O Princess also provide that the holders of the redeemable preference shares shall have the same voting rights as the holders of the ordinary shares.

(b)Rights of Carnival shareholders following the implementation of the DLC structure

Under Panamanian law, any change to the rights of holders of Carnival shares or any series of preferred stock requires an amendment to the Carnival articles. Panamanian law provides that the holders of shares of a class or series will be entitled to vote as a class upon a proposed amendment if the amendment consists in any change in the preference of the outstanding shares of any class, or would authorise the issuance of shares with preferences which are in any respect superior to those of outstanding shares of any class.

Under its articles of incorporation, Carnival has the right to issue shares of common stock and shares of preferred stock for such consideration and for such corporate purposes as the board of directors may from time to time determine. The shares of authorised common stock shall be identical in all respects and have equal rights and privileges. The shares of preferred stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of preferred stock authorised, and with distinctive serial designations, all as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares of preferred stock. Each series of shares of preferred stock:

..   may have such voting powers, full or limited, or may be without voting powers;

..   may be subject to redemption at such time or times and at such prices;

..   may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, in such consideration (including, without limitation, shares of capital stock), on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

..   may have such rights upon the dissolution of, or upon any distribution of the assets of Carnival;

..   may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of Carnival or any other person at such price or prices or at such rates of exchange and with such adjustments;

..   may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

..   may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of Carnival or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by Carnival or any subsidiary of, any outstanding shares of Carnival; and

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..   may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions, all as shall be stated in the resolution or resolutions providing for the issue of such shares of preferred stock.

Following the implementation of the DLC structure, Carnival's articles will provide that the holders of Carnival shares be entitled, in accordance with the Equalisation and Governance Agreement and to the exclusion of the holders of shares of preferred stock, to receive such dividends as from time to time may be declared by the Carnival board, except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of preferred stock.

(c)Rights of P&O Princess shareholders following the implementation of the DLC structure

Following implementation of the DLC structure, and except as described below, P&O Princess will continue to be subject to the restrictions and provisions described in paragraph 15(a) above under the heading "Existing rights as a P&O Princess shareholder".

Following the implementation of the DLC structure, the P&O Princess articles will provide that no preferential dividend will accrue in respect of any redeemable preference shares not in issue, and that the holder of the redeemable preference shares will not have any rights to vote.

The P&O Princess articles will also provide for the creation and issue of two new classes of share - a P&O Princess special voting share and an equalisation share.

The nominal value of the P&O Princess special voting share will be (Pounds)1.00. The P&O Princess special voting share will carry no rights to a dividend and will have a right to payment of the amount paid up or credited as being paid up on such share on the winding up of P&O Princess, ranking behind the P&O Princess shares and P&O Princess redeemable preference shares, but ahead of the equalisation share. The P&O Princess board may not register any transfer of the P&O Princess special voting share unless the transfer has been approved in accordance with, and the transferee complies with, the SVE Special Voting Deed.

The rights attaching to the equalisation share will be prescribed under the new P&O Princess articles as follows:

..   the equalisation share will carry such dividends as are expressly declared or paid on the equalisation share for the purposes of assisting or enabling the making of any payment to Carnival, if Carnival is unable to make a cash dividend or other cash distribution to its shareholders which is equivalent (in accordance with the equalisation ratio and, if relevant, having regard to the appropriate exchange rate agreed by the boards of the Combined Group) to that being made by P&O Princess (the "Equivalent Distribution") and P&O Princess is required to make a payment, which after payment of any tax liability associated with such payment by both parties, enables Carnival to make or pay an Equivalent Distribution;

..   the nominal value of the equalisation share will be (Pounds)50,000. It will have a right only to payment of the amount paid up or credited as being paid up on such share on the winding up of P&O Princess ranking behind the holders of all other classes of shares;

..   the equalisation share will not entitle its holder to receive notice of, attend or vote at, any general meeting; and

..   the board of P&O Princess shall refuse to register the transfer of the equalisation share unless the transfer is to a member of the Carnival group or a trustee for the benefit of one or more members of the Carnival group.

16.  Rights of Inspection

(a)Existing rights as a P&O Princess shareholder

Under English law, except when closed under the provisions of the Companies Act, the register of members and index of names must be open to inspection by:

..   any shareholder in the company, without charge; or

..   any other person, on payment of a fee.

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In both cases, the documents may be copied for a fee. The existing articles of association of P&O Princess currently permit the holding of shares in uncertificated form and the electronic transfer of title to shares by means of a relevant system, which is currently operated by CRESTCo Limited in the UK. The effect of this, under English law, is that the register of members is kept and maintained by CRESTCo Limited and P&O Princess maintains a copy of that register, which is required to be regularly reconciled with the register of members maintained by CRESTCo Limited. The rights of inspecting the register of members described above only apply to P&O Princess's copy.

Any shareholders of an English company may also inspect, without charge:

..   minutes of proceedings of any general meetings of the company and obtain copies of the minutes, for a fee; and

..   service contracts of the company's directors, provided that the contracts do not have less than 12 months to run or cannot be terminated by the company within the next ensuing 12 months without payment of compensation.

In addition, shareholders are entitled to receive copies of the audited, published annual accounts of a company in advance of the annual general meeting.

(b)Rights of Carnival shareholders following the implementation of the DLC structure

Panamanian law does not regulate the right to inspect the corporate books and records. Accordingly, any shareholder may inspect the corporation's stock ledger, a list of its shareholders and its other books and records and make copies or extracts of those materials during normal business hours, subject to applicable provisions, if any, in a corporation's articles of incorporation or by-laws. However, a shareholder holding at least 5 per cent. of the issued and outstanding capital stock of the corporation may request the General Assembly of Shareholders to appoint auditors for examination of the balance sheet, or the incorporation records of the corporation, or the management thereof, but if such proposal is rejected, a Judge may without further proceeding appoint such auditors.

Following completion of the DLC transaction, every Carnival shareholder will, upon written demand stating the purpose thereof, have a right to inspect, in person or by agent or attorney, during the usual hours of business, for a purpose reasonably related to his interests as a shareholder, the share register, books of account, and minutes of all proceedings, and make copies or extracts therefrom.

(c)Rights of P&O Princess shareholders following the implementation of the DLC structure

No changes with respect to rights of inspection will be made to the P&O Princess articles in connection with the implementation of the DLC structure. Accordingly, the restrictions, described in paragraph 16(a) above under the heading "Existing rights as a P&O Princess shareholder" will remain in effect.

17.  Classification of the Board of Directors

(a)Existing rights as a P&O Princess shareholder

There are no provisions under English law concerning classes of directors. However, the existing articles of association of P&O Princess provide that at every annual general meeting one-third of the directors must retire by rotation. These retiring directors may be re-appointed by ordinary resolution of the P&O Princess shareholders at that meeting.

(b)Rights of Carnival shareholders following the implementation of the DLC structure

Panamanian law permits the articles of incorporation or the by-laws of a corporation to provide that directors be divided into one, two or three classes, with the term of office of one class of directors to expire each year. Carnival's current articles of incorporation do not provide for classification of its board of directors and each member of the Carnival board is elected annually to serve until the next annual meeting of shareholders.

(c)Rights of P&O Princess shareholders following the implementation of the DLC structure

Following the implementation of the DLC structure, the provisions in P&O Princess' articles regarding the term of office of directors will remain the same as described at paragraph 17(a) above under the

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heading "Existing rights as a P&O Princess shareholder". Accordingly, each member of the P&O Princess board will continue to be elected annually to serve until the next annual general meeting of shareholders.

18.  Election of Directors

(a)Existing rights as a P&O Princess shareholder

Under English law, every public company must have at least two directors and matters relating to the appointment of directors are usually set out in the company's articles of association. The existing articles of association of P&O Princess currently provide that the number of directors must not be less than two and not more than twenty (or such lesser number as the directors may from time to time resolve) and a person who is willing to act to be a director may be appointed, either to fill a vacancy or as an additional director, by the P&O Princess board or by P&O Princess shareholders by ordinary resolution at a general meeting. A director appointed by the P&O Princess board may only hold office until the next following annual general meeting and he must vacate his office if he is not re-appointed at such meeting. The existing articles of association also provide that no person shall be appointed a director at any general meeting unless he is recommended by the board of directors or has been proposed by a P&O Princess shareholder qualified to vote at the meeting in accordance with the terms of the articles of association. The Companies Act and the articles of association of P&O Princess provide that each director must be appointed pursuant to a separate resolution. The existing articles of association also provide that a director need not be a shareholder of P&O Princess to serve as a director.

(b)Rights of Carnival shareholders following the implementation of the DLC structure

Panamanian law provides that the directors of a corporation will be elected in such manner, at such place and in such time as the articles of incorporation or the by-laws determine, and that vacancies existing in the board of directors will be filled in the manner prescribed by the articles of incorporation or the by-laws. If the directors are not elected on the day designated for that purpose, the directors in office will continue to serve as such until their respective successors are elected.

Following completion of the DLC transaction, resolutions relating to the appointment, removal and re-election of Carnival's directors will be considered as a joint electorate action and voted upon by the shareholders of each company voting at separate meetings but acting together as a joint electorate. The number of directors will be a minimum of three and a maximum of 25. No person may be elected or appointed to serve on the Carnival board unless that person is also elected to be a member of the P&O Princess board. Any director of Carnival who resigns from the Carnival board must also resign from the P&O Princess board.

(c)Rights of P&O Princess shareholders following the implementation of the DLC structure

Following implementation of the DLC structure, the appointment, removal and re-election of the directors of P&O Princess will be considered as a joint electorate action and voted upon by the shareholders of each company voting at separate meetings but acting as a joint electorate. The number of directors will be a minimum of three and a maximum of 25. No person may be elected or appointed to serve on the P&O Princess board unless that person is also elected to be a member of the Carnival board. Any director of P&O Princess who resigns from the P&O Princess board must also resign from the Carnival board.

19.  Removal of Directors

(a)Existing rights as a P&O Princess shareholder

Under the Companies Act, shareholders may remove a director without cause by ordinary resolution, irrespective of any provisions of the company's articles of association or service contract the director has with the company, provided, special notice of the resolution is given to the company. The existing articles of association of P&O Princess provide that P&O Princess shareholders may remove any director from office by ordinary resolution without any special notice. The existing articles of association also provide that a director's office shall be vacated if:

..   he ceases to be a director by virtue of the Companies Act or the articles of association of P&O Princess or he becomes prohibited by applicable law from being a director;

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..   he becomes bankrupt or makes an arrangement with his creditors generally or shall apply to the court for an interim order under the UK Insolvency Act 1986 (in connection with a voluntary arrangement under that Act);

..   he is, or may be, suffering from a mental disorder and either (i) he is admitted to hospital in certain prescribed circumstances, or (ii) a court order is made (by a court having jurisdiction) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person with respect to his property or affairs;

..   he resigns from office or his term expires and he is not re-elected;

..   he has been absent for over six consecutive months without the P&O Princess board's permission; or

..   not less than three-quarters of the other directors so request in writing.
    Any such removal is without prejudice to any claim the director may have for damages for such termination.

(b)Rights of Carnival shareholders following the implementation of the DLC structure

Panamanian law provides that a director may be removed with or without cause by the holders of a majority in voting power of the shares entitled to vote at an election of directors. Following completion of the DLC transaction, subject to the provisions of Panamanian law, directors of Carnival may be removed with or without cause only by a majority vote of a quorum of the Carnival shareholders.

(c)Rights of P&O Princess shareholders following the implementation of the DLC structure

Except as described below, shareholders of P&O Princess will continue to have the ability to remove directors under the circumstances described in paragraph 19(a) above under the heading "Existing rights as a P&O Princess shareholder" following the implementation of the DLC structure.

Under the new P&O Princess articles, a director of P&O Princess will also be removed if:

..   he ceases to be a director of Carnival; or

..   such removal is duly approved as a joint electorate action.

20.  Vacancies on the Board of Directors

(a)Existing rights as a P&O Princess shareholder

As set out above in relation to the election of directors, the existing articles of association of P&O Princess provide that the number of directors must not be less than two and not more than twenty (or such lesser number as the directors may from time to time resolve) and a person who is willing to act to be a director may be appointed, either to fill a vacancy or as an additional director, by the P&O Princess board or by the P&O Princess shareholders by ordinary resolution at a general meeting. A director appointed by the board may only hold office until the next following annual general meeting and he must vacate his office if he is not re-appointed at such meeting.

(b)Rights of Carnival shareholders following the implementation of the DLC structure

Under Panamanian law, vacancies existing in the board of directors will be filled in the manner prescribed by a company's articles of incorporation or the by-laws.

Following completion of the DLC transaction, vacancies on the Carnival board will be filled by a majority of the directors then in office, even though less than a quorum, provided that any such person is appointed to both the Carnival board and the P&O Princess board at the same time. If only one director remains in office, that director will have the power to fill all vacancies. If there are no directors, the Secretary of Carnival may call a meeting at the request of any two shareholders for the purpose of appointing one or more directors.

(c)Rights of P&O Princess shareholders following the implementation of the DLC structure

Following the implementation of the DLC structure, vacancies on the P&O Princess board may be filled by either the P&O Princess board, by action of a majority of directors then in office, or by the P&O Princess shareholders by ordinary resolution at a general meeting (as a joint electorate action) provided that any such person is appointed to both the P&O Princess board and Carnival board at the same time.

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21.  Indemnification of Directors and Officers

(a)Existing rights as a P&O Princess shareholder

A UK company is not permitted under the Companies Act to indemnify a director or officer of the company (or any person employed by the company as an auditor) against any liability in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company. UK companies, however, may:

..   purchase and maintain liability insurance for officers and directors; and

..   indemnify officers and directors against any liability incurred by him either in defending any proceedings in which judgment is given in his favour or he is acquitted, or in connection with the court granting him relief from liability in the case of honest and reasonable conduct.

The existing articles of association of P&O Princess grant directors and every officer of the company such an indemnity, in accordance with and subject to the provisions of the Companies Act.

(b)Rights of Carnival shareholders following the implementation of the DLC structure

Panamanian law does not specifically address the issue of indemnification of directors and officers. Carnival may indemnify any officer or director who is made a party to any suit or proceeding on account of being a director, officer or employee of the corporation against expenses, including attorney's fees, judgments, fines and amounts paid in settlement reasonably incurred by him/her in connection with the action, through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding if the officer or director: (1) acted in good faith and in a manner he/she reasonably believed to be in the best interests of the corporation; and (2) in a criminal proceeding, had no reasonable cause to believe his/her conduct was unlawful.

Following completion of the DLC transaction, a director of Carnival will not be liable to Carnival, P&O Princess or their respective shareholders for monetary damages for breach of fiduciary duty as a director.

Each person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was a director or an officer of Carnival or P&O Princess or is or was serving at the request of Carnival or P&O Princess as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by Carnival against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by Panamanian law, and any other applicable law, as from time to time in effect. Carnival will continue to have the power to purchase and maintain insurance in respect of its indemnification obligations.

A member of the Carnival board, or a member of any committee designated by the Carnival board, will, in the performance of his duties, be fully protected in relying in good faith upon the records of Carnival or P&O Princess and upon such information, opinions, reports or statements presented to Carnival by any of Carnival's or P&O Princess' officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of Carnival. In discharging their duties, directors and officers, when acting in good faith, may rely upon financial statements of Carnival or P&O Princess represented to them to be correct by the chief financial officer or the controller or other officer of Carnival or P&O Princess having charge of its books or accounts, or stated in a written report by an independent public or certified public account or firm of such accountants fairly to reflect the financial condition of Carnival or P&O Princess.

(c)Rights of P&O Princess shareholders following the implementation of the DLC structure

Following implementation of the DLC structure, P&O Princess will have the ability to purchase directors' indemnity insurance for its directors and officers and those of Carnival, to the fullest extent permitted by English law. The limitations described above in paragraph 21(a) will remain application to P&O Princess.

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22.  Takeover Restrictions

(a)Existing rights as a P&O Princess shareholder

Under the Takeover Code, after (i) a bona fide offer has been communicated to the board of directors, or (ii) the board of directors has reason to believe that a bona fide offer might be imminent, the board of directors is prohibited from taking any action without the approval of the shareholders in general meeting that could effectively result in the offer being frustrated or in the shareholders being denied an opportunity to decide on its merits. The Takeover Code provides a number of protections for shareholders, particularly in relation to mandatory offers where a person or group of persons acting in concert acquires in excess of 30 per cent. of the voting rights of a company.

(b)Rights of Carnival shareholders following the implementation of the DLC structure

Under Panamanian law, directors are responsible for the good management and in general for the execution or faulty fulfilment of their obligations to administer the corporation's affairs. There is limited legislative or judicial guidance on takeover issues in Panama and it is difficult to anticipate how a Panamanian court will react or resolve a matter concerning application of a policy of judicial deference to board of directors decisions to adopt anti-takeover measures in the face of a potential takeover where the directors are able to show that (i) they had reasonable grounds for believing that there was a danger to corporate policy and effectiveness from an acquisition proposal, and (ii) the board action taken was reasonable in relation to the threat posed.

Following completion of the DLC transaction, the Carnival articles will contain provisions which would apply to any person, or group of persons acting in concert, that acquires shares in the Combined Group which would trigger a mandatory offer obligation as if the Takeover Code applied to the Combined Group on a combined basis. Where:

..   a person or group of persons acquired, or acquires voting rights over 30 per cent. or more of the combined votes which would be cast on a joint electorate action; or

..   any person or group of persons that already holds not less than 30 per cent. but not more than 50 per cent. of the combined votes which would be cast on a joint electorate action, acquired, or acquires voting rights over, any shares which increase the percentage of votes which such person(s) could cast on a joint electorate action such shares acquired would be disenfranchised (that is, the owner of those shares could cease to have any economic or voting rights on those shares) unless an offer for all the shares in the Combined Group at a price equivalent to that applicable to the acquisition has been made by the person or group. These takeover restrictions would not apply to:

..   acquisitions of shares of the other company by either P&O Princess or
    Carnival or their respective subsidiaries;

..   if the restrictions are prohibited by applicable law and regulations;

..   any acquisition by the Arison family and trusts for their benefit within the thresholds described below; and

..   any acquisition pursuant to a mandatory exchange as described in paragraph
    7 of Section C of Part III of the document.

There are certain exceptions to these provisions in the case of the Arison family and trusts for their benefit which together will hold approximately 35 per cent. of the total voting power of the Combined Group immediately following implementation of the DLC structure. The Arison family and trusts for their benefit may acquire shares in the Combined Group without triggering the mandatory offer provisions provided that, as a result, their aggregate holdings do not increase by more than 1 per cent. of the voting power of the Combined Group in any period of 12 consecutive months, subject to their combined holdings not exceeding 40 per cent. of the voting power of the Combined Group. However, these parties may acquire additional shares or voting power without being subject to these restrictions if they comply with the mandatory offer requirement described above.

Carnival's articles also contain restrictions that prevent any person(s) (other than the Arison family and its permitted transferees) from acquiring more than
4.9 per cent. of the beneficial ownership of Carnival

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shares. While both the mandatory offer protection and Section 883 4.9 per cent.
protection remain in place, no third party other than the Arison family and trusts for their benefit will be able to acquire control of the Combined Group.

(c)Rights of P&O Princess shareholders following the implementation of the DLC structure

The Panel on Takeovers and Mergers in the UK has confirmed that, on the basis of information available to it, after completion of the DLC transaction neither P&O Princess nor Carnival will be a company to which the UK Takeover Code applies. Consequently, P&O Princess will no longer have a number of takeover protections afforded by the UK Takeover Code. Nevertheless, following completion of the DLC transaction, the P&O Princess articles will contain similar anti-takeover provisions to those described at paragraph 22(a) above under the heading "Carnival shareholders following the implementation of the DLC".

23.  Liquidation

(a)Existing rights as a P&O Princess shareholder

The existing articles of association of P&O Princess provide that, on a winding up of P&O Princess, the liquidator may, with the sanction of an extraordinary resolution of P&O Princess shareholders, divide among the members the whole or any part of the assets of P&O Princess and may value assets for that purpose and determine how the division shall be carried out as between the shareholders of different classes of shares. The existing articles of association of P&O Princess also provide that on a distribution of assets of P&O Princess among shareholders on a winding up, the redeemable preference shareholders shall rank behind other shareholders in relation to capital paid up or credited as paid up on the redeemable preference shares.

(b)Rights of Carnival shareholders following the implementation of the DLC structure

Under Panamanian law, if the board of directors deems it advisable that the corporation be dissolved, it is to propose by a majority of the votes of the members thereof an Agreement of Dissolution and within 10 days shall call or cause to be called, in accordance with law, a meeting of stockholders, to vote on the resolution passed by the board of directors proposing the dissolution. At the stockholders' meeting, the holders of a majority of shares with voting rights on the matter can adopt the resolution for the dissolution of the company. The dissolution of the company may also be adopted by written consent in lieu of meeting of the holders of all shares having voting power.

Following completion of the DLC transaction, in the event of a voluntary or involuntary liquidation of Carnival, to the extent assets are available for distribution the holders of Carnival shares and P&O Princess shares will be entitled to a liquidation distribution equivalent on a per share basis in accordance with the equalisation ratio then in effect and disregarding any tax consequences.

In giving effect to the principles regarding a liquidation of Carnival, Carnival may:

..   make a payment (of cash or in specie) to P&O Princess in accordance with the provisions of the Equalisation and Governance Agreement;

..   issue shares to P&O Princess or to holders of P&O Princess shares and make a distribution or return on such shares; or

..   take any other action that each of the Carnival board and P&O Princess board consider appropriate to give effect to such principles.

Any action other than a payment of cash by one company to the other company will require the prior approval of the board of directors of each company.

(c)Rights of P&O Princess shareholders following the implementation of the DLC structure

Similarly, following the implementation of the DLC structure, the holders of P&O Princess shares and Carnival shares will be entitled to a liquidation distribution equivalent on a per share basis in accordance with the equalisation ratio then in effect and disregarding any tax consequences.

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In giving effect to the principles regarding a liquidation of P&O Princess, P&O
Princess may:

..   make a payment (of cash or in specie) to Carnival in accordance with the provisions of the Equalisation and Governance Agreement;

..   issue shares to Carnival or to holders of Carnival shares and make a distribution or return on such shares; or

..   take any other action that the boards of Carnival and P&O Princess consider appropriate to give effect to such principles.

The new P&O Princess articles will also provide that on a distribution of assets of P&O Princess among shareholders on a winding up:

..   the redeemable preference shares shall rank behind the ordinary shares but ahead of other classes of shares in relation to capital paid up or credited as paid up;

..   the P&O Princess special voting share shall rank behind the shares and the redeemable preference shares but ahead of other classes of shares in relation to capital paid up or credited as paid up; and

..   the equalisation share shall rank behind the shares, the redeemable preference shares and the P&O Princess special voting share in relation to capital paid up or credited as paid up.

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                                  APPENDIX IV

              ADDITIONAL INFORMATION ON CARNIVAL AND P&O PRINCESS

1.  Responsibility

(a)The directors of Carnival accept responsibility for the information contained in this document (other than information relating to the P&O Princess group, the directors of P&O Princess, and members of their immediate families, related trusts and persons connected with them). To the best of the knowledge and belief of the directors of Carnival (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they take responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

(b)The directors of P&O Princess accept responsibility for the information contained in this document (other than information relating to Carnival, the directors of Carnival, and members of their immediate families, related trusts and persons connected with them). To the best of the knowledge and belief of the directors of P&O Princess (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they take responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

2.  UK taxation

The following paragraphs are intended as a general guide only and are based on current legislation and current Inland Revenue practice. They summarise the position of P&O Princess shareholders who (unless the position of non-UK resident P&O Princess shareholders is expressly referred to) are resident or ordinarily resident in the UK for tax purposes and who hold their P&O Princess shares as an investment.

The tax implications of the Partial Share Offer on P&O Princess shareholders will depend on each particular shareholder's particular circumstances. Holders of the P&O Princess shares and P&O Princess ADSs should consult their independent professional advisers in the light of their particular circumstances as to the UK tax consequences of the DLC transaction, the P&O Princess share reorganisation and the Partial Share Offer, as well as to the effect of any state, local or applicable foreign tax law.

(a)Tax consequences for UK P&O Princess shareholders as a result of the DLC transaction

The DLC transaction will not give rise to a taxable disposal of shares for UK shareholders who do not accept the Partial Share Offer. UK P&O Princess Shareholders who do not accept the Partial Share Offer will continue to hold their P&O Princess shares and will be taxed on dividends payable in respect of their P&O Princess shares in the same way as they were taxed on such dividends before the implementation of the DLC transaction.

(b)Taxation of the P&O Princess share reorganisation

The P&O Princess share reorganisation will not give rise to a taxable disposal of P&O Princess shares for UK P&O Princess shareholders. Instead, for UK tax purposes, the existing P&O Princess shares and the reorganised P&O Princess shares will be treated as the same asset, acquired when the existing P&O Princess shares were acquired. Where a P&O Princess shareholder becomes entitled to a small cash payment in relation to fractional entitlements arising as a result of the P&O Princess share reorganisation, this will not be treated as a disposal or part disposal for UK taxation purposes. Instead, the amount of the small cash payment will be deducted from the base cost of the reorganised P&O Princess shares.

(c)Taxation of the P&O Princess shareholders who accept the Partial Share Offer

    (i)Taxation of chargeable gains

   The Partial Share Offer does not qualify for roll-over relief for the purposes of UK taxation of chargeable gains.

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   Acceptance by P&O Princess shareholders of the Partial Share Offer and the transfer of P&O Princess shares in exchange for the issue of Carnival shares will constitute a disposal or part disposal of P&O Princess shares for the purposes of UK tax on chargeable gains. Such a disposal or part disposal may give rise to a liability to UK tax on chargeable gains depending on the shareholder's circumstances (including the availability of exemptions or allowable losses).

   The value of the consideration received will be determined for the purposes of UK tax on chargeable gains by aggregating the value for UK tax purposes of the Carnival shares received in exchange for P&O Princess shares and the amount of any cash received in respect of fractional entitlements.

   For corporate P&O Princess shareholders, indexation allowance on the acquisition cost of the P&O Princess shares should be available until the date of disposal of the P&O Princess shares. Broadly, indexation allowance increases the acquisition cost of an asset for tax purposes in line with the rise in the retail prices index. Indexation allowance can not be used to create or increase a loss for tax purposes.

   Where an individual P&O Princess shareholder acquired his P&O Princess shares prior to 1 April 1998 indexation allowance on the acquisition cost of the shares in P&O Princess will be available up to and including April 1998. No indexation allowance will be available where an individual P&O Princess shareholder acquired his shares in P&O Princess after 31 March 1998. For periods after April 1998 the rate of capital gains tax paid by an individual is effectively reduced the longer he has owned the P&O Princess shares after 5 April 1998, up to a maximum of, generally, 10 years. This is known as taper relief. P&O Princess shares held on 17 March 1998 will generally be treated as having been held for one extra year for the purposes of taper relief. Where an individual acquired his shares after 31 March 1998 taper relief runs from the date of acquisition. In general no taper relief is given until shares have been held for at least three years.

   (ii)Dividends payable in respect of the Carnival shares

   An individual holder of Carnival shares will, in general, be liable to UK income tax on dividends received from Carnival. For the purposes of computing his or her UK tax liability, the amount included as income is the gross amount of the dividend (including any withholding tax) and is taxed at the appropriate marginal rate (10 per cent. in the case of a basic or lower rate taxpayer and 32.5 per cent. in the case of a higher rate taxpayer). Credit is generally given against UK tax on the gross dividend for foreign tax withheld.

   UK resident P&O Princess shareholders who are individuals not domiciled in the UK will only be liable to income tax on a dividend from Carnival to the extent that it is remitted to the UK. The taxation of dividends so remitted to the UK is not considered in this summary and non-domiciled P&O Princess shareholders should refer to their professional advisers for an explanation.

   UK resident P&O Princess shareholders who are companies will, in general, be liable to UK corporation tax on dividends received from Carnival. For the purpose of computing the liability to UK corporation tax, the amount included as the income is the gross amount of the dividend

  (iii)P&O Princess Employee Share Incentive Plans

   Special tax provisions may apply to P&O Princess shareholders who have acquired or acquire their P&O Princess shares by exercising options under the P&O Princess Employee Share Incentive Plans, including provisions imposing a charge to income tax.

(d)Stamp duty and stamp duty reserve tax (SDRT)

No stamp duty or SDRT will be payable by P&O Princess shareholders in respect of (i) the completion of the DLC transaction, (ii) the P&O Princess share reorganisation (including any cash payments in respect of fractional entitlements) or (iii) the Partial Share Offer.

(e)Non-residents

The tax treatment of non-UK resident P&O Princess shareholders may differ from that described in paragraphs 2(a)-(d) above. Persons who are not resident in the UK should consult their own tax advisers concerning their tax liabilities (in the UK and any other jurisdiction).

3.  U.S. federal income tax considerations

The following is a summary of the principal U.S. federal income tax consequences generally applicable to a U.S. holder of P&O Princess shares or P&O Princess ADSs (collectively referred to as "U.S. P&O

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Princess shareholders") with respect to (a) the DLC transaction; (b) the P&O
Princess share reorganisation; (c) the exchange of such holder's P&O Princess shares or P&O Princess ADSs pursuant to the Partial Share Offer; and (d) ownership of Carnival shares. This summary is based upon existing U.S. federal income tax law, including the Internal Revenue Code, administrative pronouncements, judicial decisions and Treasury Regulations, as in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. This summary assumes that each of the P&O Princess shares and P&O Princess ADSs has been held as a capital asset as defined in Section 1221 of the Internal Revenue Code in the hands of the U.S. holder at all relevant times and that any Carnival shares to be received by such U.S. holder as a result of the Partial Share Offer will be held as a capital asset. This summary assumes that neither Carnival nor P&O Princess is a "controlled foreign corporation," "foreign personal holding company" or "passive foreign investment company" ("PFIC") for U.S. federal income tax purposes. This summary does not address state, local or foreign tax consequences to U.S. holders, nor does this summary discuss all the tax consequences that may be relevant to a U.S. holder in light of such holder's particular circumstances or to U.S. holders subject to special rules, including certain financial institutions, regulated investment companies, insurance companies, dealers in securities, tax-exempt organisations, persons who hold P&O Princess shares or P&O Princess ADSs as part of a position in a "straddle" or "appreciated financial position" or as part of a "hedging" or "conversion" transaction, persons that own or have owned, actually or constructively, 10 per cent. or more of the P&O Princess shares and P&O Princess ADSs, persons who acquired their P&O Princess shares or P&O Princess ADSs through the exercise or cancellation of employee stock options or otherwise as compensation for services, and U.S. holders whose functional currency is not the U.S. dollar. This summary assumes that no holder of P&O Princess shares or P&O Princess ADSs will hold (including existing holdings, and after applying certain attribution rules) more than 5 per cent. of Carnival shares or P&O Princess shares or P&O Princess ADSs, by vote or value, after the Partial Share Offer. This summary does not address U.S. tax considerations that may apply to P&O Princess shareholders that are not U.S. holders.

Carnival and P&O Princess have not sought and will not seek a ruling from the Internal Revenue Service with respect to the U.S. federal income tax consequences described below and, as a result, there can be no assurance that the Internal Revenue Service will agree with, or that a court will uphold, any of the conclusions set forth herein.

Holders of P&O Princess shares and P&O Princess ADSs should consult their independent professional advisers in the light of their particular circumstances as to the U.S. federal income tax consequences of the DLC transaction, the P&O Princess share reorganisations and the Partial Share Offer, as well as to the effect of any state, local or applicable foreign tax law.

(a)The DLC transaction

Although there is no U.S. federal income tax authority addressing the tax consequences of a dual listed company transaction, the DLC transaction should not give rise to taxable income or gain for U.S. P&O Princess shareholders for U.S. federal income tax purposes. However, the Internal Revenue Service may assert that U.S. P&O Princess shareholders received taxable income as a result of the various voting and equalisation provisions necessary to implement the DLC structure. The P&O Princess directors believe that such voting and other rights, if any, received by shareholders are expected to have only nominal value and, therefore, the receipt of such rights by U.S. P&O Princess shareholders would only result in a nominal amount of income. It is possible, however, that the Internal Revenue Service may disagree with this conclusion.

U.S. P&O Princess shareholders will be taxed on dividends received in respect of their P&O Princess shares or P&O Princess ADSs after completion of the DLC transaction on the same basis as they were prior to the DLC transaction.

(b)The P&O Princess share reorganisation

The P&O Princess share reorganisation should not give rise to taxable income or gain to U.S. P&O Princess shareholders for U.S. federal income tax purposes except with respect to the gain, if any, recognized by a U.S. P&O Princess shareholder on the disposition of fractional shares. A U.S. P&O Princess shareholder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the cash received and the shareholder's adjusted tax basis in its P&O Princess shares or ADSs allocable to the fractional share, as applicable. Generally, such gain will be

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capital in nature, and will be long-term capital gain or loss if, on the date of the consummation of the P&O Princess share reorganisation, the P&O Princess shares were held for more than one year. Gain or loss, if any, realized by a U.S. P&O Princess shareholder generally will be treated as U.S. source. For U.S. federal income tax purposes, a U.S. P&O Princess shareholder's adjusted tax basis in its P&O Princess shares or P&O Princess ADSs received as part of the P&O Princess share reorganisation will be equal to its adjusted basis in its former P&O Princess shares or P&O Princess ADSs, as the case maybe.

(c)The exchange of P&O Princess shares or P&O Princess ADSs pursuant to the Partial Share Offer

The receipt of Carnival shares (and any consideration received in lieu of fractional Carnival shares) by a P&O Princess shareholder in exchange for P&O Princess shares or P&O Princess ADSs pursuant to the Partial Share Offer will likely be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder will recognise gain or, subject to the possible application of the "wash sale" rules as described below, loss equal to the difference between (i) the amount realised (i.e., the fair market value of the Carnival shares and any consideration received in lieu of fractional Carnival shares), and (ii) such holder's adjusted tax basis in its P&O Princess shares and/or P&O Princess ADSs, as applicable. Generally, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if on the date of the consummation of the Partial Share Offer the P&O Princess shares and/or P&O Princess ADSs were held for more than one year. Gain or loss, if any, realised by a U.S. holder in connection with the Partial Share Offer generally will be treated as having a U.S. source. Subject to the possible application of the "wash sale" rules as described below, for U.S. federal income tax purposes, a U.S. holder's basis in the Carnival shares received pursuant to the Partial Share Offer will be equal to the fair market value of such shares on the date of the consummation of the Partial Share Offer and a U.S. holder's holding period with respect to such shares will begin on the next day.

If the P&O Princess shares or P&O Princess ADSs are deemed to be "substantially identical", for the purposes of the wash sale rule of the Internal Revenue Code and applicable Treasury Regulations, to the Carnival shares received by a U.S. holder pursuant to the Partial Share Offer, such holder will not be able to recognize a loss on such exchange. Any loss that is disallowed through the application of the wash sale rule would not be eliminated but would rather be deferred and a U.S. holder's holding period and tax basis in their P&O Princess shares exchanged pursuant to the Partial Share Offer would carry over to the Carnival shares received pursuant to such exchange.

(d)Ownership of Carnival shares

A U.S holder that exchanges P&O Princess shares or P&O Princess ADSs for Carnival shares pursuant to the Partial Share Offer will generally be taxable, for U.S. federal income tax purposes, in the same manner with respect to dividends paid on any Carnival share received by such holder as such holder was with respect to dividends paid on its former P&O Princess shares or P&O Princess ADSs.

4.  Related party transactions

Transaction with Micky Arison. Mr. Arison is also the Chairman and Chief Executive Officer and the indirect sole shareholder of Florida Basketball Associates, Inc., the sole general partner of the Miami Heat Limited Partnership ("MHLP"), the majority owner of the Miami Heat, a professional basketball team. Pursuant to a sponsorship agreement between Carnival and MHLP, Carnival paid MHLP approximately $543 thousand during fiscal 2002 in exchange for various sponsorship, marketing and advertising services and the use of floor level season tickets.

Carnival also provided aircraft management services to MHLP. During fiscal 2002, Carnival received approximately $1.5 million from MHLP as compensation for providing such services and reimbursement of costs. It is expected that Carnival will continue to provide such aircraft management services to MHLP in the future.

Transaction with Funair Corporation. Carnival provided aircraft management services to Funair Corporation ("Funair"), a company beneficially owned by a trust established for the benefit of Shari Arison, a member of the Carnival board. During fiscal 2002, Carnival received approximately $1.5 million from Funair as compensation for providing such services and reimbursement of costs. It is expected that Carnival will continue to provide such aircraft management services to Funair in the future.

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Registration Rights.  Pursuant to registration rights agreements, Carnival has granted standard registration rights to certain trusts established for the benefit of members of the Arison Family with respect to Carnival shares held for investment by such trusts, requiring it to register such shares under certain circumstances.

Transactions with Cruise Specialists. Janet Olczak Lanterman, the wife of A. Kirk Lanterman, an executive officer and director of Carnival, is the owner of a travel agency located in Seattle, Washington, named Cruise Specialists. Under the laws of the state of Washington, Mrs. Lanterman's ownership interest in Cruise Specialists is her separate property and, accordingly, Mr. Lanterman does not have any ownership interest in the agency. Cruise Specialists sells cruises and other similar products for various travel providers, including Carnival, under arrangements that are common throughout the travel industry whereby Cruise Specialists receives a commission based on sales generated. In fiscal 2002, Cruise Specialists generated approximately $16.6 million million of gross revenues (before commission) for Carnival. In connection with such revenues, Cruise Specialists received commissions of approximately $2.6 million. Carnival believes that the commissions paid to Cruise Specialists are comparable to those paid to other travel agents for comparable services.

Loan to Howard S. Frank. On 28 December 2001, Carnival loaned Howard S. Frank, Vice Chairman of the Carnival board and Chief Operations Officer of Carnival, the sum of $110,000. Interest accrued on the loan at the rate of 2.48 per cent. per annum and was evidenced by a promissory note. Mr. Frank repaid the loan in full on 18 January 2002.

Loan to Pamela C. Conover. On 22 July 2002, Carnival entered into a loan agreement with Pamela C. Conover, President and Chief Executive Officer of Cunard Line. The loan is set up as a line of credit for $250,000. Repaid amounts may not be reborrowed. Interest on amounts borrowed accrues at 2.82 per cent. per annum and the loan is payable on demand by Carnival.

Transaction with the Brother of Robert H. Dickinson. John Dickinson, the brother of Robert H. Dickinson, President and Chief Operating Officer of CCL and a director of Carnival, was retained by Waste Management, Inc., a company which provides waste disposal services, to act as a consultant in negotiating a two-year agreement with CCL. Waste Management compensated John Dickinson for his consulting services. Carnival does not know how much compensation John Dickinson earned for these services. During fiscal 2002, Carnival paid approximately $780 thousand to Waste Management.

Transactions with Trustees. James M. Dubin is the sole shareholder of JMD Delaware, Inc., JMD Protector and Balluta Limited, which act either as trustee or protector of certain Arison family trusts. By virtue of being the sole shareholder of JMD Delaware, Inc., JMD Protector and Balluta Limited, Mr. Dubin may be deemed to own the aggregate of 141,112,083 Carnival shares beneficially owned by such entities, as to which he disclaims beneficial ownership. Mr. Dubin is a director of Carnival and a partner in the New York firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP, which firm serves as counsel to Carnival, Micky Arison and Shari Arison.

Redemption of Carnival's interest in CHH

Mr. Weiser is currently a managing member of, and owns a membership interest in, Continental Hospitality Holdings, LLC ("CHH"). In June 2002, CHH redeemed Carnival's entire 55% interest in CHH for $1.1 million paid in cash, a $4.3 million interest-bearing secured promissory note and certain additional contingent consideration. The note is personally guaranteed by Mr. Weiser and certain other owners of CHH. Mr. Weiser is a director of Carnival.

Transactions with Affiliated Entities. Carnival has adopted a policy of dealing with affiliated entities on an arm's-length basis and it may not engage in business transactions with any affiliate on terms and conditions less favourable to Carnival than terms and conditions available at the time for comparable transactions with unaffiliated persons.

Transaction by Horst Rahe

On 18 December 2002, Deutsche Seereederei GmbH ("DS"), a company wholly-owned by Mr. Horst Rahe and his family, entered into a share sale agreement (the "Agreement") with Commerzbank AG ("Commerzbank") for German tax-planning purposes. The Agreement is in respect of the 11,366,415 ordinary shares of P&O Princess owned by DS (the "Relevant Shares") which comprise 1.64 per cent.

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of the total of, and the whole of Mr. Rahe's interest in, the issued share capital of P&O Princess. It will result in DS disposing of its interest in the Relevant Shares on 23 June 2003, or earlier if it so elects, but until then, through DS, Mr. Rahe retains full economic interest in the Relevant Shares.

Under the Agreement, on 18 December 2002, DS transferred the Relevant Shares to Commerzbank for (Pounds)50,580,547 ((Pounds)4.45 per share). At the same time, DS entered into a total return swap agreement with Commerzbank under which the Relevant Shares will be valued on 23 June 2003 or earlier, if DS so elects (the "Valuation Date"). To the extent that the valuation of the Relevant Shares on the Valuation Date (the "Final Price") exceeds (Pounds)4.478 per share (the "Initial Price"), Commerzbank will pay the difference to DS. Conversely, if the Final Price is less than the Initial Price, DS will pay the difference to Commerzbank. Any dividends receivable in respect of the Relevant Shares prior to the Valuation Date will be for the benefit of DS.

Under the total return swap agreement, the Valuation Date will not be earlier than the P&O Princess EGM. Furthermore, Commerzbank has irrevocably agreed with P&O Princess that at the P&O Princess EGM it will exercise the votes attaching to the Relevant Shares it then holds in accordance with the P&O Princess board's recommendation to shareholders.

In a related transaction on 18 December 2002, DS assigned its right to receive deferred consideration from POPCIL, in respect of the purchase by POPCIL of Aida Cruises Limited pursuant to a sale and purchase agreement dated 25 September 2000, to Paradies Touristik AG ("PT"). PT is a Swiss company also wholly-owned by Mr. Rahe and his family.

5.  Legal matters

The validity of the Carnival shares offered hereby will be passed upon for Carnival by Tapia Linares y Alfaro and certain matters will be passed on by Paul, Weiss, Rifkind, Wharton & Garrison LLP. See "Related party transactions" in paragraph 4 of this Appendix IV to this document for information relating to Carnival shares which may be deemed to be beneficially owned by James M. Dubin, a director of Carnival and a partner at Paul, Weiss, Rifkind, Wharton & Garrison LLP, but as to which he disclaims beneficial ownership. The validity of the P&O Princess special voting share will be passed upon by Freshfields Bruckhaus Deringer.

6.  Experts

The consolidated financial statements of Carnival incorporated in this prospectus by reference to Carnival's Annual Report on Form 10-K for the year ended 30 November 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on authority of said firm as experts in auditing and accounting.

The consolidated financial statements of P&O Princess as of 31 December 2001 and 2000 and for each of the years in the three year period ended 31 December 2001 have been incorporated by reference herein in reliance upon the report of KPMG Audit Plc, independent auditors incorporated by reference herein and upon the authority of said firm as experts in auditing and accounting.

7.  Consents

7.1Each of Merrill Lynch and UBS Warburg has given and has not withdrawn its written consent to the issue of this document with the inclusion of and the references to its name in the form and context in which they appear.

7.2Schroder Salomon Smith Barney has given and has not withdrawn its written consent to the issue of this document with the inclusion of and the references to its name in the form and context in which they appear.

8.  Incorporation of information for the purposes of the UK Takeover Code

Your attention is drawn to the additional information on Carnival and P&O Princess contained in the shareholder circular for the P&O Princess EGM. In particular your attention is drawn to:

..   information on Carnival contained in Section 2, other than the report on reconciliations to UK GAAP from PricewaterhouseCoopers LLP;

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..   information on P&O Princess, other than the financial information and report on reconciliations to U.S. GAAP from KPMG Audit Plc, contained in
    Section 3;

..   details of the DLC structure contained in Part B of Section 5;

..   summary of the agreements relating to the DLC structure in Section 6; and

..   paragraphs 2,3,4,7,8,9,12,13,14,15 and 16 of the additional information in
    Section 8,

..   all of which are deemed to form part of this document.

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                                  DEFINITIONS

The following definitions apply throughout this document unless the context requires otherwise:

"Brokerage Account Election   the form to elect to have Carnival shares
  Form"                       credited to an existing U.S. brokerage account
                              rather than receiving a share certificate

"Carnival"                    Carnival Corporation

"Carnival articles"           the articles of incorporation of Carnival as
                              amended by the resolution set out in the Carnival proxy statement relating to the DLC transaction and to be proposed at the Carnival Special Meeting

"Carnival by-laws"            the by-laws of Carnival as amended by the
                              resolution set out in the Carnival proxy statement relating to the DLC transaction and to be proposed at the Carnival Special Meeting

"Carnival Corporation Deed"   the deed to be executed by Carnival in favour of
                              P&O Princess shareholders

"Carnival Deed of Guarantee"  the deed of guarantee to be executed by Carnival pursuant to the terms of the Implementation
                              Agreement

"Carnival equalisation share" a share which may be issued by Carnival to a member of the P&O Princess group

"Carnival group"              Carnival, its subsidiaries and its subsidiary
                              undertakings

"Carnival shares"             shares of common stock of Carnival with a par
                              value of $0.01 per share

"Carnival Special Meeting"    the special meeting of Carnival shareholders to
                              be held on . 2003

"Carnival Special Voting      the holder of the Carnival special voting share
  Entity"

"Carnival special voting      the special voting share with a par value of U.S.
  share"                      $0.01 in the capital of Carnival

"certificated" or "in         a share or other security which is not in
  certificated form"          uncertificated form (that is, not in CREST)

"certificated" or "in         a share or other security which is not in
  certificated form"          uncertificated form (that is, not in CREST)

"CLIA"                        Cruise Lines International Association

"Combined Group"              the P&O Princess group and the Carnival group
                              after the DLC structure has been implemented

"Companies Act"               the UK Companies Act 1985, as amended

"Computershare"               Computershare Investor Services PLC, a company
                              registered in England and Wales with registered number 3498808, amongst other things, acting as the UK Receiving Agent and Escrow Agent for
                              Carnival, the mailing address of which is .

"CRESTCo"                     CRESTCo Limited

"CREST member"                a person who has been admitted by CRESTCo as a
                              system-member (as defined in the Regulations)

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"CREST participant"           a person who is, in relation to CREST, a
                              system-participant (as defined in the Regulations)

"CREST sponsor"               a CREST participant admitted to CREST as a CREST
                              sponsor

"CREST sponsored member"      a CREST member admitted to CREST as a sponsored
                              member

"DLC documents"               the documents required to implement the DLC
                              structure, which will include the Implementation
                              Agreement, the Equalisation and Governance
                              Agreement, Carnival Deed of Guarantee, the P&O
                              Princess Deed of Guarantee, the SVE Special
                              Voting Deed, the Carnival Corporation Deed, the amended memorandum and amended articles of association of P&O Princess, the third amended and restated articles of incorporation of Carnival and the amended and restated by-laws of Carnival

"DLC principles"              the principles agreed by Carnival and P&O
                              Princess for the implementation, management and operation of the DLC structure

"DLC proposal"                Carnival's proposal to form a dual listed company
                              structure with P&O Princess and to make the Partial Share Offer

"DLC structure"               the dual listed company structure created by the
                              DLC documents

"DLC transaction"             the proposed combination of P&O Princess and
                              Carnival under a dual listed company structure in the terms described in this document

"EC"                          the European Commission

"EC Merger Regulation"        Council Regulation (EEC) No 4064/89 of 21
                              December 1989 on the control of concentrations between undertakings, as amended by Council
                              Regulation (EC) No 1310/97 of 30 July 1997

"Electronic Acceptance"       the inputting and settling of a TTE Instruction
                              which constitutes or is deemed to constitute an acceptance of the Partial Share Offer on the terms set out in this document

"equalisation ratio"          the ratio of one P&O Princess share to that
                              number of Carnival shares that has the same right to distributions of income and capital and voting rights as one P&O Princess share

"equalisation share"          the P&O Princess equalisation share or the
                              Carnival equalisation share (as the context may require)

"Exchange Act"                the U.S. Securities Exchange Act of 1934, as
                              amended

"Form of Acceptance"          the form of acceptance relating to the Partial
                              Share Offer for use by holders of P&O Princess shares

"Implementation Agreement"    the offer and implementation agreement entered
                              into between P&O Princess and Carnival on 8
                              January 2003 setting out the terms and conditions for the implementation of the DLC structure and the Partial Share Offer

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"Internal Revenue Code"       the U.S. Internal Revenue Code of 1986, as amended

"joint electorate actions"    actions in respect of which holders of P&O
                              Princess shares and Carnival shares effectively vote as a unified constituency

"Joint Venture Agreement"     the agreement entered into by P&O Princess, Royal
                              Caribbean and JOEX Limited on 19 November 2001
                              and terminated pursuant to the termination
                              agreement among such parties, dated 25 October
                              2002

"Letter of Transmittal"       the letter of transmittal relating to the Partial
                              Share Offer for use only by holders of P&O
                              Princess ADSs to accept the Partial Share Offer

"Listing Rules"               the Listing Rules issued by the UK Listing
                              Authority

"London Stock Exchange"       London Stock Exchange plc

"member account ID"           the identification code or number attached to any
                              member account in CREST

"Merrill Lynch"               Merrill Lynch International

"Notice of Meeting"           the notice of the P&O Princess EGM

"NYSE"                        the New York Stock Exchange, Inc.

"Official List"               the list maintained by the UK Listing Authority
                              pursuant to Part VI of the Financial Services and Markets Act 2000

"Panel"                       the Panel on Takeovers and Mergers

"Partial Share Offer"         the partial share offer by Carnival to acquire up
                              to 20 per cent. of P&O Princess' share capital on the terms and conditions set out in this document

"participant ID"              the identification code or membership number used
                              in CREST to identify a particular CREST member or a CREST participant

"P&O Princess"                P&O Princess Cruises plc

"P&O Princess ADRs"           American Depositary Receipts evidencing title to
                              one or more P&O Princess ADSs

"P&O Princess ADSs"           American Depositary Shares, each such share
                              representing four underlying P&O Princess shares

"P&O Princess articles"       the articles of association of P&O Princess as
                              amended by the resolution set out in the notice of P&O Princess EGM relating to the DLC transaction and to be proposed at the P&O
                              Princess EGM

"P&O Princess Deed of         the deed of guarantee to be executed by P&O
  Guarantee"                  Princess pursuant to the terms of the
                              Implementation Agreement

"P&O Princess EGM"            the extraordinary general meeting of the P&O
                              Princess shareholders to be held on . 2003

"P&O Princess Employee Share  the P&O Princess Deferred Bonus and Co-investment
  Incentive Plans"            Matching Plan, and the P&O Princess Executive
                              Share Option Plan

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"P&O Princess equalisation    a share which may be issued by P&O Princess to a
  share"                      member of the Carnival group

"P&O Princess group"          P&O Princess, its subsidiaries and its subsidiary
                              undertakings

"P&O Princess memorandum"     the memorandum of association of P&O Princess as
                              amended by the resolution set out in the Notice of Meeting relating to the DLC transaction and to be proposed at the P&O Princess EGM

"P&O Princess memorandum      the P&O Princess memorandum and the P&O Princess
  and articles"               articles

"P&O Princess share           the proposed share reorganisation of P&O Princess
  reorganisation"             shares to be voted upon by P&O Princess
                              shareholders at the P&O Princess EGM, which will combine each 3.3289 existing P&O Princess shares of $0.50 into one reorganised P&O Princess share of $1.66

"P&O Princess shares"         prior to the implementation of the DLC
                              transaction, the existing unconditionally allotted or issued and fully paid ordinary shares of $0.50 each in the capital of P&O Princess
                              (including those represented by P&O Princess ADSs but not, for avoidance of doubt, such P&O
                              Princess ADSs) and any further such shares which are unconditionally allotted or issued and fully paid before completion of the DLC transaction (or such earlier date(s) as Carnival may, subject to the Takeover Code, determine), including any such shares so unconditionally allotted or issued pursuant to the exercise of options granted under the P&O Princess employee share incentive plans and, after the implementation of the DLC transaction, the unconditionally allotted or issued and fully paid ordinary shares of U.S.
                              $1.66 each in the capital of P&O Princess

"P&O Princess Special Voting  a trust formed under the P&O Princess Special
  Trust"                      Voting Trust Agreement


"P&O Princess Special Voting  a voting trust agreement between Carnival and the
  Trust Agreement"            trustee of the P&O Princess Special Voting Trust

"P&O Princess special voting  the special voting share of (Pounds)1.00 in the
  share"                      capital of P&O Princess

"Record Date"                 5:00 p.m. on . 2003, being the first closing date
                              of the Partial Share Offer

"Regulations"                 the Uncertificated Securities Regulations 2001
                              (SI No. 2001/3755)

"Regulatory Information       the Company Announcements Office and/or RNS
  Service"                    and/or any other channel recognised, from time to
                              time, as a channel for the dissemination of regulatory information by listed companies under the Listing Rules of the UK Listing Authority

"Royal Caribbean"             Royal Caribbean Cruises Ltd.

"Schroder Salomon Smith       Salomon Brothers International Limited trading as
  Barney"                     Schroder Salomon Smith Barney. Schroder is a
                              trademark of Schroder Holdings plc and is used under licence by Salomon Brothers International
                              Limited

"Securities Act"              the U.S. Securities Act of 1933, as amended

"special voting share"        the special voting shares to be issued by each of
                              P&O Princess and Carnival to enable P&O Princess shareholders and Carnival shareholders to vote on a combined basis at meetings of both companies

"Special Voting Entity"       P&O Princess Special Voting Trust or Carnival
                              Special Voting Entity (as the context may require)

"SVE Special Voting Deed"     the SVE Special Voting Deed, among Carnival, the
                              Carnival Special Voting Entity, Carnival SVE
                              Limited, P&O Princess and the trustee of the P&O
                              Princess Special Voting Trust

"subsidiary", "subsidiary     shall be construed in accordance with the
  undertaking"                Companies Act

"Takeover Code"               the UK City Code on Takeovers and Mergers

"TFE Instruction"             a Transfer from Escrow instruction (as defined by
                              the CREST Manual issued by CRESTCo)

"Treasury Regulations"        the final, temporary or proposed regulations that
                              have been issued by the U.S. Department of Treasury pursuant to its authority under the Internal Revenue Code, and any successor regulations

"TTE Instruction"             a Transfer to Escrow instruction (as described in
                              the CREST manual issued by CRESTCo) in relation to P&O Princess shares in uncertificated form, meeting the requirements set out in paragraph
                              3(b)(1) of Section A of Part VI of this document

"UBS Warburg"                 UBS AG, acting through its business group UBS
                              Warburg or, where appropriate, its subsidiary, UBS Warburg Ltd.

"UK GAAP"                     generally accepted accounting principles in the UK

"UK Listing Authority" or     the Financial Services Authority as the competent
  "UKLA"                      authority for listing in the United Kingdom under
                              Part VI of the Financial Services and Markets Act
                              2000

"UK P&O Princess Shareholder" a holder of P&O Princess shares or P&O Princess
                              ADSs who is resident or ordinarily resident in the UK for tax purposes

"UK Receiving Agent"          Computershare Investor Services plc with offices
                              at 7/th/ floor, Jupiter House, Triton Court, 14
                              Finsbury Square, London, EC2A 1BR

"uncertificated" or "in       a share or other security title to which is
  uncertificated form"        recorded on the relevant register of the share or
                              security concerned as being held in
                              uncertificated form in CREST and title to which, by virtue of the Regulations, may be transferred by means of CREST

"U.S. holder"                 a holder of P&O Princess shares who or that is
                              for U.S. federal income tax purposes (i) a citizen or individual resident of the U.S., (ii) a corporation or other entity taxable as a corporation organised under the laws of the U.S.
                              or any political subdivision thereof (including the States and the District of Columbia),
                              (iii) an estate or trust defined in Section
                              7701(a)(30) of the U.S. Internal Revenue Code of
                              1986, as amended, or (iv) any other person that is subject to U.S. federal income tax on its worldwide income

"U.S. Exchange Agent"         Computershare Trust Company of New York, the
                              mailing address of which is 88 Pine Street, New
                              York, New York 10005

"U.S. GAAP"                   generally accepted accounting principles in the
                              U.S.

"U.S. person"                 a U.S. person as defined in Regulation S under
                              the Securities Act

                   Printed by RR Donnelley Financial, 75344

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Carnival's second amended and restated articles of incorporation and by-laws provide, subject to the requirements set forth therein, that with respect to any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, Carnival shall indemnify such person by reason of the fact that he is or was one of Carnival's directors or an officer, and may indemnify such person by reason of the fact that he is or was one of Carnival's employees or agents or is or was serving at Carnival's request as a director, officer, employee or agent in another corporation, partnership, joint venture, trust or other enterprise, in either case against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to Carnival's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Carnival has entered into indemnity agreements with Shari Arison, Maks L. Birnbach, Richard G. Capen, Jr., Arnold W. Donald, James M. Dubin, Modesto Maidique, Stuart Subotnick, Sherwood M. Weiser, Meshulam Zonis and Uzi Zucker providing essentially the same indemnities as are described in Carnival's second amended and restated articles of incorporation.

Article 161 of P&O Princess' articles of association provides:

"Subject to the provisions of the Companies Acts but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company."

Under the Companies Act, a UK company is not permitted to indemnify a director or officer of the company against any liability in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company. UK companies, however, may:

..   purchase and maintain liability insurance for officers and directors; and

..   indemnify officers and directors against any liability incurred by him either in defending any proceedings in which judgment is given in his favour or he is acquitted, or in connection with the court granting him relief from liability in the case of honest and reasonable conduct.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
NUMBER                                   DESCRIPTION OF DOCUMENTS
------  ------------------------------------------------------------------------------------------

  2.1   Offer and Implementation Agreement, dated 8 January 2003, between Carnival
          Corporation and P&O Princess Cruises plc (incorporated herein by reference to
          Exhibit  99.2 of Carnival Corporation's Current Report on Form 8-K as filed with the SEC on 8 January 2003)

  4.1   Form of deposit agreement among P&O Princess Cruises plc, Morgan Guaranty Trust
          Company of New York as depositary, and holders and beneficial owners from time to time of ADRs issued thereunder (incorporated herein by reference to Exhibit (a) to P&O
          Princess Cruises plc's Registration Statement on Form F-6 as filed with the SEC on
          26 September 2000 (File No. 333-12626))

  5.1   Opinion of Tapia Linares y Alfaro*

  5.2   Opinion of Freshfields Bruckhaus Deringer*

 23.1   Consent of PricewaterhouseCoopers LLP

EXHIBIT
NUMBER                                    DESCRIPTION OF DOCUMENTS
------  --------------------------------------------------------------------------------------------

  23.2  Consent of KPMG Audit Plc

  23.3  Consent of Tapia Linares y Alfaro (to be included in Exhibit 5.1)*

  23.4  Consent of Freshfields Bruckhaus Deringer (to be included in Exhibit 5.2)*

  24.1  Power of Attorney of certain officers and directors of Carnival Corporation (included on the signature pages hereof)

  24.2  Power of Attorney of certain officers and directors of P&O Princess Cruises plc (included on the signature pages hereof)

  99.1  Form of Letter of Transmittal

  99.2  Form of Notice of Guaranteed Delivery

  99.3  Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other
          Nominees

  99.4  Form of Letter to Clients

  99.5  Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9

  99.6  Summary advertisement in   .  *

  99.7  Form of Equalization and Governance Agreement between Carnival Corporation and P&O
          Princess Cruises plc (incorporated herein by reference to Exhibit 99.3 of Carnival
          Corporation's Current Report on Form 8-K as filed with the SEC on 8 January 2003)

  99.8  Form of Carnival Corporation Deed of Guarantee (incorporated herein by reference to
          Exhibit 99.9 of Carnival Corporation's Current Report on Form 8-K as filed with the SEC on 8 January 2003)

  99.9  Form of P&O Princess Cruises plc Deed of Guarantee (incorporated herein by reference to Exhibit 99.10 of Carnival Corporation's Current Report on Form 8-K as filed with the
          SEC on 8 January 2003)

 99.10  Form of Carnival Corporation Deed (incorporated herein by reference to Exhibit 99.11 of
          Carnival Corporation's Current Report on Form 8-K as filed with the SEC on 8 January
          2003)

 99.11  Form of SVE Special Voting Deed among Carnival Corporation, Carnival SVC Limited,
          P&O Princess Cruises plc and P&O Princess SVC Limited (incorporated herein by reference to Exhibit 99.4 of Carnival Corporation's Current Report on Form 8-K as filed with the SEC on 8 January 2003)

--------
* To be filed by amendment.

ITEM 22.  UNDERTAKINGS.

The undersigned Registrants hereby undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent. change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to Registration Statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

      (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
   Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

      (7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      (8) That every prospectus: (i) that is filed pursuant to paragraph (8) immediately preceding, or (ii) that purports to meet the requirements of
   Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant, Carnival Corporation, hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

The undersigned Registrant, P&O Princess Cruises plc, hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                      SIGNATURES OF CARNIVAL CORPORATION

Pursuant to the requirements of the Securities Act, the Registrant, Carnival Corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miami, State of Florida, on the 9th day of January, 2003.

                                              CARNIVAL CORPORATION

                                              By: /s/ MICKY ARISON
                                                  -----------------------------
                                                  Micky Arison
                                                  Chairman of the Board and
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Howard S. Frank, Gerald R. Cahill or Arnaldo Perez, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

           SIGNATURE                    TITLE                   DATE
           ---------       ------------------------------- ---------------

        /s/ MICKY ARISON   Director, Chairman of the Board January 9, 2003
      --------------------   and Chief Executive Officer
          Micky Arison       (Principal Executive Officer)

      /s/ HOWARD S. FRANK  Director, Vice-Chairman of the  January 9, 2003
      --------------------   Board and Chief Operating
        Howard S. Frank      Officer

      /s/ GERALD R. CAHILL Senior Vice President--Finance  January 9, 2003
      --------------------   and Chief Financial and
        Gerald R. Cahill     Accounting Officer

      -------------------- Director                        January  , 2003
          Shari Arison

                  /s/ MAKS L BIRNBACH    Director January 9, 2003
               -------------------------
                    Maks L Birnbach

               /s/ RICHARD G. CAPEN, JR. Director January 9, 2003
               -------------------------
                 Richard G. Capen, Jr.

                /s/ ROBERT H. DICKINSON  Director January 9, 2003
               -------------------------
                  Robert H. Dickinson

               ------------------------- Director January  , 2003
                   Arnold W. Donald

                 SIGNATURE               TITLE              DATE
                 ---------        -------------------  ---------------

            /s/ JAMES M. DUBIN    Director             January 9, 2003
          -----------------------
              James M. Dubin

           /s/ A. KIRK LANTERMAN  Director             January 9, 2003
          -----------------------
             A. Kirk Lanterman

          /s/ MODESTO A. MAIDIQUE Director             January 9, 2003
          -----------------------
            Modesto A. Maidique

           /s/ STUART SUBOTNICK   Director             January 9, 2003
          -----------------------
             Stuart Subotnick

          /s/ SHERWOOD M. WEISER  Director             January 9, 2003
          -----------------------
            Sherwood M. Weiser

            /s/ MESHULAM ZONIS    Director             January 9, 2003
          -----------------------
              Meshulam Zonis

              /s/ UZI ZUCKER      Director             January 9, 2003
          -----------------------
                Uzi Zucker

                        SIGNATURES OF P&O PRINCESS PLC

Pursuant to the requirements of the Securities Act, the Registrant, P&O Princess Cruises plc, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, Country of England, on the 9th day of January, 2003.

                                                     P&O PRINCESS CRUISES PLC

                                                     By: /s/ PETER G. RATCLIFFE
                                                         -----------------------
                                                         Peter G. Ratcliffe
                                                         Chief Executive Officer

                               POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Peter
G. Ratcliffe or Nicholas L. Luff, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                   TITLE                    DATE
                  ---------                      ------------------------------- ----------------

        /s/ LORD STERLING OF PLAISTOW            Director and Chairman of the    January 9, 2003
----------------------------------                 Board
          Lord Sterling of Plaistow

           /s/ PETER G. RATCLIFFE                Director and Chief Executive    January 9, 2003
----------------------------------                 Officer
             Peter G. Ratcliffe

            /s/ NICHOLAS L. LUFF                 Chief Financial Officer         January 9, 2003
----------------------------------
              Nicholas L. Luff

              /s/ COLIN RUMBLE                   Group Financial Controller       January 9, 2003
----------------------------------
                Colin Rumble

             /s/ SIR JOHN PARKER                 Director and Deputy Chairman of January 9, 2003
----------------------------------                 the Board
               Sir John Parker

                /s/ PETER FOY                    Director                        January 9, 2003
----------------------------------
                  Peter Foy

              /s/ BARONESS HOGG                  Director                        January 9, 2003
----------------------------------
                Baroness Hogg

               /s/ HORST RAHE                    Director                        January 9, 2003
----------------------------------
                 Horst Rahe

AUTHORIZED REPRESENTATIVE IN
THE UNITED STATES

By:        /s/ MONA EHRENREICH                                                    January 9, 2003
----------------------------------
   Name:  Mona Ehrenreich
   Title:   General Council, Princess Cruises

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                    DESCRIPTION OF DOCUMENTS
------  --------------------------------------------------------------------------------------------

   2.1  Offer and Implementation Agreement, dated 8 January 2003, between Carnival
          Corporation and P&O Princess Cruises plc (incorporated herein by reference to
          Exhibit 99.2 of Carnival Corporation's Current Report on Form 8-K as filed with the SEC on 8 January 2003)

   4.1  Form of deposit agreement among P&O Princess Cruises plc, Morgan Guaranty Trust
          Company of New York as depositary, and holders and beneficial owners from time to time of ADRs issued thereunder (incorporated herein by reference to Exhibit (a) to P&O
          Princess Cruises plc's Registration Statement on Form F-6 as filed with the SEC on
          26 September 2000 (File No. 333-12626))

   5.1  Opinion of Tapia Linares y Alfaro*

   5.2  Opinion of Freshfields Bruckhaus Deringer*

  23.1  Consent of PricewaterhouseCoopers LLP

  23.2  Consent of KPMG Audit Plc

  23.3  Consent of Tapia Linares y Alfaro (to be included in Exhibit 5.1)*

  23.4  Consent of Freshfields Bruckhaus Deringer (to be included in Exhibit 5.2)*

  24.1  Power of Attorney of certain officers and directors of Carnival Corporation (included on the signature pages hereof)

  24.2  Power of Attorney of certain officers and directors of P&O Princess Cruises plc (included on the signature pages hereof)

  99.1  Form of Letter of Transmittal

  99.2  Form of Notice of Guaranteed Delivery

  99.3  Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other
          Nominees

  99.4  Form of Letter to Clients

  99.5  Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9

  99.6  Summary advertisement in   .  *

  99.7  Form of Equalization and Governance Agreement between Carnival Corporation and P&O
          Princess Cruises plc (incorporated herein by reference to Exhibit 99.3 of Carnival
          Corporation's Current Report on Form 8-K as filed with the SEC on 8 January 2003)

  99.8  Form of Carnival Corporation Deed of Guarantee (incorporated herein by reference to
          Exhibit 99.9 of Carnival Corporation's Current Report on Form 8-K as filed with the SEC on 8 January 2003)

  99.9  Form of P&O Princess Cruises plc Deed of Guarantee (incorporated herein by reference to Exhibit 99.10 of Carnival Corporation's Current Report on Form 8-K as filed with the
          SEC on 8 January 2003)

 99.10  Form of Carnival Corporation Deed (incorporated herein by reference to Exhibit 99.11 of
          Carnival Corporation's Current Report on Form 8-K as filed with the SEC on 8 January
          2003)

 99.11  Form of SVE Special Voting Deed among Carnival Corporation, Carnival SVC Limited,
          P&O Princess Cruises plc and P&O Princess SVC Limited (incorporated herein by reference to Exhibit 99.4 of Carnival Corporation's Current Report on Form 8-K as filed with the SEC on 8 January 2003)

--------
* To be filed by amendment.